As filed with the U.S. Securities and Exchange Commission on June 15, 2026.
Registration
No. 333-[   ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Hadron Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	4991	33-4336458
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)
Samuel Gibson
Chief Executive Officer
3 Twin Dolphin Drive, Suite 260,
Redwood City,
CA
94065
Telephone:
(650) 395-0050
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Jeffrey C. Selman
DLA Piper LLP (US)
555 Mission Street, Suite 2400
San Francisco, California 94105
Tel: (415)
615-6035

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule
12b-2
under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the Selling Securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION-DATED JUNE 15, 2026

HADRON ENERGY, INC.

Up to 28,719,000 Shares of Common Stock

Up to 57,432,395 shares of Common Stock by the Selling Securityholders

3,719,000 Warrants to Purchase Shares of Common Stock

This prospectus relates to the issuance by us of an aggregate of up to 28,719,000 shares of common stock, $0.0001 par value per share, (the “Common Stock”) of Hadron Energy, Inc. (“Hadron Energy” or the “Company”), which consists of (i) up to 20,000,000 shares of Common Stock that are issuable upon the exercise of 20,000,000 warrants, each exercisable for one share of Common Stock at a price of $11.50 per warrant (the “Public Warrants”), originally issued in the initial public offering (“IPO”) of GigCapital7 Corp. (“GigCapital7”) by the holders thereof, (ii) up to 3,719,000 shares of Common Stock that are issuable upon the exercise of 3,719,000 private placement warrants, each exercisable for one share of Common Stock at a price of $11.50 per warrant (the “Private Warrants”), originally issued in the private placement of units that closed concurrently with the IPO, and (iii) up to 5,000,000 shares of Common Stock that are issuable upon the exercise of 5,000,000 warrants, each exercisable for one share of Common Stock at a price of $12.00 per warrant (the “Hadron Private Warrants”), originally issued at the closing of the merger (the “Merger”) between MMR Merger Sub, Inc. (“Merger Sub”) and Hadron Energy Operating Company, Inc. (“Hadron OpCo”) in exchange for warrants previously issued by Hadron OpCo (the Hadron Private Warrants, together with the Public Warrants and the Private Warrants, the “Warrants”).

We will receive the proceeds from any exercise of any Warrants for cash.

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 57,432,395 shares of Common Stock and warrants to purchase up to 3,719,000 shares of Common Stock, consisting of (i) 10,207,246 shares of Common Stock (the “Founder Shares”) initially acquired by our predecessor’s sponsor, GigAcquisitions7 Corp., a Cayman Islands exempted company (the “Sponsor”), at an effective purchase price of $0.00979696 per share, of which the Sponsor retains 9,932,246 shares and previously transferred 100,000 shares to the Philharmonic-Symphonic Society of New York (the “NY Philharmonic”) as a charitable contribution, and 175,000 shares to Yield Point NY LLC (“Yield Point”) in a sale on January 21, 2026 for an aggregate purchase price of $148,750, (ii) 3,126,087 shares of Common Stock (the “Private Placement Shares”) acquired by certain non-managing investors in private placements of shares prior to the IPO (300,000 shares) at an effective purchase price of $0.01 per share or concurrently with the IPO (2,826,087 shares) at an effective purchase price of $1.15 per share, (iii) 44,099,062 shares of Common Stock (“Closing Shares”) issued to former holders of shares of common stock of Hadron OpCo as merger consideration for such shares in connection with the Business Combination, which are parties to the Amended and Restated Registration Rights Agreement, dated May 22, 2026, and the closing price of the shares issued as merger consideration on such date was $5.16 per share, and (iv) 3,719,000 Private Warrants issued to the Sponsor as a part of the units in the private placement, at an effective purchase price of $11.50 per warrant. We will not receive any proceeds from the sale of shares of Common Stock or Private Warrants by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus. Additional details regarding the securities to which this prospectus relates and the Selling Securityholders are set forth in this prospectus under the heading “Description of Securities.”

We could receive up to an aggregate of approximately $333 million if all of the Warrants are exercised for cash. However, we will only receive such proceeds if and when the holders of the Warrants exercise the Warrants for cash. The exercise of the Warrants, and any proceeds we may receive from any of their exercise, are highly dependent on the price of our shares of Common Stock and the spread between the exercise price of the Warrants and the price of our Common Stock at the time of exercise. We have outstanding (i) 20,000,000 Public Warrants to purchase 20,000,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per warrant, (ii)

3,719,000 Private Warrants to purchase 3,719,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per warrant, and (iii) 5,000,000 Hadron Private Warrants to purchase 5,000,000 shares of our Common Stock, exercisable at an exercise price of $12.00 per warrant. If the market price of our Common Stock is less than the exercise price of a holder’s Warrants, it is unlikely that holders will exercise their Warrants. As of June 12, 2026, the closing price of our Common Stock was $2.74 per share. There can be no assurance that our Warrants will be in the money prior to their expiration. Our Public Warrants under certain conditions, as described in the Warrant Agreement (as defined below), are redeemable by us at a price of $0.01 per Public Warrant. The Private Warrants and Hadron Private Warrants are not redeemable and are exercisable on a cash or cashless basis; if the Private Warrants or Hadron Private Warrants are exercised on a “cashless basis,” whether or not the Private Warrants or Hadron Private Warrants are in the money, we will not receive cash for such exercise. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and such persons. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders, pursuant to this prospectus. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Sales of a substantial number of shares of Common Stock in the public market, including the resale of the shares of Common Stock held by our stockholders pursuant to this prospectus or pursuant to Rule 144, could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of Common Stock intend to sell shares, could reduce the market price of the Common Stock and make it more difficult for you to sell your holdings at times and prices that you determine are appropriate. Shares of Common Stock held by certain of our stockholders, including the Sponsor, were purchased at an effective price lower than the current market price of our Common Stock. Accordingly, such stockholders could sell their securities at a per-share price that is less than the purchase price other stockholders paid and still realize a significant profit from the sale of those securities that could not be realized by our other stockholders. Furthermore, we expect that, because there is a large number of shares being registered pursuant to the registration statement of which this prospectus forms a part, the Selling Securityholders will continue to offer the securities covered thereby pursuant to this prospectus or pursuant to Rule 144 for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the registration statement may continue for an extended period of time.

Our Common Stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “HDRN,” and our Public Warrants are traded on Nasdaq under the symbol “HDRNW.” On June 12, 2026, the closing price of our Common Stock was $2.74, and on June 12, 2026, the closing price for our Public Warrants was $0.28.

See the section entitled “Risk Factors” beginning on page 15 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [ ], 2026.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholder of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of the Common Stock issuable upon the exercise of any Warrants. We will not receive any proceeds from the sale of shares of the Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash. The exercise of the Warrants, and any proceeds we may receive from any of their exercise, are highly dependent on the price of our shares of the Common Stock and the spread between the exercise price of the Warrants and the price of our Common Stock at the time of exercise. If the market price of our Common Stock is less than the exercise price of a holder’s Warrants, it is unlikely that holders will exercise their Warrants. There can be no assurance that our Warrants will be in the money prior to their expiration.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

On September 27, 2025, GigCapital7 Corp., a Cayman Islands exempted company (“GigCapital7”) entered into a Business Combination Agreement, as amended (the “Business Combination Agreement”), with Hadron Energy, Inc., a Delaware corporation (“Private Hadron”), pursuant to which, following the domestication of GigCapital7 from the Cayman Islands to the State of Delaware (“Domesticated GigCapital7”) (the “Domestication”), MMR Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of GigCapital7 (“Merger Sub”) merged with and into Private Hadron, with Private Hadron surviving the merger as a wholly owned subsidiary of GigCapital7 (the “Merger” and, together with the Domestication and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”) and being renamed as “Hadron Energy Operating Company, Inc.” (“Hadron OpCo”). Following the closing of the Business Combination on May 22, 2026 (the “Closing”), Domesticated GigCapital7 was renamed “Hadron Energy, Inc.” and is referred to herein as the “Company” or “Hadron Energy.” Unless the context indicates otherwise, references in this prospectus to the “Company,” “Hadron Energy,” “we,” “us,” “our” and similar terms refer to Hadron Energy, Inc. (f/k/a GigCapital7 Corp.). References to “GigCapital7” refer to our predecessor company prior to the consummation of the Business Combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company makes forward-looking statements in this prospectus and in documents incorporated herein by reference. All statements, other than statements of present or historical fact included in or incorporated by reference in this prospectus, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business.

These forward-looking statements are based on information available as of the date of this prospectus and the Company’s management team’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and its directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s management team’s views as of any subsequent date. The Company does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•	projections, estimates and forecasts of revenue and other financial and performance metrics;

•	projections about industry trends and market opportunity;

•	the Company’s ability to scale and grow its business;

•	the ability to meet and maintain listing standards following the business combination;

•	the ability to recognize the anticipated benefits of the business combination;

•	changes in applicable laws and regulations;

•	political and economic developments and market volatility;

•	the risk that the Company does not ever enter into any definitive agreements in connection with commercialization of its technology;

•	the risk that the Company is pursuing an emerging market;

•	other risks and uncertainties set forth under “Risk Factors” and other documents filed, or to be filed, with the SEC by the Company;

•	there may be time delays, unforeseen expenses, increased capital costs, and other complications;

•	inability to obtain sufficient capital or other resources necessary to provide for such production;

•	any failure by management to manage growth properly could negatively impact our business;

•	power or other utility disruption or shortage;

•	increasing costs, including rising electricity and other utility costs, or limited access to raw materials;

•	any failure to comply with the laws and regulations governing the use, transportation, and disposal of toxic, hazardous and/or radioactive materials;

•	any inability to meet individual customer specifications;

•	work stoppages or similar difficulties, breakdown in labor relations, or a shortage of skilled technicians and engineers;

•	failure to retain key personnel or attract additional qualified personnel;

•	impacts of force majeure events;

•	extensive and costly environmental requirements;

•	the need to obtain and sustain governmental permits and approvals;

•	failure to comply with applicable anti-corruption, anti-bribery, anti-money laundering and similar laws and regulations;

•	costs of compliance with environmental, health and safety regulations;

•	the impacts of climate change;

•	possible litigation risks, including permit disputes (including in respect of access and/or validity of tenure), environmental claims, occupational health and safety claims and employee claims;

•	any infringement of the intellectual property rights of third parties;

•	failure to adequately protect intellectual property rights;

•	issues with information technology systems, including cyber threats, disruption, damage and failure;

•	use of resources and management attention related to the requirements of being a public company in the United States;

•	risks relating to the negative public or political perception of Hadron Energy or the nuclear energy industry in general;

•	changes to United States trade policies, including new tariffs or the renegotiation or termination of existing trade agreements or treaties;

•	substantial governmental support for competing technologies or their fuel supply may reduce our competitive advantage; and

•	other risks and uncertainties set forth in this prospectus in the section entitled “Risk Factors” beginning on page 15.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this prospectus. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. All forward- looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this prospectus. Accordingly, undue reliance should not be placed upon the forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights selected information appearing in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth in the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Private Hadron,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Business” and the consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision.

The Company

Hadron Energy, Inc., a Delaware corporation (“Hadron Energy” or the “Company”) was incorporated May 2024 as a blank check company under the name GigCapital7 Corp. (“GigCapital7”). In May 2026, the Company completed its business combination with Hadron Energy, Inc. (“Private Hadron”), which resulted in Private Hadron becoming a wholly-owned subsidiary of the Company and being renamed as Hadron Energy Operating Company, Inc. (“Hadron OpCo”). Hadron OpCo is a nuclear energy company founded in 2024 and is a pioneer in Micro Modular Nuclear Reactor (“MMR”) technology. Designed to deliver 10 MW of power, Hadron Energy’s MMR, the Hadron Halo (“Hadron Halo”) is expected to be smaller, more cost-effective, and faster to deploy than other proposed MMR power solutions. The revolutionary design of the Hadron Halo will allow its reactor core and containment shell to be transportable in a shipping container, providing a versatile deployment model for end users. Whether powering an artificial intelligence data center, remote community, or an industrial hub, the Hadron Halo is expected to provide a reliable, safe and scalable nuclear energy solution.

For more information about the Company, see the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Private Hadron.”

Products and Services

The Company currently intends to offer one product: the Hadron Halo.

The Hadron Halo will be a 10 megawatt-electric (“MWe”), 35 megawatt-thermal (“MWth”) MMR built on a pressurized water reactor (“PWR”) design using light-water reactor technology, the same proven foundation that powers every operating commercial reactor in the United States and approximately 95% of all commercial nuclear power plants worldwide. The reactor is being designed to deliver continuous, carbon-free power for up to 10 years without refueling and will have a projected useful life of 50 years. Its compact, factory-fabricated design houses all primary-loop equipment, including the reactor core, pumps, and steam generator, inside a single pressure vessel, minimizing external piping and virtually eliminating the possibility of a large-break coolant accident.

A distinguishing feature of the Hadron Halo is its transportability and deployment flexibility. The reactor vessel, core, and containment shell are designed to be fully truck-transportable using standard shipping containers, and the unit occupies less than one acre of land. The reactor is fueled by Low-Enriched Uranium Plus (LEU+), supported by a domestic supply chain that includes a Uranium Conversion Services Agreement with ConverDyn, the sole supplier of commercially produced uranium hexafluoride (“UF”) in the United States. Private Hadron has also entered into a collaboration with Paragon Energy Solutions, a Mirion Technologies company, for the development of the reactor’s Instrumentation and Control (“I&C”) architecture, has selected GSE Performance Solutions, LLC. (dba GSE Solutions), a global leader in nuclear plant training simulation, as its supplier for the design, development, delivery, installation, and commissioning of a full-scope, high-fidelity training simulator for the Hadron Halo, and has signed a Uranium Conversion Services Agreement with ConverDyn, GP, the marketing agent for the only commercial uranium hexafluoride (UF₆) conversion facility in the United States, which is owned and operated by Solstice Advanced Materials (Nasdaq: SOLS), to support its domestic fuel supply pathway beginning with the Hadron Halo’s First-of-a-Kind (“FOAK”) deployment.

The Hadron Halo targets a range of high-demand applications, including artificial intelligence data centers, industrial hubs, remote communities, and defense installations.

Sales and Marketing

Since our inception, we have devoted substantially all of our resources to developing the Hadron Halo, conducting research and development activities, pursuing regulatory engagement, securing strategic partnerships, and general corporate operations. There has been strong market interest in the Hadron Halo from companies across multiple industries, including data centers, industrials, government, and remote communities.

The Company has pursued a proactive licensing approach with the U.S. Nuclear Regulatory Commission (“NRC”). In April 2025, we submitted a Letter of Intent and initial Regulatory Engagement Plan (“REP”) to begin formal pre-application engagement. The Company has since filed its Quality Assurance Program Description (“QAPD”) Topical Report, and in May 2026, the staff of the NRC has issued a final safety evaluation finding Revision 3 of the Company’s QAPD Topical Report acceptable for referencing in its future licensing applications under 10 CFR Part 52. The Company has also submitted its Principal Design Criteria (“PDC”) White Paper as part of the formal pre-application process with the NRC. The NRC provided favorable feedback on Hadron’s proposed regulatory approach during a December 2025 pre-application meeting.

The Company has also engaged with the U.S. Department of War (“DOW”) and the Department of Energy (“DOE”).

The Company entered into a Memorandum of Understanding with Smartland Energy (the “Smartland MOU”), pursuant to which the parties agreed to collaborate on the deployment of Hadron Halo. In connection with the Smartland MOU, Smartland also made an initial strategic investment in us.

Competitive Strengths

We believe that Hadron Energy has several competitive strengths that position us well in the advanced nuclear industry:

•

Factory-Built, Modular Design: Our approach to mass-manufacturing and assembly of the Hadron Halo in a factory versus on-site construction could dramatically reduce unit costs and deployment times compared to large conventional nuclear power plant construction projects. For these large plants, producing about one gigawatt of electricity, much more of the work is done on the build site, rather than the controlled environment of a factory. Since large nuclear power plants are more of a project than a product, there is less standardization of their design from one site to another, increasing engineering costs. By contrast, Hadron Halo units will be interchangeable, minimizing custom engineering work for each installation. Modular production also means revenue generation can begin faster (12-18 months from groundbreaking) versus a decade-long wait for a traditional nuclear power plant to come online.

•

Early Regulatory Engagement: We are proactively working with the NRC and other regulatory agencies to accelerate licensing of the Hadron Halo. We are targeting an NRC 10 CFR Part 52 manufacturing license (“ML”) submission by 2027–2028, leveraging the new regulatory frameworks being developed for MMRs. In addition to applying for our ML, we are pursuing a combined license (“COL”) through NRC 10 CFR Part 52. By engaging early and often with regulatory agencies, we aim to shorten the licensing timeline from the historical 8-10 years for large reactors to approximately 3-4 years from incorporation of our design, consistent with recent NRC guidance for advanced reactors. Efficient licensing will allow us to commercialize sooner and capture first-mover advantages. For further information on regulatory oversight, please refer to the section below entitled “Government Regulations”.

•

Customer Pipeline: We have already received substantial market interest in our MMR power solution. We have already engaged with key potential customers for future deployments of the Hadron Halo. These early indications of interest span data center operators, industrial firms, and government entities, indicating broad demand across some of our target sectors. A strong pipeline not only validates our selection of target markets but also provides leverage in raising capital and scaling operations.

•

Experienced Team: Hadron Energy’s leadership and engineering team bring deep expertise from across the nuclear, energy, and technology sectors. Our team of employees and consultants includes former NRC regulators (including a former director of the NRC’s Office of Nuclear Reactor Regulation) who advise on our licensing strategy, a former chief nuclear officer of operating power plants who guides our reactor engineering, operations and safety culture, experienced manufacturing and supply chain executives, and finance professionals. This combination of nuclear industry knowledge and execution experience gives us confidence in our ability to achieve our goals. For further information on our team, please refer to the section below entitled “Human Capital”.

•

Strategic Fuel Supply Position: Our strategy centers on using LEU+ fuel (enriched to 5-10% U-235) to achieve long core life. Sourcing LEU+ fuel is integral to our strategy because it avoids the long lead time and approvals still required for high-assay low-enriched uranium (“HALEU”) (fuel enriched from 5-20%). As a member of the DOE HALEU Consortium, we are positioned to benefit from federal support in developing the HALEU supply chain, but we avoid the risk and uncertainty of using HALEU fuel directly. We are also exploring partnerships in fuel fabrication and potential fuel recycling to vertically integrate our fuel cycle over time.

These key competitive strengths, including our cost-efficient modular product, our fast-track licensing plan, early engagement with potential customers, our seasoned team, and our secure fuel strategy, provide a solid foundation as we move toward commercial deployment of the Hadron Halo. Although other advanced reactor developers exist, we believe our focus on small (10 MWe) transportable MMRs and a strategy focused on engaging concurrently and early with regulators, suppliers, strategic partners, states, and customers will differentiate us in the market and enable us to achieve first mover advantage.

Recent Key Agreements

Memorandum of Understanding with Paragon Energy Solutions (a Mirion Technologies Company)

On March 17, 2026, the Company entered into a non-binding Memorandum of Understanding (the “Paragon MOU”) with Paragon Energy Solutions, a Mirion Technologies Company (“Paragon”), establishing a framework for collaboration on the design, development, and implementation of the I&C architecture for Hadron’s Halo program.

Under the Paragon MOU, Paragon will support the development of the Halo’s overall I&C system architecture and integration framework, including safety and non-safety I&C platform integration, control logic development, human-machine interface (“HMI”) support, and cybersecurity considerations. Paragon will also supply the physical instrumentation devices and associated hardware, including sensors, transmitters, control cabinets, networking components, and other field and control room equipment necessary to implement the I&C system. The collaboration is intended to span Hadron Energy’s FOAK deployment, with potential expansion to subsequent commercial units. The Paragon MOU is non-binding and reflects our commitment to engaging best-in-class suppliers in the design process, ensuring that the I&C architecture is developed in parallel with, and fully integrated into, the Company’s broader licensing and engineering program. Paragon’s proven supply chain capability, backed by Mirion’s global nuclear technology platform, validates the manufacturability and commercial readiness of our reactor design.

Memorandum of Understanding with Smartland Energy, LLC

The Company entered into a non-binding Memorandum of Understanding (the “Smartland MOU”) with Smartland Energy, LLC (“Smartland”), establishing a portfolio-scale framework for the potential deployment of the Hadron Halo across up to five qualified Smartland behind-the-meter power projects over time. Smartland is developing approximately 150 megawatts of electricity (“MWe”) per project, with 12 projects targeted for completion by 2035, representing aggregate capacity demand of approximately 1.8 gigawatts of electricity (“GWe”).

The Smartland MOU is non-binding and does not constitute a binding commitment by either party to purchase or deploy the Hadron Halo. In connection with the Smartland MOU, Smartland made an initial strategic investment in Private Hadron via a Simple Agreement for Future Equity (“SAFE”), reflecting long-term conviction in the platform’s commercial viability. The framework contemplates that Hadron’s 10 MWe MMR would serve Smartland’s behind-the-meter power needs for industrial and digital infrastructure operators facing unprecedented load growth, multi-year grid interconnection queues, and increasing urgency around reliable, on-site firm power.

Uranium Conversion Services Agreement with ConverDyn, GP

The Company entered into a Uranium Conversion Services Agreement (the “ConverDyn Agreement”) with ConverDyn, GP (“ConverDyn”), the exclusive marketing and purchase agent for Solstice Advanced Materials Inc.’s (Nasdaq: SOLS) Metropolis Works uranium conversion facility located in Metropolis, Illinois, the only operating commercial uranium hexafluoride (“UF6”) conversion facility in the United States. ConverDyn is a joint venture between Solstice Advanced Materials Inc. and General Atomics Inc.

Under the ConverDyn Agreement, ConverDyn will supply UF6 supporting Hadron Energy’s fuel fabrication pathway beginning with the Hadron Halo’s FOAK deployment, with the potential to expand across subsequent commercial units as we scale toward repeatable delivery. The collaboration spans the full commercialization of Hadron’s Halo microreactor commercial roadmap from first reactor to fleet-scale deployment. Uranium conversion is the critical first step in transforming mined uranium into reactor fuel; before uranium can be enriched and fabricated into fuel assemblies, it must first be converted into UF6. By securing ConverDyn as a partner, the Company has established a fully domestic fuel supply pathway that is resilient, U.S.-based, and anchored in proven infrastructure, reducing geopolitical supply chain risk. Our LEU+ fuel pathway plugs into the existing domestic light-water reactor fuel cycle, avoiding the HALEU or TRi-structural ISOtropic fuel (“TRISO”) supply-chain bottleneck that constrains many other advanced reactor developers.

Strategic Alliance with GSE Performance Solutions, LLC

The Company has selected GSE Performance Solutions, LLC (dba GSE Solutions), a global leader in nuclear plant training simulation, as its supplier for the design, development, delivery, installation, and commissioning of a full-scope, high-fidelity training simulator for the Hadron Halo. The selection advances the parties’ relationship into a committed strategic alliance and establishes a cornerstone of the Company’s operator-readiness strategy for the Hadron Halo.

Under the alliance, GSE is expected to lead end-to-end development and commissioning of a plant-specific simulator intended to replicate the full range of the Hadron Halo’s expected operating behavior, including normal power operations, anticipated operational occurrences, design-basis events and beyond-design-basis scenarios. The simulator is expected to serve as the principal training platform for reactor operators, senior reactor operators, shift technical advisors and engineering staff for the Company’s FOAK deployment, with provisions to extend support to subsequent commercial units as the Company scales toward repeatable delivery.

Amended and Restated Registration Rights Agreement

In connection with the Closing, GigCapital7 and certain stockholders of the Company which had been stockholders of Private Hadron (the “Registration Rights Holders”) entered into an Amended and Restated Registration Rights Agreement, dated May 22, 2026 (the “Amended and Restated Registration Rights Agreement”). Pursuant to the terms of the Amended and Restated Registration Rights Agreement, the Company is obligated to file one or more registration statements to register the resales of the Common Stock held by such Registration Rights Holders after the Closing. Registration Rights Holders holding at least a majority in interest of the registrable securities owned by all Registration Rights Holders are entitled under the Amended and Restated Registration Rights Agreement to make a written demand for registration under the Securities Act of all or part of their registrable securities, up to a total of three such demands. In addition, subject to certain requirements and customary conditions, such Registration Rights Holders may demand at any time or from time to time that the Company file a registration statement on Form S-3 (or any similar short-form registration that may be available) to register the resale of their registrable securities when the Company is Form S-3 eligible. The Amended and Restated Registration Rights Agreement also provides such Registration Rights Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Under the Amended and Restated Registration Rights Agreement, the Company will indemnify such Registration Rights Holders and certain persons or entities related to such Registration Rights Holders such as their officers, employees, directors, and agents against any losses or damages resulting from any untrue or alleged untrue statement, or omission or alleged omission, of a material fact in any registration statement or prospectus pursuant to which the Registration Rights Holders sell their registrable securities, unless such liability arose from such Registration Rights Holder’s misstatement or alleged misstatement, or omission or alleged omission. The Registration Rights Holders including registrable securities in any registration statement or prospectus will indemnify the Company and certain persons or entities related to the Company such as its officers and directors and underwriters against all losses caused by their misstatements or omissions (or alleged misstatements or omissions) in those documents. The Company will pay reasonable registration expenses (other than underwriting discounts and commissions) in connection with any registrations under the Amended and Restated Registration Rights Agreement.

Lock-Up Agreement

GigCapital7 and certain stockholders of the Company entered into a Lock-Up Agreement (the “Lock-Up Agreement”) at the Closing. The Lock-Up Agreement provides that, subject to certain exceptions, each of such stockholders will not transfer any shares of the Common Stock beneficially owned or owned of record by such of the stockholders until the earlier of (a) six months following the Closing; (b) subsequent to the Closing, the date on which the reported closing price of one share of the Common Stock quoted on the Nasdaq equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like occurring after the Closing) for any twenty trading days within any thirty consecutive trading day period commencing at least ninety days after the Closing; and (c) subsequent to the Closing, the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their Company securities for cash, securities or other property.

Corporate Information

GigCapital7, our predecessor company, was incorporated in the Cayman Islands in May 2024 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. GigCapital7 completed its initial public offering in August 2024.

Private Hadron was initially incorporated under the laws of the State of Delaware in July 2024. In May 2026, Merger Sub merged with and into Private Hadron, with Hadron OpCo surviving the merger as a wholly owned subsidiary of GigCapital7. In connection with the Merger, GigCapital7 was renamed “Hadron Energy, Inc.” and is referred to herein as the “Company” or “Hadron Energy.” The corporate office of Hadron Energy, Inc. is located at 3 Twin Dolphin Drive, Suite 260, Redwood City, CA 94065 and its phone number is (650) 395-0050.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of our first fiscal year (a) following the fifth anniversary of GigCapital7’s IPO (August 2029), (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates; and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

THE OFFERING

Issuer	Hadron Energy, Inc. (f/k/a GigCapital7 Corp.).

Shares of Common Stock Offered by us	28,719,000 shares of Common Stock of the Company, which includes:

up to 20,000,000 shares of Common Stock that are issuable upon the exercise of the Public Warrants;

up to 3,719,000 shares of Common Stock that are issuable upon the exercise of the Private Warrants; and

up to 5,000,000 shares of Common Stock that are issuable upon the exercise of the Hadron Private Warrants.

Shares of Common Stock Offered by the Selling Securityholders	57,432,395 shares of Common Stock of the Company, which includes:

10,207,246 Founder Shares;

3,126,087 Private Placement Shares;

44,099,062 Closing Shares;

In addition, we are registering 3,719,000 Private Warrants to purchase 3,719,000 shares of Common Stock of the Company.

Shares of Common Stock Outstanding Prior to Exercise of All Warrants	71,498,842 shares of Common Stock (as of June 12, 2026).

Shares of Common Stock Outstanding Assuming Exercise of All Public Warrants	91,498,842 shares of Common Stock (based on total shares of Common Stock outstanding as of June 12, 2026).

Shares of Common Stock Outstanding Assuming Exercise of All Warrants	100,217,842 shares of Common Stock (based on total shares of Common Stock outstanding as of June 12, 2026).

Use of Proceeds

We will not receive any proceeds from the resale of shares of Common Stock by the Selling Securityholders. We could also receive up to an aggregate of approximately $333 million if all of the Warrants held by the Selling Securityholders are exercised for cash. However, we will only receive such proceeds if and when the holders of the Warrants exercise the Warrants for cash. The exercise of the Warrants, and any proceeds we may receive from any exercise, are highly dependent on the price of our shares of Common Stock and the spread between the exercise price of the Warrants and the price of our Common Stock at the time of exercise. We have (i) 20,000,000 outstanding Public Warrants to purchase 20,000,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per share, (ii) 3,719,000 Private Warrants to purchase 3,719,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per share, and (iii) 5,000,000 Hadron Private Warrants to purchase 5,000,000 shares of our Common Stock, exercisable at an exercise price of $12.00 per share. If the market price of our Common Stock is less than the exercise price of a holder’s Warrants, it is unlikely that holders will exercise their Warrants. As of June 12, 2026, the closing price of our Common Stock was $2.74 per share. There can be no assurance that our Warrants will be in the money prior to their expiration. Our Public Warrants under certain conditions, as described in the Warrant Agreement, are redeemable by us at a price of $0.01 per Public Warrant. The Private Warrants and Hadron Private Warrants are not redeemable and are exercisable on a cash or cashless basis; if the Private Warrants or Hadron private Warrants are exercised on a “cashless basis,” whether or not a Private Warrant or Hadron Private Warrant is in the money, we will not receive cash for such exercise. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants. We expect to use the net proceeds we receive from the exercise of the Warrants, if any, for general corporate purposes. See the section entitled “Use of Proceeds.”

Lock-Up Restrictions	Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section entitled “Certain Relationships and Related Party Transactions” for further discussion.

Market for Common Stock and Warrants	Our Common Stock is listed on Nasdaq under the symbol “HDRN,” and our Public Warrants are traded on Nasdaq under the symbol “HDRNW.”

Holders of Equity Securities	As of June 12, 2026, we had 107 holders of our Common Stock and 14 holders of our Warrants.

Risk Factors	See the section entitled “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

Risk Factors

Risks Related to Our Business and Industry

Our ability to implement our business strategy is subject to numerous risks that you should be aware of before making an investment decision. These risks are described more fully in the section entitled “Risk Factors,” immediately following this prospectus summary. These risks include the following, among others:

•

We have incurred losses and have not generated any revenue since our inception. We anticipate that we will continue to incur losses, and expect that we will not generate revenue, for the foreseeable future, at least until our reactors become commercially viable, which may never occur.

•	We are an early-stage company and our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.

•	Uncertain global macro-economic and political conditions could materially adversely affect our results of operations and financial condition.

•	Our cost estimates are highly sensitive to broader economic factors, and our ability to control or manage our costs may be limited.

•	If we fail to manage our growth effectively, we may be unable to execute our business plan, and our business, results of operations, and financial condition could be harmed.

•	There is substantial doubt about our ability to continue as a going concern, and we may require additional future funding.

•

There is limited operating experience for MMRs of this size, configuration and scale, which may result in greater than expected construction and material costs, maintenance requirements, operating expense or delivery timing.

•	We have not yet commercialized or sold the Hadron Halo or any other micro modular reactor, and there is no guarantee that we will be able to do so.

•	The market for MMRs generating electric power and high-temperature heat is not yet established and may not achieve the growth potential we expect or may grow more slowly than expected.

•

Competition from existing or new companies could cause us to experience downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share.

•

We are part of the nuclear power industry, which is highly regulated. Our MMR design similarly differs from reactors currently in operation, and as a result, the regulatory licensing and approval process for our reactors may be delayed and made more costly.

•	The Hadron Halo design has not yet been approved or licensed for use at any site by the NRC, and approval or licensing of our design is not guaranteed.

•	Our supply base may not be able to scale to the production levels necessary to meet sales projections.

•

We rely on a limited number of suppliers for certain materials and supplied components, some of which are highly specialized. We and our third-party vendors may not be able to obtain sufficient materials or supplied components to meet our manufacturing and operating needs.

•

We depend on key executives and other highly skilled personnel to execute our business plan and conduct our operations. A departure of key personnel could have a material adverse effect on our business.

•	We are subject to information technology and cyber security threats which could have adverse effects, including regulatory effects, on our business and results of operations.

•	We rely heavily on our intellectual property portfolio. If we are unable to protect our intellectual property rights, our business and competitive position may be harmed.

•

Our business requires substantial investment. In order to fulfill our business plan, we will require additional funding, and the terms of any financing that we pursue may be less favorable than anticipated.

•	Our failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act could negatively impact our business.

•

We are an emerging growth company and a smaller reporting company, and if we take advantage of certain exemptions from disclosure requirements, this could make our securities less attractive to investors.

•	Changes in tax, tariff or fiscal policies could adversely affect demand for our products.

Risks Related to the Company’s Securities

Investing in our Common Stock involves risk. These risks are described more fully in the section entitled “Risk Factors,” immediately following this prospectus summary. These risks include the following, among others:

•

We do not expect to pay dividends on shares of Common Stock for the foreseeable future, and, consequently, your ability to achieve a return on your investment will depend on appreciation, if any, in the market price of our Common Stock.

•	The Warrants may never be in the money, and they may expire worthless.

•	We may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

•	The Warrants may have an adverse effect on the market price of our Common Stock.

•

We may issue additional shares of Common Stock, including under the Hadron Energy, Inc. 2026 Equity Incentive Plan (the “Plan”). Any such issuances would dilute the interest of our stockholders and likely present other risks.

•

Our Charter provides, subject to limited exceptions, that the courts of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

•

The Company qualifies as a “controlled company” within the meaning of the Nasdaq corporate governance rules and may choose to rely on available exemptions that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders.

RISK FACTORS

Risks Related to Hadron Energy’s Business and Industry

We have incurred losses and have not generated any revenue since our inception. We anticipate that we will continue to incur losses, and expect that we will not generate revenue, for the foreseeable future, at least until our reactors become commercially viable, which may never occur.

We have incurred operating losses since our inception, including net losses of $71,774,579 for the year ended December 31, 2025 and $593,556 for the period from July 8, 2024 (date of inception) through December 31, 2024. As of December 31, 2025, the Company had cash of $1,757,241 and accumulated deficit of $72,368,135; and for the year ended December 31, 2025, negative cash flows from operations of $3,856,275. Since inception, the Company has incurred and expects to continue to incur net losses and negative operating cash flow. We are still in our early stages of development and expect to continue to incur significant expenses, operating losses, and negative operating cash flows for the foreseeable future due to increase in expenses from historical levels because of additional costs and expenses related to the development of technology and factory and the development of market and strategic relationships with other businesses. To date, we have not generated any revenue. We do not expect to generate any revenue unless and until we are able to commercialize our reactors and/or other lines of business. As we have incurred losses and experienced negative operating cash flows since our inception, and accordingly we have undertaken equity financing from investors to satisfy our funding needs; however, we may not raise adequate funding to offset our expenses and losses. Moreover, we may encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may adversely affect our business. The magnitude of our future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate and grow revenue. We cannot predict the outcome of the actions to generate liquidity to fund our operations, whether such actions would generate the expected liquidity to fund our operations as currently planned or whether the costs of such actions will be available on reasonable terms or at all. Our continued solvency is dependent upon our ability to obtain additional working capital to complete our reactor development, to successfully market our reactors and to achieve commerciality for our reactors. Our prior losses and expected future losses have had and may continue to have adverse effects on our stockholders’ equity (deficit) and working capital and may lead to the failure of our business.

We are an early-stage company and our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.

We are an early-stage company with limited operating history in a rapidly evolving industry. The markets for nuclear reactor design, nuclear reactor production, nuclear fuel design, nuclear fuel supply, and services related to any or all of the foregoing business may not continue to develop in a manner that we expect or that otherwise would be favorable to our business. As a result of our limited operating history and ongoing changes in our new and evolving industry, including evolving demand for our products and services and the potential development of technologies that may prove more efficient or effective for our intended use cases, our ability to forecast our future results of operations and plan for future growth is limited and subject to uncertainties. We have encountered and expect to continue to encounter risks and uncertainties frequently experienced by companies in rapidly evolving industries, such as the risks and uncertainties described herein. Accordingly, we may be unable to prepare accurate internal financial forecasts or replace anticipated revenue that we do not receive as a result of delays, changed circumstances, or changed market conditions arising from these factors, and our results of operations in future reporting periods may be below the expectations of investors or analysts. If we do not address these risks successfully, our results of operations could differ materially from our estimates or the expectations of investors or analysts, causing our business to suffer and our Common Stock price to decline.

Uncertain global macro-economic and political conditions could materially adversely affect our results of operations and financial condition.

Our results of operations are materially affected by economic and political conditions in the U.S. and internationally, including inflation, deflation, interest rates, availability of capital, energy and commodity prices, trade laws and the effects of governmental initiatives to manage economic conditions. Current or potential customers may delay or decrease spending on our products and services as their business and budgets are impacted by economic conditions. The inability of current and potential customers to pay us for our products and services may adversely affect our earnings and cash flows.

Ongoing national and global supply chain disruptions have increasingly affected both the availability and cost of raw materials, component manufacturing and deliveries. These disruptions may result in delays in equipment deliveries and cost escalations that could adversely affect our business. Future supply chain disruptions could prevent our ability to obtain necessary raw materials for our reactors in a timely and cost-effect manner. For example, our MMR design utilizes low enriched uranium (“LEU+”) fuel that we plan to source from U.S. suppliers. Although there exists an established supply chain for LEU+ fuel in the U.S., national and global supply chain disruptions could negatively impact our ability to source the LEU+ fuel necessary to operate our reactors by delaying or limiting the supply of LEU+ fuel, increasing the cost of obtaining LEU+ fuel and/or cause deployment or operational delays for our reactors. If we are unable to access LEU+ fuel, our ability to produce power will be adversely affected, which could have a material adverse effect on our business prospects, financial condition and results of operations.

Our cost estimates are highly sensitive to broader economic factors, and our ability to control or manage our costs may be limited.

Capital and operating costs for the deployment of a first-of-a-kind MMR, such as the Hadron Halo, are difficult to project, inherently variable and are subject to significant change based on a variety of factors, including site specific factors, customer off-take requirements, regulatory oversight, operating agreements, supply chain availability, inflation and other factors. Opportunities for cost reductions with subsequent deployments are similarly uncertain. To the extent cost reductions are not achieved within the expected timeframe or magnitude, the Hadron Halo may not be cost competitive with alternative technologies, which could materially and adversely affect our expected revenues and gross margins.

If we fail to manage our growth effectively, we may be unable to execute our business plan, and our business, results of operations, and financial condition could be harmed.

In order to achieve future revenue growth, we must finalize our reactor design, receive regulatory approvals, and continue to develop and market new products and services to traditional and non-traditional end-users. We intend to expand our operations as we develop and deploy our products and services in the future, and will need to hire and retain additional personnel, upgrade our existing operational management and financial and reporting systems, and improve our business processes and controls. Our future expansion will include:

•	hiring and training new personnel;

•	completing the designs, licensing, construction, and commissioning of the Hadron Halo;

•	finalizing our reactor design and developing new technologies and services (e.g., training, maintenance, procurement);

•

optimizing applications of our reactors to serve both traditional utility and electric power customers and a broad base of non-traditional industrial customers interested in utilizing the efficient high-temperature heat produced by our design;

•	controlling expenses and investments in anticipation of expanded operations and rising costs;

•	upgrading the existing operational management and financial reporting systems and team to comply with requirements as a public company; and

•	implementing and enhancing administrative infrastructure, systems and processes.

If our operations continue to grow as planned, of which there can be no assurance, we will need to expand our sales and marketing, research and development, customer and commercial strategy, products and services, supply, and manufacturing functions. These efforts will require us to invest significant financial and other resources, including in industries and sales channels in which we have limited experience to date. We will also need to develop and implement our manufacturing and operational systems and processes, and there is no guarantee that we will be able to scale the business as currently planned or within the planned timeframe. The continued expansion of our business will require manufacturing and operational facilities, as well as space for administrative support, and there is no guarantee that we will be able to find suitable locations for such facilities.

Our growth will increase the strain on our resources, and we could experience operating difficulties, including difficulties in hiring and training employees, finding manufacturing capacity to produce our MMRs and related equipment, delays in production, challenges in scaling-up fuel and component fabrication capacity and difficulty sourcing adequate raw material for our reactors. These difficulties may divert the attention of management and key employees and impact financial and operational results. If we are unable to drive commensurate growth, these costs, which include headcount and capital assets, could result in decreased margins, which could have a material adverse effect on our business, financial condition and results of operations.

There is substantial doubt about our ability to continue as a going concern, and we may require additional future funding.

We have incurred operating losses since our inception, including a net loss of $71,774,579 for the year ended December 31, 2025 and $593,556 for the period from July 8, 2024 (date of inception) through December 31, 2024. As of December 31, 2025, the Company had cash of $1,757,241 and accumulated deficit of $72,368,135; and for the year ended December 31, 2025, negative cash flows from operations of $3,856,275. Based on our recurring losses and expectations to incur significant expenses and negative cash flows until we are able to commercialize the Hadron Halo, management has identified substantial doubt about the Company’s ability to continue as a going concern. If we are unable to continue as a going concern, we may be forced to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements.

To date, we have not generated any revenue, while we have substantial overhead expenses. We do not expect to generate meaningful revenue unless and until we are able to finalize development of and commercialize the Hadron Halo and related services, and we may not be able to do so on our anticipated timetable, if at all. We expect our expenses and capital expenditures to increase in connection with our ongoing activities, including developing and advancing the Hadron Halo and other products and services, obtaining NRC design certification approval for the Hadron Halo and completing our manufacturing preparation and trials. In addition, we expect to continue to incur costs associated with operating as a public company. Certain costs are not reasonably estimable at this time and we may require additional funding and our projections anticipate certain customer-sourced income that is not guaranteed.

We may also seek to raise capital through private or public equity or debt financings or through other sources of financing. Adequate additional funding may not be available to us on acceptable terms or at all. Our failure to raise capital as and when needed could have a negative impact on our financial condition and our ability to pursue our business strategies. If we raise additional funds by issuing equity securities, our shareholders will experience dilution. If we raise additional capital through debt financing, we may be subject to covenants that restrict our operations including limitations on our ability to incur liens or additional debt, pay dividends, repurchase our securities, make certain investments, and engage in certain merger, consolidation or asset sale transactions. Any debt financing or additional equity that we raise may contain terms that are not favorable to us or our stockholders. If the needed financing is not available, or if the terms of financing are less desirable than we expect, we may be required to delay, scale back or terminate some or all of our research and development programs.

We are an emerging growth company (“EGC”) within the meaning of the Securities Act and a smaller reporting company within the meaning of the Exchange Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an emerging growth company (“EGC”) within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements. As a result, our stockholders may not have access to certain information they may deem important. We will remain an EGC until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the consummation of the IPO, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of the Company Common Stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Further, Section 102(b)(1) of the JOBS Act exempts EGCs from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-EGCs but any such election to opt out is irrevocable. We intend to take advantage of the benefits of this extended transition period.

Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to continue to take advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. Moreover, smaller reporting companies may choose to present only the two most recent fiscal years of audited financial statements in their Annual Reports on Form 10-K. For so long as we are a smaller reporting company and not classified as an “accelerated filer” or “large accelerated filer” pursuant to SEC rules, we will be exempt from the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act.

We cannot predict whether investors will find our securities less attractive because we rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

There is limited operating experience for MMRs of this size, configuration and scale, which may result in greater than expected construction and material costs, maintenance requirements, operating expense or delivery timing.

Although our MMR design utilizes proven light-water reactor technology that has been in commercial operation for approximately 70 years, the NRC has not yet approved any MMRs of the size, configuration and scale of the Hadron Halo. Our MMR design will be actively managed through design reviews, prototyping, involvement of external partners and application of industry lessons. However, we could still fail to identify manufacturing, material, installation and construction issues early enough to avoid negative effects on production, fabrication, deployment or ultimate performance of the Hadron Halo and related technologies, or we may encounter unexpected regulatory issues. Where these issues arise at later stages of deployment, deployment could be subject to greater costs or be significantly delayed, which could materially and adversely affect our business.

We have not yet commercialized or sold the Hadron Halo or any other micro modular reactor (“MMRs”), and there is no guarantee that we will be able to do so.

After we develop and obtain regulatory approval, the planned initial deployment of the Hadron Halo is subject to the Company reaching binding agreements for its scope of supply with potential customers. If no customer enters into such binding agreements with us, our initial deployment of the Hadron Halo and ongoing services associated with such deployment could be significantly delayed. This could have a material adverse effect on our business and financial condition. To date, the various letters of intent that we have entered into with potential customers are non-binding and largely contingent upon governing body approvals, regulatory approvals, and successful testing of the Hadron Halo, and may not result in binding agreements for the purchase of our products or services. These potential customers may also elect to terminate or pursue other alternative transactions.

Customers may rescind or back out of non-binding agreements due to various reasons which could adversely affect our revenue streams, project timelines, and overall financial performance.

We have entered into and may enter into additional non-binding agreements, such as a memorandum of understanding or a letter of interest with customers for the purchase of Hadron Halo units. These memorandums of understanding and letters of interest are non-binding and the underlying contracts may not come to fruition as a result of among other things, changes in business priorities, financial constraints, regulatory changes, force majeure events, failure to obtain necessary approvals, or failure to meet contractual obligations by either party. The termination of these agreements could adversely affect our business. Additionally, loss of planned customers or projects may negatively impact our reputation and future business prospects.

The market for MMRs generating electric power and high-temperature heat is not yet established and may not achieve the growth potential we expect or may grow more slowly than expected.

The market for MMRs, and particularly for MMRs utilizing advanced nuclear technologies such as those employed in the Hadron Halo, has not yet been established. MMRs utilizing advanced nuclear technologies have limited operational history and have not been proven at scale. Estimates for the total addressable market and our expectations, inclusive of recent updates, with regards to certain unit economics are based on a number of internal and third-party estimates, including our potential contracted revenue, the number of potential customers who have expressed interest in the Hadron Halo, assumed prices and production and regulatory costs for our Hadron Halos, our ability to develop logistical and operational processes, assumptions regarding our technology and general market conditions. However, our assumptions and the data underlying our estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, reducing the predictive accuracy of these underlying factors. As a result, our estimates of the annual total addressable market and serviceable addressable market for our services, as well as the expected growth rate for the total addressable market and serviceable addressable market for our services, may prove to be incorrect.

We may not attract customers to our MMR technology as quickly as we expect, or at all, and acquiring customers may be more expensive than we currently anticipate.

MMRs and advanced nuclear technologies are relatively new and unproven and may be more costly than alternatives. Accordingly, adoption of our technology, or MMRs and advanced nuclear technologies generally, among our potential customers may progress more slowly than we anticipate or it may be more expensive to bring potential customers into our pipeline. Any delay or failure to attract potential customers to the Hadron Halo or MMR technology may have a material and adverse impact on our business and financial condition.

Competition from existing or new companies could cause us to experience downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share.

We operate in highly competitive markets and are subject to competition based upon product design, performance, pricing, quality, and services, from competing nuclear suppliers as well as from alternative means of producing electricity and/or heat. There are a number of advanced reactor designs, and some advanced reactor projects, under development in the U.S. Many of these designs are involved in pre-application review with the NRC. Our advanced design, projected product design performance, engineering expertise, and quality control have been important factors in our growth; nonetheless other companies providing competing technologies could capture customers or market share from us, which could have a material adverse effect on our business or financial condition.

For sales and/or deployments outside of jurisdictions with highly-developed nuclear regulatory frameworks, some of our foreign competitors currently benefit from, and others may benefit in the future from, permissive regulatory and licensing regimes and/or from protective measures by their home countries where governments are providing financial support, including significant investments in the development of new technologies.

We believe our ability to compete successfully in designing, engineering and manufacturing our products and services at attractive costs to customers does and will depend on a number of factors, which may change in the future due to increased competition, our ability to meet our customers’ needs and the frequency and availability of our offerings. If we are unable to compete successfully, our business, financial condition and results of operations would be adversely affected.

Technological changes could render our technology and products uncompetitive or obsolete, which could prevent us from achieving market share and sales.

Our failure to refine or advance our MMR technology could cause such technology to become uncompetitive or obsolete, which could prevent us from achieving market share and sales. We may need to invest significant financial resources in research and product development to keep pace with technological advances in the industry and to compete in the future; we may be unable to secure such financing. A variety of competing alternative technologies may be in development by other companies that could result in lower manufacturing or operating costs and/or higher performance than those expected for our technology. Our development efforts may be rendered obsolete by the technological advances of others, and other technologies may prove more advantageous for commercialization.

Changes in the availability and cost of electricity, natural gas and other forms of energy are subject to volatile market conditions that could adversely affect our business.

The prices for and availability of electricity, oil and other energy resources are subject to volatile market conditions. We do not control these market conditions, which are, moreover, often affected by political and economic factors beyond our control. Decreases in energy prices, or changes in nuclear energy costs relative to other forms of energy, may adversely affect our business. To the extent that these uncertainties cause suppliers and customers to be more cost sensitive or to adjust their business plans and operations, decreased energy prices may have an adverse effect on our results of operations and financial condition.

The cost of electricity generated from nuclear sources may not be cost competitive with other electricity generation sources in some markets, which could materially and adversely affect our business.

Many U.S. electricity markets price electric energy, capacity, and/or ancillary services on a competitive basis, with market prices subject to substantial fluctuations. Other markets remain heavily regulated by state or local utility regulatory authorities, with power purchase decisions by electric utilities subject to various competitiveness or prudence tests. As a result of competitive pressures, some electricity markets experience low marginal energy prices at certain times due to a combination of subsidized generating resources, competitors with low-cost or no-cost fuel sources, or market-design features that create incentives for certain attributes or deliver revenue in unpredictable ways over time, and we may not be able to compete in these markets unless the benefits of the low-carbon, reliable and/or resilient energy generation provided by the Hadron Halo is sufficiently valued. Even in markets that price reliable capacity on a long-term basis, there is no guarantee that our customers’ MMRs will be sufficiently low-cost so as to clear auction-style capacity markets, and clearing in any one year is no guarantee of clearing in successive years. Moreover, our Hadron Halo will likely serve a specific market segment of smaller distributed generation, remote application or industrial customers, who may have lower cost power/heat alternatives available to them, especially in the near-term.

Given the relatively lower electricity prices and higher availability of power in the U.S. when compared to many international markets, the risk may be greater with respect to business in the U.S. Regardless of jurisdiction, however, failure of the Hadron Halo to provide competitively price electricity or heat could materially and adversely affect our business.

We and our customers operate in a politically sensitive environment, and the public perception of nuclear energy can affect our customers and us.

Successful execution of our business model is dependent upon public support for nuclear power in the U.S. and other countries. The risks associated with uses of radioactive materials by our customers in future deployments of our MMR design, and the public perception of those risks, can affect our business. Opposition by third parties can delay or prevent the licensing and manufacturing of nuclear power products and in some cases can limit the operation of nuclear reactors. Adverse public reaction to developments in the use of nuclear power could directly affect our customers and indirectly affect our business. In addition, journalists, trade press, and other third parties, potentially including one or more of the agencies with regulatory jurisdiction over us, may publish statements that negatively affect the public or political perception of us. Adverse public opinion or political perceptions could result in increased regulatory requirements and costs or increase the likelihood that our operations are subject to liabilities and adverse claims. In the past, adverse public reaction, increased regulatory scrutiny and related litigation contributed to extended licensing periods for nuclear reactors.

Incidents involving nuclear energy facilities in the U.S. or globally, including accidents, terrorist acts or other high profile events involving radioactive materials, could materially and adversely affect the public perception of the safety of nuclear energy, our customers and the markets in which we operate, and such adverse effects could potentially decrease demand for nuclear energy, increase regulatory requirements and costs or result in liability or claims that could materially and adversely affect our business.

Successful execution of our business model is dependent upon public support for nuclear power, in general, in the U.S. and other countries. If there is an incident affecting nuclear energy facilities in the U.S. or globally, public perception could be materially negatively impacted. Opposition by third parties can delay or prevent the licensing of nuclear reactors and in some cases can limit the operation of nuclear reactors. In the past, adverse public reaction, increased regulatory scrutiny and related litigation contributed to extended licensing and commercialization periods for new nuclear reactors.

With respect to public perceptions, the effects of the 2011 Tohoku earthquake and tsunami that caused a radiological incident at the Fukushima nuclear power plant in Japan increased public opposition to nuclear power in some countries, resulting in a slowdown in, or, in some cases, a complete halt to new construction of nuclear power plants, an early shut down of existing power plants and a dampening of the favorable regulatory climate needed to introduce new nuclear power technologies. As a result of these events, some countries that were considering launching new domestic nuclear power programs delayed or cancelled the preparatory activities they were planning to undertake as part of such programs. Similarly, the accidents at Three Mile Island and Chernobyl increased fears of nuclear power and hindered the widespread acceptance of nuclear power. If a high-visibility or high-consequence nuclear incident, including the loss or mishandling of nuclear materials, or other event, such as a terrorist attack involving a nuclear facility, occurs, public opposition to nuclear power may increase dramatically, regulatory requirements and costs could become more onerous or prohibitory, and customer demand for heat, electricity, or fuel could suffer, which could materially and adversely affect our business prospects, financial condition, results of operations and cash flows.

Unsatisfactory safety performance or security incidents at our facilities — or any nuclear facility around the world — could have a material adverse effect on our business, financial condition and results of operations.

We design and will manufacture highly sophisticated MMRs that depend on complex technology. We also work cooperatively with our suppliers, subcontractors, and other parties. Failures, disruptions or compromises to our or our third parties’ systems or facilities may be caused by natural disasters, accidents, power disruptions, telecommunications failures, acts of terrorism or war, computer viruses, bugs or vulnerabilities, physical or electronic break-ins, human error, targeted cyberattacks, other intentional conduct, or similar events or incidents. While we have built operational processes to ensure that the design, manufacture, performance and servicing of our MMRs will meet rigorous safety standards and performance goals, there can be no assurance that we will not experience operational or process failures or other problems, including through manufacturing or design defects, failure of third-party safeguards, mishandling or process failures, natural disasters, cyber attacks, or other intentional acts, that could result in potential safety risks. There can be no assurance that our preparations, or those of third parties, will be able to prevent any such incidents.

Any actual or perceived safety issues may result in significant reputational harm to our businesses, in addition to tort liability, maintenance, increased safety infrastructure and other costs that may arise. Such issues with our MMRs, facilities, or customer safety could result in delaying or cancelling delivery of MMRs to our customers, increased regulation or other systemic consequences. Our inability to meet our safety standards or address adverse publicity affecting our reputation as a result of accidents, mechanical failures, damages to customer property or medical complications could have a material adverse effect on our business, financial condition and results of operation.

In the nuclear industry, an accident or incident involving the mishandling of nuclear materials at any nuclear facility in the world can have an impact on other nuclear facilities around the world in terms of public acceptance, political pressures, and regulatory requirements and scrutiny. For example, the March 2011 accident at the Fukushima Daiichi plant in Japan resulted in millions of dollars in additional regulatory reviews and requirements for U.S. nuclear power plants. If a safety incident occurs at any nuclear facility in the world, it could delay licensing and/or drive up costs to license or own our MMRs and negatively impact our business or financial condition.

The direct and indirect impact on us and our customers from severe weather and other effects of climate change and the economic impacts of the transition to non-carbon based energy, could adversely affect our financial condition, operating results, and cash flows.

Our operations and properties, and those of our manufacturing partners, suppliers or customers, may in the future be adversely impacted by flooding, wildfires, high winds, drought and other effects of severe weather conditions that may be caused or exacerbated by climate change. These events can force our customers to suspend operations at impacted properties and may result in significant damage to such properties. Even if these events do not directly impact us or our customers they may indirectly impact us and our customers through increased insurance, energy or other costs. In addition, although the ongoing transition to non-carbon based energy is creating significant opportunities for us and our customers, the transition also presents certain risks, including macroeconomic risks related to higher energy costs and energy shortages, among other things. These direct and indirect impacts from climate change could adversely affect our financial condition, operating results, supply chain and cash flows.

Our operations involve the use, transportation and disposal of toxic, hazardous and/or radioactive materials and could result in liability without regard to fault or negligence.

Our operations involve the use, transportation, and disposal of toxic, hazardous and radioactive materials. A release of these materials could pose a health risk to humans, plants and animals or the environment. If an accident were to occur, its severity would depend on the volume and location of the release and the speed of corrective action taken by emergency response personnel, as well as other factors beyond our control, such as weather and wind conditions.

While we do not currently own any property in the U.S., if, in the future we do, under federal, state and local laws and regulations, a current or former owner or operator of real property may be liable for costs to remediate contamination resulting from the presence or release of hazardous substances, wastes or petroleum products. These costs could be substantial and liability under such laws is strict and may attach whether or not the owner or operator knew of or caused such contamination. Moreover, the presence of contamination may expose us to third-party claims for property damage or bodily injury, subject our properties to liens in favor of the government for damages and cleanup costs, impose restrictions on the manner in which we use our properties, and materially adversely affect our ability to sell, lease, insure, or develop our properties. We also may be liable for costs of remediating third-party disposal sites to which we arranged for the disposal or treatment of hazardous substances without regard to whether such disposal occurred in compliance with environmental laws. These matters could have an adverse effect on our financial condition.

Additionally, we may be responsible for decontamination or decommissioning of facilities where we conduct, or previously conducted, operations. Activities of our contractors, suppliers or other counterparties similarly may involve toxic, hazardous, and radioactive materials and we may be liable contractually, or under applicable law, to contribute to remedy damages or other costs arising from such activities, including the decontamination or decommission of third-party facilities.

In the U.S., the nuclear liability law codified at 42 U.S.C. 2210 (along with subsequent amendments, the “Price-Anderson Act”) and applicable NRC regulations and corresponding insurance requirements channel liability to certain licensees (such as operators of nuclear reactors) for third-party offsite damages caused by a nuclear incident or a precautionary evacuation due to a possible or actual nuclear incident. The Price-Anderson Act requires NRC licensees and DOE contractors to enter into indemnification agreements to cover personal injury and property damage to those harmed by a nuclear or radiological incident, including incidents in the course of the operation of reactors, test and research reactors, DOE nuclear and radiological facilities and transportation of nuclear fuel to and from a covered facility. U.S. law is substantially similar in effect to global nuclear liability regimes wherein operators are subject to robust financial protection regimes, such as required insurance policies or government indemnification, to cover the operator’s financial risk in the event of a nuclear incident that gives rise to third-party offsite liability. If, however, an incident or precautionary evacuation is not covered under such a nuclear liability regime, we could be financially liable for damages arising from such incident or evacuation, which could have an adverse effect on our results of operations and financial condition.

The Price-Anderson Act does not, however, cover on-site loss or damage to property due to a nuclear incident. Rather, the NRC, like many nuclear regulators around the world, requires nuclear operators to maintain on-site property damage insurance. If an incident resulting in onsite property damage is not otherwise covered by the mandatory insurance policy maintained at the facility, then we could be potentially liable for damages arising from such incident, which could have an adverse effect on our results of operations and financial condition.

In our contracts, we seek to protect ourselves from liability, but there is no assurance that such contractual limitations on liability will be effective in all cases or in all jurisdictions. The costs of defending against a claim arising out of a nuclear incident or precautionary evacuation not otherwise covered by insurance, and any damages awarded as a result of such claim, could adversely affect our results of operations and financial condition.

Unresolved spent nuclear fuel storage and disposal issues and associated costs could have a significant negative impact on the Company’s business operations if potential customers view the risks associated with these issues and costs as unacceptably high.

The Nuclear Waste Policy Act of 1982 requires the DOE to provide for the permanent disposal of spent nuclear fuel (“SNF”) and associated high-level nuclear waste (“HLW”). In 1987, Congress amended the Nuclear Waste Policy Act to identify Yucca Mountain, in Nevada, as the only site that the DOE could consider for a permanent repository. The DOE has since cancelled this project, but under the federal law, is required to construct storage facilities for, and to dispose of, all SNF and other HLW generated by domestic nuclear reactors. Interim storage requires the construction and maintenance of NRC licensed SNF/ HLW storage facilities. The NRC regulates SNF through a combination of regulatory requirements, licensing, and safety and security oversight. While the costs of developing and maintaining these interim storage facilities can have a significant effect on the costs associated with waste storage and disposal for nuclear reactors, including the Hadron Halo, these costs could themselves be impacted by the timing of the opening of a disposal facility, as well as any possible future changes to the interim storage or transportation requirements for SNF and other forms of HLW, and the extent to which operators are able to continue to successfully sue DOE for costs incurred as a result of its continued failure to provide for permanent disposal.

The Company is working to develop on-site SNF/HLW storage solutions with the NRC. Any such storage sites are required to have an NRC fuel storage license and we plan to work with the NRC to obtain the necessary licenses for our solution. However, there are risks of changing regulations and policy reforms that could cause delays in our ability to obtain such licenses, which would prevent our ability to develop on-site SNF/HLW storage solutions.

If we are unable to obtain licenses for on-site SNF/HLW storage, we will be required to find alternative storage solutions. There are currently two consolidated interim storage (“CIS”) facilities under development in the U.S. for the interim storage of SNF/HLW. One facility has received an NRC license for construction and operation, and the other facility is in the final stages of its NRC licensing review. It is possible that SNF/HLW generated at our reactors could be stored at one of these CIS facilities; however, it is also possible that these CIS facilities are never built or become operational, or are unable to store such waste from our reactor, in which case, the waste would need to be stored onsite or at another interim SNF storage facility until another disposal option became available, such as a U.S. government determined permanent national repository or other government storage facility.

The establishment of a national repository for the storage and/or permanent disposal of SNF, such as the one previously considered at Yucca Mountain, Nevada, the timing of such a facility’s opening and the ability of such a facility to accept waste from our MMRs and any related regulatory action, could impact the costs associated with ours and our customers’ storage and/or disposal of SNF/HLW. Likewise, the establishment of a CIS for the storage of SNF/HLW, the timing of such a facility’s opening and being able to accept waste from our reactors, and any related regulatory action, could impact our customers’ costs associated with storage of SNF/HLW. These waste storage issues, and changes to the current waste disposal practices or changes to reactor operators’ ability to recover storage costs from DOE through litigation, could be material to our operations if potential customers view waste disposal as problematic, detrimental or a negative factor when considering an investment in our MMRs.

Our supply base may not be able to scale to the production levels necessary to meet sales projections.

We do not currently have manufacturing assets and will rely on third party manufacturers and construction firms to build our reactors and associated equipment and to construct future planned manufacturing and assembly facilities. While we are working to develop these capabilities and facilities internally, these capabilities and the facilities involve risks including timeline, cost, and financing risk and even if successfully developed, will not be available for our earliest reactor deployments. Moreover, we are dependent on future supplier capability to meet production demands attendant to our forecasts. If our supply chain cannot meet the schedule demands of the market, our projected sales revenues could be materially impacted.

Our current and future business operations, including our ability to successfully commercialize the Hadron Halo, rely and will continue to rely heavily on securing agreements with suppliers for essential materials and components which will be used to manufacture and assemble our reactors.

The execution, termination, expiration, or failure to renew agreements with our suppliers, whether due to unforeseen circumstances, including, but not limited to, supplier insolvency and regulatory changes, pose significant risks to our supply chain. In the event that such agreements are not successfully maintained or replaced, we may encounter difficulties sourcing required materials and components, leading to deployment delays, increased costs, or an inability to meet customer demand. Any interruption or inability to maintain relationships with current and future suppliers, or failure to secure materials from alternative suppliers could adversely impact our business operations, financial performance, and reputation.

We rely on a limited number of suppliers for certain materials and supplied components, some of which are highly specialized and are being designed for first-of-a-kind or sole use in the Hadron Halo. We and our third-party vendors may not be able to obtain sufficient materials or supplied components to meet our manufacturing and operating needs, or obtain such materials on favorable terms or at expected costs.

We will rely on a limited number of suppliers for certain raw materials, such as uranium (LEU+ fuel), and supplied components. We may not be able to obtain sufficient raw materials or supplied components to meet our manufacturing and operating needs, or obtain such materials on favorable terms or at expected costs, which could impair our ability to fulfill our orders in a timely manner or increase our costs of production. For example, if we are unable to obtain LEU+ fuel due to supply chain disruptions, our ability to produce power will be adversely affected, which could have a material adverse effect on our business prospects, financial condition and results of operations.

We do not directly manufacture any of the components of our MMRs. Our ability to manufacture our MMRs will be dependent upon sufficient availability of raw materials and supplied components, including many highly technical components that are still under design, are being designed for first-of-a-kind or sole use in the Hadron Halo and have not yet been qualified for use, are only produced by a limited number of suppliers and may be particularly susceptible to cost increases, supply chain disruptions or inflationary pressures, both in the U.S. and abroad. Any supply chain disruption incurred by our third-party suppliers or degradation in the quality and processes of our manufacturer partners, may result in delays, cost overruns or impairments to the development of our reactors. We may not be able to obtain a sufficient supply of raw materials or supplied components, on favorable terms or at all, which could result in delays in, or the inability to, manufacture MMRs or result in increased costs.

Additionally, the imposition of tariffs and impacts of inflation on raw materials or supplied components for our reactors could have a material adverse effect on our operations. Prolonged disruptions in the supply of any of our key raw materials or components, difficulty qualifying new sources of supply, implementing use of replacement materials or new sources of supply or any volatility in prices could have a material adverse effect on our ability to operate in a cost-efficient, timely manner. Such prolonged disruptions could also cause us to experience cancellations or delays of scheduled launches, customer cancellations or reductions in our prices and margins, any of which could harm our business, financial condition and results of operations.

We depend on key executives, and management, and other highly skilled personnel to execute our business plan and conduct our operations. A departure of key personnel could have a material adverse effect on our business.

Our success depends, in significant part, on the continued services of our senior management team and on our ability to attract, motivate, develop, and retain a sufficient number of other highly skilled personnel, including engineering, science, manufacturing and quality assurance, regulatory affairs, finance, marketing and sales personnel. The loss of any one or more members of our senior management team, for any reason, including resignation or retirement, could impair our ability to execute our business strategy and have a material adverse effect on our business and financial condition if we are unable to successfully attract and retain qualified and highly skilled replacement personnel.

Our business plan requires us to attract and retain qualified personnel including personnel with highly technical expertise. Our failure to successfully recruit and retain experienced and qualified personnel could have a material adverse effect on our business.

Our future success depends in part on our ability to contract with, hire, integrate, and retain highly competent nuclear reactor and fuels focused engineers and scientists, and other qualified personnel. Competition for the limited number of these skilled professionals is intense. If we are unable to adequately anticipate our needs for certain key competencies and implement human resource solutions to recruit or improve these competencies, our business, results of operations and financial condition would suffer. If we are unable to recruit and retain highly skilled personnel, especially personnel with sufficient technical expertise to develop our powerhouses, fuel fabrication facilities, recycling facilities, and fuel, we may experience delays, increased costs, and reputational harm.

Some of our management team has limited experience in operating a public company.

Some of our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our obligations as a public company that is subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to our management and growth. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the U.S. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. We may be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

We are subject to information technology and cyber security threats which could have adverse effects, including regulatory effects, on our business and results of operations.

We are increasingly dependent upon information technology systems, infrastructure and data to operate our business. In the ordinary course of business, we collect, store and transmit confidential information (including but not limited to intellectual property, proprietary business information and personal information). It is critical that we do so in a secure manner to maintain the confidentiality and integrity of such confidential information. We also have outsourced elements of our operations to third parties, and as a result we manage a number of third-party contractors who have access to our confidential information.

Despite the implementation of security measures, given their size and complexity and the increasing amounts of confidential information that they maintain, our internal information technology systems and those of our contractors and consultants are potentially vulnerable to breakdown or other damage or interruption from service interruptions, system malfunction, natural disasters, terrorism, war and telecommunication and electrical failures, as well as security breaches from inadvertent or intentional actions by our employees, contractors, consultants, business partners, and/or other third parties, or from cyber-attacks by malicious third parties (including the deployment of harmful malware, ransomware, denial-of-service attacks, social engineering and other means to affect service reliability and threaten the confidentiality, integrity and availability of information), which may compromise our system infrastructure or lead to data leakage. As part of our regular review of potential risks, we analyze emerging cyber security threats to us and our contractors, consultants, business partners and other third parties as well as our plans and strategies to address them. Our Board, which has oversight responsibility for cyber security risks, is regularly briefed by management on such analyses. Additionally, our Board is responsible for overseeing the adequacy of management’s conduct of threat environment and vulnerability assessments, management of cyber incidents, pursuit of projects to strengthen internal cyber security and the cyber security of our suppliers and other service providers, work with the company’s privacy and legal teams, coordination with the company’s operations teams to evaluate the cyber security implications of our products and offerings, and coordination of efforts to monitor, detect, and prevent future cyber threats. In addition, the audit committee of the Board annually reviews our risk profile with respect to cybersecurity matters. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and reputational damage and the further development and commercialization of our products could be delayed.

While we have not experienced any such system failure, accident or security breach to date, we cannot assure you that our data protection efforts and our investment in information technology will prevent significant breakdowns, data leakages, breaches in our systems or other cyber incidents that could have a material adverse effect upon our reputation, business, operations or financial condition. For example, we maintain databases comprised of our Hadron Halo nuclear design technical engineering information and operations information, which have been and will continue to be used to design the Hadron Halo reactors and will be utilized in “digital twin” construction and operations environments to allow for highly efficient construction and operations of these designs. If this database were to be lost or compromised, our ability to efficiently deploy and operate our reactors could be significantly impaired.

Furthermore, significant disruptions of our internal information technology systems or security breaches could result in the loss, misappropriation, and/or unauthorized access, use, or disclosure of, or the prevention of access to, confidential information (including, but not limited to, intellectual property, proprietary business information, and personal information), which could result in financial, legal, business, and reputational harm to us. For example, any such event that leads to unauthorized access, use, or disclosure of personal information, including personal information related to our employees, could harm our reputation directly, compel us to comply with federal and/or state breach notification laws and foreign law equivalents, subject us to mandatory corrective action, and otherwise subject us to liability under laws and regulations that protect the privacy and security of personal information, which could result in significant legal and financial exposure and reputational damages that could potentially have an adverse effect on our business.

We rely heavily on our intellectual property portfolio. Our ability to protect our patents and other intellectual property rights may be challenged and is not guaranteed. If we are unable to protect our intellectual property rights, our business and competitive position may be harmed.

We may not be able to prevent unauthorized use of our intellectual property, which could harm our business and competitive position. We rely upon a combination of the intellectual property protections afforded by patents, trademarks/service marks, copyrights and trade secret laws in the U.S. and other jurisdictions and in the future we may also rely on commercial agreements such as confidentiality agreements and license agreements, as applicable, to establish, maintain and enforce rights associated with our MMR design and related proprietary technologies. These measures are aimed at preventing third parties from using, practicing, selling, manufacturing, or otherwise commercially exploiting our MMR design and related technologies, which would erode our competitive position in our market. Our success depends in large part on our ability to obtain and enforce patent protection for our MMR design, as well as our ability to operate without infringing or violating the proprietary rights of others. We have intellectual property rights applicable to our business, including pending patent applications applicable to our MMR design, and we will continue to file patent applications claiming new technologies directed to our MMR design and related technologies in the U.S. and in other jurisdictions based on several factors including, but not limited to, commercial viability. Monitoring unauthorized use of our intellectual property rights is difficult and costly, and the steps we have taken or will take to prevent misappropriation may not be sufficient.

As noted above, we also rely upon unpatented trade secret protection, unpatented know-how and continuing technological innovation to develop and help maintain our business and competitive position. We seek to protect our proprietary technology, in part, by entering into confidentiality agreements with our suppliers, subcontractors, venture partners, employees and consultants, and other third parties. However, we may not be able to prevent the unauthorized disclosure or use of information which we consider to be confidential, our technical know-how or other trade secrets by the parties to these agreements, despite the existence generally of confidentiality provisions and other contractual restrictions. If any of the suppliers, subcontractors, venture partners, employees and consultants, and other third parties who are parties to these agreements breaches or violates the terms of any of these agreements, we may not have adequate remedies for any such breach or violation, and we could lose our trade secrets as a result. It is also possible that our trade secrets, know-how or other proprietary information could be obtained by third parties as a result of breaches of our physical or electronic security systems. Even where remedies are available, enforcing a claim that a party illegally disclosed or misappropriated our trade secrets is expensive and time consuming, and the outcome is unpredictable. Courts outside the U.S. are sometimes less willing to protect trade secrets. Additionally, despite our efforts to protect our proprietary technology, our trade secrets could otherwise become known or be independently discovered by our competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them, or those to whom they communicate, from using that technology or information to compete with us.

The patent position of our nuclear power reactors is not a guarantee of protection or rights. During the patent prosecution process, a patent office may require us or our licensors to narrow the scope of the claims of our or our licensors’ pending and future patent applications. This may limit the scope of patent protection and our or our licensors’ ability to assert patent infringement if the patent is subsequently issued. In some cases, a patent may not issue if we or our licensors are unable to overcome rejections from a patent office. By pursuing patent rights by filing a patent, we or our licensors may lose trade secrets that would have otherwise been protected had a patent not been sought and third parties may be able to exploit such published information in our patent application. Additionally, even if we obtain a patent in one jurisdiction (e.g., the United States), we cannot guarantee that we will obtain a corresponding patent in another jurisdiction as patent laws differ from jurisdiction to jurisdiction. Additionally, maintaining and enforcing patent rights can involve complex legal and factual questions and may be subject to litigation in some cases. For example, third parties may challenge the validity of our or our licensors’ patents based on prior art at a tribunal such as the Patent Trial and Appeal Board at the U.S. Patent and Trademark Office and in a federal court. Because we cannot assure that all of the potentially relevant prior art relating to our patents and patent applications has been found, third parties may prevail in invalidating a patent or preventing a patent application from being issued as a patent. If we or our licensors are able to maintain valid patents or prevail in patent challenges instituted by third parties, we or our licensors may still bear the risk of third parties “designing around” our technologies to avoid an intellectual property infringement claim.

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. As a result, we cannot be certain that the patent applications that we file will result in patents being issued, or that our patents and any patents that may be issued to us will afford protection against competitors with similar technology. Numerous patents, published pending patent applications and unpublished pending patent applications owned by others exist in the fields in which we have developed and are developing our technology. In addition to the risk of infringing those patents, those patents may also be used as a basis to invalidate our patents or prevent our patent applications from issuing as patents. Our patents may also be challenged as invalid under other prior art and/or be challenged as unenforceable. Furthermore, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the U.S., and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued.

Even if our patent applications succeed and we are issued patents in accordance with those applications, it is still uncertain whether these patents will be contested, circumvented, invalidated or limited in scope in the future. The rights granted under any issued patents may not provide us with meaningful protection or competitive advantages, and some foreign countries provide significantly less effective patent enforcement than in the U.S. In addition, the claims of any patents that issue from our patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. The intellectual property rights of others could also bar us from licensing and exploiting any patents that issue from our pending patent applications. In addition, patents issued to us may be infringed or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our business, prospects, financial condition and operating results.

We will enjoy only limited geographical protection with respect to certain patents, and may not be able to protect our intellectual property rights throughout the world.

We do not have worldwide patent rights for components of our MMR design and related proprietary technologies because there is no such thing as worldwide or “international patent rights.” Accordingly, we may not be able to protect our intellectual property rights in certain jurisdictions and their legal systems. Filing, prosecuting and defending patents on our technology worldwide can pose several challenges. First, procuring patent rights in multiple jurisdictions would be cost prohibitive because individual patent offices in different jurisdictions will have to examine each patent application separately. Therefore, costs such as examination fees, translation fees and attorneys’ fees are considered. Once a patent is registered, we or our licensors will also have the continued obligation of paying maintenance fees periodically to avoid patents from becoming abandoned or lapsed. Second, the breadth of claims in patents may vary from jurisdiction to jurisdiction. For instance, certain patent offices may require narrower claims, resulting in patent rights that are less extensive. Further, as noted above, we may not be able to obtain patents in some jurisdictions even if we obtain patents in other jurisdictions. Accordingly, our competitors may operate in countries where we do not have patent protection and can freely use our technologies and discoveries in such countries to the extent such technologies and discoveries are publicly known or disclosed in countries where we do have patent protection or pending patent applications.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. Many countries also limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or any of our licensors are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business and financial condition may be adversely affected.

We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause it to incur substantial fees and costs.

Companies, organizations or individuals, including our existing and future competitors, may hold or obtain patents, trademarks/service marks or other intellectual property rights that would prevent, limit or interfere with our ability to develop our intellectual property and make, use, develop, import, offer to sell or sell our MMRs and related technology, which could make it more difficult for us to operate our company. From time to time, we may receive inquiries from holders of patents or trademarks/service marks inquiring whether we are infringing their proprietary rights and/or seek court declarations that they do not infringe our intellectual property rights. Companies holding patents or other intellectual property rights similar to our technology may bring proceedings alleging infringement of such rights or otherwise asserting their rights and seeking licenses. In addition, if we are determined to have infringed a third party’s intellectual property rights, we may be required to do among other things, one or more of the following: (i) cease selling, incorporating or using MMRs that incorporate the challenged intellectual property; (ii) pay substantial damages; (iii) pay for and obtain a license from the holder of the infringed intellectual property right, which may not be available on reasonable terms or at all; or (iv) redesign part or all of our technology. In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology, our business, prospects, operating results and financial condition could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs and diversion of resources and management’s focus and attention.

We may also license patents and other intellectual property from third parties, and we may face claims that the use of this intellectual property infringes the rights of other third parties. In such cases, we may seek indemnification from the licensors under our license contracts with those licensors or other damages. However, our rights to indemnification or damages may be unavailable or insufficient to cover our costs and losses, depending on our use of the technology, whether we choose to retain control over conduct of the litigation, and other factors.

We may not identify relevant third-party patents or may incorrectly interpret the relevance, scope or expiration of a third-party patent, which might adversely affect our ability to develop and market our MMRs.

We cannot guarantee that any of our patent searches or analyses, including the identification of relevant patents, the scope of patent claims or the expiration of relevant patents, are complete or thorough because there may be hundreds of thousands of relevant patents worldwide. We also cannot be certain that we have identified each and every third-party patent and pending application in the U.S. and abroad that is relevant to or necessary for the commercialization of our MMRs in any jurisdiction. The scope of a patent claim is generally determined by an interpretation of the law, the written disclosure in a patent, and the patent’s prosecution history. Our interpretation of the relevance or the scope of a patent or a pending application may be incorrect or not accepted by a court of competent jurisdiction. Our determination of the expiration date of any patent in the U.S. or abroad that we consider relevant may be incorrect or inaccurate. Our failure to identify and correctly interpret relevant patents may negatively impact our ability to develop and market our MMRs.

There are several circumstances under which a patent application may not be published and accessible to us or our licensors. For example, patent applications in the U.S. and many foreign jurisdictions are typically not published until 18 months after filing, but some patent applications in the U.S. may be maintained in secrecy until the patents are issued. Publications in the scientific literature also often lag behind actual discoveries. Therefore, we cannot be certain that others have not filed patent applications for technology covered by our issued patents or our pending applications, or that we were the first to invent the technology or to file a patent application covering the technology. Our competitors may have filed, and may in the future file, patent applications covering our MMRs or technology similar to ours without us knowing. Any such patent application may have priority over our patent applications or patents, which could require us to procure rights to issued patents covering such technologies in order to avoid infringement claims.

We may be subject to claims of ownership and other rights to our patents and other intellectual property by third parties.

We may be subject to claims that former employees, collaborators, or other third parties have an interest in our patents or other intellectual property as an owner, a joint owner, a licensee, an inventor, or a co-inventor. In the latter two cases, the failure to name the proper inventors on a patent application can result in the patents issuing thereon being unenforceable. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals named as inventors, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, conflicting obligations of third parties involved in developing our patented technology or as a result of questions regarding co-ownership of potential joint inventions. Litigation may be necessary to resolve these and other claims challenging inventorship and ownership. Alternatively, or additionally, we may enter into agreements to clarify the scope of our rights in such intellectual property. If we fail in defending any such claims, in addition to paying monetary damages, we may lose exclusive ownership of, or right to use or license valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

A pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide, could adversely impact our business operations and our financial results.

If a pandemic, epidemic, or outbreak of an infectious disease, including the resurgence of COVID-19 or the outbreak of a novel strain of COVID-19, or other public health crisis were to affect our markets, facilities or our customers, our business could be adversely affected. The potential future spread of any infectious diseases and related precautionary measures may result in delays or disruptions in our supply chain, delays in the launch or execution of certain of our customers’ projects and a decrease of our operational efficiency in the development of our systems, products, technologies and services. If a pandemic, epidemic or outbreak of infectious disease in the U.S. or worldwide were to occur, we will take measures within our facilities to ensure the health and safety of our employees. These measures may include rearranging facilities and work schedules to follow social distancing protocols and undertaking regular and thorough disinfecting of surfaces and tools. However, there can be no assurance that these measures will prevent disruptions due to infectious diseases within our workforce. These measures may also result in the reduction of operational efficiency within our impacted workforce.

Risks Related to Compliance with Law, Government Regulation, Litigation and Tax Matters

•	Our business may be subject to the policies, priorities, regulations, mandates and funding levels of governmental entities and may be negatively or positively impacted by any change thereto.

•	We may pursue government awards involving cost-share related to our research and development work, which could be affected by our failure to comply with certain laws and regulations.

•	Uncertain global macro-economic and political conditions could materially adversely affect our business prospects, financial condition, results of operations and cash flow.

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We and our suppliers are subject to stringent U.S. export and import control laws and regulations and analogous laws and regulations in other jurisdictions. Unfavorable changes in these laws and regulations or U.S. government or other relevant government licensing policies, our failure to secure timely U.S. government or other relevant government authorizations under such laws and regulations, or our failure to comply with such laws and regulations could have a material adverse effect on our business prospects, financial condition, results of operations and cash flows.

•	We are part of the nuclear power industry, which is highly regulated.

•	Changes in government agency budgets as well as staffing shortages at national laboratories and other government agencies may lengthen our estimated timelines for regulatory approval and construction.

•	Our customers could incur substantial costs as a result of violations of, or liabilities under, environmental laws.

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We are subject to laws and regulations governing the use, transportation, and disposal of toxic, hazardous and/or radioactive materials. Failure to comply with these laws and regulations could result in substantial fines and/or enforcement actions.

•	Changes in tax laws could adversely affect our business prospects and financial results.

•	We may become involved in litigation that may materially adversely affect our business, financial condition and results of operations.

We are part of the nuclear power industry, which is highly regulated. Our MMR design similarly differs from reactors currently in operation, including with respect to potential industrial uses. As a result, the regulatory licensing and approval process for our reactors may be delayed and made more costly.

The nuclear power industry is highly regulated. All entities that manufacture, operate and transport nuclear materials in the U.S. are subject to the jurisdiction of the NRC (except for those facilities and applications separately regulated by the DOE), and entities performing the same activities in other countries are subject to regulation by the NRC’s counterparts around the world. Our MMR design differs in some respects from the reactors used today at commercial nuclear power facilities. These differences could result in more prolonged and extensive review by the NRC and its counterparts around the world that could cause reactor development program delays and delays in commercialization.

Our reactor development timeline and our growth strategy relies on the relevant nuclear regulator to accept and approve technical information and documentation about our reactor designs in the course of any design-specific licensing, certification, approval or similar process, or in the course of facility-specific licensing. There is a risk that regulators may require additional information regarding the reactor’s behavior or performance that necessitates additional, unplanned analytical and/or experimental work which could cause schedule delays and require more research and development funding. Additionally, regulatory reform or policy changes could delay our ability to obtain a manufacturing license and/or combined operating license of the Hadron Halo, which would delay our manufacturing and commercialization of the Hadron Halo.

We are subject to laws and regulations governing the use, transportation, and disposal of toxic, hazardous and/or radioactive materials. Failure to comply with these laws and regulations could result in substantial fines and/or enforcement actions.

Both in the U.S. and abroad, our operations will be subject to a variety of federal, state, local environmental, health and safety laws and regulations governing, among other things, air emissions, wastewater discharges, management and disposal of hazardous, non-hazardous, and radioactive materials and waste and remediation of releases of hazardous materials. Additionally, we are responsible for decommissioning of facilities where we conduct, or previously conducted, commercial, NRC-licensed, operations.

We may be liable if we fail to comply with federal, state, and local environmental, health and safety laws and regulations. Failing to comply with such laws and regulations, including failing to obtain any necessary permits, could result in substantial fines or enforcement actions. This might require us to stop or curtail operations or conduct or fund remedial or corrective measures, make additional investments into safety-related improvements or perform other actions. The enactment of more stringent laws, regulations or permit requirements or other unanticipated events may arise in the future and adversely impact the market for our products, which could materially and adversely affect our business, financial condition, and results of operations. We could incur substantial costs as a result of a violation of, or liabilities under, environmental laws.

Key materials and components are subject to heightened manufacturing and quality assurance scrutiny and may also be particularly vulnerable to inflationary pressures and cost increases.

The equipment, components, and materials used in nuclear products are subject to a heightened level of manufacturing and quality assurance scrutiny, in compliance with NRC regulations, applicable codes and nuclear industry standards. Moreover, it is critical to demonstrate in reactor design and development that the materials used in manufacturing that will be exposed to radiation will perform in accordance with necessary design parameters. The heightened manufacturing and quality assurance requirements and regulatory oversight limit the number of potential suppliers from whom we can procure many types of equipment, components, and materials used in our reactors, as well as the types of facilities where we can test certain materials. These suppliers and the key materials and essential components may be particularly vulnerable to price increases, as a result of supply and demand dynamics, inflation and other price pressures. As a result, supplier delays, unexpected performance testing results, issues in the manufacturing process or procuring necessary materials, international procurement needs, regulatory compliance issues, component qualification issues or delays, increases in costs as a result of inflation or otherwise, and geopolitical considerations can all impact our ability to perform necessary research and development, assist a customer in licensing a reactor, construct and assist customers in operating our reactor design. This could impact our project timelines and costs, as well as affect potential customer interest in our reactors.

Our business may be positively or negatively impacted by changes to applicable policies, priorities, regulations, and mandates of multiple governmental entities.

We are subject to a wide variety of laws and regulations relating to various aspects of our business, including with respect to use and possession of radioactive materials; design, manufacture, operations, marketing and export of nuclear technologies; employment and labor; tax; data security of the operational and information technology we use; health and safety; zoning and environmental issues. Laws and regulations at the foreign, federal, state and local levels frequently change and are often interpreted in different ways, especially in relation to new and emerging industries, and we cannot always reasonably predict the impact from, or the ultimate cost of compliance with, current or future regulatory or administrative changes. While we monitor these developments and devote a significant amount of management’s time and external resources towards compliance with these laws, regulations and guidelines, we cannot guarantee that these measures will be satisfactory to regulators or other third parties, such as our customers, who are also subject to extensive governmental regulation. Our efforts to comply with new and changing laws and regulations may result in increased general and administrative expenses and a diversion of management time and attention. Moreover, changes in law, the imposition of new or additional regulations or the enactment of any new or more stringent legislation that impacts our business could require us to change the way we operate and could have a material adverse effect on our sales, profitability, cash flows, financial condition, and lead to regulatory delays that could impact our ability to obtain licenses, certificates, authorizations, permits, approvals, and/or certifications from regulatory agencies (collectively referred to herein as “regulatory approvals”), including the manufacturing license and/or combined operating license necessary for manufacturing and commercialization of our MMRs.

Our Hadron Halos are subject to regulations in all jurisdictions related to nuclear safety, environmental, and financial qualification. Regulatory approvals, such as construction permits and operating licenses issued by the NRC, are necessary for our customers to construct and operate our MMRs. Our plans to deploy Hadron Halos rely on timely receipt of such regulatory approvals in the jurisdictions in which we seek to do business. Such regulatory approval processes may be subject to change, can be technically challenging to address, may result in the imposition of conditions that impact the financial viability of our MMR products, and may also provide opportunities for third parties to lodge objections or seek more stringent requirements for our products.

Lastly, all of our facilities will be subject to regulations regarding human health and safety, wastewater, stormwater, air emissions and storage of hazardous materials. If we fail to comply with these laws and regulations, we could be subject to fines or penalties from local, state, and federal regulators.

Our operations and business plans could be significantly impacted by changes in U.S. political support and federal, state, and local government policies and priorities.

The current environment of bipartisan political support of advanced nuclear power technologies at the U.S. federal level could change. Changes in support, in policies, or in priorities by the legislative or executive branch could have impacts on the leadership at the NRC, the DOE, the U.S. Department of Homeland Security, the U.S. Environmental Protection Agency, or any other federal agency which affects policy related to nuclear power. Each of these agencies themselves may experience changes in policies and priorities which impact our operations and business plans. Federal, state, and local policies and priorities could affect regulatory oversight, supply chain availability, tax and other financial incentives or costs, availability of financing, labor force initiatives or restrictions, and many other possible areas.

The NRC also has the authority to issue new regulatory requirements or to change existing requirements. Changes to the regulatory requirements, could require us to incur additional expenses to retrofit any of our nuclear facilities under the NRC’s jurisdiction to bring them into compliance or otherwise adversely affect our results of operations and financial condition.

Additionally, changes in federal, state, or local government policies and priorities can impact the nuclear fuel supply chain. These could include changes in interpretations of regulatory requirements, increased inspection or enforcement activities, changes in budgetary priorities, changes in tax laws and regulations and other government actions or inaction. Any of these local, state, and federal agencies may have the authority to impose civil penalties and additional requirements, which could adversely affect our results of operations.

Changes in governmental agency budgets as well as staffing shortages at national laboratories and other governmental agencies may lengthen our estimated timelines for regulatory approval and construction.

Certain areas of our research and development activities are dependent upon various regulatory approvals and may be undertaken through collaborations with universities or national laboratories. Government agency budgets and staffing are driven by the priorities of leadership at federal agencies as well as policy makers. Many universities rely on federal or state funding to support research and development activities. Changes in governmental agency budgets, personnel, and any resulting staffing shortages may delay our research and development initiatives, including site testing and other activities, and delay or prevent the issuance of required regulatory approvals (e.g., permits or licenses) for our product. Additionally, although we feel that collaborations with universities and national laboratories is beneficial to our research and development activities, collaborations with third parties may increase the cost and effectiveness of our intellectual property protections and create risk of intellectual property infringement. Although we take steps to protect our intellectual property through agreements covering non-disclosure, confidentially and related agreements, such mitigating steps may not be adequate to fully protect our intellectual property portfolio, which could have a negative result on our financial condition and results of operations.

The Hadron Halo design has not yet been approved or licensed for use at any site by the NRC, and approval or licensing of our design is not guaranteed.

The Company submitted its letter of intent to the NRC in April 2025 and its regulatory engagement plan to the NRC in May 2025. Notwithstanding these actions, the Hadron Halo design has yet been licensed, certified or approved by the NRC, and there are currently no MMRs that have been fully licensed by the NRC. If the NRC disagrees with our, or our customers’, licensing approach or the technical bases supporting the nuclear safety and environmental impact evaluations, the construction and operating license application processes could take longer than currently expected, or a license may not be granted at all, which could materially and adversely affect our business. Further, the NRC could impose conditions in a license that are not acceptable to us or our customers, which could materially and adversely affect our business. Any delays, conditions or unexpected requirements may increase costs for us or our customers and may result in uncertainty regarding the ability to deploy our technology in a predictable way, which may adversely impact our competitiveness.

The public has the ability to intervene in licensing proceedings before the NRC for a reactor.

Under the Atomic Energy Act and the implementing NRC regulations, members of the public, state, or tribal governments may request a public hearing opposing the issuance of any NRC permit or license, or challenging portions of the license or permit application or of the NRC’s review. Certain NRC actions also include provision for a mandatory administrative hearing regardless of whether any contentions are submitted in conjunction with the action. These hearing processes may delay or prevent the issuance of required regulatory approvals (e.g., permits or licenses) for a customer’s MMR.

Even if the Hadron Halo is licensed in the U.S., we must still obtain approvals on a country-by-country basis to deploy our technology, which approvals may be delayed or denied or which may require modification to our design.

Even if the Hadron Halo is licensed, certified and/or approved in the U.S., if we are to deploy our technology in other countries, we must first obtain regulatory approvals for our technology in those countries. The regulatory framework to obtain approvals is complex, varies from country to country, and may involve authorities on a sub-national or local level. Timelines are likely to be longer for initial deployments of our technology in any jurisdiction, as regulatory agencies may not be familiar with our technology and how it differs from the technology used in legacy nuclear power facilities. Moreover, other countries’ approval processes may differ markedly from the NRC process, or they may require that we alter aspects of our design before providing approval. Denial or delay in approvals abroad could materially and adversely affect our business outside of the U.S.

Our business is also subject to stringent U.S. export control laws and regulations. Unfavorable changes in these laws and regulations or U.S. government licensing policies, our failure to secure timely U.S. government authorizations under these laws and regulations, or our failure to comply with these laws and regulations could have a material adverse effect on the company and our ability to expand and thereby affect our business prospects, financial condition, results of operations and cash flows.

The inability to secure and maintain required export licenses or authorizations could negatively impact our ability to compete successfully or market our MMRs outside the U.S. For example, if we were unable to obtain or maintain licenses to export nuclear technology or certain hardware to a particular country, we would be effectively prohibited from exporting our MMRs in that country, which would limit the number of customers to those in the U.S. and in countries where we are able to secure licenses (or where licenses are not required).

Failure to comply with export control laws and regulations could expose us to civil or criminal penalties, fines, investigations, more onerous compliance requirements, loss of export privileges, debarment from government contracts or limitations on our ability to enter into contracts with the U.S. government. Any changes in export control regulations or U.S. government licensing policy, such as that necessary to implement U.S. government commitments to multilateral control regimes, may restrict our market size.

Changes in international trade policies, tariffs and treaties affecting imports and exports may have a material adverse effect on our performance or business prospects.

There have recently been significant changes to international trade policies and tariffs affecting imports and exports. Any significant increases in tariffs on raw materials or supplied components for our reactors could negatively affect our performance or business prospects.

Recently, the U.S. has implemented a range of new tariffs and increases to existing tariffs. In response to the tariffs announced by the U.S., other countries have imposed, are considering imposing, and may in the future impose new or increased tariffs on certain exports from the U.S. There is currently significant uncertainty about the future relationship between the U.S. and other countries with respect to trade policies, taxes, government regulations and tariffs. and we cannot predict whether, and to what extent, current tariffs will continue or trade policies will change in the future.

Our customers could incur substantial costs as a result of violations of, or liabilities under, environmental laws.

The operations and properties of our customers are subject to a variety of federal, state, local and foreign environmental, health and safety laws and regulations governing, among other things, air emissions, wastewater discharges, management and disposal of hazardous, non-hazardous and radioactive materials and waste and remediation of releases of hazardous materials. Although the Company’s business is to design and sell technology rather than to construct and own or operate power plants, we must design our technology so it complies with such laws and regulations. Compliance with environmental requirements could require our customers to incur significant expenditures or result in significant restrictions on their operations, and the failure to comply with such laws and regulations, including failing to obtain any necessary permits, could result in substantial fines or enforcement actions, including regulatory or judicial orders enjoining or curtailing operations or requiring our customers to conduct or fund remedial or corrective measures, install pollution control equipment or perform other actions. More vigorous enforcement by regulatory agencies, the future enactment of more stringent laws, regulations or permit requirements, including relating to climate change, or other unanticipated events may arise in the future and adversely impact the market for our products or demand for our products from our customers, which could materially and adversely affect our business, financial condition and results of operations.

Our MMRs may not qualify as low-emissions or emissions-free pursuant to regulatory or incentive frameworks that consider emissions on a lifecycle basis or that otherwise account for fuel-cycle emissions or energy consumption.

While our MMRs generate no air emissions during operations, including no so-called greenhouse gases, our MMRs may nonetheless not qualify as providers of emissions-free, carbon-free, low-carbon or similar generating resources under emissions-limitation schemes that assess emissions on a lifecycle basis or that otherwise consider emissions from energy consumed in our fuel cycle. The failure of our MMRs to qualify for inclusion in emissions reduction or climate change related emissions control schemes, or emissions-based incentive programs may result in higher costs or lower revenues for us or our customers, and may adversely impact the demand for our products from our customers, which could materially and adversely affect our business, financial condition and results of operations.

We may become involved in litigation that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including intellectual property, commercial, product liability, employment, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources from the operation of our business and cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, from time to time, we may settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.

Our failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act could negatively impact our business.

We are required to provide management’s attestation on internal controls. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those previously required of us as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements applicable to us as a public company. If our management is unable to conclude that we have effective internal control over financial reporting, or to certify the effectiveness of such controls, and our independent registered public accounting firm cannot render an unqualified opinion on management’s assessment and the effectiveness of our internal control over financial reporting at such time as it is required to do so, and material weaknesses in our internal control over financial reporting are identified, we could be subject to regulatory scrutiny, a loss of public and investor confidence, and to litigation from investors and shareholders, which could have a material adverse effect on our business and our stock price. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to manage our business effectively or accurately report our financial performance on a timely basis, which could cause a decline in our Common Stock price and adversely affect our business, financial condition and results of operations. Failure to comply with the Sarbanes-Oxley Act could potentially subject us to sanctions or investigations by the SEC, the exchange upon which our securities are listed or other regulatory authorities, which would require additional financial and management resources.

Risk Relating to Tax Matters Applicable to Hadron Energy

Changes in tax, tariff or fiscal policies could adversely affect demand for our products.

Imposition of any additional taxes and levies on our products could adversely affect the demand for our products and our results of operations. Changes in corporate and other taxation policies as well as changes in export and other incentives given by various governments, or import or tariff policies, could also adversely affect our results of operations. Considerable uncertainty surrounds the introduction and scope of tariffs by countries around the world, as well as the potential for trade actions, and the imposition of tariffs and trade restrictions as a result of international trade disputes or changes in trade policies may adversely affect our sales and profitability. The occurrence of any of the above may have a material adverse effect on our business, results of operations and financial condition.

Changes to taxation or the interpretation or application of tax laws could have an adverse impact on our results of operations and financial condition.

Our business is expected to be subject to various taxes in different jurisdictions, which include, among others, U.S. federal, state and local taxes, and taxes in these and other jurisdictions where we may deploy MMRs in the future, such as regional trade taxes, value added taxes, excise duty, registration tax and other indirect taxes.

We are exposed to the risk that our overall tax burden may increase in the future.

Changes in tax laws or regulations, or in the position of the relevant authorities regarding the application, administration or interpretation of tax laws or regulations, particularly if applied retrospectively, could have a material adverse effect on our business, results of operations and financial condition.

In addition, tax laws are complex and subject to subjective valuations and interpretive decisions. The tax authorities may not agree with our interpretations of, or the positions we have taken or intend to take on, tax laws applicable to our ordinary activities and extraordinary transactions. In case of challenges by the tax authorities to our interpretations, we could face long tax proceedings that could result in the payment of additional tax and penalties, with potential material adverse effects on our business, results of operations and financial condition.

Risks Related to Hadron Energy’s Capital Resources

Our business requires substantial investment.

Our current capital may not be sufficient to finance the total capital required for our business plan. To the extent we are unable to raise the level of capital we require, we may be required to make significant adjustments to our business plans in light of our available capital resources. For example, we may have to reduce future costs, which could materially impact our business plan, including potentially requiring us not to pursue some of our other strategic objectives and/or limit the resources available to further develop our design, sales and manufacturing efforts.

In order to fulfill our business plan, we will require additional funding. To the extent we require such additional investor funding in the future, such funding may be dilutive to our investors and no assurances can be provided as to terms of any such funding. Any such funding and the associated terms will be highly dependent upon market conditions and the progress of our business at the time we seek such funding. The terms of any financing that we pursue may be less favorable than previously anticipated and could become even less favorable depending on the amount of funds we may require.

Our business is capital intensive. We expect that significant additional capital will be needed in the future to continue our planned operations, including commercialization efforts, expanded research and development activities and costs associated with operating a public company. To raise capital, we may enter into financing arrangements that may be costly or impose certain restrictive covenants or otherwise restrict our ability to seek additional leverage or financing. We may also seek to sell Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell Common Stock, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights, preferences and privileges senior to the holders of our Common Stock. Pursuant to our Plan, our Board is authorized to grant compensatory equity awards to our employees, directors and consultants. If the number of shares reserved under our Plan is increased pursuant to its terms, our stockholders may experience additional dilution, which could cause our stock price to fall. Any of the above events could significantly harm our business, prospects, financial condition and results of operations and cause the price of our Common Stock to decline.

Our corporate expenditures, including our corporate level expenses, are subject to numerous risks and uncertainties.

Our current and future operating expenses are uncertain and impacted by various factors outside of our control, including rising costs and other impacts of inflation, evolving regulatory requirements, raw material availability, global conflicts, global supply chain challenges and component manufacturing and testing uncertainties, among other factors. Accordingly, it is possible that our overall expenses and related outspend could be higher than the levels we currently estimate, and any increases could have a material adverse effect on our business, financial condition and results of operations.

We may experience a disproportionately higher impact from inflation and rising costs.

Recently, inflation has increased. Inflation has resulted in, and may continue to result in, higher interest rates and capital costs, higher shipping costs, higher material costs, supply shortages, increased costs of labor and other similar effects. Although the impact of material cost, labor, or other inflationary or economically driven factors will impact the entire nuclear and energy transition industry (including renewable sources of electricity, like solar and wind), the relative impact may not be the same across the industry, and the particular effects within the industry will depend on a number of factors, including material use, design, structure of supply agreements, project management and others, which could result in significant changes to the competitiveness of our technology and our ability to sell the Hadron Halo, which could have a material adverse effect on our business, financial condition and results of operations.

If we incur indebtedness in the future, we could be exposed to risks that could adversely affect our business, financial condition and results of operations.

In the future, we may incur additional indebtedness. Our indebtedness could have significant negative consequences for our security holders, business, results of operations and financial condition by, among other things:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

•	limiting our flexibility to plan for, or react to, changes in our business; and

•	placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay any additional indebtedness that we may incur. Any future indebtedness that we may incur may contain financial and other restrictive covenants that will limit our ability to operate our business, raise capital or make payments under our indebtedness. If we fail to comply with such covenants or to make payments under any of our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that indebtedness becoming immediately payable in full and cross-default or cross-acceleration under our other indebtedness and other liabilities.

Our actual operating results may differ significantly from our guidance.

From time to time, we may release guidance in our quarterly or annual earnings releases, quarterly earnings conference calls, or otherwise, regarding our future performance that represents our management’s estimates as of the date of release. This guidance, which includes forward-looking statements, will be based on projections prepared by our management. These projections are not expected to be prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our registered public accountants nor any other independent expert or outside party is expected to comply or examine the projections. Accordingly, no such person is expected to express any opinion or any other form of assurance with respect to the projections.

Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control, and are based upon specific assumptions with respect to future business decisions, some of which will change. Any material change to the assumptions or estimates underlying the projections management prepares, or any material overruns or other unexpected increase in costs, could have a material adverse effect on the projections and the guidance on which it is based. The rapidly evolving market in which we operate may make it difficult to evaluate our current business and our future prospects, including our ability to plan for and model future growth. We intend to state possible outcomes as high and low ranges which are intended to provide a sensitivity analysis as variables are changed. However, actual results will vary from our guidance and the variations may be material. The principal reason that we release guidance is to provide a basis for our management to discuss our business outlook as of the date of release with analysts and investors. We do not accept any responsibility for any projections or reports published by any such persons. Investors are urged not to rely upon our guidance in making an investment decision regarding our Common Stock.

Any failure to successfully implement our operating strategy or the occurrence of any of the events or circumstances set forth in this “Risk Factors” section could result in our actual operating results being different from our guidance, and the differences may be adverse and material.

Our financial results may vary significantly from quarter to quarter.

We expect our revenue and operating results to vary from quarter to quarter. We may incur significant operating expenses during the start-up and early stages of contracts and may not be able to recognize corresponding revenue in that same quarter. We may also incur additional expenses when contracts are terminated or expire and are not renewed. We may also incur additional expenses during the construction of our planned manufacturing and assembly facilities in the future.

Additional factors that may cause our financial results to fluctuate from quarter to quarter include those addressed elsewhere in this “Risk Factors” section and the following factors, among others:

•	the terms of customer contracts that affect the timing of revenue recognition;

•	variability in demand for our services and solutions;

•	commencement, completion or termination of contracts during any particular quarter;

•	timing of award or performance incentive fee notices;

•	timing of significant bid and proposal costs;

•	the costs of remediating unknown defects, errors or performance problems of our product offerings;

•	restrictions on and delays related to the export of nuclear articles and services;

•	costs related to government inquiries;

•	strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs and joint ventures;

•	strategic investments or changes in business strategy;

•	changes in the extent to which we use subcontractors;

•	seasonal fluctuations in our staff utilization rates;

•	changes in our effective tax rate, including changes in our judgment as to the necessity of the valuation allowance recorded against our deferred tax assets; and

•	the length of sales cycles.

Significant fluctuations in our operating results for a particular quarter could cause us to fall out of compliance with the financial covenants related to our debt, which if not waived, could restrict our access to capital and cause us to take extreme measures to pay down the debt, if any.

If we experience significant fluctuations in our operating results and rate of growth and fail to meet revenue and earnings expectations, our stock price may fall rapidly and without advance notice.

Due to our limited operating history, our unproven and evolving business model and the unpredictability of our emerging industry, we may not be able to accurately forecast our rate of growth. We base our current and future expense levels and our investment plans on estimates of future revenue and future rate of growth. Our expenses and investments are, to a large extent, not fixed and we expect that these expenses will increase in the future. We may not be able to adjust our spending quickly enough if our revenue falls short of our expectations.

Our results of operations depend on both the growth of demand for the products and services we are going to offer in future and the general economic and business conditions throughout the world. A softening of demand for our products and services for any reason will harm our operating results. Terrorist attacks, armed hostilities and wars in the past created, and may in the future create economic and business uncertainty that may also adversely affect our results of operations.

Our revenue and operating results may also fluctuate due to other factors, including:

•	our ability to meet milestones related to the design, development, manufacturing and sales of smaller, cheaper, and safer advanced clean energy solutions, including the Hadron Halo.

•	assumptions relating to the size of the market for our nuclear reactors.

•	unanticipated regulations of nuclear energy that add barriers to our business and have a negative effect on our operations.

•	our estimates of expenses, future revenue, capital requirements and our needs for, or ability to obtain, additional financing.

•	new product and service introductions by our competitors.

•	technical difficulties or interruptions in our service.

•	general economic conditions in our geographic markets.

•	additional investment in our service or operations.

•	regulatory compliance costs.

As a result of these and other factors, we expect that our operating results may fluctuate significantly on a quarterly basis. We believe that period-to period comparisons of our operating results may not be meaningful, and you should not rely upon them as an indication of future performance.

Changes in our accounting estimates and assumptions could negatively affect our financial position and results of operations.

We prepare our financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These accounting principles require us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of our financial statements. We are also required to make certain judgments that affect the reported amounts of revenues and expenses during each reporting period. We periodically evaluate our estimates and assumptions including, but not limited to, those relating to business acquisitions, revenue recognition, recoverability of assets including customer receivables, contingencies, valuation of financial instruments, stock-based compensation and income taxes. We base our estimates on historical experience and various assumptions that we believe to be reasonable based on specific circumstances. These assumptions and estimates involve the exercise of judgment and discretion, which may evolve over time in light of operational experience, regulatory direction, developments in accounting principles and other factors. Actual results could differ from these estimates as a result of changes in circumstances, assumptions, policies or developments in the business, which could materially affect our financial statements.

Our ability to pay dividends may be limited and the level of future dividends is subject to change.

We do not expect to pay dividends for the foreseeable future. Payment of dividends on our shares in the future will be subject to business conditions, financial conditions, earnings, cash balances, commitments, strategic plans and other factors that our Board may deem relevant at the time it recommends approval of the dividend. Any dividend policy, once adopted, will be subject to change based on changes in statutory requirements, market trends, strategic developments, capital requirements and a number of other factors. Further, we may not have sufficient cash to pay dividends in cash on our shares. We will be a holding company and our operations will be carried out through our subsidiary. As a result, our ability to pay dividends will primarily depend on the ability of our subsidiary to generate earnings and to provide us with the necessary financial resources.

Risks Related to the Company’s Securities

Future sales, or the perception of future sales, of our Common Stock by us or our existing stockholders in the public market could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of Common Stock in the public market, including the resale of the shares of Common Stock held by our stockholders pursuant to this prospectus or pursuant to Rule 144, could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of Common Stock intend to sell shares, could reduce the market price of our Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

All shares issued as merger consideration in the Business Combination are freely tradable without registration under the Securities Act and without restriction by persons other than our “affiliates” (as defined under Rule 144 under the Securities Act), including our directors, executive officers and other affiliates. We have registered in this resale registration statement on Form S-1 securities held by certain of our stockholders who have the right, subject to certain conditions, to require us to register the sale of their shares of Common Stock under the Securities Act, pursuant to the terms of the Amended and Restated Registration Rights Agreement entered into in connection with the Business Combination. Registration Rights Holders holding at least a majority in interest of the registrable securities are entitled to make a written demand for registration under the Securities Act of all or part of their registrable securities, up to a total of three such demands, and also have “piggy-back” registration rights. The sale of a large number of shares by these stockholders could cause the prevailing market price of shares of our Common Stock to decline. Significant sales of shares of Common Stock may have negative pressure on the public trading price of our Common Stock.

The shares being registered for resale by the Selling Securityholders pursuant to this prospectus represent a substantial portion of the total number of shares of our Common Stock outstanding, based on the number of shares outstanding as of June 12, 2026. Certain of our stockholders, including the Sponsor, acquired their shares at prices substantially below the current market price of our Common Stock. For example, the Sponsor acquired Founder Shares at an effective purchase price of $0.00979696 per share. Certain of our stockholders may have an incentive to sell their shares because they will still profit on sales due to the significantly lower prices at which they purchased their shares.

In addition, certain of our stockholders are subject to the Lock-Up Agreement, which restricts transfers of shares until the earlier of (a) six months following the Closing, (b) subsequent to the Closing, the date on which the closing price of our Common Stock equals or exceeds $11.50 per share for any twenty trading days within any thirty consecutive trading day period commencing at least ninety days after the Closing, or (c) subsequent to the Closing, the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction. Upon the expiration of the applicable lock-up periods, such stockholders will not be restricted from selling shares of our Common Stock held by them, other than by applicable securities laws, and a significant number of additional shares will become eligible for sale in the public market, which could cause the market price of our Common Stock to decline.

The requirements of being a public company in the U.S. may strain the Company’s resources and divert management’s attention, and the increases in legal, accounting and compliance expenses that result from being a public company in the U.S. may be greater than we anticipate.

Requirements associated with being a public company in the United States require significant resources and management attention. We are subject to certain reporting requirements of the Exchange Act, and the other rules and regulations of the SEC, and Nasdaq. We are also subject to various other regulatory requirements, including the Sarbanes-Oxley Act. We expect these rules and regulations to increase our legal, accounting and financial compliance costs and to make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our Board. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs. In addition, complying with rules and regulations and the increasingly complex laws pertaining to public companies requires substantial attention from our senior management, which could divert their attention away from the day-to-day management of our business. These cost increases and the diversion of management’s attention could materially and adversely affect our business, results of operations and financial condition. We may also need to hire additional personnel to support our financial reporting function and may face challenges in doing so.

There is no guarantee that the Warrants will ever be in the money, and they may expire worthless.

The exercise price for the Warrants is either $11.50 or $12.00 per share of Common Stock, subject to adjustment. There is no guarantee that the Warrants will ever be in the money prior to their expiration, and as such, the Warrants may expire worthless.

Your unexpired Public Warrants may be redeemed prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.

Outstanding Public Warrants may be redeemed at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Public Warrant, provided that the last reported sales price of our Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within a thirty (30) Trading-Day period ending on the third (3rd) Trading Day prior to the date the Company sends the notice of redemption to the Warrant holders. If and when the Public Warrants become redeemable by the Company, the Company may exercise its redemption rights if there is an effective registration statement covering the Common Stock issuable upon exercise of the Public Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption period or the Company has elected to require the exercise of the Warrants on a “cashless basis”; provided, however, that if and when the Public Warrants become redeemable by the Company, the Company may not exercise such redemption right if the issuance of Common Stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification. Redemption of the outstanding Public Warrants could force you (a) to exercise your Public Warrants and pay the exercise price at a time when it may be disadvantageous for you to do so, (b) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants or (c) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants.

If the Company does not maintain a current and effective prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants, public holders will only be able to exercise such warrants on a “cashless basis” which would result in a fewer number of shares of Common Stock being issued to the holder had such holder exercised the warrants for cash.

If the Company does not maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the public warrants at the time that holders wish to exercise such Warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of warrant shares that a holder will receive upon exercise of its public warrants will be fewer than it would have been had such holder exercised its warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise their warrants on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the warrant shares issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file with the SEC a registration statement for the registration under the Securities Act of the warrant shares and thereafter use its best efforts to cause the registration statement to become effective and to maintain the effectiveness of such registration statement until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced or the warrants may expire worthless. In no event will the Company be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that the Company is unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares of Common Stock upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrants shall not be entitled to exercise such warrants and such warrants may have no value and expire worthless. In such event, holders who acquired their public warrants as part of a purchase of public units will have paid the full unit purchase price solely for the shares of Common Stock included in the public units. Notwithstanding the foregoing, the private placement warrants may be exercisable for unregistered warrant shares for cash even if the prospectus relating to the warrant shares issuable upon exercise of the warrants is not current and effective.

Our Charter provides, subject to limited exceptions, that the courts of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our Charter provides, subject to limited exceptions, that the courts of the State of Delaware (or, in the event that the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders. Our Charter requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought in our name or right or on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, agents or stockholders to us or our stockholders, (iii) any action arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), our Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) or our Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery, (iv) any action to interpret, apply, enforce or determine the validity of our Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) or our Bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine, shall be brought exclusively in the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware), in each case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein. Furthermore, unless we consent in writing to the selection of an alternative forum, with respect to claims that are not internal corporate claims, stockholders, when acting in their capacity as stockholders or in the right of the Corporation, must bring any such claims only in the Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware, if such claims relate to the business of the Corporation, the conduct of its affairs, or the rights or powers of the Corporation or its stockholders, directors or officers, in each case subject to the applicable court having personal jurisdiction over the indispensable parties named as defendants. Direct claims brought under the Exchange Act can be brought in the U.S. federal courts as Section 27 of the Exchange Act provides for exclusive jurisdiction of such claims in the U.S. federal courts, and pursuant to Section 29(a) of the Exchange Act, the Company cannot bind a stockholder to waive compliance with such jurisdictional requirement. As such, the forum selection provision set forth in our Charter will not affect that direct claims under the Exchange Act are to be brought in the U.S. federal courts. In addition, because the Court of Chancery does not have jurisdiction over claims brought under the Exchange Act, any derivative claims under Section 14(a) need to be brought in the federal court for the District of Delaware. Any person or entity purchasing or otherwise acquiring any interest in our securities will be deemed to have notice of and to have consented to the exclusive forum provisions in our Charter, and, if an action within the scope of the forum provision is filed in a court other than a court located within the State of Delaware, such stockholder will be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought to enforce the forum provisions and to service of process through such stockholder’s counsel in the foreign action. In addition, unless we consent in writing to the selection of an alternative forum, the U.S. federal district courts will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This federal forum provision pertaining to causes of action arising under the Securities Act does not apply to suits brought to enforce a duty or liability created by the Exchange Act, or the rules and regulations thereunder, or to any other claim for which the U.S. federal courts have exclusive jurisdiction.

The Company qualifies as a “controlled company” within the meaning of the Nasdaq corporate governance rules and may choose to rely on available exemptions to corporate governance standards available to a “controlled company” that differ significantly from Nasdaq corporate governance listing standards applicable to domestic U.S. companies. These practices may afford less protection to shareholders than they would enjoy if the Company complied fully with Nasdaq corporate governance listing standards.

The Company qualifies as a “controlled company” as defined under the Nasdaq rules because Mr. Gibson, Founder, Chief Executive Officer and Director, will own more than 50% of the total voting power of all issued and outstanding Common Stock. For so long as the Company remains a controlled company under that definition, it is permitted to elect to rely, and may rely, on certain exemptions from Nasdaq corporate governance rules.

As a “controlled company”, the Company is permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including (i) an exemption from the rule that a majority of our Board must be independent directors; (ii) an exemption from the rule that director nominees must be selected or recommended solely by independent directors; and (iii) an exemption from the rule that the compensation committee must be comprised solely of independent directors.

USE OF PROCEEDS

All of the Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales. See the section titled “Plan of Distribution” elsewhere in this prospectus for more information.

We will receive up to an aggregate of approximately $333 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

DETERMINATION OF OFFERING PRICE

Our Common Stock is listed on Nasdaq under the symbol “HDRN,” and our Public Warrants are traded on Nasdaq under the symbol “HDRNW.”

The actual offering price by the Selling Securityholders of the shares of Common Stock and the Warrants and by the Selling Securityholders of the shares of Common Stock covered by this prospectus will be determined by prevailing market prices at the time of sale, by private transactions negotiated by the Selling Securityholders or as otherwise described in the section entitled “Plan of Distribution.”

DIVIDEND POLICY

The Company has not paid any cash dividends on the Common Stock to date. The Company may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, the Company’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, the Company’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness the Company or its subsidiaries incur. The Company does not anticipate declaring any cash dividends to holders of the Common Stock in the foreseeable future.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information as of March 31, 2026 presents the combination of the unaudited consolidated combined financial statements as of March 31, 2026 of GigCapital7 upon the Closing of the Merger and the other transactions contemplated by the Business Combination Agreement and the unaudited financial statements as of March 31, 2026 of Private Hadron, adjusted to give effect to the Business Combination and related transactions. Upon the Closing of the Merger, Private Hadron’s name was changed to Hadron Energy Operating Company Inc. The following unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial statements.

The following unaudited pro forma condensed combined financial statements as of March 31, 2026, assumes that the Business Combination occurred on March 31, 2026. The unaudited pro forma combined statement of operations for the three months ended March 31, 2026 combines the historical unaudited condensed statements of operations of GigCapital7 for the three months ended March 31, 2026 and the historical unaudited condensed consolidated statement of operations of Private Hadron for the three months ended March 31, 2026, on a pro forma basis as if the Business Combination had been consummated on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma combined statement of operations for the year ended December 31, 2025 combines the historical audited statements of operations of GigCapital7 for the year ended December 31, 2025 and the historical audited consolidated statement of operations of Private Hadron for the year ended December 31, 2025, on a pro forma basis as if the Business Combination had been consummated on January 1, 2025.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect the Company’s financial condition upon the Closing of the Merger and the Business Combination (the Company following such Closing, the “Post-Combination Company”) or would have been had the Business Combination occurred on the dates indicated. Further, the pro forma condensed combined financial statements also may not be useful in predicting the future financial condition of the Post-Combination Company. Although it is not expected, the actual financial position of the Post-Combination Company may differ from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of the Company was derived from the unaudited consolidated financial statements of the Company as of March 31, 2026 previously filed with the SEC by the Company on its Quarterly Report on Form 10-Q on May 6, 2026. The historical financial information of Private Hadron was derived from the unaudited financial statements of Private Hadron as of March 31, 2026. This information should be read together with the Company’s and Private Hadron’s financial statements and related notes.

Description of the Business Combination

On September 27, 2025, the Company entered into the Business Combination Agreement with Private Hadron and Merger Sub, pursuant to which, among other things, subject to shareholder approval, following the domestication of the Company from the Cayman Islands to Delaware, which occurred on May 8, 2026 (the “Domestication”), Merger Sub merged with and into Private Hadron, with Private Hadron surviving as a wholly-owned subsidiary of the Company, resulting in a combined company whereby the Company became the parent company of Private Hadron, and substantially all of the assets and the business of the combined company are held by the Company and its subsidiaries.

Prior to and as a condition of the Closing, pursuant to the Domestication, GigCapital7 changed its jurisdiction of incorporation by migrating to and domesticating as a Delaware corporation in accordance with Section 388 of the DGCL, and the Companies Act (as revised) of the Cayman Islands (the “Companies Act”).

The Domestication

The Company, on May 8, 2026, changed its jurisdiction of incorporation by effecting a deregistration under Section 206 of the Companies Act and a domestication under Section 388 of the DGCL, pursuant to which the Company’s jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware. The Company provided its public stockholders the opportunity to redeem their public shares on the terms and conditions set forth in the Business Combination Agreement and the Company’s governing documents. A total of 16,834,491 public shares were tendered for redemption and the Company completed the redemption of these properly tendered public shares promptly following the consummation of the Business Combination.

In connection with the Domestication, (i) each then issued and outstanding Class A ordinary share (other than any Class A ordinary share included in the Company’s units) was converted automatically, on a one-for-one basis, into one (1) share of the Company’s common stock, (ii) each then issued and outstanding Class B ordinary share was converted automatically, on a one-for-one basis, into one (1) share of the Company’s Class B common stock, (iii) each then issued and outstanding warrant of the Company (other than any public warrants included in the Company’s units) was converted automatically into a warrant for the purchase of the Company’s common stock, pursuant to the warrant agreement of the Company, and (iv) each then issued and outstanding unit of the Company was cancelled and thereafter entitled the holder thereof to one (1) share of the Company’s common stock and one (1) warrant for the purchase of the Company’s common stock, in each case without any action on the part of the Company, Merger Sub, Private Hadron or any holder of securities of any of the foregoing.

The Merger and Consideration

Following the Domestication, at the Effective Time (as defined in the Business Combination Agreement), by virtue of the Merger, each share of capital stock of Merger Sub issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) was automatically cancelled and extinguished and converted into one (1) share of common stock of the Company.

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, immediately prior to or at the Effective Time:

(a) each issued and outstanding share of common stock of Private Hadron (the “Target Common Stock”), except for (a) shares held by the Company or Merger Sub (or any subsidiaries of the Company), (b) shares held by Private Hadron as treasury stock, if any (each share covered in subclause (a) and (b), an “Excluded Share”), (c) shares held by stockholders who had properly exercised and not withdrawn appraisal rights under Delaware law (the “Dissenting Shares”), and (d) shares of the Target Common Stock issued pursuant to an award of restricted stock that was, as of immediately prior to the date of the Closing, subject to a substantial risk of forfeiture and was not transferable (the “Target Restricted Shares”), was cancelled and converted into the right to receive the Per Share Merger Consideration (as defined below), as set forth in the Business Combination Agreement;

(b) each Excluded Share was automatically cancelled and retired without any conversion thereof and ceased to exist, and no consideration was delivered in exchange therefor;

(c) each option to purchase shares of Target Common Stock (each, a “Target Option”) that was outstanding immediately prior to the Effective Time was automatically assumed by the Company and converted into an option to purchase a number of shares of the Company’s common stock (such option, an “Exchanged Option”), equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Target Common Stock subject to such Target Option immediately prior to the Effective Time and (y) the Exchange Ratio (as defined below), at an exercise price per share (rounded up to the nearest whole cent)

equal to the quotient of (A) the exercise price per share of such Target Option immediately prior to the Effective Time divided by (B) the Exchange Ratio; provided, that the assumption and adjustment of the unvested Target Options was completed in a manner that satisfies the requirements of Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and, with respect to any Target Option intended to be an “incentive stock option,” Code Section 424(a) and the applicable regulations promulgated thereunder;

(d) each award of the Target Restricted Shares (a “Target Restricted Share Award”) that was outstanding immediately prior to the Effective Time was automatically assumed by the Company such that each Target Restricted Share Award was converted into an award for a number of restricted shares of the Company’s common stock (such award, an “Exchanged RSA”), equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Target Restricted Shares and (y) the Exchange Ratio (as defined below);

(e) each of Private Hadron’s SAFEs that was outstanding immediately prior to the Effective Time automatically converted into a number of shares of Target Common Stock determined in accordance with the terms of such SAFE, with such shares treated as Target Common Stock and receiving the consideration described above for Target Common Stock at the Effective Time;

(f) each share of the Company’s Class B common stock that was outstanding immediately prior to the Effective Time was, by virtue of the Merger and the applicable provisions of the amended and restated certificate of incorporation of the Company, automatically cancelled and extinguished and converted into one (1) share of the Company’s common stock; and

(g) the Company redeemed the public shares properly tendered for redemption in connection with the Business Combination pursuant to its certificate of incorporation (the “Redemption”).

Pursuant to the Business Combination Agreement, the consideration paid in the Merger in respect of each share of Target Common Stock that was issued and outstanding immediately prior to the Effective Time was the Per Share Merger Consideration, which is a number of shares of the Company’s common stock equal to the Exchange Ratio. The “Exchange Ratio” means the quotient of: (a) the Aggregate Merger Consideration (as such term is defined below); divided by (b) the Target Fully Diluted Capital (as such term is defined below). The “Aggregate Merger Consideration” means the number of shares of the Company’s common stock equal to the difference of: (a) the Aggregate Company Common Stock (as defined below); minus (b) 13,333,333 shares of the Company’s common stock; provided, however, that if Private Hadron had any indebtedness outstanding as of the closing of the Merger, the Aggregate Merger Consideration would be further reduced by a number of shares of the Company’s common stock equal to the amount of such indebtedness divided by $10.59 (the “Per Share Price”) (rounded down to the nearest whole share). The “Aggregate Company Common Stock” means the number of shares of the Company’s common stock equal to the quotient of: (a) $776,599,997; divided by (b) the Per Share Price. The “Target Fully Diluted Capital” means the sum (without duplication) of the aggregate number of (a) shares of Target Common Stock (other than Target Restricted Shares) that were issued and outstanding immediately prior to the Effective Time assuming and after giving effect to the amendment and conversion of all SAFEs, (b) Target Restricted Shares that were issued and outstanding immediately prior to the Effective Time, and (c) all shares of Target Common Stock issuable upon full exercise of all Target Options outstanding as of immediately prior to the Effective Time (calculated using the treasury method of accounting on a cashless exercise basis).

The Sponsor Share Conversion

At the Effective Time, each share of the Company’s Class B common stock then issued and outstanding was automatically cancelled and extinguished and converted into one (1) share of the Company’s common stock.

The Redemption

The Company provided an opportunity to the holders of its public shares for the Redemption. The Company carried out the Redemption at the Effective Time in accordance with its certificate of incorporation.

The Closing

The Closing of the Merger occurred on May 22, 2026, following the satisfaction of the conditions set forth in the Business Combination Agreement.

Effective immediately following the consummation of the Business Combination, the Company was renamed “Hadron Energy, Inc.”

Accounting Treatment

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although the Company acquired all of the outstanding equity interests of Private Hadron in the Business Combination, the Company is treated as the “acquired” company and Private Hadron is treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination is treated as the equivalent of Private Hadron issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Private Hadron.

Private Hadron has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	The shareholders of Private Hadron have the greatest voting interest in the Post-Combination Company;

•	The shareholders of Private Hadron have the ability to control decisions regarding election and removal of directors and officers of the Post-Combination Company;

•	Private Hadron will comprise the ongoing operations of the Post-Combination Company;

•	Private Hadron’s existing senior management became the senior management of the Post-Combination Company;

•	Private Hadron’s headquarters became the Post-Combination Company’s headquarters; and

•	The Post-Combination Company assumed the name Hadron Energy, Inc.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination and are factually supportable. The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the Post-Combination Company will experience. The Company and Private Hadron have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2026

(unaudited)

	GigCapital7 Corp.	Hadron Energy, Inc.		Pro Forma Adjustments	Pro Forma Balance Sheet
ASSETS
Current assets
Cash	$54,692	$2,129,451	(A)	$33,911,059	$23,726,633
			(A)	(5,851,464)
			(B)	(6,517,105)
Prepaid expenses and other current assets	154,351	81,134		—	235,485
Total current assets	209,043	2,210,585		21,542,490	23,962,118
Cash and marketable securities held in Trust Account	213,506,528	—	(A)	(213,506,528)	—
Property and equipment, net	—	35,419		—	35,419
Operating lease right-of-use assets	—	60,611		—	60,611
Deferred transaction costs	—	2,290,926	(B)	(2,290,926)	—
TOTAL ASSETS	$213,715,571	$4,597,541		$(194,254,964)	$24,058,148
LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$333,683	$1,832,384	(B)	$(1,475,192)	$357,194
			(B)	(333,683)
Related party payable	138,514	—			138,514
Accrued legal services	2,649,839	—	(B)	(2,649,839)	—
Accrued liabilities	638,453	11,908,228	(B)	—	252,866
			(B)	(638,453)
			(H)	(11,655,362)
Operating lease liabilities, current portion	—	20,946		—	20,946
Total current liabilities	3,760,489	13,761,558		(16,752,528)	769,518
Operating lease liabilities, net of current portion	—	10,023		—	10,023
Simple Agreements for Future Equity (SAFEs)	—	34,524,160	(C)	(34,524,160)	—
Warrant liability	1,182,642	—			1,182,642
Total liabilities	4,943,131	48,295,741		(51,276,689)	1,962,183
Class A ordinary shares subject to possible redemption	213,406,528	—	(D)	(213,406,528)	—
Shareholders’ equity (deficit)
Preferred shares, par value of $0.0001 per share				—	—
Common stock, $0.0001 par value		255	(E)	(255)	—
Class A ordinary shares, par value of $0.0001 per share				—	—
Class B ordinary shares, par value of $0.0001 per share	1,333		(E)	(1,333)	—
Post-Combination Company common stock			(D)	2,000	10,738
			(E)	1,588	—
			(F)	7,150	—

	GigCapital7 Corp.	Hadron Energy, Inc.		Pro Forma Adjustments	Pro Forma Balance Sheet
Additional paid-in capital		15,302,584	(B)	(2,488,193)	81,086,266
			(C)	34,524,160
			(D)	33,809,059
			(F)	(7,150)
			(G)	(5,858,092)
			(A)	(5,851,464)
			(H)	11,655,362
Accumulated deficit	(4,635,421)	(59,001,039)	(B)	(1,222,671)	(59,001,039)
			(G)	5,858,092
Total shareholders’ equity (deficit)	(4,634,088)	(43,698,200)		70,428,252	22,095,965
TOTAL LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$213,715,571	$4,597,541		$(194,254,964)	$24,058,148

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

(A)

Reflects the liquidation and reclassification of the $213,506,528 of funds held in the Company’s trust account that after the May 2026 redemptions resulted in the release of $33,911,059 held in the trust account upon consummation of the Business Combination. Additionally, a forward stock purchase agreement was entered into for a purchase amount of $5,851,464 paid at closing from the cash released from the GigCapital7 trust account.

(B)

Reflects estimated transaction costs of $7,332,839 incurred by the Company and Private Hadron of $4,844,646 and $2,488,193, respectively. These transactions costs are directly incremental and attributable to the Business Combination and are accounted for as a reduction in the combined cash account with a corresponding reduction in additional paid-in capital or accumulated deficit consistent with the treatment described in SEC Staff Accounting Bulletin Topic 5.A. For the Company’s transaction costs, $333,683 is included in accounts payable and an aggregate of $3,288,292 is included in accrued legal services and accrued liabilities in its unaudited condensed consolidated balance sheet as of March 31, 2026. None of the transaction costs have been paid as of the pro forma balance sheet date. The remaining estimate of costs to be incurred of $1,222,671 is reflected as an adjustment to accumulated deficit. For Private Hadron’s transaction costs, $2,290,926 was capitalized as deferred transaction costs, $1,475,192 was included in accounts payable on its unaudited condensed balance sheet as of March 31, 2026. The estimate of costs to be incurred of $2,488,193 is reflected as an adjustment to additional paid-in capital.

(C)

Reflects the conversion of Private Hadron’s SAFEs into 3,450,990 shares of the Post-Combination Company’s common stock and the reclassification of its fair value of the SAFEs of $34,524,160 into the equity of Post-Combination Company. The conversion of Private Hadron’s SAFEs into shares of the Post-Combination Company’s common stock was derived based on the overall valuation and valuation cap included in each SAFE agreement. This result was then adjusted for the exchange of shares to be received in the Post-Combination Company.

(D)

Reflects the reclassification of the 16,834,491 Class A ordinary shares of the Company redeemed at a balance of $180,342,376, which includes interest income after March 31, 2026 to stockholders’ equity of the Post-Combination Company and the immediate conversion of the remaining shares of the Company’s public shares into shares of the Post-Combination Company’s common stock on a one-to-one basis. This adjustment impacts the Post-Combination Company’s common stock (based on the par value of $0.0001 per share) of $2,000 and the remainder of $33,809,059 is recorded in additional paid-in capital.

(E)

Reflects the reclassification of the par value of the 13,333,333 Class B ordinary shares of the Company of $1,333 and 924,167 shares of Target Common Stock of $255 classified under stockholders’ equity into the Post-Combination Company’s common stock.

(F)

Reflects the issuance of 71,498,842 shares of Post-Combination Company common stock to stockholders of the Post-Combination Company. This adjustment impacts the Post-Combination Company’s common stock (based on the par value of $0.0001 per share) and additional paid-in capital by $7,150.

(G)	Reflects the elimination of the Company’s historical accumulated deficit of the Company, the accounting acquiree after recording the transaction costs as described in (B) above.

(H)	Reflects the reclass of the legal settlement liability of $11,655,362 on Private Hadron’s unaudited condensed balance sheet as of March 31, 2026 that was issued and settled as equity.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF

OPERATIONS FOR THE THREE MONTHS PERIOD ENDED MARCH 31, 2026

	GigCapital7 Corp.	Hadron Energy, Inc.			Pro Forma Adjustments			Pro Forma Statement of Operations
Operating expenses
General and administrative	$1,675,288	$1,562,910			$—			$3,238,198
Research and development	—	442,807			—			442,807
Stock-based compensation	—	2,734,112			—			2,734,112
Depreciation	—	1,945			—			1,945
Change in fair value of legal settlement liability	—	(4,689,637)	(I	)	4,689,637			—
Total operating expenses	1,675,288	52,137			4,689,637			6,417,062
Loss from operations	(1,675,288)	(52,137)			(4,689,637)			(6,417,062)
Other income (expense)
Change in fair value of Simple Agreements for Future Equity (SAFEs)	—	13,419,233	(J	)	(13,419,233)			—
Change in fair value of warrants and derivative liability	356,891	—			—			356,891
Interest Expense	(15,220)	—			—			(15,220)
Interest and dividend income on marketable securities held in Trust Account	1,869,218	—	(K	)	(1,869,218)			—
Income (loss) before provision for income taxes	535,601	13,367,096			(19,978,088)			(6,075,391)
Provision for income taxes	—	—			—			—
Net income (loss) and comprehensive (loss)	$535,601	$13,367,096			$(19,978,088)			$(6,075,391)
Undistributed earnings allocated to participating securities		$(257,544)	(L	)	$257,544			—
Net income (loss) attributable to common shareholders	$535,601	$13,109,552			$(19,720,544)			$(6,075,391)
Weighted-average share outstanding of Post-Combination Company Common Stock - basic and diluted	—	—			—	(M	)	71,498,842

	GigCapital7 Corp.	Hadron Energy, Inc.	Pro Forma Adjustments	Pro Forma Statement of Operations
Basic and diluted net loss per share - Post-Combination Company Common Stock	$—	$—	$—	$(0.08)
Net income attributable to Class A ordinary shares subject to possible redemption	$321,361
Basic and diluted weighted-average shares outstanding, Class A ordinary shares subject to possible redemption	20,000,000
Basic and diluted net income per share, Class A ordinary shares subject to possible redemption	$0.02
Net income (loss) attributable to Class B non-redeemable ordinary shares	$214,240
Basic and diluted weighted-average Class B non-redeemable ordinary shares outstanding	13,333,333
Basic and diluted net income (loss) per share, Class B non-redeemable ordinary shares	$0.02
Weighted-average share outstanding of Hadron Energy common stock basic		921,519
Basic net income (loss) per share - Hadron Energy Common Stock		$14.23
Weighted-average share outstanding of Hadron Energy common sto ck diluted		985,863
Diluted net income (loss) per share - Hadron Energy Common Stock		$(0.30)

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income (Loss) for the year ended March 31, 2026

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

(I)	Reflects the elimination of $4,689,637 of income from the Change in fair value of legal settlement liability that was settled upon closing of the Business Combination.

(J)	Reflects the elimination of remeasurement losses on Private Hadron SAFEs of $13,419,233 upon consummation of the Business Combination.

(K)

Reflects the elimination of interest and dividend income of $1,869,218 on the marketable securities held in the Trust Account as if the Business Combination was considered effective on January 1, 2025.

(L)	Reflects the elimination of $257,544 of undistributed earnings due to the overall net loss position on the Pro Forma Statement of Operations.

(M)

Reflects the calculation of weighted average shares outstanding for basic and diluted net loss per share and assumes that the Business Combination had occurred on January 1, 2025 and the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) FOR THE YEAR ENDED DECEMBER 31, 2025 (Unaudited)

	GigCapital7 Corp.	Hadron Energy, Inc.		Pro Forma Adjustments		Pro Forma Statement of Operations
Operating expenses
General and administrative	$3,340,796	$19,329,987		—		$22,670,783
Research and development	—	550,971		—		550,971
Stock-based compensation	—	12,565,721		—		12,565,721
Depreciation	—	6,411		—		6,411
Total operating expenses	3,340,796	32,453,090		—		35,793,886
Loss from operations	(3,340,796)	(32,453,090)		—		(35,793,886)
Other income (expense)
Change in fair value of Simple Agreements for Future Equity	—	(39,321,489)	(N)	39,321,489		—
Change in fair value of warrants	(1,283,055)	—		—		(1,283,055)
Interest income	710	—		—		710
Interest and dividend income on marketable securities held in Trust Account	8,448,606	—	(O)	(8,448,606)		—
Income (loss) before provision for income taxes	3,825,465	(71,774,579)		30,872,883		(37,076,231)
Provision for income taxes	—	—		—		—
Net income (loss) and comprehensive (loss)	$3,825,465	$(71,774,579)		$30,872,883		$(37,076,231)
Weighted-average share outstanding of Post-Combination Company Common Stock - basic and diluted					(P)	71,498,842
Basic and diluted net loss per share - Post-Combination Company Common Stock						$(0.52)
Net income attributable to Class A ordinary shares subject to possible redemption	$2,295,279
Basic and diluted weighted-average shares outstanding, Class A ordinary shares subject to possible redemption	20,000,000
Basic and diluted net income per share, Class A ordinary shares subject to possible redemption	$0.11
Net income (loss) attributable to Class B non-redeemable ordinary shares	$1,530,186
Basic and diluted weighted-average Class B non-redeemable ordinary shares outstanding	13,333,333
Basic and diluted net income (loss) per share, Class B non-redeemable ordinary shares	$0.11
Weighted-average share outstanding of Hadron Energy common stock basic and diluted - common stock		914,000
Basic and diluted net loss per share - Hadron Energy Common Stock		$(78.53)

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income (Loss) for the year ended December 31, 2025

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

(N)	Reflects the elimination of remeasurement losses on Private Hadron SAFEs of $39,321,489 as if the Business Combination was considered effective on January 1, 2025.

(O)

Reflects the elimination of interest and dividend income of $8,448,606 on the marketable securities held in the Trust Account as if the Business Combination was considered effective on January 1, 2025.

(P)

Reflects the calculation of weighted average shares outstanding for basic and diluted net loss per share and assumes that the Business Combination had occurred on January 1, 2025, and the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF PRIVATE HADRON

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read together with, and is based on, our unaudited condensed financial statements as of March 31, 2026 and for the three-month periods ended March 31, 2026 and 2025, appearing elsewhere in this registration statement on Form S-1. In addition to historical information, some of the information contained in this discussion and analysis or set forth elsewhere in this registration statement, including information with respect to our plans and strategy for our business, future financial performance, expense levels and liquidity sources, includes forward-looking statements that involve risks and uncertainties. You should read the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” elsewhere in this registration statement for a discussion of a variety of important factors that could cause actual results and the timing of events to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Unless the context otherwise requires, references in this section to “the Company”, “us”, “our” or “we” refer to Private Hadron.

Overview

We are a micro modular reactor company utilizing light water reactor technology to generate carbon-free electricity. The Company is a leading innovator in micro modular reactor technology using a versatile, small-scale, cost-effective and rapidly deployable microreactors to meet the growing electricity demand driven by data centers, artificial intelligence, and industrialization. The Company is developing a standardized, factory-fabricated, 10 megawatt electric pressurized light-water micro modular reactor based on Generation III+ technology. Designed for deployment at most U.S. sites with minimal site-specific requirements, each reactor is designed to meet the power demands of data centers, industrial sites, and remote applications. Scaled commercialization is planned for 2030.

On September 27, 2025, GigCapital7 entered into the Business Combination Agreement, dated as of September 27, 2025, by and among GigCapital7, Merger Sub, and the Company. Pursuant to the Business Combination Agreement, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation. On December 12, 2025, the parties entered into a first amendment to the Business Combination Agreement (the “First Amendment”), pursuant to which the parties expanded the size of the post-Closing Board of Directors to eight (8) members. On April 16, 2026, the parties entered into a second amendment to the Business Combination Agreement (the “Second Amendment”), pursuant to which the parties amend the Business Combination Agreement to (a) adjust the valuation of the Company and (b) extend the Outside Date. On May 7, 2026, the Company and the shareholders of GigCapital7 approved the business combination contemplated by the Business Combination Agreement, as amended. The business combination was accounted for as a reverse recapitalization. The Company has continued to incur transaction-related professional services costs in connection with the contemplated Business Combination, certain of which have been deferred and are reflected on our condensed balance sheet as deferred transaction costs. On May 22, 2026, the Business Combination was consummated. Net proceeds to be received by the Company upon consummation of the Business Combination, after giving effect to 16,834,491 shares tendered for redemption, are approximately $33.9 million. Additionally, a forward stock purchase agreement was entered into for a purchase amount of $5.9 million paid at closing from the cash released from the GigCapital7 trust account.

Upon consummation of the Business Combination, all outstanding historical Private Hadron equity interests, including common shares, SAFEs, and stock awards, were converted or exchanged into shares of, or rights to acquire shares of, Class A or Class B common stock in the combined company in accordance with the terms of the Business Combination Agreement and the applicable Exchange Ratio.

Key Factors Affecting Our Prospects and Future Results

We believe that our performance and future success depend on a number of factors that present significant opportunities for us but also pose risks and challenges, including competition from carbon-based and other non-carbon-based energy generators, the risk of perceived safety issues and their consequences for our reputation and the other factors discussed under the section titled “Risk Factors” in this registration statement. We believe that the following factors are key to our success: commencing and expanding commercial launch operations, funding our operations, maintaining and protecting our intellectual property portfolio, obtaining regulatory approvals, and adding operational and financial personnel to support our development efforts and planned future commercialization.

Impact of Macroeconomic Conditions

Our business is subject to various trends, events or uncertainties that are reasonably likely to cause our reported financial information not to be necessarily indicative of future operating results or of future financial condition. The macroeconomic environment both in the United States and globally has the potential to impact our business and financial performance. More specifically, factors such as trade agreements, tariffs, interest rates, inflation, tax law, labor trends, supply chain disruptions, fiscal policy and recession risks could impact the cost to construct and operate our factory, and even impact the future profitability of our operations.

Supply chain vulnerabilities represent a critical area of macro-economic risk for our business. Global disruptions from geopolitical tensions, natural disasters, or public health crises, can severely impact the availability and cost of essential components for energy infrastructure. These disruptions can lead to extended lead times for specialized equipment, shortages of critical materials, and unexpected cost escalations that complicate project planning and execution. Our reliance on supply networks for turbine components, electrical systems, and construction materials creates exposure to these global supply chain risks.

Inflation remains a significant concern, particularly as it affects construction materials, specialized equipment, and labor costs throughout our project development cycle. These inflationary pressures can erode project margins and complicate long-term capital planning efforts. Economic growth and recession cycles directly correlate with energy demand across industrial, commercial, and residential sectors. During economic downturns, we will experience reduced consumption patterns, while periods of growth drive increased energy needs, affecting our revenue projections and expansion strategies.

Demand for energy in the United States is currently being driven by the explosive growth in the data center industry, particularly as artificial intelligence (AI) deployment, cloud computing adoption and digital transformation initiatives accelerate across sectors, and industrialization. Should power demand growth in the market slow, customer demand for our baseload low-carbon power could be negatively impacted.

Key Components of Our Results of Operations

General and administrative

General and administrative (“G&A”) expenses consist primarily of personnel-related expenses for executives, human resources, finance and other G&A employees, including salary, professional services costs and facility and overhead costs. We anticipate that our G&A expenses will increase in the future in connection with one-time costs of becoming a public company as well as ongoing costs of operating as a public company, including expanding headcount and increased fees for directors and outside advisors. We expect to incur significant costs to comply with corporate governance, internal controls, and similar requirements applicable to public companies. Additionally, we expect to incur increased costs associated with establishing sales, marketing and commercialization functions prior to any potential future regulatory approvals or commercialization of our technology.

Research and development

R&D expenses consist primarily of internal and external R&D expenses. We focus our R&D activities on technology development and regulatory support for the development of the factory light-water micro modular reactor. Our R&D expenses consist of employee-related expenses, including salaries, benefits, payroll taxes, travel, for personnel in R&D functions; expenses related to technology development; and facilities, overhead, and other expenses. We expect our R&D expenses to increase in the future as we continue to develop our technology. Our R&D activities are a critical component of achieving commercialization of any of our technology development and realizing our business strategy. We remain focused on using our resources to further develop our existing pipeline.

Stock-based compensation

Stock-based compensation expense is measured using a fair value-based method for all equity-based awards, with the cost of awarded equity instruments recognized over the period during which the award vests. Stock-based compensation expense relates primarily to the vesting and cancellation of restricted shares granted to employees pursuant to the Hadron Energy Equity Incentive Plan (the “Former Plan”).

Change in fair value of legal settlement liability

Change in fair value of legal settlement liability represents the periodic remeasurement of a previously accrued estimated legal settlement liability that was originally recorded during the year ended December 31, 2025. Changes in the estimated liability, including subsequent reversals of previously accrued amounts, are recognized within operating expenses in the period in which the estimate is revised.

Change in fair value of Simple Agreements for Future Equity

The change in fair value of SAFEs represents the periodic remeasurement of the fair value related to the SAFEs. The Company determined that the SAFEs should be accounted for at fair value as a liability under ASC 480, Distinguishing Liabilities from Equity, as they are potentially settled in a variable number of shares based on future valuation, lack substantive equity characteristics, and are potentially redeemable in cash or other assets under certain conditions. Because they are classified as liabilities, the SAFEs are adjusted to fair value at each reporting date, with changes in fair value recorded in the statement of operations.

Provision for income taxes

We are subject to U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities and changes in tax laws. Provision for income taxes primarily relates to changes in deferred taxes, fully offset by valuation allowances.

Results of Operations

Comparison of the three months ended March 31, 2026 and the three months ended March 31, 2025

The following table summarizes our results of operations:

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Operating expenses
General and administrative	$1,562,910	$148,877
Research and development	442,807	6,322
Stock-based compensation	2,734,113	9,013
Depreciation	1,945	178
Change in fair value of legal settlement liability	(4,689,638)	—

Total operating expenses	52,137	164,390
Loss from operations	(52,137)	(164,390)

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Other income (loss)
Change in fair value of Simple Agreements for Future Equity	13,419,233	(55,961)
Total other income (loss)	13,419,233	(55,961)
Income (loss) before income taxes	13,367,096	(220,351)
Provision for income taxes	—	—

Net income (loss) and comprehensive income (loss)	$13,367,096	$(220,351)

General and administrative

G&A expenses were $1,562,910 for the three months ended March 31, 2026 compared to $148,877 for the three months ended March 31, 2025. The increase of $1,414,033 was due primarily to the expansion of personnel-related costs and third-party advisory services.

Research and development

R&D expenses were $442,807 for the three months ended March 31, 2026 compared to $6,322 for the three months ended March 31, 2025. R&D expenses relate to employee-related expenses, including salaries, benefits, payroll taxes, and travel, for personnel in R&D functions; expenses related to technology development; and other expenses. The increase reflects the continued ramp-up of our R&D function, including the addition of personnel performing R&D activities and increased technology development expenditures supporting the design of our pressurized light-water micro modular reactor.

Change in fair value of legal settlement liability

Change in fair value of legal settlement liability was a gain of $4,689,638 for the three months ended March 31, 2026 compared to $0 for the three months ended March 31, 2025, representing the remeasurement during the current quarter of a previously accrued estimated legal settlement liability that was originally recorded during the year ended December 31, 2025.

Stock-based compensation

Stock-based compensation expense was $2,734,113 for the three months ended March 31, 2026 compared to $9,013 for the three months ended March 31, 2025. The increase of $2,725,100 was primarily driven by the recognition of expense related to restricted share grants under the Former Plan, including the modification and commencement of vesting of new grants of 33,500 restricted shares to employees and advisors during the quarter. Stock-based compensation is measured at the estimated fair value of the shares on the grant date and recognized over the requisite service period.

Depreciation

Depreciation expense was $1,945 for the three months ended March 31, 2026 compared to $178 for the three months ended March 31, 2025. The increase reflects depreciation of property and equipment, principally furniture, fixtures and computer equipment, that has been placed in service since inception. There were no purchases of property and equipment during the three months ended March 31, 2026.

Change in fair value of Simple Agreements for Future Equity

Change in fair value of SAFEs was a gain of $13,419,233 for the three months ended March 31, 2026 compared to a loss of $55,961 for the three months ended March 31, 2025, in each case representing the remeasurement of the fair value of the SAFEs at the end of the reporting period.

Provision for income taxes

Provision for income taxes was $0 for the three months ended March 31, 2026 and for the three months ended March 31, 2025, in each case primarily due to changes in deferred tax balances offset by valuation allowances against our deferred tax assets.

Liquidity and Capital Resources

Funding Requirements and Going Concern

We have incurred operating losses since our inception. Although we recognized net income of $13,367,096 for the three months ended March 31, 2026 (compared to a net loss of $220,351 for the three months ended March 31, 2025), our net income for the current quarter was driven primarily by two non-cash and non-recurring items: a $13,419,233 gain on the remeasurement of our SAFE liability and a $4,689,638 remeasurement of a previously accrued estimated legal settlement liability. Excluding these items, we incurred an underlying operating loss for the three months ended March 31, 2026, and we expect to continue to incur operating losses for the foreseeable future. As of March 31, 2026, the Company had cash of $2,129,451 and an accumulated deficit of $59,001,039, and for the three months ended March 31, 2026, negative cash flows from operations of $1,212,790. We are still in the early stages of our development and expect to continue to incur significant expenses, operating losses, and negative operating cash flows for the foreseeable future due to increases in expenses from historical levels because of additional costs and expenses related to the development of our technology and factory and the development of market and strategic relationships with other businesses.

Until such time as we can generate substantial revenue, if ever, we expect to finance our cash needs through a combination of equity and debt financings, or other capital sources, including, the proceeds available to us in connection with the Business Combination. We plan to continue to fund our losses from operations through cash on hand, as well as through future equity offerings, debt financings, other third-party funding, or potential licensing or collaboration arrangements. To the extent that we raise additional capital through the future sale of equity or debt, the ownership interest of our stockholders will be diluted. The terms of these securities may include liquidation or other preferences that adversely affect the rights of our existing common stockholders. If we raise additional funds through collaboration agreements, marketing agreements, or licensing arrangements, we may have to relinquish valuable rights to our technologies or future revenue streams on terms that may not be favorable to us. If we are unable to raise sufficient funds through equity or debt financings, we may be required to delay, limit, curtail or terminate our technology development or future commercialization efforts or may be forced to cease operations or file for bankruptcy protection. This may have a material adverse effect on our business, operating results and financial condition and our ability to achieve our intended business objectives. Additionally, we may never become profitable, or if we do, may not be able to sustain profitability on a recurring basis. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us. Any of these actions could materially harm our business, results of operations and future prospects.

As a result of these conditions, the Company’s ability to continue as a going concern depends on its ability to obtain financial support and additional sources of funds and financing to support the needs of the business, ongoing operations and ultimately to generate profitable operations. As such, we have concluded that there is substantial doubt over our ability to continue as a going concern as conditions and events, considered in the aggregate, indicate that we are currently unable to meet our obligations as they become due and expect to be unable to meet our obligations within one year after the date that the financial statements included in this registration statement were originally issued. The accompanying condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The financial information and financial statements do not include any adjustments or reclassifications of assets and liabilities that might be necessary if we are unable to continue as a going concern.

We will need to raise additional capital to continue operations based on our current business plan, and expectations and assumptions considering current macroeconomic conditions. Our ability to raise additional capital may also be adversely impacted by potential worsening global economic conditions and disruptions to, and volatility in, financial markets in the U.S. and worldwide from geopolitical and macroeconomic events. There can be no assurance that we will be able to secure such additional funding on acceptable terms and conditions, or at all. If we cannot obtain sufficient capital immediately, we will not have sufficient cash flows and liquidity to finance our business operations as currently contemplated and we may need to substantially alter, or possibly even discontinue, our operations. In the event of a bankruptcy proceeding or insolvency, or restructuring of our capital structure, our stockholders could suffer a total loss of their investment.

Simple Agreement for Future Equity

During the three months ended March 31, 2026 and 2025, the Company issued instruments referred to as SAFEs as its primary source of funding. Pursuant the terms of the SAFEs, upon a qualified future equity financing involving preferred shares, the SAFEs will settle into a number of preferred shares equal to the greater of (i) the number of shares of standard preferred stock (“Standard Preferred Stock”) equal to the purchase price divided by the lowest price per share of the Standard Preferred Stock, or (ii) the number of shares of SAFE preferred stock (“SAFE Preferred Stock”) divided by a discounted price to the price investors pay to purchase the standard preferred shares in the financing (with such discounted price calculated by reference to a valuation cap) (“Cap Price”).

The Company determined that the SAFEs should be accounted for at fair value as a liability under ASC 480 Distinguishing Liabilities from Equity, as they are potentially settled in a variable number of shares based on future valuation, lack substantive equity characteristics, and are potentially redeemable in cash or other assets under certain conditions. Because they are classified as liabilities, the SAFEs are adjusted to fair value at each reporting date. The fair value of the Company’s SAFEs were based on significant inputs not observable in the market, which cause the instrument to be classified as a Level 3 measurement within the fair value hierarchy. The SAFEs are valued using the market approach for intangible asset method, which considers among other things, comparable transactions, relevant market multiples, asset characteristics, transaction type, market conditions and qualitative comparable normalization.

We believe these assumptions would be made by a market participant in estimating the valuation of the SAFEs. We assess these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained. There is substantial judgment in selecting the assumptions that we use to determine the fair value of the SAFEs and other companies could use similar market inputs and experience and arrive at different conclusions with respect to those used to calculate fair value. Using alternative assumptions could cause differences in the resulting fair value.

Upon the Closing of the Business Combination, all outstanding SAFEs were converted into shares of common stock of the Company in accordance with their respective terms. As a result, as of the Closing, there are no SAFEs outstanding.

Cash Flows

The following is a summary of cash flows for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Net cash provided by (used in)
Operating activities	$(1,212,790)	$(210,611)
Financing activities	1,585,000	307,000

Net increase in cash	372,210	96,389
Cash at beginning of the period	1,757,241	17,276

Cash at end of the period	$2,129,451	$113,665

Net cash used in operating activities

Net cash used in operating activities of $1,212,790 for the three months ended March 31, 2026 was primarily driven by non-cash gains that reduced reported net income to cash, including a $13,419,233 change in the fair value of SAFEs and a $4,689,638 remeasurement of an accrued legal settlement liability partially offset by $2,734,113 of stock-based compensation, $771,931 of net favorable changes in operating assets and liabilities, $20,996 of noncash operating lease expense, and $1,945 of depreciation.

Net cash used in operating activities of $210,611 for the three months ended March 31, 2025 was primarily attributable to a net loss of $220,351 and net unfavorable changes in operating assets and liabilities.

Net cash provided by financing activities

Net cash provided by financing activities of $1,585,000 for the three months ended March 31, 2026 was attributable to proceeds from the issuance of SAFEs.

Net cash provided by financing activities of $307,000 for the three months ended March 31, 2025 was attributable to proceeds from the issuance of SAFEs.

Contractual Obligations and Commitments

We did not have any material commitments or contractual obligations as of March 31, 2026, other than leases under which we lease real estate for office space and a vehicle. These leases have been classified as operating leases.

As disclosed in our Registration Statement on Form S-4, as amended, in February 2025 the Company entered into a vehicle lease through January 2028 with aggregate minimum lease payments of $80,519, and in June 2025 the Company entered into an office lease through June 2026 with aggregate minimum lease payments of $70,270. There were no material new commitments or contractual obligations entered into during the three months ended March 31, 2026.

Contractual payments under the leases as of March 31, 2026 are as follows:

	2026	2027	2028	Total
Vehicle lease	$9,520	$12,694	$1,552	$23,766
Office lease	12,013	—	—	12,013

Total	$21,533	$12,694	$1,552	$35,779

Off-Balance Sheet Arrangements

As of March 31, 2026, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our condensed financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses during the reporting periods. We evaluate these estimates and judgments on an ongoing basis. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions. There have been no material changes to our critical accounting policies and estimates from those disclosed in our Registration Statement on Form S-4, as amended. Our most critical accounting policies and estimates continue to relate to (i) the fair value of Simple Agreements for Future Equity, (ii) stock-based compensation, and (iii) accruals for loss contingencies, including for an expected legal settlement.

Recently Issued and Adopted Accounting Pronouncements

We describe the recently issued accounting pronouncements that apply to us in Note 2 to our condensed financial statements included elsewhere in this registration statement.

Emerging Growth Company Status

The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). The JOBS Act provides emerging growth companies with certain exemptions from public company reporting requirements for up to five fiscal years while a company remains an emerging growth company. As part of these exemptions, the Company has reduced disclosure obligations such as for executive compensation, and it is not required to comply with auditor attestation requirements from Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, regarding its internal control over financial reporting. Additionally, the JOBS Act has allowed the Company the option to delay adoption of new or revised financial accounting standards until private companies are required to comply with new or revised financial accounting standards.

We also qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. As a smaller reporting company, we may continue to rely on certain reduced disclosure requirements available to smaller reporting companies.

Quantitative and Qualitative Disclosure About Market Risk

As a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act, and pursuant to Item 305 of Regulation S-K, we are not required to disclose information under this section.

BUSINESS

The following discussion reflects the business of the Company. In this section, “we,” “our,” “the Company” or “Hadron Energy” below generally refers to Hadron Energy, Inc. and its subsidiaries.

Overview

Hadron Energy is an advanced nuclear technology company developing factory-fabricated, transportable 10 MWe MMRs to meet the growing global demand for clean, reliable, and affordable power. Our mission is to deliver scalable, carbon-free energy solutions that can be rapidly deployed to power a variety of industries, including data centers, industrial facilities, remote communities, government installations and more. We were founded to revolutionize energy delivery by combining the high capacity and reliability of nuclear power with modular scalability, building on proven light-water reactor (“LWR”) technology combined with innovations in safety, deployment and fuel cycle design to create a safe, small-scale, cost-effective and rapidly deployable nuclear energy solution to growing electricity demand.

Headquartered in the San Francisco Bay Area with a secondary office in New York City, we leverage a bi-coastal strategy to accelerate engineering innovation, regulatory engagement, and investor access. We have already received a strong early interest in our MMR solution and have engaged with key potential customers for future deployments representing hundreds of units. Our flagship product, the “Hadron Halo” or “Halo”, will be a 10 MWe MMR designed for a sealed 10-year fuel cycle and will be manufactured in a centralized U.S. factory and shipped via standard heavy-haul truck or rail for installation on-site. In contrast, traditional nuclear reactors are typically 600-1,000+ MWe facilities requiring decade-long construction projects and $10-30 billion in site-specific capital investment. We believe our smaller MMRs can be deployed much faster and at lower upfront cost per kilowatt (“kW”), enabling the use of nuclear power in new markets and use cases.

Industry Overview

Global demand for electricity is rising rapidly as artificial intelligence demands increase exponentially and reshoring of industrialization takes hold. Worldwide electricity consumption is projected to nearly triple by 2050, driven by growth in data centers, electric vehicles, and industrial electrification. According to the DOE, in the U.S. alone, data centers (which consumed roughly 4% of U.S. electricity in 2023) are expected to consume up to 12% of all U.S. electricity by 2030, due in large part to the boom in artificial intelligence and cloud computing. This surging demand for reliable, 24/7 power is coupled with global decarbonization initiatives, creating a significant opportunity for advanced nuclear power solutions and renewable energy sources like wind and solar power.

The use of wind and solar power has grown rapidly in recent years and now accounts for a notable share of energy generation. However, these existing renewable energy solutions face critical limitations in providing continuous, high-density power, including the following:

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Land Use: Renewable energy generation is land-intensive. A 10 megawatt (“MW”) solar farm typically requires approximately 50–80 acres of land, and a 10 MW onshore wind farm can require 500+ acres of land, when accounting for turbine spacing. In contrast, a single Hadron Halo unit (including its modular balance-of-plant, as described further below) is expected to require less than one acre of land to produce 10 MW of power, dramatically reducing land requirements for equivalent energy output.

•

Capacity Factor and Reliability: Capacity factor is a performance metric for power generation used to compare the efficiency and reliability of different energy sources. Expressed as a percentage, capacity factor shows how often and how consistently an energy source is used, with higher capacity factors indicating more intensive and continuous operation. Due to the intermittent nature of wind and sunlight, the capacity factor of wind and solar farms are heavily influenced by season and geographic location, with average capacity factors often in the 25%-35% range. In comparison, U.S. nuclear power plants are designed to run at or near full output with an average capacity factor of approximately 93%, the highest capacity factor of any major energy source according to the U.S. Energy Information Administration (the “EIA”). This reliable around-the-clock output makes nuclear energy well suited to provide baseload power, which represents the minimum, steady level of electricity demand on a grid that must be met to ensure a reliable and consistent power supply. Power generation from renewables, on the other hand, requires either overbuilding capacity (such as gas turbines) or adding energy storage to achieve similar reliability due to intermittency, with solar having a 23.4% capacity factor and wind having a 34.3% capacity factor.

•

Energy Storage Costs: As noted above, in order to supply 24/7 power using intermittent renewables like wind and solar energy, large-scale energy storage must be added to these sites. Battery energy storage systems enable energy from renewables to be stored and released when power is needed most. Current battery storage systems are expensive. Grid-scale battery systems today cost approximately $200–$400 per kWh of storage capacity. Incorporating sufficient battery capacity to provide energy during low-output times, such as nights and multi-day lulls in wind speed, can substantially raise the levelized cost of renewable energy. Other energy storage solutions (such as pumped hydropower) are geographically limited to regions with significant elevation differences between two reservoirs. These factors make it challenging for renewable energy sites (including their energy storage requirements) to fully replace firm power plants without significant cost or overbuild.

We believe MMRs like ours are uniquely positioned to address these limitations. The Hadron Halo will offer the high capacity factor and reliability of conventional nuclear energy packaged in a modular, small-scale design. By operating continuously at full power and requiring minimal land, MMRs can complement renewable energy production by providing carbon-free baseload power in locations or applications where large plants or vast solar/wind farms are impractical. We expect growing demand for “always-on” clean power that nuclear energy can provide. We believe that the Hadron Halo can meet this demand and will support critical and growing energy needs, including the power needs of data center infrastructure and industrial processes. This drives a significant market for advanced nuclear reactors.

Technology Overview

Nuclear reactors generate power by converting the energy released from atomic fission into electricity. Inside the reactor core, uranium fuel undergoes a controlled nuclear chain reaction that splits atomic nuclei and releases heat. This heat warms water circulating through the reactor’s primary coolant loop, which is under high pressure so it remains liquid. The hot water transfers its heat through a steam generator to a separate secondary loop, in which feedwater is converted to steam. The steam then drives a turbine connected to a generator, producing electricity. In essence, a nuclear power plant operates much like a conventional thermal power plant, but the heat source is nuclear fission rather than combustion, which means no carbon emissions are produced.

The systems directly associated with the nuclear reaction and primary heat transfer are collectively called the nuclear island. This includes the reactor pressure vessel, reactor core, control rods, internal pumps, and steam generators. The systems that convert heat into electricity, such as turbines, generators, condensers, and electrical switchgear, are the balance-of-plant. Together, the nuclear island and balance-of-plant form a complete generating station.

We believe MMRs like ours are uniquely positioned to address these limitations. The Hadron Halo will offer the high capacity factor and reliability of conventional nuclear energy packaged in a modular, small-scale design. By operating continuously at full power and requiring minimal land, MMRs can complement renewable energy production by providing carbon-free baseload power in locations or applications where large plants or vast solar/wind farms are impractical. We expect growing demand for “always-on” clean power that nuclear energy can provide. We believe that the Hadron Halo can meet this demand and will support critical and growing energy needs, including the power needs of data center infrastructure and industrial processes. This drives a significant market for advanced nuclear reactors.

Technology Overview

Nuclear reactors generate power by converting the energy released from atomic fission into electricity. Inside the reactor core, uranium fuel undergoes a controlled nuclear chain reaction that splits atomic nuclei and releases heat. This heat warms water circulating through the reactor’s primary coolant loop, which is under high pressure so it remains liquid. The hot water transfers its heat through a steam generator to a separate secondary loop, in which feedwater is converted to steam. The steam then drives a turbine connected to a generator, producing electricity. In essence, a nuclear power plant operates much like a conventional thermal power plant, but the heat source is nuclear fission rather than combustion, which means no carbon emissions are produced.

The systems directly associated with the nuclear reaction and primary heat transfer are collectively called the nuclear island. This includes the reactor pressure vessel, reactor core, control rods, internal pumps, and steam generators. The systems that convert heat into electricity, such as turbines, generators, condensers, and electrical switchgear, are the balance-of-plant. Together, the nuclear island and balance-of-plant form a complete generating station.

The Hadron Halo is based on LWR principles, miniaturized and optimized for modular deployment. The Hadron Halos are compact Generation III+ reactors designed for inherent safety and long-duration operation with a 10-year refueling cycle.

Hadron Energy re-envisions the well-established PWR, one of the two primary types of light-water reactors used worldwide (the other being the boiling water reactor). Both use ordinary water as coolant and moderator; in a PWR the primary loop remains liquid under high pressure and transfers heat to a separate secondary loop that produces steam to drive a turbine. This configuration has become the dominant form of LWR technology worldwide due to its safety, simplicity, and extensive operating history. The majority of all reactors operating worldwide are LWRs.

Our design uses LEU+ fuel that is a commercially available and standardized nuclear fuel supported by an existing nuclear supply chain. By leveraging this familiar reactor architecture and fuel type, Hadron Energy can benefit from decades of operating experience across the global nuclear industry, spanning plant operators, suppliers, and regulators, which reduces design risk and supports licensing and deployment.

Several key design features differentiate the Hadron Halo from other MMR manufacturers:

•

First, our reactor core reduces the nuclear fuel required per unit of power. It does so by optimizing fuel geometry and neutron economy within the core. This allows each reactor to achieve the same energy output using less uranium, which lowers total fuel procurement costs and reduces the long-term volume of used fuel that must be stored and managed. The resulting decrease in spent fuel volume can reduce both interim fuel storage and eventual fuel reprocessing or disposal costs over the reactor’s lifetime.

The Hadron Halo Illustration

•

Second, the reactor core is engineered to operate at a lower power density than conventional large reactors, which reduces thermal and mechanical stresses. This “less aggressive” operating regime decreases wear on critical reactor components, including the fuel assemblies, control rod mechanisms, and coolant system equipment, thereby extending component life, improving reliability, and minimizing the likelihood of unplanned maintenance or early replacement.

•

Next, our Hadron Halo design strategically incorporates standard off-the-shelf equipment and components, eliminating the need for custom engineering. Complementing our strategy to utilize readily available LEU+ fuel, these commercially available equipment and components, including pumps, electronics, valves, and control systems, are already qualified and proven in the nuclear industry to offer superior reliability. In contrast, designing and manufacturing new or custom components requires substantial investment, extended lead times, and extensive qualification testing, which can introduce significant risks such as fabrication delays, certification setbacks, or early-stage performance failures discovered only during commissioning. Hadron Energy designs around these challenges by utilizing tried-and-true technology and well-established supply chains to source equipment and components.

The NRC is responsible for certifying nuclear reactor designs and overseeing their operation. Because the Hadron Halo’s design is based on the same core principles as currently licensed reactors in the U.S., our path to licensing follows a well-established regulatory framework. The technology incorporated into the Hadron Halo, such as its pressurized water reactor architecture, fuel form, and coolant systems, has been proven through decades of safe commercial operation across the global LWR fleet. By building upon this established foundation rather than introducing novel or untested reactor concepts, Hadron Energy aims to reduce licensing risk and improve public confidence in the safety and reliability of its system. We believe that this use of familiar, demonstrated technology will strengthen market acceptance and reinforce our image as a provider of a safe, clean energy solution built on proven nuclear design principles.

Key design features and intended advantages of our MMR technology include:

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10-Year Fuel Cycle: Each Hadron Halo is designed to run continuously for 10 years without refueling. Compared to the 18-24 month refueling cycle required for conventional large reactors, the Hadron Halo would eliminate approximately 5-6 refueling outages over a decade. The Hadron Halo’s 10-year sealed core greatly reduces fuel handling, operational complexity, and logistical support compared with conventional large LWR fuel management.

•

Factory Fabrication: The Hadron Halos and primary components are being designed for serial production in a factory setting. We anticipate that each Hadron Halo unit will be built, assembled, and tested in under 12 months in the factory, after which it will be shipped to the site as a turnkey product. This timeline stands in stark contrast to traditional gigawatt -scale plants that have historically required intensive on-site construction steps, including nuclear-grade concrete placement, piece-by-piece assembly, and critical welding projects. Factory production of the Hadron Halo is expected to improve quality control and enable accelerated build-outs of installed electricity-generating capacity.

Hadron Energy Assembly Line Illustration

•

Integral Design: All of the Hadron Halo’s primary loop components are housed within the reactor pressure vessel, including the reactor core, primary coolant pumps, steam generator, and the pressurizer. This integral design allows more assembly to take place within the factory, minimizing the number of separate components that must be shipped to the site for installation. Our design also significantly reduces the possibility of a so-called large-break loss of coolant accident, an accident scenario in which a large rupture in the coolant system causes a rapid loss of coolant, potentially leading to overheating. In conventional designs where major coolant piping is external, this is a significant risk. Our integral design mitigates this risk, making a large rupture unlikely and ensuring potential effects are safely contained within the vessel.

•

Modular Deployment: Our modular deployment design minimizes heavy civil works, eliminating the need for specialized on-site construction of a nuclear island, which is typical for conventional large LWRs. The MMR will arrive essentially ready to connect and provide power to the public electrical grid or the customer’s electrical system. A site could potentially go from groundbreaking to operation within 12–18 months of equipment delivery.

•

Transportability and Modular Deployment: The entire Hadron Halo unit, including the reactor module and its accompanying balance-of-plant, are sized for transport by standard heavy-haul tractor-trailers, railcars, or barges. The primary components of each Hadron Halo are transported on skids or in standard shipping containers for quick installation. Transportable, modular units enable us to serve locations that large plants or long transmission lines cannot easily reach.

Hadron Halo Transportability Illustration

•

Compact Footprint: Each Hadron Halo is expected to have a footprint of less than one acre of land. This significantly reduces land requirements compared to renewable energy generation; for example, achieving an equivalent 10 MWe of electrical output from wind or solar would potentially require hundreds of acres, in addition to space for battery storage systems. The compact footprint allows for placement at existing industrial sites or data center campuses.

•

Scalable Capacity: Because of the Hadron Halo’s modular design, capacity can be scaled by adding multiple units, for instance 10 units for 100 MWe, to meet larger power requirements with a phased, incremental approach.

•

Power Output and Use Cases: The Hadron Halo produces approximately 35 MWth, converted to 10 MWe of electricity. These estimates reflect continuous 24/7 output at a 93% capacity factor. Unlike renewables requiring 50–500 acres for equivalent capacity, the Hadron Halo and its balance-of-plant occupy under one acre, enabling compact deployment at industrial sites or data campuses.

•

Safety: Safety is central to our technology. Our reactor core is self-regulating and passively cooled in emergency situations, leveraging highly reliable fuel and modern control systems to ensure safe shut-down without external intervention. We intend for the design of the Hadron Halo to meet or exceed NRC safety requirements for advanced reactors, including recent MMR guidance.

•	Shielding: To ensure public and personnel safety, the Hadron Halo includes robust, multi-layer shielding engineered to contain gamma and neutron radiation within the reactor module.

In summary, by combining proven LWR technology with modern engineering (advanced materials, digital controls) and a novel deployment model, we aim to reduce barriers to entry and unlock the potential of nuclear energy in markets that have never been able to deploy it before.

Hadron Energy Microreactor Data Center Deployment Rendering

Competitive Strengths

We believe that Hadron Energy has several competitive strengths that position us well in the advanced nuclear industry:

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Factory-Built, Modular Design: Our approach to mass-manufacturing and assembly of the Hadron Halo in a factory versus on-site construction could dramatically reduce unit costs and deployment times compared to large conventional nuclear power plant construction projects. For these large plants, producing about one gigawatt of electricity, much more of the work is done on the build site, rather than the controlled environment of a factory. Since large nuclear power plants are more of a project than a product, there is less standardization of their design from one site to another, increasing engineering costs. By contrast, Hadron Halo units will be interchangeable, minimizing custom engineering work for each installation. Modular production also means revenue generation can begin faster (12-18 months from groundbreaking) versus a decade-long wait for a traditional nuclear power plant to come online.

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Early Regulatory Engagement: We are proactively working with the NRC and other regulatory agencies to accelerate licensing of the Hadron Halo. We are targeting an NRC 10 CFR Part 52 ML submission by 2027–2028, leveraging the new regulatory frameworks being developed for MMRs. In addition to applying for our ML, we are pursuing a COL through NRC 10 CFR Part 52. By engaging early and often with regulatory agencies, we aim to shorten the licensing timeline from the historical 8-10 years for large reactors to approximately 3-4 years from incorporation of our design, consistent with recent NRC guidance for advanced reactors. Efficient licensing will allow us to commercialize sooner and capture first-mover advantages. For further information on regulatory oversight, please refer to the section below entitled “Government Regulations”.

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Customer Pipeline: We have already received substantial market interest in our MMR power solution. We have already engaged with key potential customers for future deployments of the Hadron Halo. These early indications of interest span data center operators, industrial firms, and government entities, indicating broad demand across some of our target sectors. A strong pipeline not only validates our selection of target markets but also provides leverage in raising capital and scaling operations.

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Experienced Team: Hadron Energy’s leadership and engineering team bring deep expertise from across the nuclear, energy, and technology sectors. Our team of employees and consultants includes former NRC regulators (including a former director of the NRC’s Office of Nuclear Reactor Regulation) who advise on our licensing strategy, a former chief nuclear officer of operating power plants who guides our reactor engineering, operations and safety culture, experienced manufacturing and supply chain executives, and finance professionals (including a CFO with about 20 years of public company experience). This combination of nuclear industry knowledge and execution experience gives us confidence in our ability to achieve our goals. For further information on our team, please refer to the section below entitled “Human Capital”.

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Strategic Fuel Supply Position: Our strategy centers on using LEU+ fuel (enriched to 5-10% U-235) to achieve long core life. Sourcing LEU+ fuel is integral to our strategy because it avoids the long lead time and approvals still required for HALEU. As a member of the DOE HALEU Consortium, we are positioned to benefit from federal support in developing the HALEU supply chain, but we avoid the risk and uncertainty of using HALEU fuel directly. We are also exploring partnerships in fuel fabrication and potential fuel recycling to vertically integrate our fuel cycle over time. For further information on our fuel strategy, please refer to the section below entitled “Fuel Supply”.

These key competitive strengths, including our cost-efficient modular product, our fast-track licensing plan, early engagement with potential customers, our seasoned team, and our secure fuel strategy, provide a solid foundation as we move toward commercial deployment of the Hadron Halo. Although other advanced reactor developers exist, we believe our focus on small (10 MWe) transportable MMRs and a strategy focused on engaging concurrently and early with regulators, suppliers, strategic partners, states, and customers will differentiate us in the market and enable us to achieve first mover advantage.

Growth Strategy

Our growth strategy is focused on scaling rapidly to meet growing electricity demand for clean energy while carefully managing key technology and regulatory milestones. The principal elements of our growth plan include:

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Licensing Milestones: Our goal is to submit our NRC 10 CFR Part 52 manufacturing license (ML) and combined license (COL) for the Hadron Halo by 2027–2028, enabling us to begin commercial deployment soon after with an anticipated review time of no longer than 18 months. We are targeting our first deployment (FOAK) unit by 2030, assuming timely regulatory approval. Meeting these licensing timelines is critical because regulatory clearance is a gating item for commercial deployment, and thus, revenue generation, in the nuclear industry. We have structured our development schedule around NRC submission and approval milestones, including completing major design review documents (like the Preliminary Safety Analysis Report) in advance of the formal ML and COL license applications.

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Manufacturing Scale-Up: Within approximately the first five years of development, our vision is to partner with well-established manufacturers to produce our first units. In the following five to ten years, Hadron Energy intends to invest in high-volume manufacturing capability to drive down costs per unit and to meet expected demand. We plan to establish a U.S.-based manufacturing plant (a so-called “gigafactory” for reactors) with an initial production capacity goal of at least 50 units per year by 2035, scaling to at least 100 units per year by 2040. To achieve this, we will pursue a phased buildout starting with a pilot production line (capable of producing a few units per year by 2030 for FOAK deployments) and then expanding tooling, workforce, and automation to reach full-rate production. We are currently in the process of evaluating potential factory sites, including several in nuclear-friendly eastern U.S. states, focusing on regions with skilled manufacturing labor, supportive state policies, and access to logistics infrastructure for shipping heavy equipment. For further information about our manufacturing plans, please refer to the section below entitled “Manufacturing and Supply Chain.”

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Cost Reductions and Unit Economics: We will strive to continuously reduce the levelized cost of electricity (“LCOE”) from our reactors through design improvements and economies of scale. Our target pricing, detailed below, is competitive with the LCOE from diesel generators and peaking power plants, especially in remote applications. Key drivers of our cost reductions will be manufacturing learning curve (lower per-unit capital expenditure), extended core life requiring less operational expenditure, and the refinement of standardized site deployment practices that will reduce construction and labor costs for Hadron Energy to produce the microreactor units.

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Revenue Model: Our business model is structured as an “energy-as-a-service” provider, not as a one-off equipment seller. We plan to generate stable, recurring revenue through long-term power purchase agreements (“PPAs”), under which customers will purchase electricity at a predetermined price. Under this model, Hadron Energy will be the developer, owner, and licensed operator of the Hadron Halo units. The PPAs will be a comprehensive service contract that includes not only the power generated but also all operations, maintenance, fuel management, and lifecycle responsibilities, including decommissioning. This approach will provide our customers with reliable, carbon-free power without the significant regulatory and operational burden of owning a nuclear asset, while providing Hadron Energy with predictable, long-term cash flows. Our target PPA price is $0.15 per kWh. While PPAs are our primary strategy, we may also explore alternative structures, such as leasing models, to meet specific customer needs.

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Market Expansion (Domestic and International): We will initially target deployment of the Hadron Halo in the U.S. and U.S. Territories. This U.S.-first approach will allow us to operate within an emerging, favorable regulatory environment, leverage our established intellectual property protections, and streamline initial logistics without the complexities of export controls. The U.S. also presents significant commercial demand for clean energy from data center hubs, remote communities, and industrial sites.

Once our pilot manufacturing line is operational and our initial U.S. FOAK units are licensed and demonstrating reliable performance, we plan to enter select international markets. Many allied countries in Europe and Asia have energy needs that the Hadron Halo can address. For example, we believe that the Hadron Halo can provide a solution for countries reliant on diesel energy for remote power or those that need distributed clean energy generation due to grid instability. We plan to pursue export licenses and potentially seek foreign regulatory approvals (or mutual recognition agreements) to sell in these markets by the late 2030s. International expansion would substantially enlarge our addressable market beyond the U.S. and diversify our customer base.

By 2035, our vision is to have the first fleet of Hadron Halos operating in the field, a functional factory manufacturing and assembling at least 50 MMRs annually, and a robust backlog of orders domestically and abroad. We expect to finance our growth through a mix of equity capital (including the proceeds of the Business Combination Agreement), debt financing (potentially including DOE loan programs for innovative energy projects), and revenue from early deployments. For additional information about potential future financing sources, please see the section below entitled “Indebtedness and Growth Financing.”

The chart below outlines our anticipated growth strategy timeline:

2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
Partner With Established Manufacturers To Produce First Units
Conceptual Design
Prelimin-ary Design
NRC ML/COL Review
Application Support Of NRC Review
Operations Company Development
Procurement And FOAK Component Completion
FOAK Reactor Deployment
Legend
Infrastructure & Construction
Operations
Design & Licensing
Fabrication & Manufacturing
Halo Development - Long Term Vision
Operate Initial Units; Expand To First Fleet
Ramp to Nth of a Kind Framework
Pursue Export Licenses & Foreign Approvals/ MRAs
Initial international market entry

The Halo reactor development is early in the design and execution phases, as such, the schedule is a forward looking statement and subject to large uncertainty and potential changes.

Hadron Energy Commercialization & Growth Strategy

Potential Customers

We are initially focusing on four primary target market segments for the Hadron Halo: Data Centers, Industrial Facilities and Heavy Manufacturing, Remote Communities and Critical Infrastructure, and Utilities and Distributed Energy. We selected these markets based on a combination of factors, including their addressable market size, willingness to adopt new technology, and the ability of the Hadron Halo to solve unique industry challenges:

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Data Centers: The exponential growth of artificial intelligence and digital services are driving massive power demand from data centers. Industry studies from the DOE indicate that data centers could account for 10-12% of electricity usage in the coming decade. These facilities require reliable, continuous power (even brief outages can be catastrophic for service uptime) and are increasingly seeking carbon-free energy to meet corporate sustainability goals. A fleet of Hadron Halo units can power hyperscale data centers up to 300 MWe, making the Hadron Halo a plug-and-play solution for new data center capacity or as a dedicated on-site power source. For context, Northern Virginia (which contains the largest U.S. data center cluster) has over 3,400 MWe of data center power consumption (load) and continues to grow rapidly. This demand is largely met by drawing power from an already stressed grid or from land-intensive, intermittent renewable energy sources. We believe that a cluster of Hadron Halos would provide an ideal solution to supply power to a data center campus, avoiding these issues. We have already received indications of interest from data center operators regarding potential deployments once the Hadron Halo is commercially available.

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Industrial Facilities and Heavy Manufacturing: Industrial sectors such as steel manufacturing, cement production, chemical plants, and oil refining utilize energy-intensive processes and have increasing needs for both electricity and process heat. These facilities often operate around the clock and will require baseload power from MMRs. Globally, the amount of thermal energy required (process heat demand) in these industries is equivalent to hundreds of gigawatts of continuous power. To meet their energy needs, many industrial sites burn fossil fuels on-site (coal, natural gas, fuel oil) for high-temperature processes, making it challenging for them to switch to carbon-free energy. We believe that Hadron Halos can provide a solution by supplying superheated steam to drive a steam turbine for electricity generation or process heat for industrial applications. One or multiple Hadron Halos could be installed at a plant to electrify processes or co-generate steam. The Hadron Halo’s modular size will enable customers to add capacity in increments as needed. We are in discussions with several industrial companies interested in pilot deployments of the Hadron Halo to replace aging boilers or provide clean power at remote mines and facilities.

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Remote Communities and Critical Infrastructure: Remote towns, island communities, mining operations, and military bases often rely on diesel generators or trucked-in fuel for power, resulting in extremely high electricity costs (diesel generation can cost $0.30–$1 per kWh or more) and vulnerability of supply due to complex transportation logistics to ensure constant refueling. The Hadron Halo is designed to be an ideal power solution for these remote or hard-to-access settings. The Hadron Halo can be transported to a site by truck, operate for 10 years without refueling, and eliminate the need for constant diesel fuel deliveries. For example, in parts of Alaska and Canada, Hadron Halos could replace diesel power plants and dramatically lower energy costs while improving reliability. Additionally, The DOW has approximately 500 forward-operating bases and dozens of larger installations that currently rely on diesel fuel or weak local grids for power. The Hadron Halo could power an isolated DOW facility and support a larger DOW installation or port because its design allows for placement nearly anywhere with a modest water supply, independent of an existing electrical grid. We see significant interest from defense agencies for energy resilience, meaning a secure power source that is not dependent on vulnerable fuel logistics, and we are participating in government programs exploring MMRs for military use, such as the DOE support for the Army’s JANUS program, an initiative to deploy small, commercially-owned and operated nuclear reactors at military installations by 2028.

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Utilities and Distributed Energy Providers: We anticipate that electric utilities and independent power producers will be potential customers in the medium- to long-term (post-2030). These customers are seeking firm, clean capacity (reliable, 24/7 carbon-free power) to complement intermittent renewable energy sources (like wind and solar) and ensure grid stability. A utility could deploy a cluster of Hadron Halos (for example, 10 Halos for a 100 MWe plant) near a load center to replace a retiring fossil plant or to eliminate the need for transmission and distribution upgrades, which cause delays in power generation construction and increase costs. Because our design does not require the large water sources or 10-mile radius Emergency Planning Zones (“EPZs”) typical of large coal or nuclear plants, siting is more flexible. Due to our inherent safety profile, we anticipate an EPZ limited to the site boundary. This allows the Hadron Halos to be housed at retired coal plant sites or industrial parks, which is advantageous because these sites often have existing electrical switchyards, reducing connection costs. Utilities will likely require seeing our initial deployment of reactors in successful operation before committing to large orders, which is typical for new-generation technologies. We have had early-stage conversations with a few utilities interested in advanced reactors in the 2030s.

Across these segments, our value proposition is consistent: we believe we will offer reliable 24/7 power through our compact, transportable Hadron Halo, without direct carbon emissions. We will be able to provide an accessible and affordable energy solution for customers in these markets that are seeking energy alternatives to diesel generators, coal plants, and unreliable or carbon-intensive grid connections. By focusing initially on selling power directly to a single customer on their own property (referred to as “behind-the-meter”) or for a remote location not connected to the power grid (referred to as “off-grid”), we can simplify deployment. This approach avoids the regulatory and market complexities of selling into wholesale power markets. This direct-to-customer model is well-suited for our revenue strategy, which is based on long-term PPAs. Because customers would directly benefit from dedicated, on-site power, we also see potential for alternative revenue structures, such as leasing models.

Competition

As a pioneer in the emerging MMR industry, we face competition from both established energy technologies such as natural gas and renewables, and from other nuclear developers. Our primary sources of competition include:

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Natural Gas-Fired Generation: Natural gas power plants, especially efficient combined-cycle power plants that use both a gas turbine and a steam turbine to generate electricity, produce electricity at a relatively low cost (historically around $50-$70 per MWh on fuel costs of inexpensive gas) and currently support many new capacity additions given availability. Natural gas generation is dispatchable, meaning it can be turned on or adjusted on demand to meet electricity needs, and has moderate capital cost, making it a strong incumbent. However, natural gas is a fossil fuel subject to price volatility and potential carbon pricing or emissions regulations in a decarbonizing world. Industry data indicates that peaking gas turbines (open-cycle) can have much higher effective costs (LCOE > $130/MWh) due to lower utilization and expensive fuel.

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Capacity Factor: U.S. natural gas combined-cycle plants typically achieve a capacity factor of approximately 50–60%, according to the EIA, while simple cycle (peaking) gas turbines operate far lower. Based on annual data (2015-2024) from the EIA, single cycle gas turbines have an average capacity factor of 13.9% and below but combined cycle turbines have a capacity factor of 60.5% and below. In contrast, nuclear plants consistently deliver a capacity factor of approximately 90–95% according to the EIA, the highest of any large-scale energy source. Due to their lower capacity factor, natural gas operators must overbuild generation capacity and rely on redundant peaking or standby plants, typically simple-cycle gas turbines or diesel generators, to ensure grid reliability during demand surges or maintenance outages. In contrast, a single Hadron Halo is designed to provide continuous, around-the-clock baseload power without requiring such backup capacity. We expect to compete where customers want resilient, baseload power and to eliminate carbon emissions where gas delivery is constrained, such as in remote areas. We believe that the Hadron Halos, once at scale, will be able to produce power at a similar or lower cost than combined-cycle gas, and without fuel price risk or emissions.

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Renewables Plus Storage: Large-scale solar and wind farms coupled with battery storage are the leading clean energy alternatives to nuclear energy. Costs for solar and wind power have declined significantly; industry data estimates that costs of unsubsidized utility solar can range from $38-$78/MWh and costs of onshore wind power range from $37-$86/MWh in the U.S. However, such figures represent the intermittent power output inherent in renewable energy generation, as discussed above. When four-hour battery storage is added to provide more continuous power, the effective cost rises. Recent analyses show that utility solar power coupled with energy storage can range roughly between $50-$130 per MWh (unsubsidized), depending on storage duration and region. Even at those costs, renewables (plus storage) struggle to deliver true 24/7 reliability, especially for multi-day periods without sun or wind. The Hadron Halos will be able to provide steady baseload power and thus can complement or replace renewable energy (plus storage) solutions for customers who cannot tolerate intermittent power output.

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Other Advanced Nuclear Developers: We are one of several companies developing advanced nuclear reactors, though design approaches among these companies differ greatly. Many of our competitors are focusing on larger modular reactors in the 50-300 MWe range, often targeting utility-scale electricity generation to replace conventional power plants. Examples include developers of small modular reactors (“SMRs”) using LWR designs and companies pursuing advanced concepts like sodium-cooled fast reactors, high-temperature gas reactors, or molten salt reactors. These projects typically require significant capital expenditures in the multi-billions of dollars to commercialize and build first plants and face lengthy licensing and construction timelines. By focusing on nuclear reactors at a micro scale (the DOE defines MMRs as single modules that produce less than 20 MWe per unit) and a simpler technology (light-water cooling, use of familiar fuels and design components), the Hadron Halo can reach the market faster and with less capital than our competitors. We also believe that Hadron Halos will be more easily deployable than those of our competitors and will be easier to transport and install than larger SMRs that, while modular in fabrication, still involve substantial on-site construction. Nonetheless, as the advanced nuclear field matures in the coming decade, we expect to face competition for projects, funding, and talent from these companies. However, we believe that the Hadron Halo may fill a different market need than larger SMRs, and we may explore partnerships where our product can supplement larger-scale clean energy solutions.

Overall, Hadron Energy’s differentiator is our focus on small, factory-fabricated MMRs that can be rapidly deployed with low upfront cost per unit. We are not aware of any competitor that combines all these attributes at the 10 MWe scale. By targeting niche and currently underserved markets (like off-grid industrial power, data center campus power, or remote applications) rather than immediately competing head-to-head with large power plants, we aim to carve out a unique space in the energy landscape. Our goal is to make the Hadron Halos a go-to solution for reliable, carbon-free power where traditional power options fall short.

Research and Development

Continuous R&D are core to our company as we advance our reactor design toward commercialization. We currently have several active R&D programs and technical milestones, including:

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Reactor Core Design and Simulation: We will extensively test our design by using robust modeling and simulation to refine the reactor core and fuel system. This will leverage state-of-the-art neutronics codes, which model the nuclear properties of the core, and thermal-hydraulic codes, which model fluid mechanical and heat transfer effects during normal and accident conditions. These simulations will support our economic case by verifying the core’s ability to operate at the design power for the full lifetime, support our safety analysis by demonstrating that core damage and radioactive material release will not occur in accident conditions and show that the nuclear chain reaction can be controlled at all times.

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Reactor Mechanical Simulation: Through a comprehensive suite of simulations, we will validate that the reactor module can withstand the most extreme mechanical stresses. Specifically, we will conduct seismic and structural simulations to confirm the reactor can survive the Design Basis Earthquake (DBE)—the largest hypothetical earthquake realistically expected at a site—without losing its ability to shut down safely or maintain core integrity. We will also perform transportation simulations to validate that the reactor module can tolerate the shock and vibration encountered during shipping to a diverse range of deployment environments. These combined efforts are essential to ensure the design not only meets performance goals but is also practical, safe, and robust for real-world deployment.

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Modular Balance-of-Plant (BOP) Prototyping: We are partnered with an established engineering firm to develop prototype systems for the balance-of-plant (non-nuclear components such as turbine generator, heat exchangers, cooling systems) in a modular skid format. A pilot assembly of the balance-of-plant will be constructed to validate that all components can fit in standard shipping container dimensions and to test the quick-connect features for on-site installation. This prototyping effort will inform the final design of our deployable balance-of-plant kit.

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Licensing Readiness and Safety Analysis: We are preparing our NRC license application documents, including conducting a Probabilistic Risk Assessment (PRA) of the Hadron Halo’s design to quantify potential risks. This helps demonstrate the Hadron Halo’s safety case (Core Damage Frequency or CDF and Large Early Release Fraction or LERF) and identify any design changes needed to reduce risk. We are also engaging in pre-application meetings with the NRC to clarify requirements and align on novel aspects of our design (such as transportable fuel cartridges).

We expect that our R&D spending will total approximately $100 million through 2030 to align efforts in completing our NRC 10 CFR Part 52 ML, COL, and building our FOAK unit. These costs include engineering design work, prototype fabrication, testing programs, and licensing support. We intend to capitalize certain development costs associated with building the first group of Hadron Halos because such units will be used for testing and demonstration.

Our focused R&D approach, including utilizing partnerships with national labs, universities, and suppliers and emphasizing simulation to reduce expensive late-stage design changes, will allow us to innovate efficiently. Protecting our intellectual property arising from R&D is also a priority, as further discussed below under the section entitled “Intellectual Property.”

Government Regulations

Nuclear energy is a heavily regulated industry, and our business is subject to extensive government oversight at multiple levels. Key regulatory and legal considerations include:

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NRC Licensing: Commercial deployment of our reactors in the U.S. and U.S. Territories require licensing by the NRC under 10 CFR Part 52, the framework for new reactor design certifications and combined construction/operating licenses. These licensing regulations cover reactor design and construction, with a core goal of ensuring adequate protection for the public and the environment. Historically, NRC approvals for new reactor designs have taken 8-10 years. However, recent initiatives and legislative support such as Executive Orders, the Accelerating Deployment of Versatile, Advanced Nuclear for Clean Energy Act of 2024 (ADVANCE Act), and more aim to streamline licensing processes for MMRs. We are planning for approximately a 3-4 year review timeline for the Hadron Halo ML, leveraging new NRC guidance tailored to microreactors. Accelerated licensing initiatives apply specifically to MMRs with each licensing action taking no longer than 18 months. Licensing larger SMR designs and traditional large-scale reactors involves substantially longer overall review periods compared to the accelerated licensing track anticipated for MMRs. We maintain consistent and active dialogue with the NRC to ensure our licensing approach meets all regulatory requirements. Hadron Energy began early engagements with the NRC in July 2024, with formal engagement starting in April 2025 through the submission of our letter of intent. In addition, Hadron Energy’s Regulatory Engagement Plan (REP) was submitted to the NRC on May 9, 2025.

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Operational Regulation: Once deployed, our reactors will be subject to ongoing NRC operational oversight and inspection, similar to other nuclear facilities. This includes adherence to regulations governing reactor operations, operator training and certification, physical security, and emergency preparedness. For MMRs, we anticipate that the NRC may allow a reduced EPZ designation, relative to an SMR or larger plant, given the smaller source term of radionucides (some MMR concepts propose that the EPZ be limited to the site boundary). We will work within the evolving regulatory framework to establish appropriate emergency plans and security measures for our units.

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Export Controls: Because we intend to market our reactors internationally, we must comply with U.S. export control laws governing nuclear technology. Specifically, 10 CFR Part 810 regulations (administered by the DOE) control the export of nuclear technical information and assistance, and the U.S. Department of Commerce’s Export Administration Regulations (EAR) cover hardware exports. We will ensure that any transfer of our technology or equipment abroad has the required government authorizations. Similarly, fuel or sensitive components may require specific export licenses and we will ensure that we meet all applicable regulatory requirements. Compliance with export control laws are built into our operating procedures in regulatory and compliance.

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Environmental and Other Regulations: We are subject to environmental laws such as the National Environmental Policy Act (NEPA), which requires environmental reviews for major federal actions relating to our projects, such as NRC licensing or significant project involvement or funding from the DOE. We participate in the industry’s nuclear liability management under the Price-Anderson Act, which establishes a no-fault insurance framework for nuclear incidents. Additionally, the construction of our manufacturing facility, once underway, will require our compliance with state and federal environmental regulations on construction and waste.

Government regulation permeates every aspect of our business and Hadron Energy is actively engaged with regulatory bodies to ensure efficient licensing and oversight of our Hadron Halo design, deployment, and operations. We have developed an internal compliance program to ensure we meet all applicable laws and guidelines. Our compliance program includes periodic audits, staff training on nuclear regulatory compliance, and engagement with experienced regulatory counsel. With an evolving regulatory and policy framework, Hadron Energy monitors the legislative and regulatory landscape closely in order to adapt our business plans accordingly. For further discussion about regulatory requirements and oversight, please refer to the section of this prospectus titled “Risk Factors—Risks Related to Our Business and Industry.”

Fuel Supply

A reliable and economical fuel supply chain is essential for our reactor operations. Our reactor cores utilize LEU+ fuel, enriched to between 5-10% U-235, which allows for longer core life and compact core size compared with conventional LWR fuel enriched to a maximum of 5 wt%. LEU+ fuel is much more widely available than alternative fuels such as HALEU or TRISO, allowing us to take advantage of an established supply chain and achieve commercialization more efficiently with already qualified fuel. Key aspects of our fuel strategy and related considerations include:

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Fuel Enrichment and Fabrication: In September 2025, the NRC issued its approval for the first commercial plant in the U.S. to begin producing LEU+ fuel. This domestic production is expected to begin in 2026. The facility in question is substantial and already supplies one-third of the U.S. demand for standard LEU fuel. In contrast, procurement of other types of fuel like TRISO or HALEU require a much longer lead time due to extensive NRC review processes and DOE-contracted facilities being under construction. We already have relationships with LEU+ fuel suppliers and are supporting government initiatives to encourage additional domestic LEU+ production. Our membership in the HALEU Consortium provides us with comprehensive insight into the entire nuclear fuel supply chain, from natural uranium through enrichment up to 20%, while fostering collaboration opportunities with key fuel suppliers and strengthening our direct engagement with the DOE on fuel-related matters. We plan to source LEU+ level enriched uranium, likely in the form of UF6 gas or uranium metal and have this material fabricated into fuel forms (fuel pellets) suitable for our reactor. We will require our fuel fabrication partners to meet high standards for quality and safety.

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Fuel Core Design: Each reactor core will be delivered separately from the fuel as this process is done conventionally. The nuclear fuel will then be installed into the reactor pressure vessel on site. After a 10-year operating period, the nuclear fuel will be removed and replaced with new fuel, and the used nuclear fuel will be stored on site for approximately five years before being shipped to a secure off-site storage or recycling facility or stored above ground in a dry cask storage facility on site. We will manufacture and store nuclear fuel in a central location to be transported to the customer when needed, simplifying fuel storage logistics for our customers. By providing fuel in sealed units, we will minimize on-site fuel handling and personnel radiation exposure. Hadron Energy is also working on securing storage solutions for used fuel and aims to have eventual capability to recycle spent fuel.

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Fuel Cost and Economics: Fuel is expected to be a relatively large portion of our power cost. Our 10-year fuel cycle provides an economic benefit: by avoiding refueling outages every 1.5–2 years (as in conventional reactors), each Hadron Halo unit eliminates the need for approximately five refueling outages over a decade. This is a key part of our value proposition to customers. The LEU+ fuel used in the Hadron Halo is slightly more expensive than conventional LEU fuel, the infrequent refuel schedule and improved capacity factor make overall fuel expenses competitive.

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Nuclear Waste Considerations: Like all fission reactors, the Hadron Halos will generate used nuclear fuel (spent fuel) which must be managed safely. Each Hadron Halo will discharge a relatively small volume of spent fuel every 10 years when the nuclear fuel package is removed. We intend to store spent assemblies in spent fuel pools and subsequent dry storage canisters. The dry cask storage units that we plan to use are already approved by the NRC. In the longer term, we are very interested in advanced fuel recycling technologies that could reprocess used fuel to extract remaining energy value. Industry studies indicate that the energy content in existing used nuclear fuel stockpiles is enormous. Existing LWR reactors in the U.S have produced 90,000 metric tons of spent nuclear fuel thus far, and this increases each year. However, if fully recycled, this spent fuel could potentially power the country for over a century.

Our fuel supply plan is to secure a supply of LEU+ fuel, likely via long-term contracts with uranium enrichment facilities. Fuel will not be a major bottleneck given the concerted efforts by the U.S. and other countries to increase LEU+ fuel production. In addition, our membership in industry groups and consortia helps ensure we stay at the forefront of nuclear fuel supply developments.

Manufacturing and Supply Chain

To deliver the Hadron Halos at scale, we will work with established manufacturing partners. In the medium term, we plan to develop a dedicated manufacturing supply chain with Hadron-owned production facilities. Our manufacturing and supply chain strategy includes the following elements:

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Qualified Supplier Network: For the Hadron Halo supply chain, we are prioritizing companies that are already nuclear-qualified, meaning they meet stringent quality and safety standards set out by the government (NRC) and industry associations, such as the American Society of Mechanical Engineers (“ASME”). For instance, we plan to source major components like reactor pressure vessels from experienced manufacturers, such as those who have supplied the Navy or DOE research reactors. These large suppliers hold the ASME N-stamp, a key certification from ASME that authorizes them to fabricate safety-critical nuclear components. To ensure the reliability of all safety-related items, our suppliers must implement a rigorous Quality Assurance (QA) program. This program is legally mandated by 10 CFR 50 Appendix B, which sets out 18 basic criteria governing every step from initial design and procurement to final testing and records. The industry’s practical guide for meeting these criteria is the ASME NQA-1 standard. We will conduct rigorous audits to verify compliance by our suppliers. Additionally, by engaging suppliers early, we will ensure that the Hadron Halo’s design incorporates manufacturability, allowing it to be fabricated efficiently using existing tooling and transportation methods.

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Assembly Facility: We intend to establish a dedicated U.S.-based assembly facility to receive major subassemblies from our qualified suppliers, complete final reactor module integration, conduct factory acceptance testing, and prepare units for shipment. The site for this assembly is under active evaluation; multiple states have invited Hadron Energy to locate the facility within their jurisdictions and have indicated interest in providing incentives, as discussed further below. We are conducting a structured site-selection process that considers (i) incentives and tax treatment, (ii) access to skilled labor and training pipelines, (iii) multimodal logistics (including, for example, Class I rail, interstate highway, barge/port access), (iv) proximity to heavy fabrication vendors, (v) availability of power, water, and industrial utilities, (vi) favorable permitting timelines, and (vii) overall total costs.

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Incentives and Public-Private Partnership Structure. We have received preliminary indications of support from multiple states that include a combination of incentives, such as job creation tax credits, property tax abatements, sales/use tax exemptions on qualified equipment, infrastructure grants, and training subsidies. Certain proposals also contemplate site preparation support (e.g., rail spurs, road improvements, utility extensions) and workforce development programming with local community colleges and trade schools. Specific terms are under negotiation and will be disclosed once definitive agreements are executed.

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Centralized Gigafactory: In the medium term, we intend to develop a U.S.-based gigafactory capable of manufacturing approximately 100 units annually at full capacity. The factory will handle core reactor module fabrication, assembly of major components, and integration/testing of each unit before shipment. By centralizing manufacturing and production, we can implement uniform quality control and drive down costs through economies of scale and automation. We are currently evaluating potential sites for this facility, considering factors such as proximity to heavy forging suppliers, skilled labor availability, and logistic links (port, rail, etc.).

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Modular Construction and Site Installation: A cornerstone of our design approach is maximizing off-site construction of the Hadron Halo. We are designing the Hadron Halo’s balance-of-plant as prefabricated modules (e.g., skid-mounted turbine-generator sets, pump skids, control room in a container) that are built in factories and delivered to the site ready to connect to the customer’s electrical system or the electrical grid. The civil works on site will be limited to foundational pads, electric switchyard connection, and minimal site-built structures, such as security buildings or small administrative offices. We expect this approach to reduce on-site labor and construction time by 70–80% compared to conventional, custom-designed nuclear projects, which involve extensive site-specific engineering and construction. The shorter timeframe for on-site work will also lower customer financing costs (due to the shorter construction financing period) and reduce project risk from potential construction delays.

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Transportation Logistics: Each Hadron Halo unit and its accompanying systems are being designed to meet standard shipping constraints (size, weight) applicable to all industries. We are designing the dimensions of the largest components of the Hadron Halo to be transported via rail or on roads with minimal modification (in practice, likely no more than approximately 4.5 meters wide and 20 tons in weight per unit). We will work with heavy haul specialists for land transport and consider barge or ship transport for overseas deployment. Early demonstration of moving a full-scale reactor module will be an important step to reduce potential risks.

By investing in manufacturing capabilities and treating the Hadron Halo more like a product than a project, we anticipate a fundamentally different cost structure and speed compared to traditional nuclear reactor deployment strategies. However, scaling up manufacturing is capital-intensive and not without challenges: we will need to hire and train a specialized workforce, coordinate complex supply deliveries, and maintain nuclear-grade quality at all times. We have phased our manufacturing scale-up to coincide with licensing progress and market demand. Our approach will avoid a large overhead before it’s necessary, but will enable our readiness to ramp up quickly once we have clearance to build for customers.

Intellectual Property

Below is a table of all patent applications that Hadron Energy has filed with the United States Patent and Trademark Office.

Intellectual Property Filing	Description	Filing Number	Filing Date	Status
Design Patent Application	Reactor	29/971,313	11/01/2024	Pending
Design Patent Application	Containment Vessel for a Nuclear Reactor	30/025,389	9/25/2025	Pending
Utility Patent Application (Provisional)	Methods and Systems for Microreactor Design and Control	63/800,247	5/5/2025	Pending
Utility Patent Application (Provisional)	Nuclear Reactor Core for Small Modular Reactors	63/900,863	10/17/2025	Pending
Utility Patent Application	Micro Integral Modular Reactors	19/376,455	10/31/2025	Pending

Innovation in our reactor design and systems is a critical asset, and we actively protect our intellectual property (“IP”). We pursue a strategy of patenting key inventions, securing trademarks, and maintaining trade secrets. As of the date of this filing, Hadron Energy has filed for or secured patent protection on several aspects of our technology, including:

•

Patents on Technological Inventions: We have five pending utility patent applications covering the Hadron Halo. The first relates to the invention of our Hadron Halo design, describing a compact design that integrates the steam generator within the reactor pressure vessel and is coupled with a passive suppression pool for heat removal and shielding. The second relates to the use of a digital twin architecture for nuclear reactor control. The third relates to the nuclear reactor core design itself, which is engineered to improve neutron economy and fuel efficiency in a small reactor, enabling a long operational life and high fuel burnup from a compact-sized core. The fourth relates to a neutron poison water tank that can be used with the Hadron Halo reactor core to achieve its passive safety objectives. The fifth relates to the multi-modular facility pool layout supporting the Hadron Halo.

•

Patents on Aesthetic Designs: We have filed three U.S. design patent applications which cover the ornamental appearance of claimed nuclear microreactors, including the Hadron Halo module and enclosure. If granted, these patents would prevent others from making, using, selling, or importing products that create a substantially similar overall visual impression as the claimed designs.

Our patent strategy is global. We will initially file patents in the U.S. and then we may file patents internationally in key markets where we expect to do business. We anticipate that the patents we have filed or will file could provide protection extending into the late 2040s (given the typical 20-year expiration term from filing date). This should cover the critical commercialization period of our first-generation reactors. IP protection has limits, and competitors may attempt to design around our patents or develop similar technology independently. We continuously monitor the competitive landscape and will enforce our IP rights if necessary to prevent unauthorized use of our proprietary technology.

In addition to patents, we protect trade secrets, confidential designs and data through internal controls. All employees and contractors sign confidentiality and invention assignment agreements.

In addition to protecting our technology, we are taking active steps to protect our brand and goodwill. We have filed for trademark protection in the U.S. for our company name, mark, and the “Halo” name for our reactor. These trademark registrations are tabulated below:

Intellectual Property Filing	Description	Filing Number	Filing Date	Status
Trademark Application	Hadron Microreactor	99032753	02/07/2025	Pending – Notice of Allowance Issued

Trademark Application	Hadron Energy	98667645	07/25/2024	Pending – Notice of Allowance Issued

Trademark Application	Hadron Halo	99353382	08/22/2025	Pending – Awaiting Examination

Trademark Application		98861169	11/19/2024	Pending – Notice of Allowance Issued

Trademark Application	Hadron Halo Microreactor	99353395	08/22/2025	Pending – Awaiting Examination

Trademark Application	Hadron Halo Reactor	99353391	08/22/2025	Pending – Awaiting Examination

Trademark Application	Halo Reactor	99353366	08/22/2025	Pending – Awaiting Examination

Trademark Application	Halo Microreactor	99353373	08/22/2025	Pending – Awaiting Examination

Trademark Application		98861146	11/19/2024	Pending – Notice of Allowance Issued

Human Capital

Hadron Energy’s team is the driving force behind our progress. We are committed to attracting and retaining top talent in nuclear engineering, manufacturing, project management, and related fields, as well as fostering a culture of nuclear safety, innovation, and integrity. Key information regarding our human capital resources is below:

•

Employees and Growth Plans: As of June 2026, we have approximately 20 full-time employees, primarily engineers, reactor licensing specialists, and core business staff. We anticipate significant growth as we advance into the manufacturing and commercialization phase, projecting to have over 60 employees by 2028 to support licensing, manufacturing startup, and initial operations. This growth will include scaling our engineering teams (mechanical, nuclear, electrical engineers), building a project construction team, and adding roles in quality assurance, operations, operations training, and corporate functions.

•	Leadership and Key Personnel: Our leadership team combines deep nuclear sector experience with business and finance acumen, including the key positions below:

•

Our Chief Executive Officer is a serial entrepreneur in the mechanical engineering industry, with prior experience researching nuclear engineering for 5+ years. In addition, he is a two-time recipient of a Global Engineering Leader award from ASME.

•

Our Chief Operating Officer brings nearly four decades of leadership experience across nuclear operations, advanced reactor development, manufacturing readiness, and global research and development. Prior to joining Private Hadron, he served as Chief Technology Officer and Vice President of Nuclear Technology at Westinghouse Electric Company, where he led the company’s Global Technology Office and oversaw major innovation programs, including the eVinci microreactor and Accident Tolerant Fuel initiatives, helping advance next-generation nuclear technologies from concept through commercialization.

•

Our Chief Nuclear Officer brings more than 35 years of nuclear industry experience spanning reactor operations, engineering, regulatory compliance, and executive leadership. A three-time Chief Nuclear Officer and former Senior Reactor Operator, he has led nuclear organizations across both operating fleets and advanced reactor programs, providing deep expertise in nuclear safety, operations readiness, licensing, and the commercialization of next-generation nuclear technologies.

•

Our Chief Technology Officer brings more than 17 years of experience in reactor physics, core design, multiphysics simulation, nuclear safety analysis, and advanced reactor development. Prior to joining Private Hadron, he helped develop advanced reactor analysis methodologies and contributed to PARCS, the U.S. Nuclear Regulatory Commission’s primary core-level confirmatory analysis tool, establishing himself as a recognized expert in reactor design and licensing.

•	We have engaged a former NRC Director of the Office of Nuclear Reactor Regulation as a consultant and Head of Reactor Licensing, guiding our regulatory strategy with the NRC.

•	Our Chief Financial Officer of brings extensive experience in public-company finance, capital markets, accounting, SEC reporting, and strategic financial leadership.

•

Talent Development: We emphasize employee training and professional development in consideration of the specialized skills and industry knowledge needed for work in the nuclear industry. All technical staff are encouraged to pursue additional certifications, including engineering licensure (FE, EIT, and PE), ASME code training, nuclear quality, welding & materials inspection, safety & radiation protection, project delivery (PMP), and industrial cybersecurity. We also partner with universities to offer internships and research collaborations to build our talent pipeline.

•

Nuclear Safety Culture: Hadron Energy has implemented a robust nuclear safety culture from its inception. This approach aligns with the NRC position that organizations must establish and maintain a positive safety culture commensurate with the safety and security significance of their activities. Our culture is built on a foundation of encouraging questioning attitudes, rigorous peer review of decisions, and a safety-first mindset in all operations. This commitment is integrated into daily practices, such as initiating meetings with a dedicated safety focus. Adhering to the principles of human performance improvement, every employee is vested with the authority and responsibility to halt any process if a safety concern arises.

•

Benefits and Talent Retention: Retaining talent in a competitive market is crucial. We offer competitive compensation including equity incentives, which aligns our employees’ interests with long-term company success. As we grow from a startup to a larger enterprise, we are implementing, and will continue to supplement, benefit programs, compliance training, and more into our human resources infrastructure to support our workforce and remain an employer of choice in the clean energy field.

Facilities

Our operations currently span multiple sites to meet our engineering, corporate, and future production needs:

•

Engineering Headquarters (San Francisco Bay Area, CA): Our principal office in the San Francisco Bay Area houses our reactor engineering design team, project managers, and corporate staff. This location fosters proximity to a vibrant technology talent pool and research institutions, enabling collaboration on software, modeling, and advanced manufacturing techniques.

•

Policy & Investor Relations Office (New York, NY): We maintain a New York City office focused on policy engagement, regulatory affairs, and investor relations. Our New York presence provides direct access to capital markets and proximity to many of our current and prospective investors. It allows our policy team to more easily interface with stakeholders and policymakers on the East Coast.

•

Planned Manufacturing & Testing Facility: We are in the process of selecting a single U.S. site that will serve as our first reactor assembly factory and, eventually, our manufacturing gigafactory. While no final decision has been made, we have narrowed candidates to a few states that offer strategic advantages including proximity to major component suppliers and strong state economic development incentives. In parallel, we are arranging interim workshop space to build large-scale prototypes and mock-ups of the Hadron Halo. Ultimately, the chosen manufacturing site would include heavy assembly bays, machining and welding shops, quality inspection labs, and possibly a dedicated test reactor or “hot cell” facility for fuel handling R&D. We expect the full-scale factory to have the capacity to produce approximately 100 reactor units annually once fully ramped, though we plan to scale up production gradually, as further discussed in the section above titled “Growth Strategy.”

•

Testing and Demonstration Sites: In addition to offices and factories, we anticipate needing secure sites for prototype and FOAK reactor testing. We have been in discussions to utilize a U.S. national laboratory site or federal reservation site for an initial demonstration reactor (such as Idaho National Laboratory’s site, which has hosted other MMR demonstrations). Having a dedicated testing site will allow us to operate the first prototype of the Hadron Halo under controlled conditions, to conduct training, and to showcase the system to customers.

We lease our current office spaces in the San Francisco Bay Area and New York. The prospective combined manufacturing and assembly facility may involve purchasing or long-term leasing of industrial land, and we may seek state or local partnerships for site infrastructure. We consider our facilities strategy to be a key enabler of our business plan and it is critical to ensuring we have the right physical infrastructure as we transition from the design phase to building and commercializing our Hadron Halos.

Indebtedness

As of the date of this filing, Hadron Energy has not incurred any material indebtedness. To date, we have been funded by equity investments from founders, private capital, and family office investors, which have provided the capital for our R&D and operations. Our secured capital will support R&D and operations for 12 months. In the future, we anticipate that scaling our manufacturing and deploying FOAK units will require significant capital. We intend to explore a mix of financing sources to meet this capital need, potentially including:

•

DOE Loan Programs: The DOE’s Loan Programs Office has over $40 billion available to support innovative energy projects. Advanced nuclear reactors are an eligible category for loan guarantees. We plan to apply for DOE loan support, which could provide low-interest debt for factory construction or initial deployments, backed by the U.S. government.

•

Project Financing: For commercial deployment of reactors (especially for customer projects), we may utilize project finance debt secured by the revenues from PPAs. Initially, we expect to provide more turnkey or leased solutions, but as the technology gains operating history, banks may finance units based on contracted cash flows.

•

Corporate Debt or Credit Facilities: As our balance sheet grows following the Business Combination, we may enter into revolving credit facilities or issue corporate bonds to finance working capital or capital expenditures. We will maintain a prudent approach to leverage, especially given the long-term nature of our projects.

We currently have no significant loans or outstanding debt instruments. Any future debt incurred will be disclosed and structured in compliance with our growth needs and risk management.

Legal Proceedings

We are not currently a party to any material legal proceedings. We previously had an employment-related dispute with a former employee that was fully and finally settled prior to the Closing of the Business Combination; the settlement is reflected in our financial statements and in the pro forma adjustments (see “Unaudited Pro Forma Condensed Combined Financial Information”—Note (H)). Other than the matter described above, Hadron Energy has not been subject to any significant litigation,, and we are not aware of any threatened lawsuits or regulatory actions that would have a material adverse effect on us. From time to time, we may be subject to claims, disputes, or legal matters in the normal course of business. We maintain policies and practices to minimize legal risks, including robust IP management and compliance programs.

MANAGEMENT

The following is a list of the persons who currently serve, as of the date of this prospectus, as directors and executive officers of Hadron Energy.

Name	Age(4)	Position
Executive Officers:
Samuel Gibson	25	Chief Executive Officer
Rahul Shukla	43	Chief Financial Officer
Ken Canavan	61	Chief Operating Officer
Ross T. Ridenoure	71	Chief Nuclear Officer
Dr. Andrew M. Ward	44	Chief Technology Officer
Directors:
Dr. Avi S. Katz(2)(3)	68	Executive Chairman of the Board of Directors (Class II)
Samuel Gibson	25	Director (Class II)
Dr. Raluca Dinu(1)(2)	52	Director (Class III)
Raanan I. Horowitz(1)(3)	65	Director (Class II)
Ambassador Adrian Zuckerman(3)	69	Director (Class I)
Ralph L. Hunter(2)(3)	61	Director (Class I)
Robert J. Lewis(1)(3)	58	Director (Class I)
Bryan L. Timm(1)(2)	62	Director (Class III)

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.
(4)	As of June 1, 2026.

Executive Officers

Mr. Samuel Gibson, Chief Executive Officer and Director.

Mr. Gibson founded Private Hadron and has served as its Chief Executive Officer and a member of the Private Hadron Board since its inception in May 2024 and he continues to serve as our Chief Executive Officer and a member of our board following the Closing of the Business Combination. Prior to founding Private Hadron, Mr. Gibson was a Facilities Services Engineer at Blue Collars Plumbing & HVAC, a company focused on providing commercial and residential plumbing & HVAC services from December 2023 until May 2024. Previously, Mr. Gibson served as an Assistant Mechanical Engineer at Burns & McDonnell, an engineering consulting firm, from August 2023 until December 2023. Mr. Gibson holds a Bachelor of Science in Mechanical Engineering and a minor in Engineering Leadership from the University of Nebraska. He is a two-time global engineering leader awarded by the American Society of Mechanical Engineers (ASME).

We believe Mr. Gibson is highly qualified to serve on the Company’s Board due to the unique perspective and expertise he brings as the Company’s Chief Executive Officer, combined with his industry experience and educational background in engineering.

Mr. Rahul Shukla, Chief Financial Officer.

Mr. Shukla has served as Private Hadron’s Chief Financial Officer since December 2025 and he continues to serve as our Chief Financial Officer following the Closing of the Business Combination. Before his appointment, Mr. Shukla served as Chief Accounting Officer from January 2022 to December 2025 at Stem, Inc., a publicly traded clean-energy software company, where he oversaw global accounting teams, led audit and SOX remediation efforts, managed complex technical accounting matters, and supported a $700 million acquisition integration. Previously, Mr. Shukla held senior finance leadership roles at Natera, Inc. (as Controller from July 2020 to December 2021) and eHealth, Inc., where he supported multiple public offerings totaling more than $1.6 billion in capital raised and materially accelerated close and reporting timelines. deep expertise in public-company finance, SEC reporting, capital structure, M&A integration, and Sarbanes-Oxley Act (“SOX”)-compliant financial operations, having led finance and accounting organizations across energy, healthcare, SaaS, and technology platforms. Mr. Shukla began his career at KPMG, focusing on M&A and transaction advisory, and holds a degree from the University of California, Berkeley Haas School of Business.

Mr. Ken Canavan, Chief Operating Officer.

Mr. Canavan has served as Private Hadron’s Chief Operating Officer since January 2026 and he continues to serve as our Chief Operating Officer following the Closing of the Business Combination. Before his appointment, Mr. Canavan served as President and Chief Executive Officer from January 2024 to January 2026 of E4 Carolinas, where he restructured and repositioned the organization for growth. From March 2022 to July 2023, Mr. Canavan served as VP and Chief Revenue Officer at Structural Integrity Associates, Inc. From January 2018 to July 2021, he was Chief Technology Officer and Vice President of Nuclear Technology at Westinghouse Electric Company, leading the Global Technology Office and overseeing major innovation programs, including Accident Tolerant Fuel initiatives and the eVinci Microreactor program, a more than $200 million advanced reactor development effort. Earlier in his career, Mr. Canavan spent over 15 years at the Electric Power Research Institute (EPRI) as Director of Nuclear Plant Technology, managing a global R&D portfolio exceeding $50 million annually. He began his career in nuclear safety and probabilistic risk assessment at utility owner-operators, including Three Mile Island and Oyster Creek. Mr. Canavan brings nearly four decades of experience across nuclear operations, advanced reactor development, global research and development (“R&D”), and enterprise transformation. His career spans leadership roles at owner-operators, national laboratories, global technology providers, and industry research institutions, positioning him uniquely to oversee our FOAK-to-NOAK operational execution.

Mr. Ross T. Ridenoure, Chief Nuclear Officer.

Mr. Ridenoure has served as Hadron’s Chief Nuclear Officer since May 2025 and he continues to serve as our Chief Nuclear Officer following the Closing of the Business Combination. A three-time Chief Nuclear Officer and three-time Senior Reactor Operator with more than 40 years of commercial nuclear-power experience, Mr. Ridenoure has led operations and regulatory programs for both U.S. and international nuclear facilities. Prior to joining Private Hadron, from January 2024 until April 2025, Mr. Ridenoure served as QA Director at Accelerant, and from January 2023 until November 2023, he served as a consultant for Excel Energy. From November 2020 until October 2023, he served as Expert Consultant at the International Atomic Energy Agency. From January 2013 until July 2018, Mr. Ridenoure served as Senior Vice President of Nuclear Licensing & Regulatory Affairs for the Barakah Nuclear Power Plant in the United Arab Emirates, where he delivered the project’s first operating-license applications ahead of schedule and established the world’s first Nuclear English Standard for multi-cultural plant workforces. From December 2007 until December 2010, he was Chief Nuclear Officer at Southern California Edison’s San Onofre Nuclear Generating Station. Prior to that, from July 2002 until November 2007, he served as Chief Nuclear Officer at Omaha Public Power District’s Fort Calhoun Nuclear Station. He is a retired Navy Commander with 30 years of service. Mr. Ridenoure holds an M.B.A. from the University of Nebraska at Omaha and a B.S. in Nuclear Engineering Technology from Excelsior College.

Dr. Andrew M. Ward, Chief Technology Officer.

Dr. Ward has served as Hadron’s Chief Technology Officer since September 2025 and he continues to serve as our Chief Technology Officer following the Closing of the Business Combination. Dr. Ward is a nuclear engineer and physicist with more than a decade of experience leading federally funded research in reactor and nuclear systems. Prior to joining Private Hadron, from July 2023 until August 2025, Dr. Ward served as Assistant

Research Scientist at the University of Michigan, where he managed federally sponsored research initiatives and taught nuclear engineering courses. Before that, from January 2012 until July 2023, Dr. Ward served as a Research Area Specialist at the University of Michigan. Dr. Ward holds a Ph.D. in Nuclear Engineering from the University of Michigan, an M.S. and B.S. in Nuclear Engineering from Purdue University, and a B.S. in Applied Physics from Purdue University.

Directors

Dr. Avi S. Katz co-founded our GigCapital7 together with Dr. Raluca Dinu, who is also a director of the Company. Dr. Katz is our Executive Chairman of the Board and has served as the Executive Chairman of the GigCapital7 Board since the inception of GigCapital7 in May 2024, and previously as the Chief Executive Officer of GigCapital7 from its inception until the closing of the Business Combination on May 22, 2026. Dr. Katz holds 50% indirect membership interest in the Sponsor. Dr. Katz also holds a 50% membership interest in GigManagement, LLC, the managing company of the Sponsor, and has served as a managing member of such managing company since its inception. Dr. Katz has spent approximately 35 years in international executive positions within the TMT industry founding and managing startups, and at privately held start-ups, and publicly traded middle-cap companies and large enterprises. After the sale of GigPeak (also known as GigOptix), which he founded and bootstrapped in April 2007 to IDT in April 2017, Dr. Katz founded GigCapital Global in October 2017 as a serial issuer of Private to Public Equity (PPE) entities, also known as special-purpose-acquisition-company (SPAC). Dr. Katz co-founded GIG7 with Dr. Dinu, and Dr. Katz has served as the Chief Executive Officer and the Chairman of the Board since the inception of GIG7 in May 2024. GIG7 completed its initial public offering in August 2024, raising $200 million. It is listed on Nasdaq and trades under the ticker symbol “GIG.” In September 2017, Dr. Katz founded GIG1, a company formed for the purpose of acquiring a company in the TMT industry. GIG1 completed its initial public offering in December 2017, in which it sold 14,375,000 units at price of $10.00 per unit, with each unit consisting of one share of GIG1 common stock, three-fourths (3/4) of one warrant to purchase one share of GIG1 common stock and one right to receive one-tenth (1/10) of one share of GIG1 common stock, generating aggregate proceeds of approximately $144 million. On February 22, 2019, GIG1 entered into a stock purchase agreement to acquire Kaleyra S.p.A. at about transaction enterprise value of $187 million with combined cash and/or promissory note consideration of $15 million. The transaction closed on November 25, 2019, and GIG1 was renamed Kaleyra, Inc. and listed on the NYSE American stock exchange under the symbol “KLR” (and since that time, Kaleyra uplisted to the NYSE). In November 2023, Kaleyra was sold to Tata Communications at a transaction enterprise value of about $320 million in a cash deal and ceased to exist as a public company. Dr. Katz served as the Chairman of the Board and Secretary of Kaleyra since the consummation of the transaction in November 2019 until the acquisition by Tata. In this capacity, Dr. Katz steered many restructurings and refinancings, including the acquisition of mGage from Blackstone for about $225 million in a cash and stock deal in June 2021. Prior to that time, Dr. Katz served as the Executive Chairman, Secretary, and Chief Executive Officer of GIG1. In March 2019, Dr. Katz founded GIG2, a Private to Public Equity (PPE) company formed for the purpose of acquiring a company in the TMT industry. GIG2 completed its initial public offering in June 2019, in which it sold 17,250,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG2 common stock, one warrant to purchase one share of GIG2 common stock, and one right to receive one-twentieth (1/20) of one share of GIG2 common stock, generating aggregate proceeds of about $173 million. On June 8, 2021, GIG2 completed its business combination with each of UpHealth Holdings, Inc. and Cloudbreak Health, LLC, and the combined company changed its name to UpHealth, Inc. and was listed on the NYSE under the new ticker symbol “UPH”, where it remained listed until 2024 when it was delisted from the NYSE and commenced trading on the OTC Pink, and subsequently on the OTC Expert Market, under the new ticker symbol “UPHL.” Dr. Katz initially served as the Chief Executive Officer of GIG2 until August 2019, when Dr. Dinu substituted for him in that position. He also served as the Executive Chairman and Secretary of GIG2 since inception until the closing of the business combination in June 2021, when Dr. Katz was appointed as the Co-Chairman of the board of directors of UpHealth, becoming the sole Chairman of the Board of UpHealth in June 2022. In this capacity, Dr. Katz has steered many restructurings and refinancings of the company, including the sales of two divisions of the company — IGI, which was sold for $56 million in a cash deal to Belmar Pharma Solutions in June 2023, and

Cloudbreak Health, which was sold for $180 million in a cash deal to GTCR in March 2024. However, some subsidiaries of UpHealth, Inc., such as UpHealth Holdings, Inc. and its wholly-owned subsidiaries, Thrasys, Inc. and Behavioral Health Services, LLC, and each of their subsidiaries filed voluntary petitions for relief under Chapter 11 of U.S. Bankruptcy Code in 2023. In February 2020, Drs. Katz and Dinu co-founded GIG3, a Private to Public Equity (PPE) company formed for the purpose of acquiring a company in the TMT industry. GIG3 completed its initial public offering in May 2020, in which it sold 20,000,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG3 common stock and three-fourths (3/4) of one warrant to purchase one share of GIG3 common stock, generating aggregate proceeds of $200 million. On May 6, 2021, GIG3 completed its business combination with Lightning Systems, Inc., which did business as Lightning eMotors, and the combined company retained such name. Lightning eMotors, Inc. was listed on the NYSE under the new ticker symbol “ZEV,” but now is listed on the OTC Expert Market under the ticker symbol “ZEVY.” Dr. Katz served as the Chief Executive Officer, Executive Chairman and Secretary of GIG3 since its inception until the closing of the business combination in May 2021, when Dr. Katz was appointed as the Co-Chairman of the board of directors of Lightning eMotors and served in that position until October 2021 when he did not stand for reelection to the board of directors. Lightning eMotors went into receivership in December 2023, and as a result, the assets of Lightning eMotors were sold to GERCO LLC, a subsidiary of GILLIG, in February 2024. In December 2020, Drs. Katz and Dinu co-founded GIG4, a Private to Public Equity (PPE) company formed for the purpose of acquiring a company in the TMT and sustainable industries. GIG4 completed its initial public offering in February 2021, in which it sold 35,880,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG4 common stock and one-third (1/3) of one (1) warrant to purchase one share of GIG4 common stock, generating aggregate proceeds of about $359 million. GIG4 listed on Nasdaq under the symbol “GIG.” In June 2021, GIG4 announced its agreement for a business combination with BigBear.ai Holdings, LLC. The business combination between GIG4 and BigBear.ai Holdings, LLC closed on December 9, 2021, and GIG4 was renamed BigBear.ai Holdings, Inc. BigBear.ai moved its listing from Nasdaq to the NYSE, where it is listed under the ticker symbol “BBAI.” Dr. Katz served as the Executive Chairman of GIG4 from its inception until the closing of the business combination with BigBear.ai on December 9, 2021, and until March 2024, he continued to serve as a member of the board of directors of BigBear.ai. In February 2021, Drs. Katz and Dinu co-founded GigInternational1, Inc. a Private to Public Equity (PPE) company formed for the purpose of acquiring a company in the TMT, A&D, mobility and semiconductor industries with a particular emphasis on the EMEA market. GigInternational1 completed its initial public offering in May 2021, in which it sold 20,900,000 units at a per unit price of $10.00, with each unit consisting of one share of GigInternational1 common stock and one-half (1/2) of one (1) warrant to purchase one share of GigInternational1 common stock, generating aggregate proceeds of $209 million. GigInternational1 listed on Nasdaq under the symbol “GIW,” but in November 2022, decided to liquidate and dissolve the company rather than pursue a business combination, and in December 2022, GigInternational1 delisted from Nasdaq after liquidating its trust account. In January 2021, Drs. Katz and Dinu co-founded GigCapital5, Inc. (“GIG5”), a Private to Public Equity (PPE) company formed for the purpose of acquiring a company in the TMT, A&D, intelligent automation and sustainable industries. GIG5 completed its initial public offering in September 2021, in which it sold 23,000,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG5 common stock and one warrant to purchase one share of GIG5 common stock, generating aggregate proceeds of $230 million. GIG5 listed on Nasdaq under the symbol “GIG.” Dr. Katz was the Executive Chairman of GIG5 from its inception until the closing of the business combination with QT Imaging, Inc. on March 4, 2024, and since then he serves as the chairman of the Board of Directors of QT Imaging Holdings, Inc. The combined company is now listed on Nasdaq under the ticker symbol “QTI”. Dr. Katz is the Chief Executive Officer and Chairman of GIG8, a Private to Public Equity (PPE) company formed for the purpose of acquiring a company in the A&D services, cybersecurity and secured communications and quantum-based command and control systems, and AI and ML industries that completed its initial public offering in October 2025, in which it sold 25,300,000 units generating proceeds of about $253 million. GIG8 listed on Nasdaq under the symbol “GIW” and is currently looking for a suitable acquisition target. Dr. Katz is also the Chief Executive Officer and Chairman of GIG9, a newly formed Private to Public Equity (PPE) company incorporated in the Cayman Islands that was formed for the purpose of acquiring a company in the A&D services, cybersecurity and secured communications and quantum-based command and control systems, and artificial intelligence and machine-learning industries. GIG9 completed its initial public offering in January

2026, in which is sold 25,300,000 units generating proceeds of about $253 million. GIG9 is listed on Nasdaq under the symbol “GIX” and is currently looking for a suitable acquisition target. Prior to launching his first Private to Public Equity (PPE) company in 2017, Dr. Katz dedicated 10 years to incept and bootstrap, develop and manage GigPeak, originally known as GigOptix, Inc. He served as Chairman of the Board, Chief Executive Officer and President of GigOptix /GigPeak from its inception in 2007 until its sale in April 2017 to IDT for $250 million in cash. While Dr. Katz was at GigPeak’s helm, the company completed 10 M&A deals. From 2003 to 2005, Dr. Katz was the chief executive officer, president, and a member of the board of directors of Intransa, Inc. From 2000 to 2003, Dr. Katz was the chief executive officer, president and a member of the board of directors of Equator Technologies. Prior to it, Dr. Katz held several leadership positions over the span of his career within the TMT industry since serving as member of Technical Staff at AT&T Bell Laboratories between 1988 and 1994, and made numerous angel investments in high-tech companies around the world, being a serial entrepreneur. He holds many U.S. and international patents, authored and co-authored more than 350 published scientific and technical articles in reputable journals, and is the editor of a number of technical books. Dr. Katz is a global philanthropist, and among many other activities, serves as board member of the NY Philharmonic Company. He is a graduate of the 1976 class of the Israeli Naval Academy, graduate of the 1979 USA Naval ASW class, and holds a B.Sc. and Ph.D. in Materials from the Technion (Israel Institute of Technology). Dr. Katz is married to Dr. Dinu, one of our directors.

Dr. Raluca Dinu co-founded our Gigcapital7 with Dr. Avi S. Katz, who is our Executive Chairman of the Board of Directors. Dr. Dinu has spent approximately 21 years in international executive positions within the TMT industry working for privately held start-ups, middle-cap companies and large enterprises. In these roles, Dr. Dinu has been instrumental in launching and accelerating entities, building teams, large scale fund-raising, developing key alliances and technology partnerships, M&A activities, business development, financial management, global operations and sales and marketing. She served as the Chief Executive Officer of GIG2 from August 2019 to June 2021 and as a member of its board of directors since March 2019 and has continued in that role after that company became UpHealth, Inc. She also served on the board of directors of GIG3 beginning in February 2020 and continued in that role after that company became Lightning eMotors, Inc. in May 2021 until October 2021. She has also served as a member of the board of directors of BigBear.ai Holdings, Inc. since its inception in December 2020 as GIG4 until March 2024, and prior to the December 2021 business combination, was also the President, Chief Executive Officer and Secretary of GIG4 since its inception in December 2020. Drs. Katz and Dinu co-founded GIG7 in May 2024, a Private to Public Equity (PPE) company formed for the purpose of acquiring a company in the TMT, AI/ML, cybersecurity, MedTech, semiconductor and sustainable industries, and Dr. Dinu has served on the board of directors of GIG7 since its inception. GIG7 completed its initial public offering in August 2024. Drs. Katz and Dinu also co-founded GigInternational1, Inc., a Private to Public Equity (PPE) company formed for the purpose of acquiring a company in the TMT, A&D, mobility and semiconductor industries with a particular emphasis on the EMEA market. GigInternational1 completed its initial public offering in May 2021, and Dr. Dinu served as a director beginning with the inception of GigInternational1 and as the Chief Executive Officer, President and Secretary of GigInternational1 beginning in March 2021. In November 2022, GigInternational1 decided to liquidate and dissolve the company rather than pursue a business combination, and in December 2022, GigInternational1 delisted from Nasdaq after liquidating its trust account. In January 2021, Drs. Katz and Dinu co-founded GIG5, a Private to Public Equity (PPE) company formed for the purpose of acquiring a company in the TMT, A&D, intelligent automation and sustainable industries. GIG5 completed its initial public offering in September 2021, in which it sold 23,000,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG5 common stock and one warrant to purchase one share of GIG5 common stock, generating aggregate proceeds of $230 million. GIG5 listed on Nasdaq under the symbol “GIG.” Dr. Dinu served as the Chief Executive Officer of GIG5 form its inception until the closing of the business combination with QT Imaging, Inc. on March 4, 2024, and since then she has served as the Chief Executive Officer and director of QT Imaging Holdings, Inc. The combined company is now listed on Nasdaq under the ticker symbol “QTI.” Dr. Dinu currently serves as a member of the board of directors for GIG8. Dr. Dinu is also a director of GIG9. Dr. Dinu also holds a 50% membership interest in GigManagement, LLC, and has served as a managing member of GigManagement, LLC since its inception. From April 2017 to May 2019, Dr. Dinu was the Vice President and General Manager of Optical Interconnects Division of Integrated

Device Technology, Inc. (“IDT”) (Nasdaq: IDTI). Prior to that, she held several executive-level positions at GigPeak, Inc. (NYSE MKT: GIG) including Executive Vice President and Chief Operation Officer from April 2016 until it was acquired by IDT in April 2017, and before that, as its Executive Vice President of Global Sales and Marketing from August 2015 to April 2016, and as its Senior Vice President of Global Sales and Marketing from December 2014 to August 2015. From February 2014 to September 2017, Dr. Dinu was a member of the board of directors of Brazil-Photonics, in Campinas, Brazil, a joint venture that GigPeak established with the Centro de Pesquisa e Desenvolvimento em Telecomunicações (CPqD). From 2001 to 2008, Dr. Dinu was Vice President of Engineering at Lumera (Nasdaq: LMRA). Lumera was acquired by GigPeak in 2008, and Dr. Dinu joined GigPeak at that time. Dr. Dinu holds a B.Sc. in Physics and Ph.D. in Solid State Condensed Matter Physics from the University of Bucharest, and an Executive-M.B.A. from Stanford University. She also has a Corporate Director certificate from Harvard Business School, after completing the certification for Audit Committees and Compensation Committees in 2021 and Making Corporate Boards More Effective in 2022. Dr. Dinu is married to Dr. Katz, our Executive Chairman of the Board.

Mr. Raanan I. Horowitz is a director of our Company and also currently serves on the Board of Trustees of the Institute for Defense Analysis, an American non-profit corporation that administers three federally funded research and development centers (FFRDCs) to assist the United States government in addressing national security issues. He also serves on the board of directors of the DFW International Airport, the third largest airport in the world, the board of directors of Parry Labs, a digital engineering company serving the defense market, the board of directors as a board chair of Beaufort, a global provider of survivability equipment for critical mission applications, and the board of directors of GIG7 since August 2024. Mr. Horowitz currently serves as a member of the board and member of the Audit Committee for GIG8. Mr. Horowitz is also a member of the board for GIG9. He is a member of the Wall Street Journal board of directors Council and a member of the Board of Directors of Business Executives for National Security (BENS), a non-partisan, non-profit organization that connects business leaders with national security efforts to enhance the United States’ defense and security. He was previously a member of the board of directors of BigBear.ai Holdings, Inc. (NYSE:BBAI) following its business combination with GIG4 in December 2021, serving as the chair of the Nominations and Governance Committee until May 2023. He also served on the board of directors of GIG5 until its business combination with Qt Imaging, Inc. in March 2024. Mr. Horowitz was the President, Chief Executive Officer and a member of the board of directors of Elbit Systems of America, LLC, a leading provider of high-performance products and systems solutions for the defense, homeland security, commercial aviation, and medical instrumentation markets from 2007 until March 2024. Elbit Systems of America, LLC is a wholly owned subsidiary of Elbit Systems Ltd., a global source of innovative, technology-based systems for diverse defense and commercial applications with more than 20,000 employees in 15 countries. Prior to being appointed to lead Elbit Systems of America, LLC, Mr. Horowitz served as the Executive Vice President and General Manager of EFW, Inc., a subsidiary of Elbit Systems of America, from 2003 to 2007. In 2014, 2015, 2018, 2022, 2023 and 2024. The Ethisphere Institute named Elbit Systems of America one of the “World’s Most Ethical Companies.” In addition, Mr. Horowitz is active in the A&D industry, serving on the Board of Governors of the Aerospace Industries Association from 2008 until 2024, the board of directors for the National Defense Industrial Association from 2015 until 2024, and as a member of the Wall Street Journal CEO Council from 2018 until 2024. Previously, he served on the National Board of Directors for one of the nation’s largest volunteer health organizations, the Leukemia & Lymphoma Society, from 2009 to 2018. Mr. Horowitz earned a Master of Business Administration degree from the Seidman School of Business (1993) at Grand Valley State University in Allendale, Michigan. He was also awarded a Master of Science degree in Electrical Engineering (1991) and a Bachelor of Science degree in Mechanical Engineering (1981) from Tel-Aviv University in Israel.

Ambassador Adrian Zuckerman is a director of our Company. Ambassador Zuckerman was the United States Ambassador to Romania from 2019 to 2021. Under his leadership Romania signed a ten-year defense cooperation agreement with the United States that provided financial, military and strategic support and cooperation. He also advanced and helped structure an intergovernmental agreement between the US and Romania for the $8 billion refurbishment of the Cernavoda nuclear plant which included refurbishing one operating reactor and building two additional nuclear reactors. To help finance this project the Ambassador negotiated a $7 billion financing agreement with the Export-Import Bank of the United States (EXIM). The Cernavoda project was the largest-ever joint project between the United States and Romania. He was the recipient of the Star of Romania, Order of Grand Cross. Ambassador Zuckerman has worked as an Of Counsel to DLA Piper LLP (US) from 2021 to date, bringing his unique skills as a lawyer and former government official to advise multinational corporations on legal, regulatory, and governmental affairs as they expand into emerging markets in Eastern Europe and around the world. Before that, he was also a partner at Seyfarth Shaw LLP from 2013 to 2019. Ambassador Zuckerman currently serves as a member of the board and member of the Audit Committee for GIG8. Ambassador Zuckerman is also a member of the board for GIG9. Ambassador Zuckerman is also a member of the advisory board of the Krach Institute for Tech Diplomacy at Purdue University. He holds an undergraduate degree from the Massachusetts Institute of Technology and a law degree from the New York Law School.

Mr. Ralph L. Hunter is a director of our Company and the Chairman and Chief Executive Officer of RC Nuclear Consultants, LLC, a consulting company that assists investors, data center developers, technology companies and power off takers navigate the nuclear energy space. Mr. Hunter has been Chairman and Chief Executive Officer of RC Nuclear Consultants since June 2025. He will join the Domesticated GigCapital7 Board upon completion of the Business Combination. From February 2024 to June 2025, Mr. Hunter was President, Chief Executive Officer and board member of Orion Nuclear Energy Corporation, a global nuclear development company working on new nuclear projects in the small modular, advanced and micro-reactor space. From February 2022 to February 2024, Mr. Hunter was the President and Chairman of Constellation Generation Development, LLC, where he was responsible for all of Constellation Energy Generation’s development activities in the nuclear sector worldwide. Mr. Hunter served as Managing Director and Chief Operating Officer at Exelon Nuclear Partners, LLC from July 2013 to February 2022, where he was responsible for the oversight of that company’s financial legal and commercial activities. Mr. Hunter has over 35 years of experience in the nuclear power generation industry in the United States and internationally, and has also worked at Burns and Roe Group, leasing their Nuclear Services and Advanced Technology Division, and served as Vice President, Customer Relations at Westinghouse Electric Company LLC. Mr. Hunter has worked at most of the nuclear plants in the United States, including leading the Westinghouse startup testing organization for the Comanche Peak Unit 2 initial startup. Mr. Hunter served as Chair on the U.S. Civil Nuclear Trade Advisory Committee (CINTAC) which promotes civil nuclear energy exports, supports marketing U.S. civilian nuclear technologies, innovative U.S. nuclear technologies and the capabilities of U.S. nuclear operators and suppliers. Mr. Hunter was also Co-Chair of the US-Japan Business Council working to increase nuclear business opportunities between the two countries. Mr. Hunter has also served on multiple Nuclear Energy Institute committees in various leadership roles. Mr. Hunter holds both a Bachelor of Engineering degree in Nuclear Engineering and a Master of Engineering degree in Nuclear Engineering from the University of Florida. He also attended the Executive Management Program at the Darden School of Business at the University of Virginia and is a certified Project Management Professional.

Mr. Bryan L. Timm is a director of our Company and also currently serves as a member of the board and Chairman of the Audit Committee for GIG8. Mr. Timm is a director for GIG9. He also serves as a Board Advisor for the Pape’ Group, a family company serving the west coast with Kenworth, John Deere, and Hyster heavy equipment dealerships. He previously served on the Board of Directors of Umpqua Holdings Corporation (Nasdaq: UMPQ) from 2004 to 2023. As a director he served in multiple roles including Vice Chairman of the Board, Chairman of the Audit and Compliance Committee, and Finance and Capital Committee Chair. Mr. Timm also served on and chaired Northwestern Mutual Policy Owner’s Examining committee in 2011 and 2012. Mr. Timm most recently worked for Columbia Sportswear Company (Nasdaq: COLM) over a twenty-year period serving in the executive roles of President, Chief Operating Officer, and Chief Financial Officer from 1997 to 2017. Prior to 1997, he held financial positions for Oregon Steel Mills, Inc. (NYSE: OS) and at KPMG as part of the Audit practice. Mr. Timm holds a Bachelor of Science degree from the University of Idaho in Accounting and is a Certified Public Accountant (lapsed) in the state of Oregon.

Mr. Robert J. Lewis is a director of our Company and a retired senior executive leader with over 32 years of public service at the NRC, from December 1992 until his retirement in June 2025, specializing in advancing nuclear safety, security, and emergency preparedness. He will join the Domesticated GigCapital7 Board upon completion of the Business Combination. From October 2024 until June 2025, Mr. Lewis served as the NRC’s Deputy Executive Director for Operations for Nuclear Materials, Administrative, and Corporate Programs, with extensive executive responsibilities overseeing all aspects of NRC nuclear materials, fuel cycle, waste, transportation, regulatory research, rulemaking, environmental review, and corporate support programs. Previously, from June 2019 through October 2024, he served as the NRC’s Deputy Director for the Office of Nuclear Material Safety and Safeguards, where he led the NRC’s regulatory programs for nuclear materials and waste, rulemaking, environmental review and financial assurance. In prior NRC roles, he served as the agency Performance Improvement Officer and successfully deployed lasting Enterprise Risk Management practices within the NRC; he developed key features of fuel facility and radioactive material transportation regulations and risk assessment approaches; he led development of the U.S. regulatory framework for improved radioactive source security and tracking after the September 11, 2001 terrorist attacks; and he led extensive efforts to improve NRC and licensee emergency management programs considering the Fukushima accident. In his time with the NRC, Mr. Lewis has also worked significantly on regulatory reform, including work to implement ADVANCE Act and Executive Orders (2024-2025), and work to oversee implementation of over 150 efficiency actions saving the NRC over $48M (2016-2019). He has also represented the U.S. internationally as Chairman, Organisation for Economic Co-operation and Development/Nuclear Energy Agency (OECD/NEA), Committee on Decommissioning Nuclear Facilities and Legacy Management (2024-2025); U.S. member of the International Atomic Energy Agency (IAEA) Commission on Safety Standards (2018-2019); Team Leader for the IAEA International Regulatory Review Service Mission to Poland (2013 and 2017); and Chairman of the IAEA post-Fukushima International Experts Meeting on Assessment and Prognosis in Response to a Nuclear or Radiological Emergency (2015). After retiring from NRC in June 2025, Mr. Lewis founded LN3 Nuclear Consulting LLC, and through it provides specialized regulatory and licensing support to help multiple nuclear fuel cycle clients navigate complex nuclear regulations and guidance, achieve compliance efficiently, while maintaining focus on nuclear safety and security. Since August 2025, he has also served as a Global Nuclear Regulatory Affairs Consultant with Westinghouse Electric Company, where he provides senior level support to Westinghouse’s business objectives in the U.S. and internationally by coordinating and integrating Global Nuclear Regulatory Affairs activities across business units. Mr. Lewis holds a Master of Science in Nuclear Engineering, from the University of Arizona (1992) and a Bachelor of Science in Physics from the State University of New York at Fredonia (1990) and is a graduate of the Department of Homeland Security, Center for Homeland Defense and Security, Naval Postgraduate School, Executive Leaders Program (cohort 2014-01). Mr. Lewis’ regulatory and leadership experience from his career at the NRC makes him an invaluable addition to the board, and will be able to provide oversight and guidance on Hadron Energy’s NRC licensing strategy and alignment with evolving federal and international nuclear policy.

Role of Board in Risk Oversight

The Board expects to have an active role, as a whole and also at the committee level, in overseeing the management of the Company’s risks. The Board anticipates being responsible for general oversight of risks and regular review of information regarding the Company’s risks, including credit risks, liquidity risks, and operational risks. The compensation committee will be responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The audit committee will be responsible for overseeing the management of risks relating to accounting matters and financial reporting and potential conflicts of interest. The corporate governance and nominating committee will be responsible for overseeing the management of risks associated with the independence of the Board. Although each committee will be responsible for evaluating certain risks and overseeing the management of such risks, the entire Board will be regularly informed through discussions from committee members about such risks.

Board Composition and Classification

Our Board consists of eight members serving classified, staggered terms divided into three classes, with each class serving three-year terms, and succeeding directors holding office until their successors are duly elected and qualified.

The Board believes it is in the best interests of the Company for the Board to be classified into three classes, each comprising as nearly as possible one-third of the directors to serve three-year terms, and only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. The Board consists of the following members:

•	the Class I directors are Ralph L. Hunter, Robert J. Lewis and Ambassador Adrian Zuckerman, and their terms will expire at the annual meeting of stockholders in 2027;

•	the Class II directors are Samuel Gibson, Dr. Avi S. Katz, and Raanan I. Horowitz, and their terms will expire at the annual meeting of stockholders in 2028; and

•	the Class III directors are Dr. Raluca Dinu and Bryan L. Timm, and their terms will expire at the annual meeting of stockholders in 2029.

At each annual meeting of stockholders, upon the expiration of the term of a class of directors, the successor to each such director in the class will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successor is duly elected and qualified, in accordance with the Charter. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the Company’s directors.

This classification of the Company’s directors may have the effect of delaying or preventing changes in control of the Company.

Director Independence

The Board undertook a review of the independence of each director. Based upon information requested from and provided by each director concerning their background, employment, and affiliations, including family relationships, the following members of the Board do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq rules: Ralph L. Hunter, Robert J. Lewis, Ambassador Adrian Zuckerman, Dr. Avi S. Katz, Raanan I. Horowitz, Dr. Raluca Dinu and Bryan L. Timm.

In making these determinations, the Board has considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that the Board deems relevant in determining their independence, including the beneficial ownership of the Company’s capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.” Other than that Drs. Katz and Dinu are married to each other, there are no family relationships among any of the directors or executive officers of the Company.

Board Committees

The standing committees of the Board consist of the Audit Committee, the Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and the responsibilities described below. Additionally, from time to time, special committees may be established under the direction of the Board when the Board deems it necessary or advisable to address specific matters.

The Chief Executive Officer and other executive officers regularly report to the non-executive directors and each standing committee to ensure effective and efficient oversight of its activities and to assist in proper risk management and the ongoing evaluation of management controls.

Audit Committee

The members of the Company’s audit committee are Bryan L. Timm, Raanan I. Horowitz, Robert J. Lewis and Raluca Dinu. Mr. Timm is the Chair of the audit committee and the “audit committee financial expert,” as that term is defined under the SEC rules implementing Section 407 of SOX, and possesses financial sophistication, as defined under the rules of Nasdaq. The Company’s audit committee oversees the Company’s corporate accounting and financial reporting process and assists the Board in monitoring the Company’s financial systems. The Company’s audit committee also:

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assists the Board in the oversight of (1) the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, (2) the preparation and integrity of the financial statements of the Company, (3) the compliance by the Company with financial statement and regulatory requirements, (4) the performance of the Company’s internal finance and accounting personnel and its independent registered public accounting firm, and (5) the qualifications and independence of the Company’s independent registered public accounting firm;

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reviews with each of the internal auditors and independent registered public accounting firm the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation;

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reviews and discusses with management and internal auditors the Company’s system of internal control and discussing with the independent registered public accounting firm any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of its audit;

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reviews and discusses with management, internal auditors and the independent registered public accounting firm the Company’s financial and critical accounting practices, and policies relating to risk assessment and management;

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receives and reviews reports of the independent registered public accounting firm discussing (1) all critical accounting policies and practices to be used in the independent registered public accounting firm’s audit of the Company’s financial statements, (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and (3) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

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reviews and discusses with management and the independent registered public accounting firm the annual and quarterly financial statements and section entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of Private Hadron” of the Company prior to the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

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reviews, or establishes, standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies;

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discusses with management and the independent registered public accounting firm any changes in the Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives;

•	reviews material pending legal proceedings involving the Company and other contingent liabilities;

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meets periodically with the Chief Executive Officer, Chief Financial Officer, the senior internal auditing executive and the independent registered public accounting firm in separate executive sessions to discuss results of examinations;

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reviews and approves all transactions between the Company and related parties or affiliates of the officers of the Company requiring disclosure under Item 404 of Regulation S-K prior to the Company entering into such transactions;

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establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters;

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reviews periodically with the Company’s management, independent registered public accounting firm and outside legal counsel (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities; and

•	establishes policies for the hiring of employees and former employees of the independent registered public accounting firm.

The Company’s audit committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq.

Compensation Committee

The Company has established a compensation committee of the Board. The members of our compensation committee Avi S. Katz, Raluca Dinu, Ralph L. Hunter and Bryan L. Timm. Dr. Dinu serves as Chair of the compensation committee. The Company has adopted a compensation committee charter, which details the purpose and responsibility of the compensation committee, including:

•	reviewing the performance of the Chief Executive Officer and executive management;

•	assisting the Board in developing and evaluating potential candidates for executive positions (including the Chief Executive Officer);

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reviewing and approving goals and objectives relevant to the Chief Executive Officer and other executive officer compensation, evaluate the Chief Executive Officer’s and other executive officers’ performance in light of these corporate goals and objectives, and set Chief Executive Officer and other executive officer compensation levels consistent with its evaluation and the Company philosophy;

•	approving the salaries, bonus and other compensation for all executive officers;

•	reviewing and approving compensation packages for new corporate officers and termination packages for corporate officers as requested by management;

•	reviewing and discussing with the Board and senior officers plans for officer development and corporate succession plans for the Chief Executive Officer and other senior officers;

•	reviewing and making recommendations concerning executive compensation policies and plans;

•	reviewing and recommending to the Board the adoption of or changes to the compensation of the Company’s directors;

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Corporate Governance Committee

The members of the Company’s nominating and corporate governance committee are Avi S. Katz, Robert J. Lewis, Raanan I. Horowitz, Ralph L. Hunter and Ambassador Adrian Zuckerman. Mr. Horowitz is the Chair of

the Company’s nominating and corporate governance committee. The Company’s nominating and corporate governance committee oversees and assists the Board in reviewing and recommending nominees for election as directors. Specifically, the nominating and corporate governance committee will:

•	develop and recommend to the Board the criteria for appointment as a director;

•	identify, consider, recruit and recommend candidates to fill new positions on the Board;

•	review candidates recommended by stockholders;

•	conduct the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

•	recommend director nominees for approval by the Board and election by the stockholders at the next annual meeting.

The Company’s nominating and corporate governance committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to the Company’s directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or, persons performing similar functions. The Company’s Code of Business Conduct is available on the investor relations section of our website at www.hadronenergy.com. We intend to disclose any amendments to or waivers of our Code of Business Conduct and Ethics in a Current Report on Form 8-K. Information contained on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors, or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or compensation committee.

Limitation on Liability and Indemnification of Directors and Officers

The Charter provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the Charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Charter. Our Bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Non-Employee Director Compensation

The Board reviews director compensation periodically to ensure that director compensation remains competitive such that the Company is able to recruit and retain qualified directors. The Company is in the process of developing a board of directors’ compensation program that is designed to align compensation with the Company’s business objectives and the creation of stockholder value, while enabling the Company to attract, retain, incentivize, and reward directors who contribute to the long-term success of the Company.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officer Compensation

Private Hadron’s sole named executive officer for the period of July 8, 2024 (inception) through December 31, 2024 was Samuel Gibson, Private Hadron’s Founder, Chief Executive Officer, and Board Member. Private Hadron’s named executive officers for the period from July 8, 2024 (inception) through December 31, 2024 were:

•	Samuel Gibson, Private Hadron’s Founder, Chief Executive Officer, and Board Member

2024 Summary Compensation Table

The following table sets forth information regarding the compensation of Private Hadron’s named executive officer for the period of July 8, 2024 (inception) through December 31, 2024.

Name and Principal Position	Year	Salary ($)	Option Awards ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Samuel Gibson Founder and Chief Executive Officer	2024	—	—	—	—	0

2025 Summary Compensation Table

Private Hadron’s named executive officers for the year ended December 31, 2025 were:

•	Samuel Gibson, Private Hadron’s Founder, Chief Executive Officer, and Board Member

•	Andrew Ward, Chief Technology Officer

•	Shawn DeAngelo, Chief Development Officer

2025 Summary Compensation Table

The following table sets forth information regarding the compensation of Private Hadron named executive officers for the year ended December 31, 2025.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Bonus ($)	All Other Compensation ($)	Total ($)
Samuel Gibson Founder and Chief Executive Officer	2025	42,646	—	—	176,010	218,656
Andrew Ward Chief Technology Officer	2025	49,376	—	—	—	49,376
Shawn DeAngelo(2) Chief Development Officer	2025	44,105	9,706,598	—	—	9,750,703

(1)	Represents the grant date fair value of the Restricted Stock Purchase Awards granted to the individual during the year ended December 31, 2025.
(2)	Shawn DeAngelo resigned from the Company as of March 13, 2026.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2025, the Company did not have any outstanding equity awards granted to our named executive officers.

Narrative Disclosure to Summary Compensation Table

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with other components of the executive compensation program. In general, Private Hadron sought to provide a base salary level designed to reflect each executive officer’s scope of responsibility and accountability. Please see the “Salary” column in the “-2024 Summary Compensation Table” and “-2025 Summary Compensation Table” for the base salary amounts received by the named executive officers of Private Hadron in 2024 and 2025.

Annual Bonuses

Our named executive officers were eligible also to earn annual bonus for calendar year 2024 and 2025, as determined in the discretion of the board of directors of Private Hadron based on its review of Private Hadron’s performance for the applicable year and each named executive officer’s individual performance and contributions to the success of Private Hadron.

Long-Term Equity Incentive Awards

To focus our named executive officers on the long-term performance of the Private Hadron, hawse have historically granted equity compensation in the form of stock options for Hadron Energy’s Common Stock that are subject to time-based vesting requirements. As of December 31, 2025, Private Hadron has not granted equity compensation in the form of equity incentive awards to any of its named executive officers.

Equity Incentive Plan

The principal features of our existing equity incentive plan are summarized below.

2026 Equity Incentive Plan

On May 22, 2026, the Hadron Energy, Inc. Equity Incentive Plan (the “Plan”) went into effect. The Plan has an initial share reserve for new awards equal to 10,021,784 shares and includes an “evergreen” provision pursuant to which, on the first day of each calendar year beginning with the first full calendar year following the Closing, the share reserve automatically increases by five percent (5%) of the total number of outstanding shares (on a fully diluted basis) on such date, unless otherwise determined by the Board.

Health, Welfare and Retirement Plans

All of our full-time employees are eligible to participate in its health and welfare plans, including medical, dental, vision, basic group life insurance, voluntary life insurance, voluntary short-term and long-term disability insurance, and employee assistance program benefits made available to its employees through Gusto.

Executive Compensation of Hadron Energy Following the Business Combination

On June 3, 2026, the Board approved the base salaries and target bonuses of certain of our executive officers, and on June 8, 2026, the Board approved the base salary and target bonus of Ross T. Ridenoure, our Chief Nuclear Officer. The compensation was approved following the closing of the Business Combination and reflects the initial compensation arrangements for these executive officers in their respective roles following such closing. The approved compensation is as follows:

•	Samuel Gibson, Chief Executive Officer: base salary of $400,000; target bonus of 50% of base salary.

•	Rahul Shukla, Chief Financial Officer: base salary of $350,000; target bonus of 40% of base salary.

•	Dr. Andrew M. Ward, Chief Technology Officer: base salary of $300,000; target bonus of 40% of base salary.

•	Ken Canavan, Chief Operating Officer: base salary of $300,000; target bonus of 40% of base salary.

•	Ross T. Ridenoure, Chief Nuclear Officer: base salary of $300,000; target bonus of 40% of base salary.

Each executive officer has the opportunity to earn an annual bonus (“Annual Bonus”) under an executive incentive plan to be established by the Board, with the actual amount of each Annual Bonus to be determined by the Board or the Compensation Committee based on the achievement of performance goals and target objectives to be established by the Board or the Compensation Committee, in its discretion. The target of the Annual Bonus is set forth as a percentage of the executive officer’s annual base salary during the applicable calendar year. Any Annual Bonus payable to an executive officer will be payable not later than two and one-half months following the close of the calendar year to which it pertains.

The compensation described above does not include any equity-based compensation awards that may be granted to officers in the future under the Hadron Energy, Inc. 2026 Equity Incentive Plan.

Non-Employee Director Compensation Program

The Company has not entered into formal arrangements under which non-employee directors receive cash compensation for their service on the board of Hadron Energy or its committees.

The Company intends to develop a board of directors’ compensation program that is designed to align compensation with our objectives and the creation of shareholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to our long-term success. The compensation committee will determine the annual compensation to be paid to the members of the Board.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy. The sale of any shares under such a plan will be subject to the Lock-Up Agreements, to the extent that the selling director or executive officer is a party thereto.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, it is exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of its chief executive officer to the median of the annual total compensation of all of its employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

GigCapital7 Related Agreements

Amended and Restated Registration Rights Agreement

In connection with the Closing, GigCapital7 and the Registration Rights Holders entered into the Amended and Restated Registration Rights Agreement. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, the Company is obligated to file one or more registration statements to register the resales of the Common Stock held by such Registration Rights Holders after the Closing. Registration Rights Holders holding at least a majority in interest of the registrable securities owned by all Registration Rights Holders are entitled under the Amended and Restated Registration Rights Agreement to make a written demand for registration under the Securities Act of all or part of their registrable securities, up to a total of three such demands. In addition, subject to certain requirements and customary conditions, such Registration Rights Holders may demand at any time or from time to time that the Company file a registration statement on Form S-3 (or any similar short-form registration that may be available) to register the resale of their registrable securities when the Company is Form S-3 eligible. The Amended and Restated Registration Rights Agreement also provides such Registration Rights Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Under the Amended and Restated Registration Rights Agreement, the Company will indemnify such Registration Rights Holders and certain persons or entities related to such Registration Rights Holders such as their officers, employees, directors, and agents against any losses or damages resulting from any untrue or alleged untrue statement, or omission or alleged omission, of a material fact in any registration statement or prospectus pursuant to which the Registration Rights Holders sell their registrable securities, unless such liability arose from such Registration Rights Holder’s misstatement or alleged misstatement, or omission or alleged omission. The Registration Rights Holders including registrable securities in any registration statement or prospectus will indemnify the Company and certain persons or entities related to the Company such as its officers and directors and underwriters against all losses caused by their misstatements or omissions (or alleged misstatements or omissions) in those documents. The Company will pay reasonable registration expenses (other than underwriting discounts and commissions) in connection with any registrations under the Amended and Restated Registration Rights Agreement.

Lock-up Agreement

GigCapital7 and certain stockholders of the Company entered into the Lock-Up Agreement at the Closing. The Lock-Up Agreement provides that, subject to certain exceptions, each of such stockholders will not transfer any shares of the Common Stock beneficially owned or owned of record by such stockholders until the earlier of (a) six months following the Closing; (b) subsequent to the Closing, the date on which the reported closing price of one share of the Common Stock quoted on Nasdaq equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like occurring after the Closing) for any twenty trading days within any thirty consecutive trading day period commencing at least ninety days after the Closing; and (c) subsequent to the Closing, the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their Company’s securities for cash, securities or other property.

Founder Shares

Prior to the GigCapital7 IPO, the Sponsor purchased 10,207,246 Founder Shares for an aggregate purchase price of $100,000, of which the Sponsor retains 9,932,246 following transfers of 100,000 shares to the NY Philharmonic and 175,000 shares to Yield Point. As a result, the Sponsor purchased the Founder Shares for an adjusted aggregate purchase price of $100,000, or $0.00979696 per share. Prior to the initial investment in GigCapital7 of $100,000 by our Sponsor, GigCapital7 had no assets, tangible or intangible. The per share price of the Founder Shares was determined by dividing the amount of cash contributed to GigCapital7 by the number of Founder Shares issued. The number of Founder Shares issued was determined based on the expectation that the Founder Shares would, in the aggregate, represent 40% of the outstanding shares of Common Stock of GigCapital7 upon completion of the GigCapital7 IPO.

GigCapital7 IPO Private Warrants

Simultaneously with the consummation of the GigCapital7 IPO, we consummated a private placement of an aggregate of 3,719,000 Private Warrants to the Sponsor at a price of $0.01561 per Private Warrant, generating total proceeds of $58,060. Of the gross proceeds received from the GigCapital7 IPO and the Private Warrants, $200,000,000 was placed into the Trust Account.

Insider Letter Agreement

The Sponsor has entered into the Insider Letter Agreement with us, pursuant to which it has agreed: (1) to waive its redemption rights with respect to its Founder Shares, and the shares and shares underlying any warrants included in the Private Placement Units held by it in connection with the consummation of our initial business combination; and (2) to waive its rights to liquidating distributions from the Trust Account with respect to its Founder Shares, and the shares that are included in the Private Placement Units if we fail to complete our initial business combination within the Completion Window, although it will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares it holds if we fail to complete our initial business combination within the prescribed time frame. The Sponsor has also agreed in the Insider Letter Agreement not to transfer, assign, or sell the Founder Shares until the earlier of (A) six months after the date of the consummation of the Business Combination, (B) the date after the consummation of the Business Combination on which the closing price of the Common Stock equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the Business Combination, or (C) the date after the consummation of the Business Combination that the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of the Common Stock for cash, securities or other property. In addition, subject to certain limited exceptions, the Private Placement Units (and their constituent securities) will not be transferable until 30 days following the completion of the Business Combination.

Recent Key Agreements

Memorandum of Understanding with Paragon Energy Solutions (a Mirion Technologies Company)

On March 17, 2026, the Company entered into a non-binding Memorandum of Understanding with Paragon Energy Solutions, a Mirion Technologies Company, establishing a framework for collaboration on the design, development, and implementation of the Instrumentation & Control architecture for the Halo program.

Under the Paragon MOU, Paragon will support the development of the Halo’s overall I&C system architecture and integration framework, including safety and non-safety I&C platform integration, control logic development, human-machine interface support, and cybersecurity considerations. Paragon will also supply the physical instrumentation devices and associated hardware, including sensors, transmitters, control cabinets, networking components, and other field and control room equipment necessary to implement the I&C system. The collaboration is intended to span the Company’s FOAK deployment, with potential expansion to subsequent commercial units. The Paragon MOU is non-binding and reflects our commitment to engaging best-in-class suppliers in the design process, ensuring that the I&C architecture is developed in parallel with, and fully integrated into, the Company’s broader licensing and engineering program. Paragon’s proven supply chain capability, backed by Mirion’s global nuclear technology platform, validates the manufacturability and commercial readiness of our reactor design.

Memorandum of Understanding with Smartland Energy, LLC

The Company entered into a non-binding Memorandum of Understanding with Smartland Energy, LLC, establishing a portfolio-scale framework for the potential deployment of the Halo across up to five qualified Smartland behind-the-meter power projects over time. Smartland is developing approximately 150 MWe per project, with 12 projects targeted for completion by 2035, representing aggregate capacity demand of approximately 1.8 GWe.

The Smartland MOU is non-binding and does not constitute a binding commitment by either party to purchase or deploy the Halo. In connection with the Smartland MOU, Smartland made an initial strategic investment in the Company via a SAFE, reflecting long-term conviction in the platform’s commercial viability. The framework contemplates that the Company’s 10 MWe Halo would serve Smartland’s behind-the-meter power needs for industrial and digital infrastructure operators facing unprecedented load growth, multi-year grid interconnection queues, and increasing urgency around reliable, on-site firm power.

Uranium Conversion Services Agreement with ConverDyn, GP

The Company entered into a Uranium Conversion Services Agreement with ConverDyn, GP, the exclusive marketing and purchase agent for Solstice Advanced Materials Inc.’s Metropolis Works uranium conversion facility located in Metropolis, Illinois — the only operating commercial UF6 conversion facility in the United States. ConverDyn is a joint venture between Solstice Advanced Materials Inc. and General Atomics Inc.

Under the ConverDyn Agreement, ConverDyn will supply UF6 supporting the Company’s fuel fabrication pathway beginning with the Halo’s FOAK deployment, with the potential to expand across subsequent commercial units as the Company scales toward repeatable delivery. The collaboration spans the full commercialization of the Company’s Halo microreactor commercial roadmap from first reactor to fleet-scale deployment. Uranium conversion is the critical first step in transforming mined uranium into reactor fuel; before uranium can be enriched and fabricated into fuel assemblies, it must first be converted into UF6. By securing ConverDyn as a partner, the Company has established a fully domestic fuel supply pathway that is resilient, U.S.-based, and anchored in proven infrastructure, reducing geopolitical supply chain risk. The Company’s LEU+ fuel pathway plugs into the existing domestic light-water reactor fuel cycle, avoiding the HALEU or TRISO supply-chain bottleneck that constrains many other advanced reactor developers.

Strategic Alliance with GSE Performance Solutions, LLC

The Company has selected GSE Performance Solutions, LLC (dba GSE Solutions), a global leader in nuclear plant training simulation, as its supplier for the design, development, delivery, installation, and commissioning of a full-scope, high-fidelity training simulator for the Hadron Halo. The selection advances the parties’ relationship into a committed strategic alliance and establishes a cornerstone of the Company’s operator-readiness strategy for the Hadron Halo.

Under the alliance, GSE is expected to lead end-to-end development and commissioning of a plant-specific simulator intended to replicate the full range of the Hadron Halo’s expected operating behavior, including normal power operations, anticipated operational occurrences, design-basis events and beyond-design-basis scenarios. The simulator is expected to serve as the principal training platform for reactor operators, senior reactor operators, shift technical advisors and engineering staff for the Company’s FOAK deployment, with provisions to extend support to subsequent commercial units as the Company scales toward repeatable delivery.

PRINCIPAL SECURITYHOLDERS

The following table and accompanying footnotes set forth information known to the Company regarding the actual beneficial ownership of Common Stock, as of June 12, 2026:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of the Common Stock of the Company;

•	each of the Company’s current directors and executive officers; and

•	all directors and officers of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on 71,498,842 shares of Common Stock issued and outstanding as of June 12, 2026 and do not take into account the issuance of any shares of Common Stock upon the exercise of the Public Warrants, the Private Warrants and the Private Hadron Warrants. In computing the number of shares of Common Stock beneficially owned by a person, we deemed to be outstanding all shares of Common Stock subject to warrants and convertible notes held by the person that are currently exercisable or convertible or may be exercised or converted within 60 days of June 12, 2026. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock(2)
Directors and Named Executive Officers(1)
Dr. Avi S. Katz(3)	13,738,746	18.3%
Samuel Gibson(4)	43,474,075	60.8%
Gibson Family Holdings LLC	20,249,584	28.3%
SG 2026 Irrevocable Exempt Trust	427,491	*
Rahul Shukla	—	—
Ken Canavan	—	—
Ross T. Ridenoure	499,990	*
Dr. Andrew M. Ward	124,997	*
Dr. Raluca Dinu(5)	13,738,746	18.3%
Raanan I. Horowitz	—	—
Ambassador Adrian Zuckerman	—	—
Ralph L. Hunter	—	—
Robert J. Lewis	—	—
Bryan L. Timm	—	—
All Directors and Executive Officers of the Company as a Group (12 Individuals)	57,925,308	77.0%
Five Percent or Greater Holders
GigAcquisitions7 Corp.(6)	13,651,246	18.1%
Gibson Family Holdings LLC	20,249,584	28.3%

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the individuals is 3 Twin Dolphin Drive, Suite 260, Redwood City, CA 94065.

(2)	Based on 71,498,842 shares of Common Stock of the Company outstanding as of June 12, 2026.
(3)

Represents (i) 87,500 shares of Common Stock held by Dr. Avi S. Katz, (ii) 9,932,246 shares of Common Stock held by GigAcquisitions7 Corp. (the “Sponsor”) and (iii) private warrants for the purchase of 3,719,000 shares of Common Stock held by the Sponsor. Such shares and warrants held by the Sponsor are jointly beneficially owned by Dr. Katz and Dr. Raluca Dinu, each of whom are directors of the Company, who both have the voting and dispositive power over the shares held by the Sponsor.

(4)

Represents (i) 22,797,000 shares of Common Stock held directly by Mr. Gibson, (ii) 20,249,584 shares of Common Stock held by Gibson Family Holdings LLC, and (iii) 427,491 shares of Common Stock held by SG 2026 Irrevocable Exempt Trust. Mr. Gibson has voting and dispositive power over the shares held by Gibson Family Holdings LLC and SG 2026 Irrevocable Exempt Trust.

(5)

Represents (i) 87,500 shares of Common Stock held by Dr. Dinu, (ii) 9,932,246 shares of Common Stock held by the Sponsor and (iii) private warrants for the purchase of 3,719,000 shares of Common Stock held by the Sponsor. Such shares and warrants held by the Sponsor are jointly beneficially owned by Dr. Katz and Dr. Raluca Dinu, each of whom are directors of the Company, who both have the voting and dispositive power over the shares held by the Sponsor.

(6)

Represents (i) 9,932,246 shares of Common Stock held by the Sponsor and (ii) private warrants for the purchase of 3,719,000 shares of Common Stock held by the Sponsor. Such shares and warrants held by the Sponsor are jointly beneficially owned by Dr. Katz and Dr. Dinu, each of whom are directors of the Company, who both have the voting and dispositive power over the shares held by the Sponsor.

SELLING SECURITYHOLDERS

This prospectus also relates to the offer and sale from time to time by the Selling Securityholders of up to 57,432,395 shares of Common Stock and warrants to purchase up to 3,719,000 shares of Common Stock, consisting of (i) 10,207,246 Founder Shares initially acquired by our Sponsor, of which the Sponsor retains 9,932,246 shares and previously transferred 100,000 shares to the NY Philharmonic as a charitable contribution, and 175,000 shares to Yield Point, (ii) 3,126,087 Private Placement Shares, (iii) 44,099,062 Closing Shares, and (iv) 3,719,000 Private Warrants.

This prospectus relates to the offer and sale from time to time by the Selling Securityholders, which either acquired shares of our Common Stock from us (x) in private offerings pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act in connection with a private placement concurrent with the IPO or (y) in connection with the Business Combination. Pursuant to the Amended and Restated Registration Rights Agreement and the Warrant Agreement, we agreed to file a registration statement with the SEC for the purposes of registering for resale (i) the Private Warrants, (ii) the shares of Common Stock that may be issued upon exercise of the Private Warrants and (iii) the shares of our Common Stock issued to the Selling Securityholders that are subject of the Amended and Restated Registration Rights Agreement.

Except as set forth in the footnotes below, the following table sets forth, based on written representations from the other Selling Securityholders, certain information as of June 12, 2026 regarding the beneficial ownership of our Common Stock and Warrants by the other Selling Securityholders and the shares of Common Stock being offered by the Selling Securityholders (“Registrable Securities”). The applicable percentage ownership of Common Stock is based on approximately 71,498,842 shares of Common Stock outstanding as of June 12, 2026. The number of shares issuable upon conversion of the Private Warrants represents management’s reasonable estimates based on information available at this time and are subject to update for actual VWAP and other market figures as of the applicable time of conversion, as well as any adjustments to the applicable conversion price.

Information with respect to shares of Common Stock owned beneficially after the offering assumes the sale of all of the shares of Common Stock offered and no other purchases or sales of our Common Stock. The Selling Securityholders may offer and sell some, all or none of their shares of Common Stock, as applicable.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Common Stock and Warrants that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate of a broker-dealer.

Up to (i) 20,000,000 shares of Common Stock issuable upon exercise of the Public Warrants and (ii) 5,000,000 shares of Common Stock issuable upon the exercise of the Hadron Private Warrants, both of which are also the subject of this prospectus are not included in the table below.

	Shares Beneficially Owned Prior to the Offering				Shares Beneficially Owned After the Offering
Name of Selling Securityholder	Shares	% FN(34)	Shares Being Offered	Warrants Being Offered	Shares	%
GigAcquisitions7 Corp.(1)(2)(3)	13,651,246	23.1%	13,651,246	3,719,000	—	—
Dr. Avi S. Katz(1)(2)	14,526,264	23.1%	13,651,246	3,719,000	87,500	*
Dr. Raluca Dinu(1)(2)	14,526,264	23.1%	13,651,246	3,719,000	87,500	*
Samuel Gibson(1)	22,797,000	31.9%	22,797,000	—	—	—

	Shares Beneficially Owned Prior to the Offering				Shares Beneficially Owned After the Offering
Name of Selling Securityholder	Shares	% (34)	Shares Being Offered	Warrants Being Offered	Shares	%
Gibson Family Holdings LLC(1)(4)	20,249,584	28.3%	20,249,584	—	—	—
SG 2026 Irrevocable Exempt Trust(1)(5)	427,491	*	427,491	—	—	—
Andrew Ward(1)(6)	124,997	*	124,997	—	—	—
Ross Ridenoure(1)(6)	499,990	*	499,990	—	—	—
Yield Point NY LLC(7)	1,300,000	1.8%	175,000	—	1,125,000	1.6%
Philharmonic-Symphonic Society of New York(8)	100,000	*	100,000	—	—	—
Meteora Strategic Capital, LLC(9)	509,305	*	441,305	—	—	—
Meteora Select Trading Opportunities Master, LP(10)	601,305	*	141,305	—	460,000	*
Centiva Master Fund, LP(11)	282,609	*	282,609	—	—	—
Kepos Alpha Master Fund L.P.(12)	229,652	*	229,652	—	—	—
Kepos Special Opportunities Master Fund L.P.(13)	52,957	*	52,957	—	—	—
PICTON Arbitrage Fund(14)	2,230	*	2,230	—	—	—
PICTON Arbitrage Plus Fund(15)	19,805	*	19,805	—	—	—
PICTON Arbitrage Alternative Fund(16)	9,771	*	9,771	—	—	—
PICTON Arbitrage Plus Alternative Fund(17)	109,498	*	109,498	—	—	—
Stichting Jurisdisch Eigendom Mint Tower Arbitrage Fund(18)	141,304	*	141,304	—	—	—
Violet Hill Generation Fund(19)	141,304	*	141,304	—	—	—
Harraden Circle Investors, L.P.(20)	141,304	*	141,304	—	—	—
Harraden Circle Special Opportunities, L.P.(21)	113,044	*	113,044	—	—	—
Altana Calderwood Specialist Alpha Fund(22)	28,261	*	28,261	—	—	—
The K2 Principal Fund L.P.(23)	141,304	*	141,304	—	—	—
YA II PN, LTD.(24)	407,608	*	282,608	—	125,000	*
Nautilus Master Fund, L.P.(25)	141,304	*	141,304	—	—	—
AQR APEX MS Master Account, L.P.(26)	19,998	*	19,998	—	—	—
AQR Absolute Return Master Account, LP.(27)	27,893	*	27,893	—	—	—
AQR Corporate Arbitrage Master Account, L.P.(28)	24,209	*	24,209	—	—	—
AQR Funds – AQR Diversified Arbitrage Fund(29)	68,416	*	68,416	—	—	—
AQR Global Alternative Investment Offshore Fund, L.P.(30)	137,357	*	137,357	—	—	—
AQR SPAC Opportunities Offshore Fund, L.P.(31)	4,736	*	4,736	—	—	—
L1 Capital Global Opportunities Master Fund(32)	141,304	*	141,304	—	—	—
Map 136 Segregated Portfolio(33)	1,086,710	1.5%	239,951	—	845,759	1.2%
Yakira Partners, L.P.(33)	197,782	*	39,992	—	157,790	*
White Oaks Long-Short Portfolio, LLC(33)	44,335	*	2,666	—	41,669	*

*	Less than one percent.
(1)	The business address for this person is 3 Twin Dolphin Drive, Suite 260, Redwood City, CA 94065.

(2)

Includes 9,932,246 shares of Common Stock held by the Sponsor and 3,719,000 shares of Common Stock underlying the Private Warrants. The shares held by GigAcquisitions7 Corp. are beneficially owned by Dr. Avi S. Katz and Dr. Raluca Dinu who are managers of the Sponsor and who have sole voting and dispositive power over the shares held by GigAcquisitions7 Corp. Dr. Katz is the Executive Chairman of our Board and Dr. Dinu is a member of our Board and both Dr. Katz and Dr. Dinu founded GigCapital7 Corp. Prior to the Closing of the Business Combination, Dr. Katz served as Chairman GigCapital7 Corp.’s board of directors and Dr. Dinu served as a member of the board of directors of GigCapital7 Corp. See “Management.” 9,932,246 shares of Common Stock held by the Sponsor were initially acquired in connection with our predecessor’s formation and were purchased for approximately $0.008 per share.

(3)	Includes warrants to purchase 3,719,000 shares of Common Stock.
(4)	Samuel Gibson has full voting and dispositive power of the shares held by Gibson Family Holdings LLC. The address for this Selling SecurityHolder is 3 Twin Dolphin Dr, STE 260, Redwood City, CA 94065.
(5)

Samuel Gibson has full voting and dispositive power of the shares held by the SG 2026 Irrevocable Exempt Trust. The address for this Selling SecurityHolder is 3 Twin Dolphin Dr, STE 260, Redwood City, CA 94065.

(6)

These shares were acquired pursuant to a Restricted Stock Purchase Award Agreement dated February 13, 2026, and are subject to a right of repurchase by the Company which shall lapse in accordance with the vesting schedule. Effective as of the closing of the Merger, on May 22, 2026, the right of repurchase with respect to one tenth (1/10) of the shares lapsed. On August 29, 2026, the right of repurchase with respect to an additional one-fourth (1/4) shall lapse. Beginning the end of September 2026 and continuing at the end of each full month thereafter, the right of repurchase with respect to one-forty eighth (1/48) of the shares shall lapse until such time as the Company no longer has a right of repurchase as a result of the full vesting of the shares.

(7)	Ari Kluger has voting and investment control of the shares held by Yield Point NY LLC. The address for this Selling SecurityHolder is 23 Tammy Road, Spring Valley, NY 10977.
(8)	The address for this Selling SecurityHolder is David Geffen Hall, 10 Lincoln Center Plaza, New York, NY 10023.
(9)

Vikas Mittal may be deemed to have sole voting and dispositive power with respect to the shares held by Meteora Strategic Capital LLC. Mr. Mittal disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The address for this Selling SecurityHolder is 1200 N Federal Hwy, STE 200 Boca Raton, FL 33432.

(10)

Vikas Mittal may be deemed to have sole voting and dispositive power with respect to the shares held by Meteora Select Trading Opportunities Master, LP. Mr. Mittal disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The address for this Selling SecurityHolder is 71 Fort St Grand Cayman, KY1-1106 Cayman Islands.

(11)

Centiva Capital, LP is the investment manager of Centiva Master Fund, LP and has the voting and investment discretion over securities held by Centiva Master Fund, LP. The address for this Selling Securityholder is 190 Elgin Avenue, George Town, Grand Cayman KY1-9008 Cayman Islands.

(12)

Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The address of Kepos Capital LP and Mr. Carhart is 11 Times Square, 35th Floor, New York, New York 10036

(13)

Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC

(“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The address of Kepos Capital LP and Mr. Carhart is 11 Times Square, 35th Floor, New York, New York 10036
(14)	PICTON Investments has voting power for PICTON Arbitrage Fund. The address of this Selling SecurityHolder is 33 Yonge St, Suite 320 Toronto ON M5E 1G4.
(15)	PICTON Investments has voting power for PICTON Arbitrage Plus Fund. The address of this Selling SecurityHolder is 33 Yonge St, Suite 320 Toronto ON M5E 1G4.
(16)	PICTON Investments has voting power for PICTON Arbitrage Alternative Fund. The address of this Selling SecurityHolder is 33 Yonge St, Suite 320 Toronto ON M5E 1G4.
(17)	PICTON Investments has voting power for PICTON Arbitrage Plus Alternative Fund. The address of this Selling SecurityHolder is 33 Yonge St, Suite 320 Toronto ON M5E 1G4.
(18)	Joris Hoedemackers is the director of this Selling SecurityHolder. The address of this Selling SecurityHolder is Beursplein 5, Amsterdam.
(19)	The address for this Selling SecurityHolder is Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, PO Box 268, Grand Cayman, KY1-1104, Cayman Islands.
(20)

The general partner of Harraden Circle Investors, LP is Harraden Circle Investors GP, LP, the general partner of Harraden Circle Investors GP, LP is Harraden Circle Investors GP, LLC, and Frederick V. Fortmiller, Jr. is the managing member of the general partner of the general partner. The address for this Selling SecurityHolder is Harraden Circle Investors, LP, 885 Third Avenue, Suite 2600B, New York, NY 10022.

(21)

The general partner of Harraden Circle Special Opportunities, LP is Harraden Circle Investors GP, LP, the general partner of Harraden Circle Investors GP, LP is Harraden Circle Investors GP, LLC, and Frederick V. Fortmiller, Jr. is the managing member of the general partner of the general partner. The address for this Selling SecurityHolder is Harraden Circle Investors, LP, 885 Third Avenue, Suite 2600B, New York, NY 10022.

(22)

The investment subadvisor of Altana Calderwood Specialist Alpha Fund is Harraden Circle Investment, LLC, and Frederick V. Fortmiller, Jr. is the managing member of Harraden Circle Investment, LLC. The investment subadvisor of Altana Calderwood Specialist Alpha Fund is Harraden Circle Investment, LLC, and Frederick V. Fortmiller, Jr. is the managing member of Harraden Circle Investment, LLC.

(23)	Todd Sikorksi has voting and dispositive power for The K2 Principal Fund L.P. The address for this Selling SecurityHolder is 2 Bloor St West – Suite 801 Toronto, ON, M4W 3E2 Canada.
(24)	Mr. Mark Angelo makes investment decisions for YA II PN, Ltd. The business address of YA II PN, Ltd. is 1012 Springfield Avenue, Mountainside, NJ 07092.
(25)	Periscope Capital Inc. is the investment advisor to Nautilus Master Fund, L.P. The address of this Selling SecurityHolder is c/o 333 Bay Street, Suite 1240, Toronto, ON M5H 2R2.
(26)

AQR APEX MS Master Account, L.P. is a Cayman Islands exempted limited partnership. AQR Apex MS GP, LLC, a Delaware limited liability company, is its general partner. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser to AQR APEX MS Master Account, L.P. and have investment and dispositive power over the shares held by the fund. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The business address of AQR APEX MS Master Account, L.P. is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.

(27)

AQR Absolute Return Master Account, L.P. is a Cayman Islands exempted limited partnership. AQR Principal Global Asset Allocation LLC, a Delaware limited liability company, is its general partner. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser to AQR Absolute Return Master Account, L.P. and have investment and dispositive power over the shares held by the fund. AQR Arbitrage, LLC is deemed to be controlled by

AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The business address of AQR Absolute Return Master Account, L.P. is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.
(28)

AQR Corporate Arbitrage Master Account, L.P. is a Cayman Islands exempted limited partnership. AQR Corporate Arbitrage GP, LLC, a Delaware limited liability company, is its general partner. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser to AQR Corporate Arbitrage Master Account, L.P. and have investment and dispositive power over the shares held by the fund. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The business address of AQR Corporate Arbitrage Master Account, L.P. is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.

(29)

AQR Diversified Arbitrage Fund is a series of AQR Funds, a Delaware statutory trust registered as an open-end management investment company with the U.S. Securities and Exchange Commission. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser and sub-adviser, respectively to AQR Diversified Arbitrage Fund and have investment and dispositive power over the shares held by the fund. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The business address of AQR Funds – AQR Diversified Arbitrage Fund is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.

(30)

AQR Global Alternative Investment Offshore Fund, L.P. is a Cayman Islands exempted limited partnership. AQR Capital Management GP, Ltd., a Cayman Islands company, is its general partner. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser to AQR Global Alternative Investment Offshore Fund, L.P. and have investment and dispositive power over the shares held by the fund. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The business address AQR Global Alternative Investment Offshore Fund, L.P. is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.

(31)

AQR SPAC Opportunities Offshore Fund, L.P. is a Cayman Islands exempted limited partnership. AQR SPAC Opportunities GP, LLC, a Delaware limited liability company, is its general partner. Todd Pulvino serves as the sole shareholder of AQR SPAC Opportunities Offshore Fund, L.P. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The business address AQR SPAC Opportunities Offshore Fund, L.P. is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.

(32)

David Feldman and Joel Arber are the Directors of L1 Capital Global Opportunities Master Fund Ltd. (“L1 Capital”). To the extent Mr. Feldman and Mr. Arber are deemed to beneficially own such shares, Mr. Feldman and Mr. Arber disclaim beneficial ownership of these securities except to the extent of any pecuniary interest therein. The principal business address of the L1 Capital is 3rd Floor Zephyr House, 122 Mary Street, George Town, Grand Cayman, Cayman Islands KY1-1001.
(33)

Yakira Capital Management, Inc. (“Yakira Capital”) has beneficial ownership of Map 136 Segregated Portfolio, Yakira Partners L.P., and White Oaks Long-Short Portfolio, LLC. Voting and investment power of the shares held by Map 136 Segregated Portfolio, Yakira Partners L.P., and White Oaks Long-Short Portfolio, LLC resides with its investment manager, Yakira Capital. Yakira Capital may be deemed to have voting and investment power with respect to these shares. The address of these Selling SecurityHolders is 1555 Post Road East, Suite 202, Westport CT 06880.

(34)	Based on 71,498,842 shares of Common Stock of the Company outstanding as of June 12, 2026.

DESCRIPTION OF SECURITIES

The following summary of certain material provisions of the Company’s securities does not purport to be complete and is subject to the provisions of the Charter, the Bylaws and applicable law. The applicable provisions of the Charter and the Bylaws that are filed with the registration statement of which this prospectus forms a part should be read carefully and in their entirety.

Authorized and Outstanding Stock

The Charter authorizes the issuance of 625,000,000 shares, consisting of 615,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. As of May 22, 2026, upon consummation of the Business Combination, there were 71,498,842 shares of Common Stock and no shares of preferred stock outstanding. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock

Voting rights. Except as otherwise required by law or the Charter (including any preferred stock designation), at any annual or special meeting of the stockholders of the Company, the holders of the shares of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders of the Company. Notwithstanding the foregoing, except as otherwise required by law or the Amended and Restated Certificate (including any preferred stock designation), the holders of the shares of Common Stock shall not be entitled to vote on any amendment to the Amended and Restated Certificate (including any amendment to any preferred stock designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of preferred stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Charter (including any preferred stock designation) or the DGCL.

Dividend rights. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distribution.

Rights upon liquidation. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Other rights. The Company has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Company any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

Preferred Stock

The Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of Common Stock, restricting dividends on the capital stock of the Company, diluting the voting power of the Common Stock, impairing the liquidation rights of the capital stock of the Company, or delaying or preventing a change in control of the Company.

Warrants

Public Stockholder Warrants

As issued, each whole Public Warrant entitled the registered holder to purchase one share of Common Stock at a price of $11.50 per share, at any time commencing 30 days after the completion of the Business Combination (May 22, 2026) (subject to certain exceptions). Pursuant to the Warrant Agreement, a warrant holder may exercise its Public Warrants only for a whole number of shares of Common Stock. The Public Warrants will expire five years after the Closing, at 5:00 p.m., New York City time.

The Company will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying its obligations described below with respect to registration, or a valid exemption from registration is available. No Public Warrant will be exercisable, and the Company will not be obligated to issue a share of Common Stock upon exercise of a Public Warrant unless the shares of Common Stock issuable upon such Public Warrant exercise has been registered, qualified, or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any Public Warrant.

The Company has agreed that as soon as practicable, but in no event later than fifteen (15) business days after the Closing, it will use its best efforts to file with the SEC this registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the Public Warrants, and the Company will use its best efforts to cause the same to become effective by the 90th day following the Closing, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Common Stock until the Public Warrants expire or are redeemed, as specified in the Warrant Agreement; provided that if shares of Common Stock are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants is not effective by the 90th day after the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (as defined below) less the exercise price of the Public Warrants by (y) the fair market value. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Common Stock as reported during the five

(5) trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such Warrants or its securities broker or intermediary.

Redemption of Public Warrants when the price per Share of Common Stock Equals or Exceeds $18.00.

Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price per share of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of shares of Common Stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period. If and when the Public Warrants become redeemable by the Company, the Company may not exercise its redemption right if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price per share of Common Stock may fall below the $18.00 redemption trigger price (as adjusted) as well as the $11.50 (for whole shares) Public Warrant exercise price after the redemption notice is issued.

No fractional shares of Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of the number of shares of Common Stock to be issued to the holder.

Redemption Procedures

A holder of a Public Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Common Stock issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of outstanding shares of the Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of the Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of the Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of the Common Stock.

Whenever the number of shares of the Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of the Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of the Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of the Common Stock (other than those described above or that solely affects the par value of such shares of the Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of the Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event.

The Public Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or add or change any other provisions with respect to matters or questions arising under the Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the holders of the Warrants. All other modifications or amendments, including any amendment to increase the exercise price or shorten the exercise period and any amendment to the terms of only the Private Warrants or Working Capital Warrants, shall require the vote or written consent of the holders of 50% of the then outstanding Public Warrants. Any amendment solely to the Private Warrants or the Working Capital Warrants shall also require the vote or written consent of a majority of the holders of the then-outstanding Private Warrants or the Working Capital Warrants, as applicable.

Amendment of Charter or Bylaws

The DGCL generally provides that the affirmative vote of a majority of the outstanding shares entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as applicable, imposes a higher voting standard.

The Charter provides the Board has the power to adopt, amend, alter or repeal the Company’s Bylaws by the affirmative vote of a majority of the total number of directors present at a regular or special meeting of the Board at which there is a quorum or by unanimous written consent. The Bylaws also may be adopted, amended, altered or repealed by the stockholders holding at least a majority of the voting power of all then outstanding shares. The Charter can be amended in accordance with the DGCL which requires approval by the Board and stockholders of the Company.

Anti-Takeover Effects of Delaware Law and the Charter

Among other things, the Charter and Bylaws:

•

permit the Board to issue up to 10,000,000 shares of Preferred Stock, with any rights, preferences, and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that the authorized number of directors may be changed only by resolution of the Board;

•	provide that the Board is classified into three classes of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders);

•

require that any action to be taken by the Company’s stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent of the stockholders of the Corporation;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•

provide that special meetings of the Company’s stockholders may be called only by the chairperson of the Board, the Company’s Chief Executive Officer or by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•

not provide for cumulative voting rights, therefore allowing the holders of a plurality of the voting power of the stock of the Company entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions would require approval by the holders of at least 50% of the voting power of all of the Company’s then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions make it more difficult for the Company’s existing stockholders to replace the Board as well as for another party to obtain control of the Company by replacing the Board. Since the Board has the power to retain and discharge the Company’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the Company’s control.

These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce the Company’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and may have the effect of delaying changes in the Company’s control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of the Company’s stock.

Certain Anti-Takeover Provisions of Delaware Law

Special Meetings of Stockholders

The Charter and the Bylaws provide that special meetings of our stockholders may be called only by the Chairman of the Board, the Chief Executive Officer of the Company, or the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws provide that stockholders seeking to nominate candidates for election to the Board or to bring business before our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely under the Bylaws, a stockholder’s notice needs to be received by the Secretary of the Company at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. The Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

The authorized but unissued shares of the Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of Nasdaq. These additional shares may be used for a variety of corporate purposes, including corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of the Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Forum Selection

The Charter provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery will be the sole and exclusive forum for (i) any derivative action or proceeding brought in the name or right of the Company or on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action or proceeding arising or asserting a claim arising pursuant to any provision of the DGCL, the Amended and Restated Certificate or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (iv) any action to interpret, apply, enforce or determine the validity of this Amended and Restated Certificate (including any Preferred Stock Designation) or the Bylaws or (v) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein. Furthermore, unless the Company consents in writing to the selection of an alternative forum, with respect to claims that are not internal corporate claims, stockholders, when acting in their capacity as stockholders or in the right of the Company, shall bring any or all such claims only in the Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware, if such claims relate to the business of the Company, the conduct of its affairs, or the rights or powers of the Corporation or its stockholders, directors or officers, subject to such Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware, as applicable having personal jurisdiction over the indispensable parties named as defendants therein.

Section 203 of the Delaware General Corporation Law

We have not and will not opt out of the provisions of Section 203 of the DGCL regulating corporate takeovers under the Charter. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

•	A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the initial business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under certain circumstances, this provision makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitations on Liability and Indemnification of Officers and Directors

The Charter eliminates the Company’s directors’ liability for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Charter requires the Company to indemnify and advance expenses to, to the fullest extent permitted by applicable law, its directors, officers, and agents. The Company plans to maintain a directors’ and officers’ insurance policy pursuant to which the Company’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, the Charter prohibits any retroactive changes to the rights or protections or increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any Company stockholder may bring an action in the Company’s name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates.

Transfer Agent and Warrant Agent

The transfer agent, registrar for the Common Stock and warrant agent is Continental Stock Transfer & Trust Company, LLC.

Listing of Common Stock and Public Warrants

The Company’s Common Stock is listed on Nasdaq under the symbol “HDRN,” and the Public Warrants of the Company are traded on Nasdaq under the symbol “HDRNW.”

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income tax considerations relating to the ownership and disposition of our Common Stock or Warrants. This discussion is limited to holders that hold our Common Stock or Warrants as “capital assets” for U.S. federal income tax purposes (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code, final, temporary, and proposed Treasury Regulations, administrative pronouncements, and judicial decisions, all as in effect on the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect holders to which this section applies. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion does not purport to be a complete analysis of all potential tax considerations relating to the ownership and disposition of our Common Stock or Warrants, and this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws, or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, including but not limited to:

•	a bank, a financial institution, or a financial service entity;

•	a tax-exempt organization;

•	a real estate investment trust;

•	an S corporation, partnership or pass-through entity (or an investor in an S corporation or other pass-through entity);

•	an insurance company;

•	a regulated investment company or a mutual fund;

•	pension plans;

•	a “controlled foreign corporation” or a “passive foreign investment company;”

•	a dealer or broker in stocks and securities, or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a holder that is liable for the alternative minimum tax;

•	a holder that received our Common Stock or Warrants through the exercise of an employee stock option, through a tax qualified retirement plan, or otherwise as compensation;

•	a U.S. Holder (as defined below) that has a functional currency other than the U.S. dollar;

•	a holder that holds our Common Stock or Warrants as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

•

a person required to accelerate the recognition of any item of gross income with respect to our Common Stock or Warrants as a result of such income being recognized on an applicable financial statement; or

•	a U.S. expatriate.

For purposes of this discussion, the term “U.S. Holder” means a holder of our Common Stock or Warrants that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (4) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. A “Non-U.S. Holder” means a holder of our Common Stock or Warrants (other than a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds our Common Stock or Warrants, the U.S. federal income tax considerations relating to the ownership and disposition of our Common Stock or Warrants and the purchase, exercise, disposition and lapse of our Warrants to a partner in such partnership (or owner of such entity) generally will depend on the status of the partner and the activities of the partnership (or entity). Any entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds our Common Stock or Warrants, and any partners in such partnership, are urged to consult their own tax advisors with respect to the applicable tax consideration in light of their specific circumstances.

The tax considerations relating to the ownership and disposition of our Common Stock or Warrants will depend on your specific situation. You should consult with your own tax advisor as to the tax considerations relating to the ownership and disposition of our Common Stock or Warrants and the purchase, exercise, disposition and lapse of our Warrants in your particular circumstances, including the applicability and effect of any applicable alternative minimum tax and any state, local, foreign, or other tax laws, and of changes in those laws.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSIDERATIONS RELEVANT TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS. IN ADDITION, PROSPECTIVE HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO POTENTIAL CHANGES IN UNITED STATES FEDERAL TAX LAW AS WELL AS POTENTIAL CHANGES IN STATE, LOCAL OR NON-U.S. TAX LAWS.

Tax Considerations for U.S. Holders

Taxation of Distributions

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under the section of this prospectus titled “Tax Considerations for U.S. Holders-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock or Warrants” below.

Dividends that we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction (at varying percentages based upon such U.S. Holder’s ownership percentage in the Company) if the requisite holding period is satisfied. Dividends that exceed certain thresholds in relation to a corporate U.S. Holder’s tax basis in the stock could be characterized as an “extraordinary dividend” (as defined in Section 1059 of the Internal Revenue Code) subject to special rules. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends that we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the applicable holding period and other applicable requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount. Likewise, if the applicable holding period and other applicable requirements are not satisfied, then non-corporate U.S. Holders may be subject to tax on such dividends at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock or Warrants

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock or Warrants. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for our Common Stock or Warrants so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders generally will be eligible for taxation at reduced rates. The amount of capital gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Common Stock or Warrants so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock or Warrants will generally equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

Exercise or Lapse of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss from the acquisition of Common Stock upon exercise of a Warrant for cash. A U.S. Holder’s tax basis in the Common Stock received upon exercise of a Warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the Warrant and the exercise price. It is unclear whether a U.S. Holder’s holding period for the shares of Common Stock received upon exercise of the Warrants will commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrants; in either case, the holding period will not include the period during which the U.S. Holder held the Warrants. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the Common Stock received would equal the U.S. Holder’s basis in the Warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period for the Common Stock received would be treated as commencing on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Common Stock received would include the holding period of the Warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which a gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered Warrants equal to the number of Common Stock shares having a value equal to the exercise price for the total number of Warrants to be exercised. A U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered and the U.S. Holder’s tax basis in the Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Common Stock received would equal the sum of the fair market value of the Warrants deemed surrendered and the U.S. Holder’s tax basis in the Warrants exercised. It is unclear whether a U.S. Holder’s holding period for the Common Stock received would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of our Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the Warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of our Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Warrant) as a result of a distribution of cash or other property, such as securities, to the holders of shares of our Common Stock which is taxable to the U.S. Holders of such shares. For example, if the exercise price of the Warrants is decreased as a result of certain taxable dividends paid to holders of our Common Stock (as contemplated by the terms of the Warrant in certain circumstances), then the amount by which such exercise price was decreased could be considered an increase in the Warrant holder’s proportionate interest in our assets or earnings and profits, which may result in a constructive distribution to holders of the Warrants. Such constructive distribution would be subject to tax as described “Tax Considerations for U.S. Holders-Taxation of Distributions” above in the same manner as if the U.S. Holders of the Warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Recently proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Tax Considerations for Non-U.S. Holders

Taxation of Distributions

In general, any distributions (other than certain distributions of our stock or rights to acquire our stock) that we make to a Non-U.S. Holder of shares of Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder), we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under the section of this prospectus titled “Tax Considerations for Non-U.S. Holders-Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock or Warrants” below.

The withholding tax generally does not apply to dividends paid to a Non-U.S. Holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Exercise or Lapse of a Warrant

The U.S. federal income tax treatment of the exercise or lapse of a Warrant held by a Non-U.S. Holder generally will correspond to the characterization described above under “Tax Considerations for U.S. Holders - Exercise or Lapse of a Warrant”, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below under “Tax Considerations for Non-U.S. Holders-Gain on Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants.”

Gain on Sale, Exchange, or Other Taxable Disposition of Common Stock or Warrants

A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of Common Stock or a sale, taxable exchange, expiration, redemption or other taxable disposition of our Common Stock or Warrants, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder);

•

the Non-U.S. Holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our common stock or Warrants, as applicable, and, in the case where shares of our Common Stock and Warrants are treated as regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock or more than 5% of our Warrants, as applicable, at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Common Stock or Warrants, as applicable. There can be no assurance that our Common Stock or Warrants will be treated as regularly traded on an established securities market for this purpose.

If the Non-U.S. Holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate Non-U.S. Holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty.

An individual Non-U.S. Holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses).

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. We will be classified as a USRPHC if the fair market value of our “U.S. real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock or Warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition.

Non-U.S. Holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Possible Constructive Distributions.

The terms of each Warrant provide for an adjustment to the number of shares of our Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. Non-U.S. Holders of the Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the Warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of our Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Warrant) as a result of a distribution of cash or other property, such as securities, to the holders of shares of our Common Stock which is taxable to the Non-U.S. Holders of such shares. For example, if the exercise price of the Warrants is decreased as a result of certain taxable dividends paid to holders of our Common Stock (as contemplated by the terms of the Warrant in certain circumstances), then the amount by which such exercise price was decreased could be considered an increase in the Warrant holder’s proportionate interest in our assets or earnings and profits, which may result in a constructive distribution to holders of the Warrants. Such constructive distribution would be subject to tax as described “Tax Considerations for Non-U.S. Holders-Taxation of Distributions” above in the same manner as if the Non-U.S. Holders of the Warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Recently proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends paid on our Common Stock, and subject to the discussion of certain proposed Treasury regulations below, on the gross proceeds from a disposition of our Common Stock or Warrants, in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.

The U.S. Treasury has released proposed Treasury regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our Common Stock or Warrants. In its preamble to such proposed Treasury regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

Non-U.S. holders are encouraged to consult their own tax advisors regarding the possible implications of FATCA to them.

Information Reporting and Backup Withholding

Proceeds received in connection with the sale, exchange or other taxable disposition of our securities may be subject to information reporting to the IRS and U.S. backup withholding. Backup withholding generally will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may claim a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

PLAN OF DISTRIBUTION

We are registering the issuance by us of 28,719,000 shares of Common Stock, including (i) up to 20,000,000 shares of Common Stock that are issuable upon the exercise of 20,000,000 Public Warrants by the holders, (ii) up to 3,719,000 shares of Common Stock that may be issued upon exercise of 3,719,000 Private Warrants by the holders, and (iii) up to 5,000,000 shares of Common Stock that are issuable upon the exercise of 5,000,000 Hadron Private Warrants by the holders. We are also registering 57,432,395 shares of Common Stock and warrants to purchase up to 3,719,000 shares of Common Stock for the resale by the Selling Securityholders or their permitted transferees from time to time, including (i) 10,207,246 Founder Shares, (ii) 3,126,087 Private Placement Shares, (iii) 44,099,062 Closing Shares and (iv) 3,719,000 Private Warrants.

We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. We estimate that the total expenses for the offering will be approximately $198,559.86.

The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of securities.

The sale of our Common Stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for our Common Stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Securityholders may elect to make an in-kind distribution of Common Stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus.

To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable Common Stock pursuant to the distribution through the registration statement.

To the extent required, the shares of our Common Stock to be sold, the name of the Selling Securityholders, the purchase price and public offering price, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In connection with the sale of our shares of Common Stock or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the Selling Securityholders are deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, then they will be subject to the prospectus delivery requirements of the Securities Act. The Selling Securityholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The aggregate proceeds to the Selling Securityholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants. We expect to use the proceeds received from the exercise of the Warrants, if any, for working capital and general corporate purposes.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective until (i) the date on which the securities may be resold by the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the date on which all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Securityholders or any other person. To the extent applicable, we will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act). The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We could receive up to an aggregate of approximately $333 million if all of the Warrants held by the Selling Securityholders are exercised for cash. However, we will only receive such proceeds if and when the holders of the Warrants exercise the Warrants for cash. The exercise of the Warrants, and any proceeds we may receive from any such exercise, are highly dependent on the price of shares of our Common Stock and the spread between the exercise price of the Warrants and the price of our Common Stock at the time of exercise. We have (i) 20,000,000 outstanding Public Warrants to purchase 20,000,000 shares of our Common Stock, each exercisable at an exercise price of $11.50 per share, (ii) 3,719,000 outstanding Private Warrants to purchase 3,719,000 shares of our Common Stock, each exercisable at an exercise price of $11.50 per share and (iii) 5,000,000 outstanding Hadron Private Warrants to purchase 5,000,000 shares of our Common Stock. If the market price of our Common Stock is less than the exercise price of a holder’s Warrants, it is unlikely that holders will exercise their Warrants. As of June 12, 2026, the closing price of our Common Stock was $2.74 per share. There can be no assurance that our Warrants will be in the money prior to their expiration. Our Public Warrants, under certain conditions as described in the Warrant Agreement, are redeemable by us at a price of $0.01 per Public Warrant. The Private Warrants and Hadron Private Warrants are not redeemable and are exercisable on a cash or cashless basis; if the Private Warrants or Hadron Private Warrants are exercised on a “cashless basis,” whether or not the Private Warrants or Hadron Private Warrants are in the money, we will not receive cash for such exercise. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by DLA Piper LLP (US).

EXPERTS

The financial statements of Hadron Energy Operating Company, Inc. (f/k/a Hadron Energy, Inc.) as of December 31, 2025 and 2024, and for the year ended December 31, 2025 and for the period from July 8, 2024 (inception) through December 31, 2024, included in this prospectus, have been so included in reliance on the report (which contains an explanatory paragraph relating to Hadron Energy Operating Company, Inc.’s (f/k/a Hadron Energy, Inc.) ability to continue as a going concern as described in Note 1 to the financial statements) of WithumSmith+Brown, PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of GigCapital7 Corp. as of December 31, 2025 and 2024, for the year ended December 31, 2025 and for the period from May 8, 2024 (date of inception) through December 31, 2024, included in this prospectus, have been so included in reliance on the report (which contains an explanatory paragraph relating to GigCapital7 Corp.’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is https://www.hadronenergy.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS
GIGCAPITAL7 CORP. FINANCIAL STATEMENTS
Audited Consolidated Financial Statements of GigCapital7, Corp. as of December 31, 2025 and 2024 and for the year ended December 31, 2025 and for the period from May 8, 2024 (Date of Inception) through December 31, 2024

HADRON ENERGY, INC. FINANCIAL STAT
EMEN
TS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and
Shareholders of GigCapital7 Corp.
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of GigCapital7 Corp. (a Cayman Islands exempted company) (the “Company”) as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income, shareholders’ equity (deficit), and cash flows for the year ended December 31, 2025 and the period from May 8, 2024 (date of inception) through December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the year ended December 31, 2025 and the period from May 8, 2024 (date of inception) through December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.
Going Concern Uncertainty
The accompanying consolidated financial statements have been prepared assuming that GigCapital7 Corp. will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has no present revenue, its business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2025 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ BPM LLP
We have served as the Company’s auditor since 2024.
San Jose, California
March 6, 2026

GIGCAPITAL7 CORP.
Consolidated Balance Sheets

	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash	$89,362	$1,344,228
Prepaid expenses and other current assets	151,344	207,680
Total current assets	240,706	1,551,908
Cash and marketable securities held in Trust Account	211,637,310	203,188,704
Other assets	—	85,984
TOTAL ASSETS	$211,878,016	$204,826,596
LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$170,775	$25,439
Related party payable	4,053	34,048
Accrued legal services	1,818,095	—
Accrued liabilities	123,464	114,000
Total current liabilities	2,116,387	173,487
Warrant liability	1,524,790	241,735
Total liabilities	3,641,177	415,222
Commitments and contingencies (Note 5)
Class A ordinary shares subject to possible redemption, par value of $0.0001 per share 200,000,000 shares authorized; 20,000,000 shares at a redemption value of $10.58 per share and $10.15 per share as of December 31, 2025 and 2024, respectively	211,537,310	203,088,704
Shareholders’ equity (deficit)
Preferred shares, par value of $0.0001 per share; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A ordinary shares, par value of $0.0001 per share; 200,000,000 shares authorized; none issued or outstanding (excludes 20,000,000 shares subject to possible redemption)	—	—
Class B ordinary shares, par value of $0.0001 per share; 50,000,000 shares authorized; 13,333,333 shares issued and outstanding as of December 31, 2025 and 2024	1,333	1,333
Additional paid-in capital	—	—
Retained earnings (accumulated deficit)	(3,301,804)	1,321,337
Total shareholders’ equity (deficit)	(3,300,471)	1,322,670
TOTAL LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$211,878,016	$204,826,596
The accompanying notes are an integral part of these consolidated financial statements.

F-
3

GIGCAPITAL7 CORP.
Consolidated Statements of Operations and Comprehensive Income

	Year ended December 31, 2025	Period from May 8, 2024 (Inception) through December 31, 2024
Revenues	$—	$—
General and administrative expenses	3,340,796	628,761
Loss from operations	(3,340,796)	(628,761)
Other income (expense)
Change in fair value of warrants	(1,283,055)	(183,675)
Interest income	710	2,024
Interest and dividend income on marketable securities held in Trust Account	8,448,606	3,188,704
Income before provision for income taxes	3,825,465	2,378,292
Provision for income taxes	—	—
Net income and comprehensive income	$3,825,465	$2,378,292
Net income attributable to Class A ordinary shares subject to possible redemption	$2,295,279	$1,087,567
Basic and diluted weighted-average shares outstanding, Class A ordinary shares subject to possible redemption	20,000,000	10,420,168
Basic and diluted net income per share, Class A ordinary shares subject to possible redemption	$0.11	$0.10
Net income attributable to Class B non-redeemable ordinary shares	$1,530,186	$1,290,725
Basic and diluted weighted-average Class B non-redeemable ordinary shares outstanding	13,333,333	12,366,661
Basic and diluted net income per share, Class B non-redeemable ordinary shares	$0.11	$0.10
The accompanying notes are an integral part of these consolidated financial statements.

GIGCAPITAL7 CORP.
Consolidated Statements of Shareholders’ Equity (Deficit)

	Ordinary Shares		Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Shareholders’ Equity (Deficit)
Period from May 8, 2024 (Inception) through December 31, 2024	Shares	Amount
Balance as of May 8, 2024 (Inception)	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Founder and consultant	17,300,000	1,730	101,270	—	103,000
Surrender of Class B ordinary shares by Founder	(6,792,754)	(679)	679	—	—
Issuance of Class B ordinary shares in private placement	2,826,087	282	3,249,718	—	3,250,000
Fair value of public warrants at issuance	—	—	18,460,769	—	18,460,769
Allocated value of issuance costs to public warrants	—	—	(111,538)	—	(111,538)
Accretion of Class A ordinary shares to redemption value	—	—	(22,757,853)	—	(22,757,853)
Reclass of negative additional paid-in capital to retained earnings	—	—	1,056,955	(1,056,955)	—
Net income	—	—	—	2,378,292	2,378,292
Balance as of December 31, 2024	13,333,333	1,333	—	1,321,337	1,322,670
Accretion of Class A ordinary shares to redemption value	—	—	(8,448,606)	—	(8,448,606)
Reclass of negative additional paid-in capital to retained earnings (accumulated deficit)	—	—	8,448,606	(8,448,606)	—
Net income	—	—	—	3,825,465	3,825,465
Balance as of December 31, 2025	13,333,333	$1,333	$—	$(3,301,804)	$(3,300,471)
The accompanying notes are an integral part of these consolidated financial statements.

GIGCAPITAL7 CORP.
Consolidated Statements of Cash Flows

	Year ended December 31, 2025	Period from May 8, 2024 (Inception) through December 31, 2024
OPERATING ACTIVITIES
Net income	$3,825,465	$2,378,292
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of warrant liability	1,283,055	183,675
Interest and dividends earned on cash and marketable securities held in Trust Account	(8,448,606)	(3,188,704)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	56,336	(207,680)
Accounts payable	145,336	25,439
Related party payable	(29,995)	34,048
Accrued legal services	1,818,095	—
Accrued liabilities	84,464	39,000
Other assets	85,984	(85,984)
Net cash used in operating activities	(1,179,866)	(821,914)
INVESTING ACTIVITIES
Investment of cash in Trust Account	—	(200,000,000)
Net cash used in investing activities	—	(200,000,000)
FINANCING ACTIVITIES
Proceeds from sale of Class B ordinary shares to founder and consultant	—	103,000
Proceeds from sale of public units, net of underwriting discount paid	—	199,400,000
Proceeds from the sale of private placement warrants to Founder	—	58,060
Proceeds from sale of Class B ordinary shares in a private placement	—	3,250,000
Payment of offering costs	(75,000)	(644,918)
Net cash provided by (used in) financing activities	(75,000)	202,166,142
Net increase (decrease) in cash	(1,254,866)	1,344,228
Cash at beginning of period	1,344,228	—
Cash at end of period	$89,362	$1,344,228
Supplemental non-cash disclosure:
Offering costs included in accounts payable, related party payable and accrued liabilities	$—	$75,000
Accretion of Class A ordinary shares to redemption value	$8,448,606	$22,757,853
The accompanying notes are an integral part of these consolidated financial statements.

GIGCAPITAL7 CORP.
Notes to Consolidated Financial Statements
1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Organization and General
GigCapital7 Corp. (the “Company” or “GigCapital7”) was incorporated as a Cayman Islands exempted company on May 8, 2024. The Company was formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
As of December 31, 2025, the Company had not commenced any operations. All activity for the period from May 8, 2024 (date of inception) through December 31, 2025 relates to the Company’s formation and the initial public offering (the “Offering”), as described below, and identifying a target Business Combination, as described below. The Company will not generate any operating revenues until after completion of the Business Combination, at the earliest. The Company generates non-operating
income in the form of interest and dividend income on cash, cash equivalents and marketable securities from the proceeds derived from the Offering. The Company has selected
December
31 as its fiscal year
end
.
On August 28, 2024, the Securities and Exchange Commission (the “SEC”) declared the Company’s initial Registration Statement on Form
S-1
(File
No. 333-280015),
in connection with the Offering of $200.0 million, effective.
The Company entered into an underwriting agreement with Craft Capital Management LLC and EF Hutton LLC (collectively, the “Underwriters”) on August 28, 2024 to conduct the Offering of 20,000,000 units (the “public units”) in the amount of $200.0 million in gross proceeds, with a
45-day
option provided to the Underwriters to purchase up to 3,000,000 additional public units solely to cover over-allotments, if any, in the amount of up to $30.0 million in additional gross proceeds. Each public unit consists of one Class A ordinary share of the Company (a “public share”), $0.0001 par value, and one redeemable warrant (a “public warrant”). Each public warrant is exercisable for one Class A ordinary share at a price of $11.50 per full share.
On August 30, 2024, the Company consummated the Offering of 20,000,000 public units. The public units were sold at a price of $10.00 per public unit, generating gross proceeds to the Company of $200,000,000.
As further discussed in Note 4, simultaneously with the closing of the Offering, the Company consummated the private placement to certain non-managing investors of
2,826,087
Class B ordinary shares (the “private placement shares”) at a price of $
1.15
per share (the “private placement”). The private placement generated aggregate gross proceeds of $
3,250,000
.
As further discussed in Note
5
, simultaneously with the closing of the Offering, the Company consummated the private placement to the Company’s sponsor, GigAcquisitions7 Corp., a Cayman Islands exempted company (the “Founder” or “Sponsor”), of 3,719,000 warrants (the “private placement warrants”) at a price of $0.01561 per private placement warrant (the “warrant private placement”). Each private placement warrant entitles the holder thereof to purchase one Class A ordinary share at $11.50 per share, subject to adjustment. The warrant private placement generated aggregate gross proceeds of $58,060.
Following the closing of the Offering, net proceeds in the amount of $200,000,000 from the sale of the public units in the Offering were placed in a trust account (“Trust Account”) (discussed below).
Transaction costs amounted to $
1,319,918
, consisting of $
600,000
of underwriting fees and $
1,019,918
of offering costs, partially offset by the reimbursement of $
300,000
of offering expenses by the Underwriters. The

Company’s remaining cash after payment of the offering costs is held outside of the Trust Account for working capital purposes.
The Trust Account
The funds in the Trust Account will be invested only in U.S. government treasury bills with a maturity of one hundred and eighty-five (185) days or less or in money market funds meeting certain conditions under Rule
2a-7
under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the completion of the Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds from the Offering outside the Trust Account may be used to pay for business, legal and accounting due diligence expenses on acquisition targets and continuing general and administrative expenses.
The Company’s amended and restated memorandum and articles of association provides that, other than the withdrawal of interest and dividends to pay taxes none of the funds held in the Trust Account will be released until the earlier of: (1) the completion of the Business Combination; (2) the redemption of 100% of the outstanding public shares if the Company has not completed an initial Business Combination within 21 months from the closing of the Offering or (3) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not complete its initial Business Combination within the required time period or (B) with respect to any other provision relating to the Company’s pre-business combination activity and related shareholders’ rights.
Business Combination
The Company
has
21 months from the closing date of the Offering to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares for a per share pro rata portion of the Trust Account, including interest and dividends, but less taxes payable (less up to $
100,000
of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its creditors and remaining shareholders, as part of its plan of dissolution and liquidation. The initial shareholders entered into agreements with the Company, pursuant to which they agreed: (1) to waive their redemption rights with respect to their founder shares, private placement shares and any Class A ordinary shares issuable upon conversion thereof in connection with the consummation of the Company’s initial Business Combination or a tender offer conducted prior to a Business Combination or in connection with it; and (2) to waive their rights to liquidating distributions from the Trust Account with respect to their founder shares and private placement shares if the Company fails to complete its initial Business Combination within 21 months from the closing of the Offering, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete its initial Business Combination within the prescribed time frame.
In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Offering.
Liquidity
As of
December 31
, 2025, the Company had $
89,362
in cash and a working capital deficit of $
1,875,681.

Further, the Company has no present revenue, its business plan is dependent on the completion of a Business Combination and it expects to continue to incur significant costs in pursuit of its Business Combination acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. There is no assurance that the Company’s plans to consummate a Business Combination will be successful or successful within the target business acquisition period. The consolidated financial statements do not include any adjustments that mi gh
t result from the outcome
of
this uncertainty.
2. BUSINESS COMBINATION AND RELATED AGREEMENT
On September 27, 2025, the Company (which will transfer by way of continuation and domesticate as a Delaware corporation prior to the Closing (as defined below)), entered into a Business Combination Agreement (the “Business Combination Agreement”), dated as of September 27, 2025, by and among the Company, MMR Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Hadron Energy, Inc., a Delaware corporation (“Hadron Energy”), pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will merge with and into Hadron Energy (the “Merger”), with Hadron Energy continuing as the surviving company (Hadron Energy, in its capacity as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Company”). The Business Combination Agreement and the transaction was approved by the

Company’s board of directors and the board of directors of Hadron Energy.
Following the closing of the Merger (the “Closing”), the Company, which will be renamed “Hadron Energy, Inc.,” will be referred to as the “Combined Company.”
The Domestication
At least two (2) days prior to the Closing Date (as defined below), subject to the satisfaction or waiver of the conditions of the Business Combination Agreement, the Company will transfer by way of continuation from the Cayman Islands to the State of Delaware and domesticate as a Delaware corporation (“Domesticated GigCapital7”) in accordance with Section 388 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and Part 12 of the Companies Act (as revised) of the Cayman Islands (the “Cayman Companies Act,” and such continuation and domestication, the “Domestication”).
By virtue of the Domestication upon its effectiveness, (a) each then issued and outstanding Class A ordinary share of GigCapital7 (each a “Class A Ordinary Share”) (other than any Class A Ordinary Share included in the Cayman Purchaser Units (as defined in the Business Combination Agreement)) shall convert automatically, on a one-for-one
basis, into one (1) share of common stock of Domesticated GigCapital7 (the “Domesticated Purchaser Common Stock”); (b) each then issued and outstanding Class B ordinary share of GigCapital7 (each a “Class B Ordinary Share”) shall convert automatically, on a one-for-one
basis, into one (1) share of Class B common stock of Domesticated GigCapital7 (the “Domesticated Purchaser Class B Common Stock”); (c) each then issued and outstanding warrant of the Company (other than any Cayman Purchaser Public Warrants (as defined in the Business Combination Agreement) included in the Cayman Purchaser Units) (each a “Cayman Purchaser Warrant”) shall convert automatically into a warrant to acquire one (1) share of Domesticated Purchaser Common Stock (each a “Domesticated Purchaser Warrant”), pursuant to the Warrant Agreement (as defined in the Business Combination Agreement); and (d) each then issued and outstanding Cayman Purchaser Units shall be cancelled and will thereafter entitle the holder thereof to one (1) share of Domesticated Purchaser Common Stock and one (1) Domesticated Purchaser Warrant, in each case without any action on the part of the Company, Merger Sub, Hadron Energy or any holder of securities of any of the foregoing.
The Merger and Consideration
Following the Domestication, at the Effective Time (as defined in the Business Combination Agreement), by virtue of the Merger, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one (1) share of common stock, par value $0.0001, of the Surviving Company.

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, at the Effective Time:

(i)
each issued and outstanding share of common stock of Hadron Energy (the “Hadron Energy Common Stock”), except for (a) shares held by the Company or Merger Sub (or any subsidiaries of the Company), (b) shares held by Hadron Energy as treasury stock, if any (each share covered in subclause (a) and (b), an “Excluded Share”), (c) shares held by stockholders who have properly exercised and not withdrawn appraisal rights under Delaware law (the “Dissenting Shares”), and (d) shares of the Hadron Energy Common Stock issued pursuant to an award of restricted stock that is, as of immediately prior to the Closing Date, subject to a substantial risk of forfeiture and is not transferable (the “Hadron Energy Restricted Shares”), will be cancelled and converted into the right to receive the Per Share Merger Consideration (as defined below), as set forth in the Business Combination Agreement;

(ii)	each Excluded Share shall be automatically cancelled and retired without any conversion thereof and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iii)
each option to purchase shares of the Hadron Energy Common Stock (the “Hadron Energy Option”) that is outstanding immediately prior to the Effective Time will be automatically assumed by Domesticated GigCapital7 and converted into an option to purchase a number of shares of Domesticated Purchaser Common Stock (such option, an “Exchanged Option”), equal to the product (rounded down to the nearest whole number) of (x) the number of shares of the Hadron Energy Common Stock subject to such Hadron Energy Option immediately prior to the Effective Time and (y) the Exchange Ratio (as defined below), at an exercise price per share (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per share of such Hadron Energy Option immediately prior to the Effective Time divided by (B) the Exchange Ratio; and

(iv)
each award of the Hadron Energy Restricted Shares (the “Hadron Energy Restricted Share Award”) that is outstanding immediately prior to the Effective Time will be automatically assumed by Domesticated GigCapital7 such that each Hadron Energy Restricted Share Award will be converted into an award for a number of restricted shares of Domesticated Purchaser Common Stock (such award, an “Exchanged RSA”), equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Hadron Energy Restricted Shares and (y) the Exchange Ratio.

Additionally, the outstanding Hadron Energy Simple Agreements for Future Equity (“SAFEs”) will automatically convert, immediately prior to the Effective Time, into a number of shares of Hadron Energy Common Stock determined in accordance with the terms of such Hadron Energy SAFE. Post-conversion, such shares will be treated as Hadron Energy Common Stock and receive the consideration described above for Hadron Energy Common Stock at the Effective Time.
The “Per Share Merger Consideration” in respect of each share of Hadron Energy Common Stock (other than Excluded Shares, Dissenting Shares and Hadron Energy Restricted Shares) that is issued and outstanding, or deemed to be issued and outstanding, immediately prior to the Effective Time, shall be a number of shares of Domesticated Purchaser Common Stock equal to the Exchange Ratio. The “Exchange Ratio” means the quotient of: (a) the Aggregate Merger Consideration; divided by (b) the Hadron Energy Fully Diluted Capital. The “Aggregate Merger Consideration” means the number of shares of Domesticated Purchaser Common Stock equal to the difference of: (a) the Aggregate Domesticated Purchaser Common Stock; minus (b) 13,333,333 shares of Domesticated Purchaser Common Stock; provided, however, that if Hadron Energy has any indebtedness outstanding as of the closing of the Merger, the Aggregate Merger Consideration shall be further reduced by a number of shares of Domesticated Purchaser Common Stock equal to the amount of such indebtedness divided by $10.59 (the “Per Share Price”) (rounded down to the nearest whole share). The “Aggregate Domesticated Purchaser Common Stock” means the number of shares of Domesticated Purchaser Common Stock equal to the quotient of: (a)

$1,200,200,000;
divided by (b) the Per Share Price. The “Hadron Energy Fully Diluted Capital” means the sum (without duplication) of the aggregate number of (a) shares of Hadron Energy Common Stock (other than Hadron Energy Restricted Shares) that are issued and outstanding immediately prior to the Effective

Time assuming and after giving effect to the conversion of all Hadron Energy SAFEs, (b) Hadron Energy Restricted Shares that are issued and outstanding immediately prior to the Effective Time, and (c) all shares of Hadron Energy Common Stock issuable upon the full exercise of all Hadron Energy Options outstanding as of immediately prior to the Effective Time (calculated using the treasury method of accounting on a cashless exercise basis).
The Sponsor Share Conversion
At the Effective Time, by virtue of the Merger and the applicable provisions of the certificate of incorporation of Domesticated GigCapital7 (the “Domesticated Purchaser Charter”), each share of Domesticated Purchaser Class B Common Stock then issued and outstanding shall be automatically cancelled and extinguished and converted into one (
1
) share of Domesticated Purchaser Common Stock.
The Redemption
GigCapital7 will provide an opportunity to the holders of its public shares to have their public shares redeemed on the terms and conditions set forth in the Business Combination Agreement and the Cayman Purchaser Articles (the “Redemption”). Subject to receipt of the approval of the Business Combination Agreement by the GigCapital7 shareholders, GigCapital7 will carry out the Redemption at the Effective Time in accordance with the Cayman Purchaser Articles and the Domesticated Purchaser Charter.
The Closing
The Closing will occur as promptly as practicable, but in no event later than three (3) business days, after the satisfaction or, if permissible, waiver of the conditions set forth in the Business Combination Agreement, or at such other date, time, or place as GigCapital7 and Hadron Energy may agree. The date of such Closing is referred to as the “Closing Date.”
Stock Exchange Listing
The public units, public shares and public warrants of the Company, are currently listed on the Nasdaq Stock Market LLC (the “Nasdaq”) under the symbols “GIGGU,” “GIG” and “GIGGW,” respectively. From and after the Closing, the Combined Company intends to list on Nasdaq or the New York Stock Exchange, as applicable, only the Domesticated Purchaser Common Stock and the Domesticated Purchaser Warrants.
3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying consolidated financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the consolidated financial position as of December 31, 2025, and the results of operations and cash flows for the periods presented.
Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All intercompany balances and transactions are eliminated in consolidation.
Emerging Growth Company
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a

Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised accounting standard at the time private companies adopt the new or revised standard.
Net Income Per Ordinary Share
The Company complies with accounting and disclosure requirements of Accounting Standards Codification (“ASC”) Topic 260, “Earnings Per Share.” Net income per share is computed by dividing net income by the weighted-average number of shares of ordinary shares outstanding during the period. The weighted-average ordinary shares are reduced for the effect of the Class B ordinary shares that are subject to forfeiture. The Company’s consolidated statements of operations and comprehensive income include a presentation of net income per share subject to redemption in a manner similar to the two-class
method of income (loss) per share. With respect to the accretion of the Class A ordinary shares subject to possible redemption and consistent with ASC
480-10-S99-3A,
the Company treated accretion in the same manner as a dividend paid to the shareholders in the calculation of the net income per ordinary share. The Company’s public warrants (see Note 4) and private placement warrants (see Note 5) could, potentially, be exercised or converted into Class A ordinary shares and then share in the earnings of the Company. However, these warrants were excluded when calculating diluted income per share as the contingencies associated with the warrants had not been satisfied as of the end of the reporting periods presented. As a result, diluted income per share is the same as basic income per share for the periods presented.
Cash and Cash Equivalents
The Company considers all short-term investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains cash balances that at times may be uninsured or in deposit accounts that exceed Federal Deposit Insurance Corporation limits. The Company maintains its cash deposits with major financial institutions.
Cash and Marketable Securities Held in Trust Account
As of December 31, 2025 and 2024, the assets held in the Trust Account consisted of money market funds investing in U.S. Treasury securities and cash. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the consolidated balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in investment income on marketable securities held in the Trust Account in the accompanying consolidated statements of operations and comprehensive income. The estimated fair values of investments held in the Trust Account are determined using available market information.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account and the Trust Account held in financial institutions, which at times, may exceed federally insured limits. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Offering Costs
The Company complies with the requirements of ASC
340-10-S99-1
and the SEC’s Staff Accounting Bulletin (“SAB”) Topic 5A - “Expenses of Offering.” Offering costs in the amount of
 $
1,319,918
consist principally of

professional and registration fees incurred that are related to the Offering. Offering costs were allocated to the separable financial instruments issued in the Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to the public shares were charged to temporary equity and Offering costs allocated to the public warrants were charged to shareholders’ equity upon the completion of the Offering.
Ordinary Shares Subject to Possible Redemption
Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity (deficit). The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of December 31, 2025 and 2024, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity (deficit) section of the Company’s consolidated balance sheets. Immediately upon the closing of the Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable ordinary shares resulted in charges against additional paid-in
capital. As of December 31, 2025 and 2024
,
20,000,000
Class A ordinary shares were issued and outstanding and subject to possible redemption.
As of December 31, 2025 and 2024, the Class A ordinary shares subject to possible redemption reflected on the consolidated balance sheet are reconciled in the following table:

Gross proceeds	$200,000,000
Less:
Fair value of public warrants at issuance	(18,460,769)
Ordinary share issuance costs	(1,208,380)
Plus:
Accretion of carrying value to redemption value—period from May 8, 2024 (inception) through December 31, 2024	22,757,853
Class A ordinary shares subject to possible redemption, December 31, 2024	203,088,704
Plus:
Accretion of carrying value to redemption value—year ended December 31, 2025	8,448,606
Class A ordinary shares subject to possible redemption, December 31, 2025	$211,537,310
Financial Instruments
The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the consolidated balance sheets.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Segment Information
Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the
Chief Executive Officer
, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.
The CODM assesses performance for the
single
segment and decides how to allocate resources based on net income that also is reported on the consolidated statements of operations and comprehensive income. The key measures of segment profit reviewed by the CODM are general and administrative expenses. General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Business Combination within the business combination period. The CODM also reviews general and administrative expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “
Income Taxes
” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2025 and 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands, and the Company believes it is presently not subject to income taxes or income tax filing requirements in the United
States.
Warrant Liability
The Company accounts for warrants for ordinary shares of the Company that are not indexed to its own shares as liabilities at fair value on the consolidated balance sheets. The warrants are subject to remeasurement at each balance sheet date and any change in fair value is recognized as a component of other income (expense) on the consolidated statements of operations and comprehensive income. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants. At that time, the portion of the warrant liability related to the warrants for ordinary shares will be reclassified to additional paid-in
capital.
Recent Accounting Pronouncements
The Company does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

4. OFFERING
On August 30, 2024, the Company completed the Offering whereby the Company sold 20,000,000 public units at a price of $10.00 per public unit. Each public unit consists of one public share, $0.0001 par value, and one public warrant. The public warrants will only be exercisable for whole shares at $11.50 per share. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination.
No fractional shares will be issued upon exercise of the public warrants. If, upon exercise
of the public warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the public warrant holder. Each public warrant will become exercisable on the later of 30 days after the consummation of the Company’s initial Business Combination or 12 months from the closing of the Offering and will expire five years
after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the
21-month
period following the closing of the Offering, the public warrants will expire worthless at the end of such period. If the Company is unable to deliver registered ordinary shares to the holder upon exercise of the public warrants during the exercise period, there will be no net cash settlement of these public warrants and the public warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the public warrants become exercisable, the Company may redeem the outstanding public warrants in whole and not in part at a price of $0.01 per public warrant upon a minimum of 30 days’
prior written notice of redemption, only in the event that the last sale price of the Company’s ordinary shares equals or exceeds

$18.00 per share for any 20 trading days within the
30-trading
day period ending on the third trading day before the Company sends the notice of redemption to the public warrant holders.
The Company granted the Underwriters a
45-day
option to purchase up to 3,000,000 additional public units to cover any over-allotments, at the initial public offering price. The option expired on October 12, 2024 without the purchase of additional public units by the Underwriters.
The Company paid an underwriting discount of $0.03 per public unit to the Underwriters at the closing of the Offering on August 30, 2024.
Simultaneously with the closing of the Offering certain
non-managing
investors purchased an aggregate of 2,826,087 Class B ordinary shares from the Company at the price of $1.15 per share. The private placement shares along with the founder shares and shares held by the consultant collectively represent 40% of the outstanding ordinary shares at the completion of the Offering (excluding any shares underlying the private placement warrants further described in Note
5
). The private placement proceeds will be used to pay for business, legal and accounting due diligence expenses on acquisition targets and continuing general and administration expenses.
On September 6, 2024, the Company announced that the holders of the Company’s public units may elect to separately trade the securities underlying such public units which commenced on September 11, 2024. Any public units not separated will continue to trade on the Nasdaq under the symbol “GIGGU”. Any underlying ordinary shares and warrants that are separated will trade on the Nasdaq under the symbols “GIG,” and “GIGGW,” respectively.
5. RELATED PARTY TRANSACTIONS
Founder Shares
During the period from May 8, 2024 (date of inception) to May 31, 2024, the Founder purchased 17,000,000 Class B ordinary shares (the “Founder Shares”) for an aggregate purchase price of $100,000, or $0.00588235 per share. Following the May 31, 2024 purchase, the Sponsor surrendered 4,792,754 Class B ordinary shares for no consideration. The Founder Shares are identical to the Class A ordinary shares included in the public units sold in the Offering except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below. The Founder agreed to forfeit up to
2,000,000
Founder Shares to the extent that the over-allotment option is not exercised in full or in part by the Underwriters. As the Underwriters did not exercise the over-allotment option prior to its expiration, the Founder forfeited
2,000,000
Founder Shares on October 25, 2024, such that the Founder, the consultant and non-managing
investors own
40
% of the Company’s issued and outstanding Class A and Class B ordinary shares after the Offering.
Private Placement Warrant
Simultaneously with the closing of the Offering, the Founder purchased warrants to purchase an aggregate of 3,719,000 Class A ordinary shares at a price of $0.01561 per warrant. The private placement warrants will
only
be exercisable for whole Class A ordinary shares at $11.50 per share. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination. No fractional shares will be issued upon exercise of the private placement warrants. If, upon exercise of the private placement warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares to be issued to the private placement warrant holder. Each private placement warrant will become exercisable on the later of 30 days after the consummation of the Company’s initial Business Combination or 12 months from the closing of the Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the
21-month
period allotted to complete the initial Business Combination, the private placement warrants will expire at the end of such period. If the Company is unable to deliver registered ordinary shares to the holder upon exercise of the private placement warrants during the exercise period, there will be no net cash settlement of these private placement warrants and the private placement warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the private placement warrant agreement. Once the private placement warrants become exercisable, the Company may redeem the outstanding private placement warrants in whole and not in part at a price of $0.01 per private placement warrant upon a minimum of 30 days’ prior written notice of redemption, only if the private placement warrants have been transferred and in the event that the last sale price of the Company’s ordinary shares equals or exceeds

$
18.00
per share for any
20
trading days within the
30-trading
day period ending on the third trading day before the Company sends the notice of redemption to the private placement warrant holders.
The Company’s Founder has agreed not to transfer, assign or sell any of their respective Founder Shares, private placement warrants, ordinary shares or other securities underlying such private placement warrants that they may hold until the date that is (i) in the case of the Founder Shares, the earlier of (A) 6 months after the date of the consummation of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, (x) the date on which the last sale price of the Company’s Class A ordinary shares equals or exceeds $11.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations
and

the like) for any
20
trading days within any
30-trading
day period commencing at least
90
days after the Company’s initial Business Combination, or (y) the date on which the Company consummates a liquidation, merger, share exchange or other similar transaction after the Company’s initial Business Combination which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the private placement warrants and ordinary shares or other securities underlying such private placement warrants, until
30
days after the completion of the Company’s initial Business Combination.
If the Company does not complete a Business Combination, then a portion of the proceeds from the sale of the private placement warrants will be part of the liquidating distribution to the public shareholders.
Registration Rights
The Company’s initial shareholders and their permitted transferees are entitled to registration rights pursuant to a registration rights agreement signed on August 28, 2024. These holders will be entitled to make up to two demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the proposed registration rights agreement.
Administrative Services Agreement and Other Agreements
The Company has agreed to pay $
30,000
a month for office space, administrative services and secretarial support to an affiliate of the Founder, GigManagement, LLC. Services commenced on August 28, 2024, the date the securities were first listed on the Nasdaq, and will terminate upon the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.
6. SHAREHOLDERS’ EQUITY
Preferred Shares
The Company is authorized to issue 1,000,000 preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of December 31, 2025 and 2024, there were no preferred shares issued and outstanding.
Class A Ordinary Shares
The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share.
As of December 31,
2025
and
 2024, there were 20,000,000 Class A ordinary shares subject to possible redemption issued and outstanding.
Class B Ordinary Shares
The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. At formation on May 8, 2024, the Sponsor acquired one Class B ordinary share for a purchase price of $0.0001. Subsequently on May 31, 2024, the Sponsor purchased 16,999,999 Class B ordinary shares for an aggregate purchase price of $100,000, or $0.00588235 per share, of which 2,000,000 Class B ordinary shares were forfeited on October 25, 2024 following the Underwriters’ decision not to exercise the over-allotment option. On May 31, 2024, July 29, 2024 and August 28, 2024, the Sponsor surrendered 300,000, 659,417 and 3,833,337 Class B ordinary shares, respectively, for no consideration. On June 6, 2024, the Company issued 300,000 Class B ordinary shares to a consultant for consulting services in connection with the Offering for a purchase price of $0.01 per share, or an aggregate purchase price of $3,000.
As of December 31, 2025 and 2024, there were
 13,333,333 Class B ordinary shares issued and

outstanding.

Warrants (Public Warrants and Private Placement Warrants)
Warrants
are
exercisable for $11.50
per share, and the exercise price and number of warrant shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation of the Company. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $
9.20
per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s Board of Directors, and in the case of any such issuance to the Company’s Founder or its affiliates, without taking into account any Founder Shares held by it prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than

65
% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of its initial Business Combination (net of redemptions), and (z) the volume weighted-average trading price of the Company’s public shares during the

20
trading-day
period

starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $
9.20
per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to

115
% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional Class A ordinary shares or equity-linked securities.
Each warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption. However, if the
Company
does not complete its initial Business Combination on or prior to the
21-month
period allotted to complete the initial Business Combination, the warrants will expire at the end of such period. If the Company is unable to deliver registered Class A ordinary shares to the holder upon exercise of the warrants during the exercise period, there will be no net cash settlement of these warrants and the warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the warrants become exercisable, the Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s Class A ordinary shares equals or exceeds $18.00 per share for any 20 trading days within the
30-trading
day period ending on the third trading day before the Company sends the notice of redemption to the warrant holders.
Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination, for the registration of the Class A ordinary shares issuable upon exercise of the public warrants and private placement warrants.
As of December 31, 2025 and 2024, there were
23,719,000
warrants outstanding.
7. FAIR VALUE MEASUREMENTS
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3: Unobservable inputs which are supported by little or no market activity and which are significant to the fair value of the assets or liabilities.
The Company has determined that the private placement warrants are subject to treatment as a liability, as the transfer of the warrants to anyone other than the purchasers or their permitted transferees would result in these warrants having substantially the same terms as the public warrants. The public warrants did not start trading separately until September 11, 2024, so the Company initially determined the fair value of each warrant using a Black-Scholes option-pricing model, which requires the use of significant unobservable market values.

F-1
8

Accordingly, the private placement warrants were initially classified as Level 3 financial instruments. After the public warrants started trading separately, the Company determined that the fair value of each private placement warrant approximates the fair value of a public warrant. Accordingly, the private placement warrants are valued upon observable data and are classified as Level 2 financial instruments.
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2025 and December 31, 2024, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description:	Level	December 31, 2025	December 31, 2024
Assets:
Cash and marketable securities held in Trust Account	1	$211,637,310	$203,188,704
Liabilities:
Warrant liability	2	$1,524,790	$241,735

The fair value of the warrants was estimated using the following assumptions:

	Upon Issuance	As of September 11, 2024
Stock Price	$9.08	$9.18
Volatility	9.0%	8.0%
Risk free interest rate	3.78%	3.52%
Exercise price	$11.50	$11.50
Time to maturity - years	6.75	6.72
The change in the fair value of the Level 3 warrant liability in the period from May 8, 2024 (date of inception) through September 11, 2024, was as follows:

Period from May 8, 2024 (Inception) through September 11, 2024
Fair value - beginning of period	$—
Additions	58,060
Change in fair value	2,929,653
Transfers out of level 3 to level 2	(2,987,713)
Fair value - end of period	$—
The marketable securities held in the Trust Account are considered trading securities as they are generally used with the objective of generating profits on short-term differences in price and therefore, any realized and unrealized gains and losses are recorded in the consolidated statements of operations and comprehensive income for the period presented.
8. SUBSEQUENT EVENT
On January 30, 2026, the Company received a working capital loan from its Sponsor for a principal amount of $148,000. The working capital loan was received to provide the Company with additional working capital and was not deposited into the Trust Account. The working capital loan is convertible at the Sponsor’s election upon the consummation of the initial Business Combination. Upon such election, the working capital loan will convert, at a price of $10.00 per unit, into an aggregate of 14,800 units consisting of
14,800
shares of Domesticated GigCapital7 Common Stock and warrants to purchase 14,800 shares of Domesticated GigCapital7 Common Stock with an exercise price of $11.50 per share. The Company has relied upon Section 4(a)(2) of the Securities Act, in connection with the issuance and sale of the convertible promissory note, as it was issued to a sophisticated investor without a view to distribution and was not issued through any general solicitation or advertisement.

GIGCAPITAL7 CORP.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets
Cash	$54,692	$89,362
Prepaid expenses and other current assets	154,351	151,344

Total current assets	209,043	240,706
Cash and marketable securities held in Trust Account	213,506,528	211,637,310

TOTAL ASSETS	$213,715,571	$211,878,016

LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$333,683	$170,775
Convertible working capital loan—related party	132,776	—
Related party payable	5,738	4,053
Derivative liability	15,706	—
Accrued legal services	2,649,839	1,818,095
Accrued liabilities	622,747	123,464

Total current liabilities	3,760,489	2,116,387
Warrant liability	1,182,642	1,524,790

Total liabilities	4,943,131	3,641,177

Commitments and contingencies (Note 5)
Class A ordinary shares subject to possible redemption, par value of $0.0001 per share; 200,000,000 shares authorized; 20,000,000 shares at a redemption value of $ 10.67 per share and $10.58 per share as of March 31, 2026 and December 31, 2025, respectively	213,406,528	211,537,310

Shareholders’ deficit:
Preferred shares, par value of $0.0001 per share; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A ordinary shares, par value of $0.0001 per share; 200,000,000 shares authorized; none issued or outstanding (excludes 20,000,000 shares subject to possible redemption)	—	—
Class B ordinary shares, par value of $0.0001 per share; 50,000,000 shares authorized; 13,333,333 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	1,333	1,333
Additional paid-in capital	—	—
Accumulated deficit	(4,635,421)	(3,301,804)

Total shareholders’ deficit	(4,634,088)	(3,300,471)

TOTAL LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT	$213,715,571	$211,878,016

The accompanying notes are an integral part of these condensed consolidated financial statements.

GIGCAPITAL7 CORP.
Condensed Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Revenues	$—	$—
General and administrative expenses	1,675,288	371,833

Loss from operations	(1,675,288)	(371,833)
Other income (expense)
Change in fair value of warrants	342,148	(114,173)
Change in fair value of derivative liability	14,743	—
Interest expense	(15,225)	—
Interest income	5	301
Interest and dividend income on marketable securities held in Trust Account	1,869,218	2,103,979

Income before provision for income taxes	535,601	1,618,274
Provision for income taxes	—	—

Net income and comprehensive income	$535,601	$1,618,274

Net income attributable to Class A ordinary shares subject to possible redemption	$321,361	$970,964

Basic and diluted weighted-average shares outstanding, Class A ordinary shares subject to possible redemption	20,000,000	20,000,000

Basic and diluted net income per share, Class A ordinary shares subject to possible redemption	$0.02	$0.05

Net income attributable to Class B non-redeemable ordinary shares	$214,240	$647,310

Basic and diluted weighted-average Class B non-redeemable ordinary shares outstanding	13,333,333	13,333,333

Basic and diluted net income per share, Class B non-redeemable ordinary shares	$0.02	$0.05

The accompanying notes are an integral part of these condensed consolidated financial statements.

GIGCAPITAL7 CORP.
Condensed Consolidated Statements of Shareholders’ Equity (Deficit)
(Unaudited)

	Ordinary Shares		Additional Paid-In Capital
Three Months Ended March 31, 2026	Shares	Amount		Accumulated Deficit	Shareholders’ Deficit
Balances as of December 31, 2025	13,333,333	$1,333	$—	$(3,301,804)	$(3,300,471)
Accretion of Class A ordinary shares to redemption value	—	—	(1,869,218)	—	(1,869,218)
Reclass of negative additional paid-in capital to accumulated deficit	—	—	1,869,218	(1,869,218)	—
Net income	—	—	—	535,601	535,601

Balance as of March 31, 2026	13,333,333	$1,333	$—	$(4,635,421)	$(4,634,088)

	Ordinary Shares		Additional Paid-In Capital
Three Months Ended March 31, 2025	Shares	Amount		Retained Earnings	Shareholders’ Equity
Balances as of December 31, 2024	13,333,333	$1,333	$—	$1,321,337	$1,322,670
Accretion of Class A ordinary shares to redemption value	—	—	(2,103,979)	—	(2,103,979)
Reclass of negative additional paid-in capital to retained earnings			2,103,979	(2,103,979)	—
Net income	—	—	—	1,618,274	1,618,274

Balances as of March 31, 2025	13,333,333	$1,333	$—	$835,632	$836,965

The accompanying notes are an integral part of these condensed consolidated financial statements.

GIGCAPITAL7 CORP.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Months Ended March 31, 2026	For The Three Months Ended March 31, 2025
OPERATING ACTIVITIES
Net income	$535,601	$1,618,274
Adjustments to reconcile net income to net cash used in operating activities:
Accretion of debt discount on convertible working capital loan—related party	15,225	—
Change in fair value of derivative liability	(14,743)	—
Change in fair value of warrant liability	(342,148)	114,173
Interest and dividends earned on cash and marketable securities held in Trust Account	(1,869,218)	(2,103,979)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(3,007)	(54,678)
Other assets	—	32,244
Accounts payable	162,908	36,263
Related party payable	1,685	(21,051)
Accrued legal services	831,744	—
Accrued liabilities	499,283	(39,000)

Net cash used in operating activities	(182,670)	(417,754)

FINANCING ACTIVITIES
Proceeds from issuance of convertible working capital loan	148,000	—

Net cash provided by financing activities	148,000	—

Net decrease in cash	(34,670)	(417,754)
Cash at beginning of period	89,362	1,344,228

Cash at end of period	$54,692	$926,474

Supplemental non-cash disclosure:
Fair value of derivative liability at issuance of convertible working capital loan—related party	$30,449	$—

Accretion of Class A ordinary shares to redemption value	$1,869,218	$2,103,979

The accompanying notes are an integral part of these condensed consolidated financial statements.

GIGCAPITAL7 CORP.
Notes to Unaudited Condensed Consolidated Financial Statements
Note 1. Basis of Presentation
Organization and General
GigCapital7 Corp. (the “Company” or “GigCapital7”) was incorporated as a Cayman Islands exempted company on May 8, 2024. The Company was formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
As of March 31, 2026, the Company had not commenced any operations. All activity for the period from May 8, 2024 (date of inception) through March 31, 2026 relates to the Company’s formation and the initial public offering (the “Offering”), as described below, and identifying a target Business Combination, as described below. The Company will not generate any operating revenues until after completion of the Business Combination, at the earliest. The Company generates non-operating
income in the form of interest and dividend income on cash, cash equivalents and marketable securities from the proceeds received from the Offering. The Company has selected December 31 as its fiscal year end.
On August 28, 2024, the Securities and Exchange Commission (the “SEC”) declared the Company’s initial Registration Statement on Form
S-1
(File
No. 333-280015),
as amended, in connection with the Offering of $200.0 million, effective.
The Company entered into an underwriting agreement with Craft Capital Management LLC and EF Hutton LLC (collectively, the “Underwriters”) on August 28, 2024 to conduct the Offering of 20,000,000 units (the “public units”) in the amount of $200.0 million in gross proceeds, with a
45-day
option provided to the Underwriters to purchase up to 3,000,000 additional public units solely to cover over-allotments, if any, in the amount of up to $30.0 million in additional gross proceeds. Each public unit consists of one Class A ordinary share of the Company (a “public share”), $0.0001 par value, and one redeemable warrant (a “public warrant”). Each public warrant is exercisable for one Class A ordinary share at a price of $11.50 per full share.
On August 30, 2024, the Company consummated the Offering of 20,000,000 public units. The public units were sold at a price of $10.00 per public unit, generating gross proceeds to the Company of $200,000,000.
As further discussed in Note 4, simultaneously with the closing of the Offering, the Company consummated the private placement to certain non-managing
investors of 2,826,087 Class B ordinary shares (the “private placement shares”) at a price of $1.15 per share (the “private placement”). The private placement generated aggregate gross proceeds of $3,250,000.
As further discussed in Note 5, simultaneously with the closing of the Offering, the Company consummated the private placement to the Company’s sponsor, GigAcquisitions7 Corp., a Cayman Islands exempted company (the “Sponsor”), of 3,719,000 warrants (the “private placement warrants”) at a price of $0.01561 per private placement warrant (the “warrant private placement”). Each private placement warrant entitles the holder thereof to purchase one Class A ordinary share at $11.50 per share, subject to adjustment. The warrant private placement generated aggregate gross proceeds of $58,060.
Following the closing of the Offering, net proceeds in the amount of $200,000,000 from the sale of the public units in the Offering were placed in a trust account (“Trust Account”) (discussed below).

Transaction costs amounted to $1,319,918, consisting of $600,000 of underwriting fees and $1,019,918 of offering costs, partially offset by the reimbursement of $300,000 of offering expenses by the Underwriters. The Company’s remaining cash after payment of the offering costs is held outside of the Trust Account for working capital purposes.
Working Capital Loan
As further discussed in Note 5, on January 30, 2026, the Company received a working capital loan from its Sponsor for a principal amount of $148,000 (the “convertible loan”). The convertible loan was received to provide the Company with additional working capital and was not deposited into the Trust Account.
The Trust Account
The funds in the Trust Account will be invested only in U.S. government treasury bills with a maturity of one hundred and eighty-five (185) days or less or in money market funds meeting certain conditions under
Rule 2a-7
under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the completion of the Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds from the Offering outside the Trust Account may be used to pay for business, legal and accounting due diligence expenses on acquisition targets and continuing general and administrative expenses.
The Company’s amended and restated memorandum and articles of association provides that, other than the withdrawal of interest and dividends to pay taxes, none of the funds held in the Trust Account will be released until the earlier of: (1) the completion of the Business Combination; (2) the redemption of 100% of the outstanding public shares if the Company has not completed an initial Business Combination within 21 months from the closing of the Offering or (3) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not complete its initial Business Combination within the required time period or (B) with respect to any other provision relating to the Company’s pre-business
combination activity and related shareholders’ rights.
Business Combination
The Company will have 21 months from the closing date of the Offering to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares for a per share pro rata portion of the Trust Account, including interest and dividends, but less taxes payable (less up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its creditors and remaining shareholders, as part of its plan of dissolution and liquidation. The initial shareholders entered into agreements with the Company, pursuant to which they agreed: (1) to waive their redemption rights with respect to their founder shares, private placement shares and any Class A ordinary shares issuable upon conversion thereof in connection with the consummation of the Company’s initial Business Combination or a tender offer conducted prior to a Business Combination or in connection with it; and (2) to waive their rights to liquidating distributions from the Trust Account with respect to their founder shares and private placement shares if the Company fails to complete its initial Business Combination within 21 months from the closing of the Offering, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete its initial Business Combination within the prescribed time frame.
In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Offering.

Liquidity
As of March 31, 2026, the Company had $54,692 in cash and a working capital deficit of $3,551,446. Further, the Company has no present revenue, its business plan is dependent on the completion of a Business Combination and it expects to continue to incur significant costs in pursuit of its Business Combination acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. There is no assurance that the Company’s plans to consummate a Business Combination will be successful or successful within the target business acquisition period. The unaudited condensed consolidated interim financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2. Business Combination and Related Agreement
On September 27, 2025, the Company (which will transfer by way of continuation and domesticate as a Delaware corporation prior to the Closing (as defined below)), entered into a Business Combination Agreement (the “Business Combination Agreement”), dated as of September 27, 2025, by and among the Company, MMR Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Hadron Energy, Inc., a Delaware corporation (“Hadron Energy”), pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will merge with and into Hadron Energy (the “Merger”), with Hadron Energy continuing as the surviving company (Hadron Energy, in its capacity as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Company”). The Business Combination Agreement and the transaction was approved by the Company’s board of directors and the board of directors of Hadron Energy.
Following the closing of the Merger (the “Closing”), the Company, which will be renamed “Hadron Energy, Inc.,” will be referred to as the “Combined Company.”
The Domestication
At least two (2) days prior to the Closing Date (as defined below), subject to the satisfaction or waiver of the conditions of the Business Combination Agreement, the Company will transfer by way of continuation from the Cayman Islands to the State of Delaware and domesticate as a Delaware corporation (“Domesticated GigCapital7”) in accordance with Section 388 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and Part 12 of the Companies Act (as revised) of the Cayman Islands (the “Cayman Companies Act,” and such continuation and domestication, the “Domestication”).
By virtue of the Domestication upon its effectiveness, (a) each then issued and outstanding Class A ordinary share of GigCapital7 (each a “Class A Ordinary Share”) (other than any Class A Ordinary Share included in the Cayman Purchaser Units (as defined in the Business Combination Agreement)) shall convert automatically, on a one-for-one
basis, into one (1) share of common stock of Domesticated GigCapital7 (the “Domesticated GigCapital7 Common Stock”); (b) each then issued and outstanding Class B ordinary share of GigCapital7 (each a “Class B Ordinary Share”) shall convert automatically, on a one-for-one
basis, into one (1) share of Class B common stock of Domesticated GigCapital7 (the “Domesticated GigCapital7 Class B Common Stock”); (c) each then issued and outstanding warrant of the Company (other than any Cayman Purchaser Public Warrants (as defined in the Business Combination Agreement) included in the Cayman Purchaser Units) (each a “Cayman Purchaser Warrant”) shall convert automatically into a warrant to acquire one (1) share of Domesticated GigCapital7 Common Stock (each a “Domesticated GigCapital7 Warrant”), pursuant to the Warrant Agreement (as defined in the Business Combination Agreement); and (d) each then issued and outstanding Cayman Purchaser Units shall be cancelled and will thereafter entitle the holder thereof to one (1) share of Domesticated GigCapital7 Common Stock and one (1) Domesticated GigCapital7 Warrant, in each case without any action on the part of the Company, Merger Sub, Hadron Energy or any holder of securities of any of the foregoing.

The Merger and Consideration
Following the Domestication, at the Effective Time (as defined in the Business Combination Agreement), by virtue of the Merger, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one (1) share of common stock, par value $0.0001, of the Surviving Company.
Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, at the Effective Time:

(i)
each issued and outstanding share of common stock of Hadron Energy (the “Hadron Energy Common Stock”), except for (a) shares held by the Company or Merger Sub (or any subsidiaries of the Company), (b) shares held by Hadron Energy as treasury stock, if any (each share covered in subclause (a) and (b), an “Excluded Share”), (c) shares held by stockholders who have properly exercised and not withdrawn appraisal rights under Delaware law (the “Dissenting Shares”), and (d) shares of the Hadron Energy Common Stock issued pursuant to an award of restricted stock that is, as of immediately prior to the Closing Date, subject to a substantial risk of forfeiture and is not transferable (the “Hadron Energy Restricted Shares”), will be cancelled and converted into the right to receive the Per Share Merger Consideration (as defined below), as set forth in the Business Combination Agreement;

(ii)	each Excluded Share shall be automatically cancelled and retired without any conversion thereof and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iii)
each option to purchase shares of the Hadron Energy Common Stock (the “Hadron Energy Option”) that is outstanding immediately prior to the Effective Time will be automatically assumed by Domesticated GigCapital7 and converted into an option to purchase a number of shares of Domesticated GigCapital7 Common Stock (such option, an “Exchanged Option”), equal to the product (rounded down to the nearest whole number) of (x) the number of shares of the Hadron Energy Common Stock subject to such Hadron Energy Option immediately prior to the Effective Time and (y) the Exchange Ratio (as defined below), at an exercise price per share (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per share of such Hadron Energy Option immediately prior to the Effective Time divided by (B) the Exchange Ratio; and

(iv)
each award of the Hadron Energy Restricted Shares (the “Hadron Energy Restricted Share Award”) that is outstanding immediately prior to the Effective Time will be automatically assumed by Domesticated GigCapital7 such that each Hadron Energy Restricted Share Award will be converted into an award for a number of restricted shares of Domesticated GigCapital7 Common Stock (such award, an “Exchanged RSA”), equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Hadron Energy Restricted Shares and (y) the Exchange Ratio.

Additionally, the outstanding Hadron Energy Simple Agreements for Future Equity (“SAFEs”) will automatically convert, immediately prior to the Effective Time, into a number of shares of Hadron Energy Common Stock determined in accordance with the terms of such Hadron Energy SAFE. Post-conversion, such shares will be treated as Hadron Energy Common Stock and receive the consideration described above for Hadron Energy Common Stock at the Effective Time.
The “Per Share Merger Consideration” in respect of each share of Hadron Energy Common Stock (other than Excluded Shares, Dissenting Shares and Hadron Energy Restricted Shares) that is issued and outstanding, or deemed to be issued and outstanding, immediately prior to the Effective Time, shall be a number of shares of Domesticated GigCapital7 Common Stock equal to the Exchange Ratio. The “Exchange Ratio” means the quotient of: (a) the Aggregate Merger Consideration; divided by (b) the Hadron Energy Fully Diluted Capital. The “Aggregate Merger Consideration” means the number of shares of Domesticated GigCapital7 Common Stock equal to the difference of: (a) the Aggregate Domesticated GigCapital7 Common Stock; minus (b) 13,333,333 shares of Domesticated GigCapital7 Common Stock; provided, however, that if Hadron Energy has any indebtedness outstanding as of the closing of the Merger, the Aggregate Merger Consideration shall be further reduced by a number of shares of Domesticated GigCapital7 Common Stock equal to the amount of such indebtedness divided by $10.59 (the “Per Share Price”) (rounded down to the nearest whole share). The “Aggregate Domesticated GigCapital7 Common Stock” means the number of shares of Domesticated GigCapital7 Common Stock equal to the quotient of: (a) $1,200,200,000; divided by (b) the Per Share Price. The “Hadron Energy Fully Diluted Capital” means the sum (without duplication) of the aggregate number of (a) shares of Hadron Energy Common Stock (other than Hadron Energy Restricted Shares) that are issued and outstanding immediately prior to the Effective Time assuming and after giving effect to the conversion of all Hadron Energy SAFEs, (b) Hadron Energy Restricted Shares that are issued and outstanding immediately prior to the Effective Time, and (c) all shares of Hadron Energy Common Stock issuable upon the full exercise of all Hadron Energy Options outstanding as of immediately prior to the Effective Time (calculated using the treasury method of accounting on a cashless exercise basis).
The Sponsor Share Conversion
At the Effective Time, by virtue of the Merger and the applicable provisions of the certificate of incorporation of Domesticated GigCapital7 (the “Domesticated GigCapital7 Charter”), each share of Domesticated GigCapital7 Class B Common Stock then issued and outstanding shall be automatically cancelled and extinguished and converted into one (1) share of Domesticated GigCapital7 Common Stock.
The Redemption
GigCapital7 will provide an opportunity to the holders of its public shares to have their public shares redeemed on the terms and conditions set forth in the Business Combination Agreement and the Cayman Purchaser Articles (the “Redemption”). Subject to receipt of the approval of the Business Combination Agreement by the GigCapital7 shareholders, GigCapital7 will carry out the Redemption at the Effective Time in accordance with the Cayman Purchaser Articles and the Domesticated GigCapital7 Charter.
The Closing
The Closing will occur as promptly as practicable, but in no event later than three (3) business days, after the satisfaction or, if permissible, waiver of the conditions set forth in the Business Combination Agreement, or at such other date, time, or place as GigCapital7 and Hadron Energy may agree. The date of such Closing is referred to as the “Closing Date.”
Stock Exchange Listing
The public units, public shares and public warrants of the Company, are currently listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “GIGGU,” “GIG” and “GIGGW,” respectively. From and after the Closing, the Combined Company intends to list on Nasdaq or the New York Stock Exchange, as applicable, only the Domesticated GigCapital7 Common Stock and the Domesticated GigCapital7 Warrants.
Note 3. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed consolidated interim financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of March 31, 2026, and the results of operations and cash flows for the periods presented. Certain information and disclosures normally included in unaudited condensed consolidated financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations.

The accompanying unaudited condensed consolidated interim financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Annual Report on Form
10-K
for the year ended December 31, 2025, which was filed with the SEC on March 6, 2026. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the year ending December 31, 2026 or for any future interim periods.
Principles of Consolidation
The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All intercompany balances and transactions are eliminated in consolidation.
Emerging Growth Company
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised accounting standard at the time private companies adopt the new or revised standard.
Net Income Per Ordinary Share
The Company complies with accounting and disclosure requirements of Accounting Standards Codification ( “ASC”) Topic 260, “Earnings Per Share.” Net income per share is computed by dividing net income by the weighted-average number of ordinary shares outstanding during the period. The weighted-average ordinary shares are reduced for the effect of the Class B ordinary shares that are subject to forfeiture. The Company’s condensed consolidated statements of operations and comprehensive income include a presentation of net income per share subject to redemption in a manner similar to the two-class
method of net income per share. With respect to the accretion of the Class A ordinary shares subject to possible redemption and consistent with ASC
480-10-S99-3A,
the Company treated accretion in the same manner as a dividend paid to the shareholders in the calculation of the net income per ordinary share. The Company’s public warrants (see Note 4) and private placement warrants (see Note 5) could, potentially, be exercised or converted into Class A ordinary shares and then share in the earnings of the Company. However, these warrants were excluded when calculating diluted net income per share as the contingencies associated with the warrants had not been satisfied as of the end of the reporting periods presented. The Company also evaluated the impact of the convertible loan (see Note 5) on diluted net income per share using the if-converted
method. Under this method, net income is adjusted to add back interest expense (including accretion of the debt discount) and the weighted-average shares are adjusted to assume conversion of the convertible loan from the date of issuance. For the three months ended March 31, 2026, the inclusion of the shares issuable upon conversion of the convertible loan, as well as the underlying warrants, would have been anti-dilutive. Accordingly, such potential ordinary shares have been excluded from diluted net income per share. As a result, diluted net income per share is the same as basic net income per share for the periods presented.
Cash and Cash Equivalents
The Company considers all short-term investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains cash balances that at times may be uninsured or in deposit accounts that exceed Federal Deposit Insurance Corporation limits. The Company maintains its cash deposits with major financial institutions.

Cash and Marketable Securities Held in Trust Account
As of March 31, 2026 and December 31, 2025, the assets held in the Trust Account consisted of money market funds invested in U.S. Treasury securities and cash. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the condensed consolidated balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in interest and dividend income on marketable securities held in the Trust Account in the accompanying condensed consolidated statements of operations and comprehensive income. The estimated fair values of investments held in the Trust Account are determined using available market information.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account and the Trust Account held in financial institutions, which at times, may exceed federally insured limits. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Offering Costs
The Company complies with the requirements of ASC
340-10-S99-1
and the SEC’s Staff Accounting Bulletin (“SAB”) Topic 5A—“Expenses of Offering.” Offering costs in the amount of $1,319,918 consist principally of professional and registration fees incurred that are related to the Offering. Offering costs were allocated to the separable financial instruments issued in the Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to the public shares were charged to temporary equity and Offering costs allocated to the public warrants were charged to shareholders’ equity (deficit) upon the completion of the Offering.
Ordinary Shares Subject to Possible Redemption
Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity (deficit). The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of March 31, 2026 and December 31, 2025, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity (deficit) section of the Company’s condensed consolidated balance sheets. Immediately upon the closing of the Offering, the Company recognized the accretion from initial book value to redemption value. The change in the carrying value of redeemable ordinary shares resulted in charges against additional paid-in
capital. As of March 31, 2026 and December 31, 2025, 20,000,000 Class A ordinary shares were issued and outstanding and subject to possible redemption.
As of March 31, 2026 and December 31, 2025, the Class A ordinary shares subject to possible redemption reflected on the condensed consolidated balance sheets are reconciled in the following table:

Class A ordinary shares subject to possible redemption, December 31, 2025	$211,537,310
Plus:
Accretion of carrying value to redemption value— three months ended March 31, 2026	1,869,218

Class A ordinary shares subject to possible redemption, March 31, 2026	$213,406,528

Financial Instruments
The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the condensed consolidated balance sheets.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Segment Information
Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.
The Company’s CODM has been identified as the
Chief Executive Officer
, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.
The CODM assesses performance for the single segment and decides how to allocate resources based on net income (loss) that also is reported on the condensed consolidated statements of operations and comprehensive income. The key measures of segment profit reviewed by the CODM are general and administrative expenses. General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Business Combination within the business combination period. The CODM also reviews general and administrative expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “
Income Taxes
” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2026 and December 31, 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman

Islands, and the Company believes it is presently not subject to income taxes or income tax filing requirements in the United States.
Convertible Working Capital Loan - Related Party
The Company evaluated the embedded conversion feature in the convertible loan under ASC 815, “Derivatives and Hedging” and determined that the feature does not qualify for the scope exception for contracts indexed to the Company’s own stock. Specifically, the conversion feature includes a warrant component that is not indexed solely to the Company’s own stock.
Accordingly, the Company bifurcated the embedded conversion feature and accounted for it as a derivative liability. The derivative liability is measured at fair value at inception and at each reporting date, with changes in fair value recognized in the condensed consolidated statements of operations and comprehensive income. At issuance, the Company recorded the derivative liability at its fair value of $30,449, resulting in a corresponding debt discount. The carrying value of the convertible loan is accreted to its face value over its expected term. Given the short-term nature of the convertible loan, the Company has applied a straight-line method to accrete the debt discount, which approximates the effective interest method.
Warrant Liability
The Company accounts for warrants for ordinary shares of the Company that are not indexed to its own shares as liabilities at fair value on the condensed consolidated balance sheets. The warrants are subject to remeasurement at each balance sheet date and any change in fair value is recognized as a component of other income (expense) on the condensed consolidated statements of operations and comprehensive income. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants. At that time, the portion of the warrant liability related to the warrants for ordinary shares will be reclassified to additional paid-in
capital.
Recent Accounting Pronouncements
The Company does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.
Note 4. Offering
On August 30, 2024, the Company completed the Offering whereby the Company sold 20,000,000 public units at a price of $10.00 per public unit. Each public unit consists of one public share, $0.0001 par value, and one public warrant. The public warrants will only be exercisable for whole shares at $11.50 per share. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination.
No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the public warrant holder. Each public warrant will become exercisable on the later of 30 days after the consummation of the Company’s initial Business Combination or 12 months from the closing of the Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the
21-month
period following the closing of the Offering, the public warrants will expire worthless at the end of such period. If the Company is unable to deliver registered ordinary shares to the holder upon exercise of the public warrants during the exercise period, there will be no net cash settlement of these public warrants and the public warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the public warrants become exercisable, the Company may redeem the outstanding public warrants in whole and not in part at a price of $0.01 per public warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s ordinary shares equals or exceeds $18.00 per share for any 20 trading days within the
30-trading
day period ending on the third trading day before the Company sends the notice of redemption to the public warrant holders.
The Company granted the Underwriters a
45-day
option to purchase up to 3,000,000 additional public units to cover any over-allotments, at the initial public offering price. The option expired on October 12, 2024 without the purchase of additional public units by the Underwriters.
The Company paid an underwriting discount of $0.03 per public unit to the Underwriters at the closing of the Offering on August 30, 2024.
Simultaneously with the closing of the Offering certain
non-managing
investors purchased an aggregate of 2,826,087 Class B ordinary shares from the Company at the price of $1.15 per share. The private placement shares along with the founder shares and shares held by the consultant collectively represent 40% of the outstanding ordinary shares at the completion of the Offering (excluding any shares underlying the private placement warrants further described in Note 5). The private placement proceeds will be used to pay for business, legal and accounting due diligence expenses on acquisition targets and continuing general and administration expenses.
On September 6, 2024, the Company announced that the holders of the Company’s public units may elect to separately trade the securities underlying such public units which commenced on September 11, 2024. Any public units not separated will continue to trade on the Nasdaq under the symbol “GIGGU”. Any underlying ordinary shares and warrants that are separated will trade on the Nasdaq under the symbols “GIG,” and “GIGGW”, respectively.
Note 5. Related Party Transactions
Founder Shares
During the period from May 8, 2024 (date of inception) to May 31, 2024, the Sponsor purchased 17,000,000 Class B ordinary shares (the “Founder Shares”) for an aggregate purchase price of $100,000, or $0.00588235 per share. Following the May 31, 2024 purchase, the Sponsor surrendered 4,792,754 Class B ordinary shares for no consideration. The Founder Shares are identical to the Class A ordinary shares included in the public units sold in the Offering except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below. The Sponsor agreed to forfeit up to 2,000,000 Founder Shares to the extent that the over-allotment option is not exercised in full or in part by the Underwriters. As the Underwriters did not exercise the over-allotment option prior to its expiration, the Sponsor forfeited 2,000,000 Founder Shares on October 25, 2024, such that the Sponsor, the consultant and non-managing
investors own 40% of the Company’s issued and outstanding Class A and Class B ordinary shares after the Offering.
Private Placement Warrant
Simultaneously with the closing of the Offering, the Sponsor purchased warrants to purchase an aggregate of 3,719,000 Class A ordinary shares at a price of $0.01561 per warrant. The private placement warrants will only be exercisable for whole Class A ordinary shares at $11.50 per share. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination. No fractional shares will be issued upon exercise of the private placement warrants. If, upon exercise of the private placement warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares to be issued to the private placement warrant holder. Each private placement warrant will become exercisable on the later of 30 days after the consummation of the

Company’s initial Business Combination or 12 months from the closing of the Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the
21-month
period allotted to complete the initial Business Combination, the private placement warrants will expire at the end of such period. If the Company is unable to deliver registered ordinary shares to the holder upon exercise of the private placement warrants during the exercise period, there will be no net cash settlement of these private placement warrants and the private placement warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the private placement warrant agreement. Once the private placement warrants become exercisable, the Company may redeem the outstanding private placement warrants in whole and not in part at a price of $0.01 per private placement warrant upon a minimum of 30 days’ prior written notice of redemption, only if the private placement warrants have been transferred and in the event that the last sale price of the Company’s ordinary shares equals or exceeds
 $18.00 per share for any 20 trading days within the
30-trading
day period ending on the third trading day before the Company sends the notice of redemption to the private placement warrant holders.
The Company’s Sponsor has agreed not to transfer, assign or sell any of their respective Founder Shares, private placement warrants, ordinary shares or other securities underlying such private placement warrants that they may hold until the date that is (i) in the case of the Founder Shares, the earlier of (A) 6 months after the date of the consummation of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, (x) the date on which the last sale price of the Company’s Class A ordinary shares equals or exceeds $11.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 90 days after the Company’s initial Business Combination, or (y) the date on which the Company consummates a liquidation, merger, share exchange or other similar transaction after the Company’s initial Business Combination which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the private placement warrants and ordinary shares or other securities underlying such private placement warrants, until 30 days after the completion of the Company’s initial Business Combination.
If the Company does not complete a Business Combination, then a portion of the proceeds from the sale of the private placement warrants will be part of the liquidating distribution to the public shareholders.
Registration Rights
The Company’s initial shareholders and their permitted transferees are entitled to registration rights pursuant to a registration rights agreement signed on August 28, 2024. These holders will be entitled to make up to two demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the proposed registration rights agreement.
Administrative Services Agreement and Other Agreements
The Company has agreed to pay $30,000 a month for office space, administrative services and secretarial support to an affiliate of the Sponsor, GigManagement, LLC. Services commenced on August 28, 2024, the date the securities were first listed on the Nasdaq, and will terminate upon the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.
Convertible Working Capital Loan
On January 30, 2026, the Company entered into a convertible loan with its Sponsor for a principal amount of $148,000. The convertible loan was received to provide the Company with additional working capital and was not deposited into the Trust Account. The convertible loan bears no interest and is convertible at the Sponsor’s election upon the consummation of the initial Business Combination. Upon such election, the convertible loan will convert, at a price of $10.00 per unit, into an aggregate of 14,800 units consisting of 14,800 shares of Domesticated GigCapital7 Common Stock and warrants to purchase 14,800 shares of Domesticated GigCapital7 Common Stock with an exercise price of $11.50 per share. The Company expects the convertible loan to be settled upon completion of a Business Combination, which is currently estimated to occur by the end of May 2026. The Company has relied upon Section 4(a)(2) of the Securities Act, in connection with the issuance and sale of the convertible loan, as it was issued to a sophisticated investor without a view to distribution and was not issued through any general solicitation or advertisement.
Note 6. Shareholders’ Equity (Deficit)
Preferred Shares
The Company is authorized to issue 1,000,000 preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of March 31, 2026 and December 31, 2025, there were no preferred shares issued and outstanding.
Class A Ordinary Shares
The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of March 31, 2026 and December 31, 2025, there were 20,000,000 Class A ordinary shares subject to possible redemption issued and outstanding.
Class B Ordinary Shares
The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. At formation on May 8, 2024, the Sponsor acquired one Class B ordinary share for a purchase price of $0.0001. Subsequently on May 31, 2024, the Sponsor purchased 16,999,999 Class B ordinary shares for an aggregate purchase price of $100,000, or $0.00588235 per share, of which 2,000,000 Class B ordinary shares were forfeited on October 25, 2024 following the Underwriters’ decision not to exercise the over-allotment option. On May 31, 2024, July 29, 2024 and August 28, 2024, the Sponsor surrendered 300,000, 659,417 and 3,833,337 Class B ordinary shares, respectively, for no consideration. On June 6, 2024, the Company issued 300,000 Class B ordinary shares to a consultant for consulting services in connection with the Offering for a purchase price of $0.01 per share, or an aggregate purchase price of $3,000. As of March 31, 2026 and December 31, 2025, there were 13,333,333 Class B ordinary shares issued and outstanding.
Warrants (Public Warrants and Private Placement Warrants)
Warrants will be exercisable for $11.50 per share, and the exercise price and number of warrant shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation of the Company. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s Board of Directors, and in the case of any such issuance to the Company’s Sponsor or its affiliates, without taking into account any Founder Shares held by it prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 65% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of its initial Business Combination (net of redemptions), and (z) the volume weighted-average trading price of the Company’s public shares during the 20 trading-day
period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market

Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional Class A ordinary shares or equity-linked securities.
Each warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption. However, if the Company does not complete its initial Business Combination on or prior to the
21-month
period allotted to complete the initial Business Combination, the warrants will expire at the end of such period. If the Company is unable to deliver registered Class A ordinary shares to the holder upon exercise of the warrants during the exercise period, there will be no net cash settlement of these warrants and the warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the warrants become exercisable, the Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s Class A ordinary shares equals or exceeds $18.00 per share for any 20 trading days within the
30-trading
day period ending on the third trading day before the Company sends the notice of redemption to the warrant holders.
Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination, for the registration of the Class A ordinary shares issuable upon exercise of the public warrants and private placement warrants.
As of March 31, 2026 and December 31, 2025, there were 23,719,000 warrants outstanding.
Note 7. Fair Value Instruments
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3: Unobservable inputs which are supported by little or no market activity and which are significant to the fair value of the assets or liabilities.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of March 31, 2026 and December 31, 2025, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description:	Level	March 31, 2026	December 31, 2025
Assets:
Cash and marketable securities held in Trust Account	1	$213,506,528	$211,637,310

Liabilities:
Derivative liability	3	$15,706	$—

Warrant liability	2	$1,182,642	$1,524,790

The marketable securities held in the Trust Account are considered trading securities as they are generally used with the objective of generating profits on short-term differences in price and therefore, any realized and unrealized gains and losses are recorded in the condensed consolidated statements of operations and comprehensive income (loss) for the period presented.
The derivative liability was valued using the Black-Scholes option pricing model. The estimated fair value of the derivative liability was based on the following inputs at issuance and as of March 31, 2026:

	Upon Issuance	As of March 31, 2026
Unit price	$11.12	$11.00
Expected term	0.33	0.17
Volatility	56%	7%
Risk free interest rate	3.69%	3.72%
Exercise price	$10.0	$10.0
Dividend yield	0%	0%
The following table presents information about the change in fair value of the Company’s Level 3 derivative liability during the three months ended March 31, 2026.

March 31, 2026
Fair value beginning of period	$30,449
Change in fair value	(14,743)

Fair value—end of period	$15,706

The Company has determined that the private placement warrants are subject to treatment as a liability, as the transfer of the warrants to anyone other than the purchasers or their permitted transferees would result in these warrants having substantially the same terms as the public warrants. After the public warrants started trading separately, the Company determined that the fair value of each private placement warrant approximates the fair value of a public warrant. Accordingly, the private placement warrants are valued upon observable data and are classified as Level 2 financial instruments.
Note 8. Subsequent Event
On April 16, 2026, the Company amended the convertible loan from its Sponsor for a revised principal amount of $293,000 (“amended convertible loan”). The amended convertible loan was received to provide the Company with additional working capital and was not deposited into the Trust Account. The amended convertible loan is convertible at the Sponsor’s election upon the consummation of the initial Business

Combination. Upon such election, the amended convertible loan will convert, at a price of $10.00 per unit, into an aggregate of 29,300 units consisting of 29,300 shares of Domesticated GigCapital7 Common Stock and warrants to purchase 29,300 shares of Domesticated GigCapital7 Common Stock with an exercise price of $11.50 per share. The Company has relied upon Section 4(a)(2) of the Securities Act, in connection with the issuance and sale of the amended convertible loan, as it was issued to a sophisticated investor without a view to distribution and was not issued through any general solicitation or advertisement.
On May 1, 2026, the Company entered into separate agreements (each, a
“Non-Redemption
Agreement”, and together, the
“Non-Redemption
Agreements”) with certain of the Company’s public stockholders (each, individually, a “Public Stockholder”, and together, the “Public Stockholders”) eligible to redeem their respective public shares at the upcoming extraordinary general meeting of the shareholders of the Company (the “Meeting”) to approve the Business Combination.
Pursuant to the
Non-Redemption
Agreements, the Public Stockholders that have entered into the
Non-Redemption
Agreements have agreed not to exercise redemption rights with respect to their respective public shares in connection with the Business Combination, and to waive all redemption rights with respect to the aggregate number of 1,800,000 public shares (the
“Non-Redemption
Shares”), provided that no Public Stockholder is required to hold a number of public shares in excess of 9.99% if the total number of public shares outstanding The
Non-Redemption
Shares held but the Public Stockholders will not be subject to any other transfer restrictions than those described in the
Non-Redemption
Agreements. The Public Stockholders will have no obligation to hold the
Non-Redemption
Shares beyond the redemption deadline, after which such shares will be freely tradeable without restrictive legends.
In the event that the Company enters one or more other
non-redemption
agreements in connection with the Business Combination (“Other Agreements”), the Company has agreed that the terms of such Other Agreements will not be materially more favorable to such other investors than the terms of the
Non-Redemption
Agreements are in respect of the Public Stockholders. In the event that another investor is afforded any such more favorable terms than the Public Stockholders, the Company has agreed to promptly inform the Public Stockholders of such more favorable terms in writing, and the Public Stockholders will then have the right to elect to have such more favorable terms included in each Public Stockholder’s respective
Non-Redemption
Agreement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and
Stockholders of Hadron Energy, Inc.:
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Hadron Energy, Inc. (the “Company”) as of December 31, 2025 and 2024, and the related statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2025 and the period from July 8, 2024 (inception) through December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the year ended December 31, 2025 and the period from July 8, 2024 (inception) through December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.
Substantial Doubt About the Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations since inception and anticipates losses from operations in the foreseeable future, has experienced negative cash flows from operating activities since inception, and has an accumulated deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2025.
San Francisco, California
March 11, 2026

HADRON ENERGY, INC.
BALANCE SHEETS

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash	$1,757,241	$17,276
Prepaid expenses	333,403	—
Due from stockholder	—	24,614
Total current assets	2,090,644	41,890
Property and equipment, net	37,364	4,688
Operating lease right-of-use assets, net	81,607	—
Other assets	6,006	—
Deferred transaction costs	1,874,924	—
Total assets	$4,090,545	$46,578
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$97,937	$—
Accrued expenses	17,383,394	70,725
Operating lease liabilities, current portion	37,731	—
Total current liabilities	17,519,062	70,725
Operating lease liabilities, net of current portion	12,499	—
Simple Agreements for Future Equity (SAFEs)	46,358,393	566,404
Total liabilities	63,889,954	637,129
Commitments and contingencies (Note 10)
Stockholders’ deficit
Common stock, $0.0001 par value, 2,000,000 shares authorized as of December 31, 2025 and 2024; 921,354 and 900,104 shares issued and outstanding as of December 31, 2025 and 2024, respectively	255	250
Additional paid-in capital	12,568,471	2,755
Accumulated deficit	(72,368,135)	(593,556)
Total stockholders’ deficit	(59,799,409)	(590,551)
Total liabilities and stockholders’ deficit	$4,090,545	$46,578
The accompanying notes are an integral part of these financial statements.

HADRON ENERGY, INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31, 2025	Period from July 8, 2024 (inception) to December 31, 2024
Operating expenses
General and administrative, including related parties of $146,500 and $15,000, respectively (Note 9)	$19,329,987	$194,100
Research and development, including related parties of $54,336 and $0, respectively (Note 9)	550,971	—
Stock-based compensation	12,565,721	2,755
Depreciation	6,411	297
Total operating expenses	32,453,090	197,152
Loss from operations	(32,453,090)	(197,152)
Other loss
Change in fair value of Simple Agreements for Future Equity	(39,321,489)	(396,404)
Total other loss	(39,321,489)	(396,404)
Loss before income taxes	(71,774,579)	(593,556)
Provision for income taxes	—	—
Net loss and comprehensive loss	$(71,774,579)	$(593,556)
Net loss per share:
Basic and diluted - common stock	$(78.53)	$(1.87)
Weighted-average shares outstanding basic and diluted—common stock	914,000	317,047
The accompanying notes are an integral part of these financial statements.

HADRON ENERGY INC.
STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Member’s Equity	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total
		Shares	Amount
Balance at July 8, 2024 (date of inception)	$—	—	$—	$—	$—	$—
Member contribution	250	—	—	—	—	250
Net loss - LLC	(442,000)	—	—	—	—	(442,000)
Conversion to C Corp	441,750	900,000	250	—	(442,000)	—
Net loss - C Corp	—	—	—	—	(151,556)	(151,556)
Stock-based compensation	—	—	—	2,755	—	2,755
Vesting of restricted shares	—	104	—	—	—	—

Balance at December 31, 2024	$—	900,104	$250	$2,755	$(593,556)	$(590,551)

Net loss	—	—	—	—	(71,774,579)	(71,774,579)
Stock-based compensation	—	—	—	12,565,721	—	12,565,721
Vesting of restricted shares	—	21,250	5	(5)	—	—

Balance at December 31, 2025	$—	921,354	$255	$12,568,471	$(72,368,135)	$(59,799,409)

The accompanying notes are an integral part of these financial statements.

HADRON ENERGY INC.
STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2025	Period from July 8, 2024 (inception) to December 31, 2024
Cash flows from operating activities
Net loss	$(71,774,579)	$(593,556)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,411	297
Expected loss on legal settlement	16,345,000	—
Amortization of operating lease right-of-use assets	52,825	—
Change in fair value of Simple Agreements for Future Equity	39,321,489	396,404
Stock-based compensation	12,565,721	2,755
Change in operating assets and liabilities:
Prepaid expenses	(333,403)	—
Due from stockholder	24,614	(24,614)
Operating lease right-of-use assets and liabilities	(84,202)	—
Other assets	(6,006)	—
Accounts payable	97,937	—
Accrued expenses	(72,082)	70,725
Net cash used in operating activities	(3,856,275)	(147,989)
Cash flows from investing activities
Purchases of property and equipment	(39,087)	(4,985)
Net cash used in investing activities	(39,087)	(4,985)
Cash flows from financing activities
Proceeds from issuance of Simple Agreements for Future Equity	6,470,500	170,000
Proceeds from member contribution	—	250
Payment of deferred transaction costs	(835,173)	—
Net cash provided by financing activities	5,635,327	170,250
Net increase in cash	1,739,965	17,276
Cash - beginning of the period	17,276	—
Cash - end of the period	$1,757,241	$17,276
Supplemental schedule of non-cash transactions
Right-of-use assets obtained in exchange for lease liabilities	$134,432	$—
Deferred transaction costs included in accrued expenses and accounts payable	$1,039,751	$—
The accompanying notes are an integral part of these financial statements.

HADRON ENERGY, INC.
NOTES TO FINANCIAL STATEMENTS
1. ORGANIZATION
Hadron Energy, Inc. (the Company) was formed on July 8, 2024 as Hadron Energy LLC, a California limited liability company (“LLC”). On October 30, 2024, the sole member of LLC converted its entire interest in LLC into Hadron Energy, Inc., a Delaware Corporation (the “Company”), in exchange for 900,000 shares of common stock of the Company. The Company is developing a maximally standardized, factory-fabricated 10 megawatt pressurized light-water micro modular reactor based on Generation III+ technology. Designed for deployment at most U.S. sites with minimal site-specific requirements, each reactor is customized to meet the power demands of data centers, industrial sites, and remote applications.
Liquidity and Going Concern
The Company’s financial statements have been prepared on a basis which assumes that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. At December 31, 2025, the Company had cash of $1,757,241 and accumulated deficit of $72,368,135; and for the year ended December 31, 2025, a net loss of $71,774,579 and negative cash flows from operations of $3,856,275. The Company’s ability to continue as a going concern depends on its ability to obtain financial support through debt and equity transactions to fund the needs of the business, and ultimately to generate profitable operations. These financial statements do not reflect any adjustments or reclassifications of assets and liabilities which would be necessary if the Company were unable to continue as a going concern. Since inception, the Company has incurred and expects to continue to incur net losses and negative operating cash flows. Management expects that future operating losses and negative operating cash flows may increase from historical levels because of additional costs and expenses related to the development of technology and the development of market and strategic relationships with other businesses. The Company’s continued existence is dependent upon its ability to obtain additional sources of funding to support, through debt and equity transactions, its ongoing operations. There is no assurance that the Company will be able to secure funding under favorable terms. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.
On September 27, 2025, GigCapital7 Corp., a Cayman Islands exempted company (“GigCapital7”), entered into a Business Combination Agreement (the “Business Combination Agreement”), dated as of September 27, 2025, by and among GigCapital7, MMR Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of GigCapital7 (“Merger Sub”), and the Company, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (such transactions, together with the Merger, the “Business Combination”). The Business Combination will be accounted for as a reverse recapitalization.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). References to ASC and ASU included herein refer to the Accounting Standards Codification and Accounting Standards Update established by the Financial Accounting Standards Board (“FASB”) as the source of authoritative U.S. GAAP.
Use of Accounting Estimates
The preparation of financial statements in conformity with GAAP requires management to make certain estimates, judgments and assumptions. The Company believes that the estimates, judgments and assumptions made when accounting for items and matters such as, but not limited to Simple Agreements for Future Equity agreements (SAFEs), stock-based compensation, valuation of the Company’s common stock, and contingencies, are reasonable based on information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements, as well as amounts reported on the statements of operations and comprehensive loss during the period presented. These estimates and assumptions may change as new events occur, and additional information is obtained. As a result, actual results could differ materially from these estimates and assumptions.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.
Property and Equipment, Net
All additions are recorded at cost. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost of the assets and the related accumulated depreciation is derecognized with any gain or loss recorded in the year of disposition. Depreciation is based on the estimated useful lives of the assets using the straight-line method. Furniture is depreciated over useful lives of three to seven years, and computer equipment is depreciated over three years.
Deferred Transaction Costs
The Company capitalizes deferred transaction costs, which primarily consist of incremental legal fees, accounting fees and other fees directly attributable to the anticipated Business Combination which will be accounted for as a reverse recapitalization. Reverse recapitalization transactions are viewed as the issuance of equity by the accounting acquirer for the cash of the Special Purpose Acquisition Company (“SPAC”). Accordingly, the direct and incremental transaction costs related to the de-SPAC
transaction are treated as reduction of the SPAC’s cash proceeds and deducted from additional paid-in
capital. The deferred transaction costs will be reclassified to additional paid-in
capital upon closing. As of December 31, 2025, deferred transaction costs of $1,874,924 were capitalized in connection with the Business Combination on the balance sheet. No deferred transaction costs were recorded as of December 31, 2024.
Fair Value of Financial Instruments
The Company measures certain financial assets and liabilities at fair value. Fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the Company uses a three-level hierarchy, which prioritizes fair value measurements based on the types of inputs used for the various valuation techniques (market approach, income approach and cost approach). The levels of hierarchy are described below:

•	Level 1 - Quoted prices in active markets for identical instruments.

•
Level 2 - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

•	Level 3 - Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.
The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. Financial assets and liabilities are classified in their entirety based on the most stringent level of input that is significant to the fair value measurement. The carrying amount of certain financial instruments, including prepaid expenses, due from

F-
45

stockholder, other assets, deferred transaction costs, accounts payable, and accrued expenses approximate their fair value due to their short maturities. The fair value of the Company’s SAFEs liability was determined using level 3 fair value determination methods. Refer to Note 5 for additional details.
Leases
The Company has lease arrangements for its corporate offices and a Company vehicle. In accordance with ASC 842,
Leases
, the Company determines if an arrangement is a lease at inception by evaluating whether the arrangement conveys the right-of-use
(“ROU”) to an identified asset and whether the Company obtains substantially all of the economic benefits from and has the ability to direct the use of the asset. Leases are recorded as an operating lease right-of-use
assets and operating lease liabilities on the balance sheets. Leases with an initial term of 12 months or less are not recorded on the balance sheets. Lease ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the expected lease term, including options to extend the lease when it is reasonably certain that the Company will exercise that option. The Company uses the discount rate implicit in the lease unless that rate cannot be readily determined. In that case, the Company uses its estimated incremental borrowing rate, which is the rate of interest that the Company would have to pay to borrow on a collateralized basis an amount equal to the lease payments over the expected lease term. Operating lease expense for lease payments is recognized on a straight-line basis over the expected lease term. There were no finance leases as of December 31, 2025 and 2024.
Simple Agreements for Future Equity
The Company accounts for its SAFEs as a liability stated at fair value in accordance with ASC Topic 480:
Distinguishing Liabilities from Equity
. SAFEs are subject to revaluation at the end of each reporting period, with changes in fair value recognized in the consolidated statements of operations and comprehensive loss. There was no event that triggered the SAFEs to convert into equity securities during the year ended December 31, 2025 and the period from July 8, 2024 (inception) to December 31, 2024. Refer to Note 5 for additional details.
General and Administrative
General and administrative (“G&A”) expenses consist primarily of personnel-related expenses for executives, human resources, finance and other G&A employees, including salary, professional services costs and facility and overhead costs.
Research and Development
Research and development (“R&D”) expenses represents costs incurred for technology development and regulatory support for the development of the factory light-water micro modular reactor. The R&D expenses consist of: employee-related expenses, including salaries, benefits, payroll taxes, travel, for personnel in R&D functions; expenses related to technology development; and facilities, overhead, and other expenses. All research and development costs related to product development are expensed as incurred.
Stock-Based Compensation
Stock-based compensation is measured using a fair value-based method for all equity-based awards. The cost of awarded equity instruments is recognized based on each instrument’s grant-date fair value over the period during which the award vests. The Company recognizes stock-based compensation expense for awards ratably over the requisite service period. For awards subject to time-based vesting conditions, the service period is generally the vesting period.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded when it is “more likely-than-not”
that deferred tax assets will not be realized. On a regular basis, the Company evaluates the recoverability of deferred tax assets and the need for a valuation allowance. Such evaluations involve the application of significant judgment. The Company considers multiple factors in its evaluation of the need for a valuation allowance. The Company’s net deferred tax assets consist of assets related to net operating losses.
Until an appropriate level of profitability is attained, the Company expects to maintain a full valuation allowance on its deferred tax assets. Any tax benefits or tax expense recorded on its statements of operations will be offset with a corresponding valuation allowance until such time that the Company changes its determination related to the realization of deferred tax assets. In the event that the Company changes its determination as to the amount of deferred tax assets that can be realized, the Company will adjust its valuation allowance with a corresponding impact to the provision for income taxes in the period in which such a determination is made. For uncertain tax positions that meet a “more likely-than-not”
threshold, the Company recognizes the benefit of uncertain tax positions in the financial statements.
The Company’s practice is to recognize interest and penalties, if any, related to uncertain tax positions in income tax expense in the accompanying statements of operations and comprehensive loss. The Company’s 2024 tax returns remain subject to examination by taxing jurisdictions. At December 31, 2025 and 2024, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying financial statements.
Net Loss Per Share
The Company’s basic net loss per share of common stock is computed based on the average number of outstanding shares of common stock for the period, by dividing the net loss by the weighted-average number of shares of common stock outstanding for the period, without consideration for potential dilutive securities. Diluted net loss per share of common stock is computed by dividing net loss by the weighted-average number of shares of common stock and common share equivalents of potentially dilutive securities outstanding for the period. Potentially dilutive securities include common stock equivalents comprised of unvested shares of restricted stock purchase agreements and expected shares from SAFE notes. Since the Company was in a net loss position for the period presented, basic net loss per share of common stock is the same as diluted net loss per share of common stock since the effects of potentially dilutive securities are antidilutive.
The following table sets forth the outstanding potentially dilutive securities that have been excluded in the calculation of diluted net loss per common share because doing so would be anti-dilutive (in common stock equivalent shares):

	Year Ended December 31, 2025	Period from July 8, 2024 (inception) to December 31, 2024
Unvested shares of restricted stock purchase agreements	21,146	2,396
Expected shares from SAFE notes	55,149	17,956
Total potentially dilutive securities	76,295	20,352

Segment Information
The Company has determined that its Chief Executive Officer (“CEO”), is its chief operating decision maker (“CODM”). The CODM reviews financial information presented for purposes of assessing performance and making decisions on how to allocate resources at the overall Company level. The Company views its operations and manages its business as a single reportable segment with a single operating segment. During the year ended December 31, 2025 and for the period from July 8, 2024 (inception) to December 31, 2024, the CODM made decisions on resource allocation, assessed performance of the business and monitoring actual results using net loss, which is provided in the accompanying statements of operations and comprehensive loss. When evaluating how to allocate resources, the CODM primarily focuses on contract labor and legal fees which are the significant expenses within the results of operations. Contract labor costs and legal fees were $380,926 and $261,491, respectively, for the year ended December 31, 2025 and contract labor costs and legal fees were $36,300 and $66,806, respectively, for the period from July 8, 2024 (inception) to December 31, 2024, which are included in general and administrative expenses in the accompanying statements of operations and comprehensive loss.
Recently Issued Accounting Pronouncements
The Company considers the applicability and impact of all ASUs issued by the FASB.
In October 2023, FASB issued ASU
2023-06,
Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative
. This ASU amends the ASC to incorporate certain disclosure requirements from SEC Release
No. 33-10532,
Disclosure Update and Simplification
that was issued in 2018. The effective date for each amendment will be the date on which the SEC’s removal of that related disclosure from Regulation
S-X
or Regulation
S-K
becomes effective, with early adoption prohibited. For entities subject to the SEC’s existing disclosure requirements and for entities required to file or furnish financial statements with or to the SEC in preparation for the sale of or for purposes of issuing securities that are not subject to contractual restrictions on transfer, the effective date for each amendment will be the date on which the SEC’s removal of that related disclosure from Regulation
S-X
or Regulation
S-K
becomes effective, with early adoption prohibited. For all other entities, the amendments will be effective two years later. The Company is evaluating the effect that ASU
2023-06
will have on its financial statements and related disclosures.
In December 2023, the FASB issued ASU
No. 2023-09,
Income Taxes
(Topic 740):
Improvements to Income Tax Disclosures
, which requires entities to provide additional information in the rate reconciliation and additional disaggregated disclosures about income taxes paid. This guidance requires public entities to disclose in their rate reconciliation table additional categories of information about federal, state, and foreign income taxes and to provide more details about the reconciling items in some categories if the items meet a quantitative threshold. The ASU is effective for annual periods beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU
2023-09
effective January 1, 2025 and included additional disclosures in Note 8. The adoption of this standard did not have a material impact on the Company’s financial statements.
In January 2025, the FASB issued ASU
2025-01,
Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic
220-40):
Clarifying the Effective Date
. ASU
2025-01
clarifies the effective date for ASU
2024-03
(
Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures
), ensuring public business entities adopt it initially in annual reporting periods (not interim) for non-calendar
year-end
entities. ASU
2024-03
requires disclosure on an annual and interim basis, in the notes to the financial statements, of disaggregated information about specific categories underlying certain income statement expense line items. The effective dates of ASU
2025-01
align with ASU
2024-03:
annual periods beginning after December 15, 2026, and interim periods beginning after December 15, 2027. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.
In May 2025, the FASB issued ASU
No. 2025-03,
Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity (“ASU
2025-03”)
.

ASU
2025-03
changes how companies determine the accounting acquirer in certain business combinations involving variable interest entities. The new guidance requires considering the factors used for other acquisition transactions to assess which party is the accounting acquirer. ASU
2025-03
is effective for the Company’s annual reporting periods beginning on January 1, 2027. Early adoption is permitted. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.
In May 2025, the FASB issued ASU
No. 2025-04,
Compensation—Stock Compensation (Topic 718) and Revenue from Contracts With Customers (Topic 606): Clarifications to Share-Based Consideration Payable to a Customer (“ASU
2025-04”)
. ASU
2025-04
revises the definition of a performance condition, eliminates the forfeiture policy election for service conditions, and clarifies that the variable consideration constraint in ASC Topic 606 does not apply to share-based consideration payable to customers. The new guidance requires entities to consistently account for share-based awards granted to customers by clarifying the treatment of vesting conditions and ensuring alignment with ASC Topic 606 and ASC Topic 718: Compensation-Stock Compensation. ASU
2025-04
is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.
In December 2025, the FASB issued ASU
No. 2025-10,
Government Grants (Topic 832): Accounting for Government Grants Received by Business Entities.
ASU
2025-10
establishes the accounting for a government grant received by a business entity, including guidance for (1) a grant related to an asset and (2) a grant related to income. The ASU is effective for annual periods beginning after December 15, 2028, and interim reporting periods within those annual reporting periods, with early adoption permitted. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.
The Company believes, based on its preliminary assessment, that any other recently issued, but not yet adopted, accounting pronouncements will not have a material impact on the Company’s financial statements or related disclosures, or do not apply to the Company.
3. ACCRUED EXPENSES
Accrued expenses was as follows at December 31, 2025 and 2024:

	December 31, 2025	December 31, 2024
Legal fees	$957,751	$53,966
Credit card obligations	2,657	11,759
Accrued compensation	77,950	—
Other	36	5,000
Accrued legal settlement	16,345,000	—
	$17,383,394	$70,725
4. PROPERTY AND EQUIPMENT, NET
Property and equipment was as follows at December 31, 2025 and 2024:

	December 31, 2025	December 31, 2024
Furniture	$15,857	$4,985
Computer equipment	28,215	—
	44,072	4,985
Accumulated depreciation	(6,708)	(297)
	$37,364	$4,688

Depreciation expense for the year ended December 31, 2025 and the period from July 8, 2024 (inception) to December 31, 2024 was $6,411 and $297, respectively.
5. SIMPLE AGREEMENTS FOR FUTURE EQUITY (SAFEs)
During the year ended December 31, 2025 and the period from July 8, 2024 (inception) to December 31, 2024, the Company issued instruments referred to as SAFEs as its primary source of funding. Pursuant the terms of the SAFEs, upon a qualified future equity financing involving preferred shares, the SAFEs will settle into a number of preferred shares equal to the greater of (i) the number of shares of standard preferred stock (“Standard Preferred Stock”) equal to the purchase price divided by the lowest price per share of the Standard Preferred Stock, or (ii) the number of shares of SAFE preferred stock (“SAFE Preferred Stock”) divided by a discounted price to the price investors pay to purchase the standard preferred shares in the financing (with such discounted price calculated by reference to a valuation cap) (“Cap Price”).
Upon the occurrence of a change of control, a direct listing or an initial public offering (described as a “liquidity event”) (other than a qualified financing), the investors have the option to receive either (i) cash payment equal to the invested amount under such SAFE, or (ii) a number of shares of common stock equal to the invested amount divided by the liquidity price set forth in the applicable SAFE agreement. If a dissolution event occurs prior to the termination of the SAFEs, the investors would be entitled to receive a portion of the related proceeds equal to the purchase amount (or the amount received for the SAFE).
The Company determined that the SAFEs should be accounted for at fair value as a liability under ASC 480
Distinguishing Liabilities from Equity
, as they are potentially settled in a variable number of shares based on future valuation, lack substantive equity characteristics, and are potentially redeemable in cash or other assets under certain conditions. Because they are classified as liabilities, the SAFEs are adjusted to fair value at each reporting date. The fair value of the Company’s SAFEs were based on significant inputs not observable in the market, which cause the instrument to be classified as a Level 3 measurement within the fair value hierarchy. The SAFEs are valued using the market approach for intangible asset method, which considers among other things, comparable transactions, relevant market multiples, asset characteristics, transaction type, market conditions and qualitative comparable normalization.
The fair value of the SAFEs issued during the year was determined based on the following significant unobservable inputs:

Financing scenario	10.0% - 20%
Liquidity event scenario	80% - 90.0%
Project term to projected financing date (in years)	0.41 - 0.50
Project term to projected liquidity event date (in years)	0.16 - 0.34
Discount rate	43.3% - 45.0%
Risk-free rate (continuous)	3.6% - 3.9%
Volatility	98.0% - 104.0%
The following table presents a reconciliation of the liabilities, measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the year ended December 31, 2025:

Balance at December 31, 2024	$566,404
SAFEs issued during the year	6,470,500
Change in fair value during the year	39,321,489
Balance at December 31, 2025	$46,358,393
As of December 31, 2025 and 2024, the estimated fair value of the SAFEs was $46,358,393 and $566,404, respectively. The change in fair value during the year ended December 31, 2025 reflected in the above table, is included in other loss in the accompanying statements of operations and comprehensive loss.

6. LEASES
The Company has an operating lease for a vehicle entered into in February 2025 and expires in January 2028. Under the terms of the lease, base rent is $1,058 per month. There is no renewal options associated with the lease.
The Company has an operating lease for office space in Redwood City, California which was entered into in June 2025 and expires in June 2026. Under the terms of the lease, base rent is $6,006 per month. There is no renewal options associated with the lease.
Operating lease costs for the year ended December 31, 2025 was $62,441. Cash payments included in the measurement of operating lease liabilities for the year ended December 31, 2025 was $93,819. There were no operating lease costs or cash payments included in the measurement of operation lease liabilities in the period from July 8, 2024 (inception) to December 31, 2024. The weighted-average remaining lease term as of December 31, 2025 was 1.16 years. The weighted-average discount rate during the year ended December 31, 2025 was 20.42%.
The Company utilizes the rate implicit in the lease or the estimated incremental borrowing rate at the commencement of the lease in determining the present value of future payments.
Variable lease expense includes rental increases that are not fixed, such as those based on amounts paid to the lessor based on cost or consumption, such as maintenance and utilities. Operating lease costs are included in general and administrative expenses in the statements of operations and comprehensive loss.
Maturities of the operating lease liabilities are summarized as follows as of December 31, 2025:

2026	$42,724
2027	12,694
2028	1,552
Minimum lease payments	56,970
Less: imputed interest	(6,740)
Present value of operating lease liabilities	$50,230
Current portion	$37,731
Noncurrent portion	12,499
Total operating lease liabilities	$50,230
7. STOCKHOLDER’S DEFICIT
Common Stock
Pursuant to the certificate of incorporation dated October 30, 2024, the Company was authorized to issue 2,000,000 shares of common stock par value of $0.0001 per share. The holders of common stock have one vote for each share of common stock held of record by such holder as of the applicable record date. The Company’s founder contributed $250 upon the formation of Hadron Energy, LLC on July 8, 2024. On October 30, 2024, 900,000 shares of common stock were issued to the Company’s founder in exchange for his sole member interest in Hadron Energy, LLC.
Stock Based Compensation
On October 30, 2024, the Company adopted the Hadron Energy, Inc. 2024 Equity Incentive Plan (the “Plan”) whereby employees, officers, directors and consultants of the Company and its affiliates and others performing services to the Company may be given an opportunity to acquire up to 100,000 shares of common stock in the form of options and restricted stock purchase agreements (“RSPAs”). The exercise price, vesting and expiry date is determined for each grant by the Company’s Board of Directors.

On December 22, 2025, the Board of Directors approved an amendment to the Plan to increase the number of shares authorized for issuance under the Plan. The maximum aggregate number of shares of common stock that the Company may award under the Plan is 160,000. The term of the Plan is 10 years.
Restricted Stock Purchase Awards
The Company issued restricted shares of its common stock under RSPAs to grantees. The grantees were given the right to purchase the shares at a discounted purchase price, with restrictions lapsing over vesting periods ranging from zero to sixty months. For RSPAs with a discounted purchase price, the compensation to the employee is the difference between the fair market value of the Company’s stock and the discounted price paid in accordance with ASC 718,
Compensation-Stock Compensation
. This total compensation cost is then amortized to expense over the grantee’s vesting period. As no observable market price per share is available for the Company’s common stock, the Company uses a reasonable valuation method to estimate the current fair value per share of its common stock.
On December 31, 2025, the Company canceled 33,500 shares of previously issued and unvested RSPAs to certain individuals and did not issue any replacement awards. For RSPAs that had vested as of that date, those shares continue to be considered outstanding as of their respective vesting date. For RSPAs canceled without the concurrent grant or offer of a replacement award or other valuation consideration, the cancellation was accounted for as a settlement for no consideration. Accordingly, previously unrecognized compensation cost of $10,834,542 was recognized upon cancellation and included in stock-based compensation in the statements of operations and comprehensive loss for the year ended December 31, 2025.
The following table summarizes the RSPAs activity during the year ended December 31, 2025:

	Shares	Weighted Average Grant Date Fair Value Per Share
Unvested at December 31, 2024	2,396	$29.14
Granted	173,500	403.23
Forfeited	(100,000)	485.33
Cancelled	(33,500)	332.53
Vested	(21,250)	29.05
Unvested at December 31, 2025	21,146	$460.61
As of December 31, 2025, total unrecognized compensation cost related to RSPAs was $8,931,104, which is expected to be recognized over a weighted average period of 3.7 years. The weighted average grant date fair values per share of RSPAs granted during the period from January 1, 2025 to December 31, 2025 was $403.23 per share. The weighted average grant date fair values of RSPAs that vested during the period from January 1, 2025 to December 31, 2025 was $29.05 per share.
The Company recognized stock-based compensation of $12,565,721 for the year ended December 31, 2025, of which $10,049,570 related to research and development and $2,516,151 related to general and administrative. The Company recognized stock-based compensation expense of $2,755 for the period from July 8, 2024 (inception) to December 31, 2024, which related to general and administrative.
Stock Options
No stock options were granted during the year ended December 31, 2025 or the period from July 8, 2024 (inception) to December 31, 2024.

8. INCOME TAXES
The Company’s loss before income taxes for the year ended December 31, 2025 and period from July 8, 2024 (inception) to December 31, 2024 was $71,774,579 and $593,556, respectively.
The provision for income taxes consisted of the following:

	Year Ended December 31, 2025	Period from July 8, 2024 (inception) to December 31, 2024
Current
Federal	$—	$—
State	—	—
Total current provision	—	—
Deferred
Federal	4,260,400	28,475
State	1,416,298	9,265
Change in valuation allowance	(5,676,698)	(37,740)
Total deferred provision	—	—
Total provision for income taxes	$—	$—
Deferred income tax reflects the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.
The Company adopted ASU
2023-09,
Income Taxes (Topic 740): Improvements To Income Tax Disclosures
on a retrospective basis beginning with the year ended December 31, 2025. The following table presents required disclosure pursuant to ASU
2023-09
and reconciles the Company’s U.S. federal statutory tax amount and rate to its actual effective amount as follows:

	Year Ended December 31, 2025		Period from July 8, 2024 (inception) to December 31, 2024
Tax, computed at the federal statutory rate	$(15,072,662)	21.0%	$(124,647)	21.0%
Permanent benefit item - fair value adjustment of SAFEs	8,257,513	(11.5%)	83,245	(14.0%)
Other nondeductible items	215,602	(0.3%)	1,595	(0.3%)
Other items	2,339,146	(3.3%)	2,067	(0.3%)
Change in valuation allowance	4,260,401	(5.9%)	37,740	(6.4%)
Benefit from income taxes	$—	0.0%	$—	0.0%
The Company made no income tax payments for the years ended December 31, 2025 and the period from July 8, 2024 (inception) through December 31, 2024.

The significant components of the Company’s deferred income tax assets were as follows:

	Year Ended December 31, 2025	Period from July 8, 2024 (inception) to December 31, 2024
Deferred tax assets:
Net operating losses	$924,093	$36,969
Stock based compensation	226,224	771
Deferred lease liability	14,056	—
Legal settlement accrual	4,573,919	—
Other	9	—
Total deferred tax assets	5,738,301	37,740
Less valuation allowance	(5,714,438)	(37,740)
Total deferred tax assets	23,863	—
Deferred tax liabilities
Right-of-use assets	(22,837)	—
Property and equipment	(1,026)	—
Total deferred tax liabilities	(23,863)	—
Net deferred tax assets	$—	$—
The Company has evaluated the available positive and negative evidence supporting the realization of its gross deferred tax assets, including its cumulative losses, and the amount and timing of future taxable income, and has determined it is more likely than not that historical U.S. federal and state deferred tax assets will not be realized. Accordingly, the Company recorded a valuation allowance as of December 31, 2025 and 2024 against these deferred tax assets. The Company recorded a change in valuation allowance for the year ended December 31, 2025 and the period from July 8, 2024 (inception) to December 31, 2024 of $5,676,698 and $37,740, respectively.
As of December 31, 2025 and 2024, the Company continues to provide a valuation allowance against federal and state deferred tax assets that are not expected to be realizable. The Company continues to evaluate the realizability of deferred tax assets and the related valuation allowance. If the Company’s assessment of the deferred tax assets or the corresponding valuation allowance were to change, the Company would record the related adjustment to income tax expense (benefit) during the period in which the determination is made. Accordingly, the U.S. net deferred tax assets have been fully reduced by the valuation allowance at December 31, 2025 and 2024.
As of December 31, 2025 and 2024, the Company had federal net operating loss (“NOL”) carryforwards of approximately $3,302,204 and $132,897, respectively, which do not expire federal tax purposes. As of December 31, 2025 and 2024, the Company had state NOL carryforwards of approximately $3,302,447 and $129,966, respectively, which will begin to expire in 2044 for state tax purposes.
ASC
740-10,
Accounting for Uncertainty in Income Taxes
, prescribes a comprehensive model for the recognition, measurement, presentation and disclosure in the financial statements for any uncertain tax positions that have been taken or expected to be taken on a tax return. As of December 31, 2025 and 2024, the Company had no unrecognized tax benefits. No amounts, outside of valuation allowance, would impact the effective tax rate on continuing operations.
On July 4, 2025, the One Big Beautiful Bill (“OBBB”) was signed into law, making permanent several provisions of the Tax Cuts and Jobs Act of 2017 and introducing additional reforms to U.S. tax law. Although enacted after the close of fiscal year 2024, certain provisions of the OBBB were retroactively effective or materially influenced tax planning and accounting estimates during the year. Management has evaluated the retroactive and prospective effects of the OBBB and concluded that the bill did not result in a material change to the Company’s effective tax rate for 2024. However, the legislation is expected to influence future tax planning, entity structuring, and investment decisions.
All tax returns will remain open for examination by the federal and state taxing authorities for three and four years, respectively, from the date of utilization of any net operating loss carryforwards.
9. RELATED PARTY TRANSACTIONS
Due from stockholder
As of December 31, 2025 and 2024, there was a due from stockholder of $0 and $24,614, respectively. These amounts consisted of cash advances made by the company to their primary stockholder and Chief Executive Officer for certain living and personal expenses. These advances were originally expected to be settled through cash repayments to the Company during 2026, however in December 2025, the Company revised its arrangement with respect to the advances and included the total advances to date in a discretionary compensation award to the stockholder. The discretionary award was approved by Management and all applicable payroll taxes were remitted to the applicable authorities.
Reimbursement of costs
The Company has entered into SAFEs (Note 5) and RSPAs (Note 7) with certain individuals, who have also provided services to the Company. The Company incurred costs related to contract labor of $200,836 for the year ended December 31, 2025 and $15,000 for the period from July 8, 2024 (inception) to December 31, 2024 to these individuals, which is included in general and administrative and research and development expenses in the accompanying statements of operations and comprehensive loss.
10. COMMITMENTS AND CONTINGENCIES
From time to time, the Company may be involved in litigation relating to claims or assessments arising out of its operations in the normal course of business. The Company records a provision for a liability when it believes that it is both probable that a liability has been incurred and the amount can be reasonably estimated. Significant judgment is required to determine both probability and the estimated amount. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued.
The Company is engaged in an ongoing legal matter with a former employee related to their departure in December 2025. The Company expects to incur a settlement cost of $16,345,000 to resolve the dispute, which was deemed probable and estimable, and has recognized this amount as an expense within general and administrative expenses on the statements of operations and comprehensive loss for the year ended December 31, 2025. The proposed settlement includes $100,000 of cash with the remaining amount to be settled in stock upon final resolution of the legal matter.
Other than the above, management is not aware of any other legal proceedings or adverse outcome of which, in management’s opinion, individually or in the aggregate, could have a material adverse effect on the Company’s results of operations, financial position or cash flows.
11. SUBSEQUENT EVENTS
The Company has evaluated all events or transactions that occurred after December 31, 2025 through March 11, 2026, which is the date that the financial statements were available to be issued. During this period, there were no material subsequent events requiring disclosure except as follows:
Subsequent to December 31, 2025, the Company received gross proceeds associated with SAFE equity financings of $1,365,000.

HADRON ENERGY, INC.
CONDENSED BALANCE SHEETS
(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash	$2,129,451	$1,757,241
Prepaid expenses and other current assets	81,134	333,403

Total current assets	2,210,585	2,090,644
Property and equipment, net	35,419	37,364
Operating lease right-of-use assets, net	60,611	81,607
Other assets	—	6,006
Deferred transaction costs	2,290,926	1,874,924

Total assets	$4,597,541	$4,090,545

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,832,384	$97,937
Accrued expenses	11,908,228	17,383,394
Operating lease liabilities, current portion	20,946	37,731

Total current liabilities	13,761,558	17,519,062
Operating lease liabilities	10,023	12,499
Simple Agreements for Future Equity	34,524,160	46,358,393

Total liabilities	48,295,741	63,889,954

Commitments and contingencies (Note 10)
Stockholders’ deficit:
Common stock: $0.0001 par value; 2,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 924,167 and 921,354 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	255	255
Additional paid-in capital	15,302,584	12,568,471
Accumulated deficit	(59,001,039)	(72,368,135)

Total stockholders’ deficit	(43,698,200)	(59,799,409)

Total liabilities and stockholders’ deficit	$4,597,541	$4,090,545

The accompanying notes are an integral part of these unaudited condensed financial statements.

HADRON ENERGY, INC.
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three months ended March 31,
	2026	2025
Operating expenses
General and administrative, including related parties of $1,946 and $22,749, respectively (Note 9)	$1,562,910	$148,877
Research and development, including related parties of $0 and $3,400, respectively (Note 9)	442,807	6,322
Stock-based compensation	2,734,113	9,013
Depreciation	1,945	178
Change in fair value of legal settlement liability	(4,689,638)	—

Total operating expenses	52,137	164,390

Loss from operations	(52,137)	(164,390)
Other income (loss)
Change in fair value of Simple Agreements for Future Equity	13,419,233	(55,961)

Total other income (loss)	13,419,233	(55,961)

Income (loss) before provision for income taxes	13,367,096	(220,351)
Provision for income taxes	—	—

Net income (loss) and comprehensive income (loss)	$13,367,096	$(220,351)
Undistributed earnings allocated to participating securities	(257,544)	—

Net income (loss) attributable to common shareholders	$13,109,552	$(220,351)

Net income (loss) per share:
Net income (loss) per share—Basic	$14.23	$(0.24)
Weighted average shares outstanding—Basic	921,519	900,213
Net loss per share—Diluted	$(0.30)	$(0.24)
Weighted average shares outstanding—Diluted	985,863	900,213
The accompanying notes are an integral part of these unaudited condensed financial statements.

HADRON ENERGY, INC.
CONDENSED STATEMENTS OF STOCKHOLDERS’ DEFICIT
(Unaudited)
Three months Ended March 31, 2026

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balances as of December 31, 2025	921,354	$255	$12,568,471	$(72,368,135)	$(59,799,409)
Net income	—	—	—	13,367,096	13,367,096
Stock-based compensation	—	—	2,734,113	—	2,734,113
Vesting of restricted shares	2,813	—	—	—	—

Balances as of March 31, 2026	924,167	$255	$15,302,584	$(59,001,039)	$(43,698,200)

Three months Ended March 31, 2025

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balances as of December 31, 2024	900,104	$250	$2,755	$(593,556)	$(590,551)
Net loss	—	—	—	(220,351)	(220,351)
Stock based compensation	—	—	9,013	—	9,013
Vesting of restricted shares	313	1	(1)	—	—

Balances as of March 31, 2025	900,417	$251	$11,767	$(813,907)	$(801,889)

The accompanying notes are an integral part of these unaudited condensed financial statements.

HADRON ENERGY, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income (loss)	$13,367,096	$(220,351)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	1,945	178
Change in fair value of legal settlement liability	(4,689,638)	—
Noncash operating lease expense	20,996	3,350
Change in fair value of Simple Agreements for Future Equity	(13,419,233)	55,961
Stock-based compensation	2,734,113	9,013
Changes in operating assets and liabilities:
Prepaid expenses	252,269	(18,023)
Due from stockholder	—	(19,305)
Operating lease right-of-use assets and liabilities	(19,261)	(42,935)
Other assets	6,006	—
Accounts payable	1,318,445	—
Accrued expenses	(785,528)	21,501

Net cash used in operating activities	(1,212,790)	(210,611)

Cash flows from financing activities
Proceeds from issuance of Simple Agreements for Future Equity	1,585,000	307,000

Net cash provided by financing activities	1,585,000	307,000

Net increase in cash	372,210	96,389
Cash—beginning of period	1,757,241	17,276

Cash—end of period	$2,129,451	$113,665

Supplemental schedule of non-cash transactions
Right-of-use assets obtained in exchange for lease liabilities	$—	$68,914
Deferred transaction costs included in accounts payable	$416,002	$—
The accompanying notes are an integral part of these unaudited condensed financial statements.

HADRON ENERGY, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)
1. ORGANIZATION
Hadron Energy, Inc. (“the Company”) was formed on July 8, 2024 as Hadron Energy LLC, a California limited liability company (“the LLC”). On October 30, 2024, the sole member of the LLC converted its entire interest in the LLC into the Company as a Delaware Corporation, in exchange for 900,000 shares of common stock of the Company. The Company is developing a maximally standardized, factory-fabricated 10 megawatt pressurized light-water micro modular reactor based on Generation III+ technology. Designed for deployment at most U.S. sites with minimal site-specific requirements, each reactor is customized to meet the power demands of data centers, industrial sites, and remote applications.
Liquidity and Going Concern
The Company’s condensed financial statements have been prepared on a basis which assumes that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of March 31, 2026, the Company had cash of $2,129,451 and accumulated deficit of $59,001,039; and for the three months ended March 31, 2026, a loss from operations of $52,137 and negative cash flows from operations of $1,212,790. The Company’s ability to continue as a going concern depends on its ability to obtain financial support through debt and equity transactions to fund the needs of the business, and ultimately to generate profitable operations. These condensed financial statements do not reflect any adjustments or reclassifications of assets and liabilities which would be necessary if the Company were unable to continue as a going concern. Since inception, except for the three months ended March 31, 2026, the Company has incurred and expects to continue to incur net losses and negative operating cash flows. Management expects that future operating losses and negative operating cash flows may increase from historical levels because of additional costs and expenses related to the development of technology and the development of market and strategic relationships with other businesses. The Company’s continued existence is dependent upon its ability to obtain additional sources of funding to support, through debt and equity transactions, its ongoing operations. There is no assurance that the Company will be able to secure funding under favorable terms. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.
On September 27, 2025, GigCapital7 Corp., a Cayman Islands exempted company (“GigCapital7”), entered into a Business Combination Agreement (the “Business Combination Agreement”), dated as of September 27, 2025, by and among GigCapital7, MMR Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of GigCapital7 (“Merger Sub”), and the Company. Pursuant to the Business Combination Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (such transactions, together with the Merger, the “Business Combination”). On December 12, 2025, the parties entered into a first amendment to the Business Combination Agreement (the “First Amendment”), pursuant to which the parties expanded the size of the post-Closing Board of Directors to eight (8) members. On April 16, 2026, the parties entered into a second amendment to the Business Combination Agreement (the “Second Amendment”), pursuant to which the parties amend the Business Combination Agreement to (a) adjust the valuation of the Company and (b) extend the Outside Date. On May 7, 2026, the Company and the shareholders of GigCapital7 approved the business combination contemplated by the Business Combination Agreement, and as amended. On May 22, 2026, the Business Combination was consummated and is accounted for as a reverse capitalization.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial reporting and the rules and regulations of the Securities and Exchange Commission (“SEC”). References to ASC and ASU included herein refer to the Accounting Standards Codification and Accounting Standards Update established by the Financial Accounting Standards Board (“FASB”) as the source of authoritative GAAP.
In management’s opinion, the unaudited interim condensed financial statements have been prepared on the same basis as the fiscal year 2025 audited financial statements. They include all adjustments, consisting of only normal recurring adjustments, necessary for the fair statement of the Company’s financial position as of March 31, 2026, and its results of operations and cash flows for the three months ended March 31, 2026. The results for the three months ended March 31, 2026 are not necessarily indicative of the results expected for the year or any other periods. The condensed balance sheet as of December 31, 2025 has been derived from the Company’s audited financial statements.
Use of Accounting Estimates
The preparation of interim condensed financial statements in conformity with GAAP requires management to make certain estimates, judgments and assumptions. The Company believes that the estimates, judgments and assumptions made when accounting for items and matters such as, but not limited to Simple Agreements for Future Equity agreements (“SAFEs”), stock-based compensation, valuation of the Company’s common stock, and loss contingencies including estimated legal settlement, are reasonable based on information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the interim condensed financial statements, as well as amounts reported on the condensed statements of operations and comprehensive income (loss) during the periods presented. These estimates and assumptions may change as new events occur, and additional information is obtained. As a result, actual results could differ materially from these estimates and assumptions.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.
Property and Equipment, Net
All additions are recorded at cost. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost of the assets and the related accumulated depreciation is derecognized with any gain or loss recorded in the year of disposition. Depreciation is based on the estimated useful lives of the assets using the straight-line method. Furniture is depreciated over useful lives of three to seven years, and computer equipment is depreciated over three years.
Deferred Transaction Costs
The Company capitalizes deferred transaction costs, which primarily consist of incremental legal fees, accounting fees and other fees directly attributable to the anticipated Business Combination which will be accounted for as a reverse recapitalization. Reverse recapitalization transactions are viewed as the issuance of equity by the accounting acquirer for the cash of the Special Purpose Acquisition Company (“SPAC”). Accordingly, the direct and incremental transaction costs related to the de-SPAC
transaction are treated as reduction of the SPAC’s cash proceeds and deducted from additional paid-in
capital. The deferred transaction costs will be reclassified to additional paid-in
capital upon closing. As of March 31, 2026 and December 31, 2025, deferred transaction costs of $2,290,926 and $1,874,924, respectively, were capitalized in connection with the B usin
ess Combination on the balance sheet.

Fair Value of Financial Instruments
The Company measures certain financial assets and liabilities at fair value. Fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the Company uses a three-level hierarchy, which prioritizes fair value measurements based on the types of inputs used for the various valuation techniques (market approach, income approach and cost approach). The levels of hierarchy are described below:

•	Level 1—Quoted prices in active markets for identical instruments.

•
Level 2—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

•	Level 3—Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.
The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. Financial assets and liabilities are classified in their entirety based on the most stringent level of input that is significant to the fair value measurement. The carrying amount of certain financial instruments, including prepaid expenses and other current assets, other assets, deferred transaction costs, accounts payable, and accrued expenses approximate their fair value due to their short maturities. The fair value of the Company’s SAFEs liability and legal settlement were determined using level 3 fair value determination methods. Refer to Note 5 for additional details.
Leases
The Company has lease arrangements for its corporate offices and a Company vehicle. In accordance with ASC 842,
Leases
, the Company determines if an arrangement is a lease at inception by evaluating whether the arrangement conveys the right-of-use
(“ROU”) to an identified asset and whether the Company obtains substantially all of the economic benefits from and has the ability to direct the use of the asset. Leases are recorded as an operating lease right-of-use
assets and operating lease liabilities on the balance sheets. Leases with an initial term of 12 months or less are not recorded on the balance sheets. Lease ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the expected lease term, including options to extend the lease when it is reasonably certain that the Company will exercise that option. The Company uses the discount rate implicit in the lease unless that rate cannot be readily determined. In that case, the Company uses its estimated incremental borrowing rate, which is the rate of interest that the Company would have to pay to borrow on a collateralized basis an amount equal to the lease payments over the expected lease term. Operating lease expense for lease payments is recognized on a straight-line basis over the expected lease term. There were no finance leases as of March 31, 2026 and December 31, 2025.
Simple Agreements for Future Equity
The Company accounts for its SAFEs as a liability stated at fair value in accordance with ASC Topic 480:
Distinguishing Liabilities from Equity
. SAFEs are subject to revaluation at the end of each reporting period, with changes in fair value recognized in the statements of operations and comprehensive income (loss). There was no event that triggered the SAFEs to convert into equity securities during the three months ended March 31, 2026 and 2025. Refer to Note 5 for additional details.

General and Administrative
General and administrative (“G&A”) expenses consist primarily of personnel-related expenses for executives, human resources, finance and other G&A employees, including salary, professional services costs and facility and overhead costs.
Research and Development
Research and development (“R&D”) expenses represents costs incurred for technology development and regulatory support for the development of the factory light-water micro modular reactor. The R&D expenses consist of: employee-related expenses, including salaries, benefits, payroll taxes, travel, for personnel in R&D functions; expenses related to technology development; and facilities, overhead, and other expenses. All research and development costs related to product development are expensed as incurred.
Stock-Based Compensation
Stock-based compensation is measured using a fair value-based method for all equity-based awards. The cost of awarded equity instruments is recognized based on each instrument’s grant-date fair value over the period during which the award vests. The Company recognizes stock-based compensation expense for awards ratably over the requisite service period. For awards subject to time-based vesting conditions, the service period is generally the vesting period.
Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded when it is “more likely-than-not”
that deferred tax assets will not be realized. On a regular basis, the Company evaluates the recoverability of deferred tax assets and the need for a valuation allowance. Such evaluations involve the application of significant judgment. The Company considers multiple factors in its evaluation of the need for a valuation allowance. The Company’s net deferred tax assets consist of assets related to net operating losses.
Until an appropriate level of profitability is attained, the Company expects to maintain a full valuation allowance on its deferred tax assets. Any tax benefits or tax expense recorded on its statements of operations will be offset with a corresponding valuation allowance until such time that the Company changes its determination related to the realization of deferred tax assets. In the event that the Company changes its determination as to the amount of deferred tax assets that can be realized, the Company will adjust its valuation allowance with a corresponding impact to the provision for income taxes in the period in which such a determination is made. For uncertain tax positions that meet a “more likely-than-not”
threshold, the Company recognizes the benefit of uncertain tax positions in the financial statements.
The Company’s practice is to recognize interest and penalties, if any, related to uncertain tax positions in income tax expense in the accompanying statements of operations and comprehensive income (loss). The prior year tax returns remain subject to examination by taxing jurisdictions. At March 31, 2026 and 2025, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying financial statements.
Net Income (Loss) Per Share
The Company’s basic net income (loss) per share of common stock is computed based upon the weighted average number of shares of common stock outstanding for the period. Diluted loss per share includes the effect, if any, from potential conversion of securities, such as the issuance of shares of common stock from SAFE notes. Participating securities (unvested share-based payment awards that contain non-forfeitable
rights to dividends or dividend equivalents) are included in the computation of net income (loss) per share, pursuant to the two-class
method. The Company’s participating securities consist solely of unvested restricted stock awards, which have contractual participation rights equivalent to those of stockholders of unrestricted common stock. The two-class
method of computing earnings per share is an allocation method that calculates earnings per share for common stock and participating securities. During periods of net loss, no effect is given to the participating securities because they do not share in the losses of the Company. For any period in which the Company is in a net loss position, basic net loss per share is the same as diluted net loss per share, since the effects of potentially dilutive securities are antidilutive.
The following table sets forth the computation of basic and diluted net income (loss) per common share:

	March 31, 2026	March 31, 2025
Numerator:
Net income (loss)	$13,367,096	$(220,351)
Undistributed earnings allocated to participating securities	(257,544)	—

Net income (loss)—basic	$13,109,552	$(220,351)

Net income (loss)	$13,367,096	$(220,351)
Change in fair value of Simple Agreements for Future Equity	(13,419,233)	—
Undistributed earnings allocated to participating securities	(241,038)	—

Net loss—diluted	$(293,175)	$(220,351)

Denominator:
Denominator for basic net income (loss) per share—common shares outstanding	921,519	900,213
Effect of dilutive securities:
Expected shares from SAFEs	64,344	—

Denominator for diluted net loss per share—common shares outstanding	985,863	900,213

Net income (loss) per share—basic	$14.23	$(0.24)
Net loss per share—diluted	$(0.30)	$(0.24)
The following outstanding potentially dilutive shares have been excluded from the calculation of diluted net income (loss) per share for the periods presented because including them would have been antidilutive (in common stock equivalent shares):

	March 31, 2026	March 31, 2025
Unvested shares of restricted stock purchase agreements	31,833	2,083
Expected shares from SAFE notes	—	22,358

Total potentially dilutive securities	31,833	24,441

Segment Information
The Company has determined that its Chief Executive Officer (“CEO”), is its chief operating decision maker (“CODM”). The CODM reviews financial information presented for purposes of assessing performance and making decisions on how to allocate resources at the overall Company level. The Company views its operations and manages its business as a single reportable segment with a single operating segment. During the three months ended March 31, 2026 and 2025, the CODM made decisions on resource allocation, assessed performance of the business and monitored actual results using net loss, which is provided in the accompanying statements of operations and comprehensive income (loss). When evaluating how to allocate resources, the CODM primarily focuses on contract labor and legal fees which are the significant expenses within the results of operations. Contract labor costs and legal fees were $35,216 and $145,589, respectively, for the three months ended March 31, 2026 and contract labor costs and legal fees were $42,706 and $26,759, respectively, for the three months ended March 31, 2025, which are included in general and administrative expenses in the accompanying condensed statements of operations and comprehensive income (loss).
Recent Accounting Pronouncements
The Company considers the applicability and impact of all ASUs issued by the FASB.
In October 2023, FASB issued ASU
2023-06,
Disclosure Improvements: Codification Amendments in Response to the SEC
’
s Disclosure Update and Simplification Initiative
. This ASU amends the ASC to incorporate certain disclosure requirements from SEC Release
No. 33-10532,
Disclosure Update and Simplification
that was issued in 2018. The effective date for each amendment will be the date on which the SEC’s removal of that related disclosure from Regulation
S-X
or Regulation
S-K
becomes effective, with early adoption prohibited. For entities subject to the SEC’s existing disclosure requirements and for entities required to file or furnish financial statements with or to the SEC in preparation for the sale of or for purposes of issuing securities that are not subject to contractual restrictions on transfer, the effective date for each amendment will be the date on which the SEC’s removal of that related disclosure from Regulation
S-X
or Regulation
S-K
becomes effective, with early adoption prohibited. For all other entities, the amendments will be effective two years later. The Company is evaluating the effect that ASU
2023-06
will have on its financial statements and related disclosures.
In January 2025, the FASB issued ASU
2025-01,
Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic
220-40):
Clarifying the Effective Date
. ASU
2025-01
clarifies the effective date for ASU
2024-03
(
Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures
), ensuring public business entities adopt it initially in annual reporting periods (not interim) for non-calendar
year-end
entities. ASU
2024-03
requires disclosure on an annual and interim basis, in the notes to the financial statements, of disaggregated information about specific categories underlying certain income statement expense line items. The effective dates of ASU
2025-01
align with ASU
2024-03:
annual periods beginning after December 15, 2026, and interim periods beginning after December 15, 2027. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.
In May 2025, the FASB issued ASU
No. 2025-03,
Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity (
“
ASU
2025-03
”
)
. ASU
2025-03
changes how companies determine the accounting acquirer in certain business combinations involving variable interest entities. The new guidance requires considering the factors used for other acquisition transactions to assess which party is the accounting acquirer. ASU
2025-03
is effective for the Company’s annual reporting periods beginning on January 1, 2027. Early adoption is permitted. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.
In May 2025, the FASB issued ASU
No. 2025-04,
Compensation—Stock Compensation (Topic 718) and Revenue from Contracts With Customers (Topic 606): Clarifications to Share-Based Consideration Payable to a

Customer (
“
ASU
2025-04
”
)
. ASU 202504 revises the definition of a performance condition, eliminates the forfeiture policy election for service conditions, and clarifies that the variable consideration constraint in ASC Topic 606 does not apply to share-based consideration payable to customers. The new guidance requires entities to consistently account for share-based awards granted to customers by clarifying the treatment of vesting conditions and ensuring alignment with ASC Topic 606 and ASC Topic 718: Compensation-Stock Compensation. ASU
2025-04
is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.
In December 2025, the FASB issued ASU
No. 2025-10,
Government Grants (Topic 832): Accounting for Government Grants Received by Business Entities.
ASU
2025-10
establishes the accounting for a government grant received by a business entity, including guidance for (1) a grant related to an asset and (2) a grant related to income. The ASU is effective for annual periods beginning after December 15, 2028, and interim reporting periods within those annual reporting periods, with early adoption permitted. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.
In December 2025, the FASB issued ASU
No. 2025-11,
Interim Reporting (Topic 270).
ASU
2025-11
clarifies the interim disclosure requirements, the applicability of Topic 270, the types of interim reporting, and the form and content of interim financial statements in accordance with GAAP. The ASU requires entities to disclose events since the end of the last annual reporting period that have a material impact on the entity. The ASU is effective for interim reporting periods within annual reporting periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.
In December 2025, the FASB issued ASU
No. 2025-12,
Codification Improvements.
ASU
2025-12
represents changes to the Codification that (1) clarify, (2) correct errors, or (3) make minor improvements. The amendments make the Codification easier to understand and apply. The ASU is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods, with early adoption permitted. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.
The Company believes, based on its preliminary assessment, that any other recently issued, but not yet adopted, accounting pronouncements will not have a material impact on the Company’s financial statements or related disclosures, or do not apply to the Company.
3. ACCRUED EXPENSES
Accrued expenses was as follows at March 31, 2026 and December 31, 2025:

	March 31, 2026	December 31, 2025
Legal fees	$50,000	$957,751
Credit card obligations	443	2,657
Accrued compensation	202,387	77,950
Other	36	36
Accrued legal settlement	11,655,362	16,345,000

Total accrued expenses	$11,908,228	$17,383,394

4. PROPERTY AND EQUIPMENT, NET
Property and equipment was as follows at March 31, 2026 and December 31, 2025:

	March 31, 2026	December 31, 2025
Furniture	$15,857	$15,857
Computer equipment	28,215	28,215

	44,072	44,072
Accumulated depreciation	(8,653)	(6,708)

Total property and equipment, net	$35,419	$37,364

Depreciation expense for the three months ended March 31, 2026 and 2025 was $1,945 and $178, respectively
.
5. SIMPLE AGREEMENTS FOR FUTURE EQUITY (SAFEs)
During the three months ended March 31, 2026 and 2025, the Company issued instruments referred to as SAFEs as its primary source of funding. Pursuant the terms of the SAFEs, upon a qualified future equity financing involving preferred shares, the SAFEs will settle into a number of preferred shares equal to the greater of (i) the number of shares of standard preferred stock (“Standard Preferred Stock”) equal to the purchase price divided by the lowest price per share of the Standard Preferred Stock, or (ii) the number of shares of SAFE preferred stock (“SAFE Preferred Stock”) divided by a discounted price to the price investors pay to purchase the standard preferred shares in the financing (with such discounted price calculated by reference to a valuation cap) (“Cap Price”).
Upon the occurrence of a change of control, a direct listing or an initial public offering (described as a “liquidity event”) (other than a qualified financing), the investors have the option to receive either (i) cash payment equal to the invested amount under such SAFE, or (ii) a number of shares of common stock equal to the invested amount divided by the liquidity price set forth in the applicable SAFE agreement. If a dissolution event occurs prior to the termination of the SAFEs, the investors would be entitled to receive a portion of the related proceeds equal to the purchase amount (or the amount received for the SAFE).
The Company determined that the SAFEs should be accounted for at fair value as a liability under ASC 480
Distinguishing Liabilities from Equity
, as they are potentially settled in a variable number of shares based on future valuation, lack substantive equity characteristics, and are potentially redeemable in cash or other assets under certain conditions. Because they are classified as liabilities, the SAFEs are adjusted to fair value at each reporting date. The fair value of the Company’s SAFEs were based on significant inputs not observable in the market, which cause the instrument to be classified as a Level 3 measurement within the fair value hierarchy. The SAFEs are valued using the market approach for intangible asset method, which considers among other things, comparable transactions, relevant market multiples, asset characteristics, transaction type, market conditions and qualitative comparable normalization.
The fair value of the SAFEs issued during the period was determined based on the following significant unobservable inputs:

Financing scenario	10.0%
Liquidity event scenario	90.0%
Project term to projected financing date (in years)	0.42
Project term to projected liquidity event date (in years)	0.12
Discount rate	46.2%
Risk-free rate (continuous)	3.7%
Volatility	86.0%—100.0%

The following table presents a reconciliation of the liabilities, measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the year ended March 31, 2026:

Balance at December 31, 2025	$46,358,393
SAFEs issued during the period	1,585,000
Change in fair value during the period	(13,419,233)

Balance at March 31, 2026	$34,524,160

As of March 31, 2026 and December 31, 2025, the estimated fair value of the SAFEs was $34,524,160 and $46,358,393, respectively. The change in fair value during the three months ended March 31, 2026 reflected in the above table, is included in other income (loss) in the accompanying statements of operations and comprehensive income (loss).
6. LEASES
The Company has an operating lease for a vehicle entered into in February 2025 that expires in January 2028. Under the terms of the lease, base rent is $1,058 per month. There is no renewal options associated with the lease.
The Company has an operating lease for office space in Redwood City, California which was entered into in June 2025 and expires in June 2026. Under the terms of the lease, base rent is $6,006 per month. There is no renewal options associated with the lease.
Operating lease costs for the three months ended March 31, 2026 and 2025 were $22,926 and $4,473, respectively. Cash payments included in the measurement of operating lease liabilities for the three months ended March 31, 2026 were $21,191 and $44,058, respectively. The weighted average remaining lease term as of March 31, 2026 was 1.21 years. The weighted-average discount rate during the three months ended March 31, 2026 was 22.54%.
The Company utilizes the rate implicit in the lease or the estimated incremental borrowing rate at the commencement of the lease in determining the present value of future payments.
Variable lease expense includes rental increases that are not fixed, such as those based on amounts paid to the lessor based on cost or consumption, such as maintenance and utilities. Operating lease costs are included in general and administrative expenses in the statements of operations and comprehensive income (loss).
Maturities of the operating lease liabilities are summarized as follows as of March 31, 2026:

(in thousands)
2026 (remaining nine months)	$21,533
2027	12,694
2028	1,552

Minimum lease payments	35,779
Less: imputed interest	(4,810)

Present value of operating lease liabilities	$30,969

Current portion	$20,946
Noncurrent portion	10,023

Total operating lease liabilities	$30,969

7. STOCKHOLDERS’ DEFICIT
Common Stock
Pursuant to the certificate of incorporation dated October 30, 2024, the Company was authorized to issue 2,000,000 shares of common stock par value of $0.0001 per share. The holders of common stock have one vote for each share of common stock held of record by such holder as of the applicable record date. The Company’s founder contributed $250 upon the formation of Hadron Energy, LLC on July 8, 2024. On October 30, 2024, 900,000 shares of common stock were issued to the Company’s founder in exchange for his sole member interest in Hadron Energy, LLC.
Stock Based Compensation
On October 30, 2024, the Company adopted the Hadron Energy, Inc. 2024 Equity Incentive Plan (the “Plan”) whereby employees, officers, directors and consultants of the Company and its affiliates and others performing services to the Company may be given an opportunity to acquire up to 100,000 shares of common stock in the form of options and restricted stock purchase agreements (“RSPAs”). The exercise price, vesting and expiry date is determined for each grant by the Company’s Board of Directors.
On December 22, 2025, the Board of Directors approved an amendment to the Plan to increase the number of shares authorized for issuance under the Plan. The maximum aggregate number of shares of common stock that the Company may award under the Plan is 160,000. The term of the Plan is 10 years.
Restricted Stock Purchase Awards
The Company issued restricted shares of its common stock under RSPAs to grantees. The grantees were given the right to purchase the shares at a discounted purchase price, with restrictions lapsing over vesting periods ranging from zero to sixty months. For RSPAs with a discounted purchase price, the compensation to the employee is the difference between the fair market value of the Company’s stock and the discounted price paid in accordance with ASC 718,
Compensation-Stock Compensation
. This total compensation cost is then amortized to expense over the grantee’s vesting period. As no observable market price per share is available for the Company’s common stock, the Company uses a reasonable valuation method to estimate the current fair value per share of its common stock.
The following table summarizes the RSPAs activity during the year ended March 31, 2026:

	Number of Shares	Weighted Average Grant Date Fair Value per Share
Unvested as of December 31, 2025	21,146	$460.61
Granted	33,500	$702.63
Cancelled	(20,000)	$485.33
Vested	(2,813)	$627.75

Unvested as of March 31, 2026	31,833	$685.02

As of March 31, 2026, total unrecognized compensation cost related to RSPAs was $20,028,499, which is expected to be recognized over a weighted average period of 3.2 years. The weighted average grant date fair values per share of RSPAs granted during the period from January 1, 2026 to March 31, 2026 was $702.63 per share. The weighted average grant date fair values of RSPAs that vested during the period from January 1, 2026 to March 31, 2026 was $627.75 per share.
The Company recognized stock-based compensation of $2,734,113 for the three months ended March 31, 2026, of which $2,101,935 related to research and development and $632,178 related to general and administrative.

The Company recognized stock-based compensation expense of $9,013 for the three months ended March 31, 2025, which related to research and development.
Stock Options
No stock options were granted during the three months ended March 31, 2026 and 2025.
8. INCOME TAXES
For the three months ended March 31, 2026 and 2025, the Company recorded no provision for income taxes, resulting in an effective tax rate of 0% for each period. This reflects the US federal statutory rate of 21% on pre-tax
loss offset by a full valuation allowance against its net deferred tax assets where it is more likely than not that the deferred tax assets will not be realized. Although the Company generated pretax income during the three months ended March 31, 2026, no income tax expense was recorded due to the existence of a full valuation allowance against the Company’s federal and state deferred tax assets.
ASC
740-10,
Accounting for Uncertainty in Income Taxes
, prescribes a comprehensive model for the recognition, measurement, presentation, and disclosure in the financial statements for any uncertain tax positions that have been taken or expected to be taken on a tax return. As of March 31, 2026 and December 31, 2025, the Company had no unrecognized tax benefits. The amount of unrecognized tax benefits is not expected to significantly change over the next twelve months. No amounts, outside of valuation allowance, would impact the effective tax rate on continuing operations.
On July 4, 2025, the One Big Beautiful Bill (“OBBB”) was signed into law, making permanent several provisions of the Tax Cuts and Jobs Act of 2017 and introducing additional reforms to U.S. tax law. Although enacted after the close of fiscal year 2024, certain provisions of the OBBB were retroactively effective or materially influenced tax planning and accounting estimates during the year. Management has evaluated the retroactive and prospective effects of the OBBB and concluded that the bill did not result in a material change to the Company’s effective tax rate for 2026 and 2025. However, the legislation is expected to influence future tax planning, entity structuring, and investment decisions.
All tax returns will remain open for examination by the federal and state taxing authorities for three and four years, respectively, from the date of utilization of any net operating loss carryforwards.
9. RELATED PARTY TRANSACTIONS
Reimbursement of costs
The Company has entered into SAFEs (Note 5) and RSPAs (Note 7) with certain individuals, who have also provided services to the Company. The Company incurred costs related to contract labor of $1,946 and $26,149 for the three months ended March 31, 2026 and 2025, respectively, to these individuals, which is included in general and administrative and research and development expenses in the accompanying statements of operations and comprehensive income (loss). Additionally, the Company paid $12,000 to a SAFE Note Holder for public relations services (monthly retainer) during the three months ended March 31, 2026, which is included in general and administrative expense in the accompanying condensed statement of operations and comprehensive income (loss).
10. COMMITMENTS AND CONTINGENCIES
From time to time, the Company may be involved in litigation relating to claims or assessments arising out of its operations in the normal course of business. The Company records a provision for a liability when it believes that it is both probable that a liability has been incurred and the amount can be reasonably estimated. Significant judgment is required to determine both probability and the estimated amount. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued.

The Company is engaged in an ongoing legal matter with a former employee related to their departure in December 2025. The Company was expected to incur a settlement cost of $16,345,000 to resolve the dispute, which was deemed probable and estimable and was recognized within general and administrative expenses during the year ended December 31, 2025. The proposed settlement includes $100,000 of cash with the remaining amount to be settled in stock upon final resolution of the legal matter. As of March 31, 2026, the settlement cost to resolve the dispute was estimated to be $11,655,362, resulting in a change in fair value of legal settlement liability of $4,689,638, which was recorded in general and administrative expense in the statements of operations and comprehensive income (loss) for the three months ended March 31, 2026. As of March 31, 2026, the accrued legal settlement of $11,655,362 was recorded in accrued expenses.
Other than the above, management is not aware of any other legal proceedings or adverse outcome of which, in management’s opinion, individually or in the aggregate, could have a material adverse effect on the Company’s results of operations, financial position or cash flows.
11. SUBSEQUENT EVENTS
The Company has evaluated all events or transactions that occurred after March 31, 2026 through May 29, 2026, which is the date that the condensed financial statements were available to be issued. During this period, there were no material subsequent events requiring disclosure except as follows:
Subsequent to March 31, 2026, the Company received gross proceeds associated with SAFE equity financings aggregating approximately $1,710,000.
On April 16, 2026, GigCapital7, Merger Sub, and the Company entered into a second amendment to the Business Combination Agreement (the “Second Amendment”), which amends the Business Combination Agreement to (a) adjust the valuation of the Company and (b) extend the Outside Date. The Second Amendment amends the definition of “Public Company
(Pre-Capital
Raise) Valuation” set forth in Article X of the Business Combination Agreement to mean $
776,599,997
, which has the effect of reducing the Aggregate Merger Consideration to be issued for the securities of the Company to
60,000,000
shares of Domesticated Purchaser Common Stock, which at a nominal value of $
10.00
per share would have a valuation for the Company of $

 million. The Second Amendment also amends Section 8.01(c) of the Business Combination Agreement to replace the date “April 30, 2026” with the date “May 31, 2026.” As a result, all references to the “Outside Date” in the Business Combination Agreement now refer to May 31, 2026.
On May 7, 2026, at the extraordinary general meeting, the Company and the shareholders of GigCapital7 approved the Business Combination contemplated by the Business Combination Agreement, and as amended, including the merger of Merger Sub with and into Hadron, with Hadron surviving the merger, and issuance of common stock of the Company to Hadron equity holders as merger consideration. On May 22, 2026, the Business Combination was consummated. Net proceeds to be received by the Company upon consummation of the Business Combination, after giving effect to 16,834,491 shares tendered for redemption, are approximately $33.9 million. Additionally, a forward stock purchase agreement was entered into for a purchase amount of $5.9 million paid at closing from the cash released from the GigCapital7 trust account.
Upon consummation of the Business Combination, all outstanding historical Hadron Energy equity interests, including common shares, SAFEs, and stock awards, were converted or exchanged into shares of, or rights to acquire shares of, Class A or Class B common stock in the combined company in accordance with the terms of the Business Combination Agreement and the applicable Exchange Ratio.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$68,559.86
Legal fees and expenses	75,000
Accounting fees and expenses	50,000
Miscellaneous	5,000

Total	$198,559.86

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee.

Item 14. Indemnification of Directors and Officers.

Our Charter provides that all of our directors, officers, employees, and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL. Section 145 of the DGCL concerning indemnification of officers, directors, employees, and agents is set forth below.

Section 145. Indemnification of officers, directors, employees, and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our Charter provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our Charter is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our Charter, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our Charter limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our Charter also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.

Notwithstanding the foregoing, a person eligible for indemnification pursuant to our Charter will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification which will be conferred by our Charter is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our Charter or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our Charter may have or hereafter acquire under law, our Charter, our Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our Charter affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Charter also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than those specifically covered by our Charter.

Our Bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those which are set forth in our Charter. In addition, our Bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our Bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust, or other enterprise against any expense, liability, or loss, whether or not we would have the power to indemnify such person against such expense, liability, or loss under the DGCL.

Any repeal or amendment of provisions of our Bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 15. Recent Sales of Unregistered Securities.

Founder Shares

Prior to the GigCapital7 IPO, the Sponsor purchased 10,207,246 Founder Shares for an aggregate purchase price of $100,000, of which the Sponsor retains 9,932,246 following transfers of (i) 100,000 shares to the NY Philharmonic as a charitable contribution, (ii) 175,000 shares to Yield Point on January 21, 2026, for an aggregate purchase price of $148,750 and (iii) 300,000 Founder Shares to a consultant for consulting services in connection with the GigCapital7 IPO for an aggregate purchase price of $3,000.

Private Placement Shares

On August 30, 2024, simultaneously with the closing of GigCapital7’s IPO, GigCapital7 completed the private sale and issuance of an aggregate of 2,826,087 Class B ordinary shares to thirteen groups of institutional investors. The private placement shares were sold at a purchase price of $1.15 per share, for aggregate gross proceeds of approximately $3,250,000.

Private Placement Warrants

On August 30, 2024, simultaneously with the closing of GigCapital7’s IPO, GigCapital7 completed the private sale and issuance of 3,719,000 private placement warrants to the Sponsor. The warrants were sold at a purchase price of $0.01561 per warrant, for aggregate gross proceeds of $58,060.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description

2.1†	Business Combination Agreement, dated as of September 27, 2025, by and among GigCapital7 Corp., MMR Merger Sub, Inc., and Hadron Energy, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on September 29, 2025).

2.2	First Amendment to Business Combination Agreement, dated as of December 12, 2025, by and among GigCapital7 Corp., MMR Merger Sub, Inc., and Hadron Energy, Inc. (incorporated by reference to Exhibit 2.3 to the Registration Statement on Form S-4 filed with the SEC on April 10, 2026).

2.3	Second Amendment to Business Combination Agreement, dated as of April 16, 2026, by and among GigCapital7 Corp., MMR Merger Sub, Inc., and Hadron Energy, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on April 20, 2026).

3.1	Amended and Restated Certificate of Incorporation of Hadron Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on June 1, 2026).

3.2	Amended and Restated Bylaws of Hadron Energy, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on June 1, 2026).

4.1	Warrant Agreement, dated August 28, 2024, by and between the Company and Continental Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on September 3, 2024).

5.1*	Opinion of DLA Piper LLP (US)

10.1	Insider Letter Agreement, dated August 28, 2024, by and among Hadron Energy, Inc., its directors and officers, and GigAcquisitions7 Corp. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on September 3, 2024).

Exhibit No.	Description

10.2	Amended and Restated Registration Rights Agreement, dated May 22, 2026, by and among Hadron Energy, Inc., GigAcquisitions7 Corp. and certain stockholders (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 28, 2026).

10.3#	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 1, 2026).

10.4	Sponsor Support Agreement, dated September 27, 2025, by and among GigCapital7 Corp., GigAcquisitions7 Corp. and Hadron Energy, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on September 29, 2025).

10.5	Lock-Up Agreement, dated May 22, 2026, by and among Hadron Energy, Inc., Hadron Energy Operating Company Inc. and the Lock-Up Parties listed therein (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on May 28, 2026).

10.6	2026 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on June 1, 2026).

10.7	Form of Forward Purchase Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on May 7, 2026)

10.8	Form of Non-Redemption Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 1, 2026)

14*	Code of Business Conduct and Ethics

21.1*	List of Subsidiaries of the Registrant

23.1*	Consent of BPM LLP, independent registered public accounting firm for GigCapital7 Corp.

23.2*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm for Hadron Energy, Inc.

23.3*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24*	Power of Attorney (included on signature page to initial filing of this registration statement)

99.1*	Audit Committee Charter

99.2*	Compensation Committee Charter

99.3*	Nominating and Corporate Governance Committee Charter

101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (as formatted as Inline XBRL and contained in Exhibit 101)

107*	Filing Fee Table

*	Filed herewith.
†

Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is not material and is the type of information that the Registrant treats as private or confidential. The Registrant agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.
#	Indicate management contract or compensatory plan or arrangement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

A. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

B. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D. That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

F. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

G. That every prospectus (i) that is filed pursuant to paragraph (F) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

H. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Redwood City, State of California on June 15, 2026.

HADRON ENERGY, INC.

/s/ Samuel Gibson
Name: Samuel Gibson
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel Gibson his/her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

/s/ Samuel Gibson Samuel Gibson	Chief Executive Officer and Director (Principal Executive Officer)	June 15, 2026

/s/ Rahul Shukla Rahul Shukla	Chief Financial Officer (Principal Financial Officer)	June 15, 2026

/s/ Dr. Avi S. Katz Dr. Avi S. Katz	Executive Chairman of the Board of Directors	June 15, 2026

/s/ Dr. Raluca Dinu Dr. Raluca Dinu	Director	June 15, 2026

/s/ Raanan I. Horowitz Raanan I. Horowitz	Director	June 15, 2026

/s/ Ambassador Adrian Zuckerman Ambassador Adrian Zuckerman	Director	June 15, 2026

/s/ Ralph L. Hunter Ralph L. Hunter	Director	June 15, 2026

/s/ Robert J. Lewis Robert J. Lewis	Director	June 15, 2026

Signature	Position	Date
/s/ Bryan L. Timm Bryan L. Timm	Director	June 15, 2026